    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1997

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              PEOPLES BANCORP INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  OHIO                                      6711                                   31-0987416
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NO.)                    IDENTIFICATION NO.)

                            ------------------------

                               138 PUTNAM STREET
                                  P.O. BOX 738
                              MARIETTA, OHIO 45750
                                 (614) 373-3155
    (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         ------------------------------

                           ROBERT E. EVANS, PRESIDENT
                              PEOPLES BANCORP INC.
                               138 PUTNAM STREET
                                  P.O. BOX 738
                              MARIETTA, OHIO 45750
                                 (614) 373-3155
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                         ------------------------------

                                WITH A COPY TO:

 CHARLES R. HUNSAKER, ESQ.       REBECCA R. JACKSON          NORMAN B. ANTIN, ESQ.
   Peoples Bancorp Inc.          President and Chief        KENNETH B. TABACH, ESQ.
     138 Putnam Street            Executive Officer         Elias, Matz, Tiernan &
       P.O. Box 738             Gateway Bancorp, Inc.           Herrick L.L.P.
   Marietta, Ohio 45750          2717 Louisa Street          734 15th Street, N.W.
      (614) 373-3155           Cattlettsburg, Kentucky      Washington, D.C. 20005
                                        41129                   (202) 347-0300
                                   (606) 739-4126

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

               TITLE OF EACH CLASS                                      PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
               OF SECURITIES TO BE                    AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING     REGISTRATION
                   REGISTERED                        REGISTERED(1)      SHARE OR UNIT(2)        PRICE(2)             FEE(2)
Common Shares, no par value
per share........................................    504,428 shares          $26.35           $13,292,176          $4,027.93

(1) This Registration Statement covers the maximum number of common shares of the Registrant issuable upon consummation of the acquisition of Gateway Bancorp, Inc. ("Gateway") by the Registrant.

(2) Estimated solely for the purpose of calculation of the registration fee. Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, the registration fee is based on the average of the high and low prices of the Gateway Common Stock as reported on The Nasdaq Stock Market's Small-Cap Market on September 25, 1997 ($17.75), and computed based on the maximum number of shares (748,855) that may be exchanged for the securities being registered.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                             GATEWAY BANCORP, INC.
                               2717 LOUISA STREET
                          CATLETTSBURG, KENTUCKY 41129
                                 (606) 739-4126

                                                                          , 1997

Dear Stockholder:

    You are cordially invited to attend a Special Meeting of Stockholders of
Gateway Bancorp, Inc. ("Gateway") on       ,             , 1997 at   :00  .m.,
Eastern Time, at the FIVCO Community Room located at 3000 Louisa Street, Catlettsburg, Kentucky.

    At the Special Meeting, stockholders will be asked to approve the Agreement and Plan of Merger dated as of June 17, 1997, as amended as of September 2, 1997 and a related Plan of Merger (together, the "Merger Agreement"), whereby Gateway will be merged (the "Merger") into Peoples Acquisition Corp. ("PAC"), a newly-formed, wholly-owned subsidiary of Peoples Bancorp Inc. ("Peoples"), with PAC as the surviving corporation operating under the name "Gateway Bancorp, Inc." If the Merger is consummated, each share of common stock of Gateway, par value $.01 per share ("Gateway Common Stock"), outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with applicable law and shares held by Peoples, Gateway or any of their respective subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be converted into and represent the right to receive: (i) $18.75 in cash; (ii) a number of Peoples common shares, no par value (the "Peoples Common Shares"), as determined by applying a formula (the "Exchange Ratio") set forth in the Merger Agreement and based on the average market price of Peoples Common Shares over the 20 trading day period ending five days before the closing date of the Merger (the "Peoples Market Value"), subject to the terms, conditions, limitations and procedures set forth in the Merger Agreement; or (iii) a combination of cash and Peoples Common Shares (the "Merger Consideration"). The Merger Agreement provides that 68% of the aggregate consideration will consist of Peoples Common Shares and 32% will consist of cash. Thus, the actual consideration ultimately received by a stockholder for shares of Gateway Common Stock will depend upon such stockholder's election, the election of other stockholders, as well as the allocation and proration procedure as described in the accompanying materials.

    As a result of the Merger, Gateway will become a wholly-owned subsidiary of Peoples. Approval by Gateway's stockholders of the Merger Agreement is a condition to consummation of the Merger. The terms of the proposed Merger are explained in detail in the accompanying Proxy Statement/Prospectus, which we urge you to read carefully.

    Each stockholder entitled to vote at the Special Meeting will have the right to dissent from the Merger and to obtain payment for the fair value of his shares upon compliance with the applicable provisions of Kentucky law. For a summary of the rights of stockholders of Gateway to dissent, see "The Merger-- Dissenters' Rights" in the attached Proxy Statement/Prospectus and Appendix C thereto.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE MERGER, WHICH THE BOARD BELIEVES IS IN THE BEST INTERESTS OF GATEWAY'S STOCKHOLDERS.

    Enclosed is a Notice of Special Meeting of Stockholders, the Proxy Statement/Prospectus and a proxy card. Your vote is important, regardless of the number of shares you own. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided. If you decide to attend the meeting, you may vote your shares in person whether or not you have previously submitted a proxy. On behalf of the Board, I thank you for your attention to this important matter.

                                          Very truly yours,

                                          Rebecca R. Jackson
                                          President and Chief Executive Officer

                             GATEWAY BANCORP, INC.

                               2717 Louisa Street
                          Catlettsburg, Kentucky 41129
                                 (606) 739-4126

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON       , 1997

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Gateway Bancorp, Inc. ("Gateway") will be held at the FIVCO Community Room located at
3000 Louisa Street, Catlettsburg, Kentucky, on       ,             , 1997 at
      :00 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement/Prospectus:

1. To consider and vote upon the Agreement and Plan of Merger dated as of June 17, 1997, as amended as of September 2, 1997, between Peoples Bancorp, Inc. ("Peoples") and Gateway, and a related Plan of Merger (together, the "Merger Agreement"), pursuant to which (i) Gateway will be merged into Peoples Acquisition Corp. ("PAC"), a newly-formed, wholly-owned subsidiary of Peoples (the "Merger"), with PAC as the surviving corporation of the Merger operating under the name "Gateway Bancorp, Inc." and (ii) each share of common stock of Gateway, par value $.01 per share ("Gateway Common Stock"), outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with applicable law and shares held by Peoples, Gateway or any of their respective subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be converted into and represent the right to receive either: (i) $18.75 in cash; (ii) a number of Peoples common shares, no par value (the "Peoples Common Shares"), as determined by applying a formula (the "Exchange Ratio") set forth in the Merger Agreement and based on the average market price of Peoples Common Shares over the 20 trading day period ending five days prior to the closing date of the Merger (the "Peoples Market Value"), subject to the terms, conditions, limitations and procedures set forth in the Merger Agreement; or (iii) a combination of cash and Peoples Common Shares (the "Merger Consideration"), as described in the Proxy Statement/Prospectus and the Merger Agreement which is attached as Appendix A thereto. The Merger Agreement provides that 68% of the aggregate Merger Consideration will consist of Peoples Common Shares and 32% will consist of cash. Thus, the actual consideration ultimately received by a stockholder for shares of Gateway Common Stock will depend upon such stockholder's election, the election of other stockholders, as well as the allocation and proration procedure as described therein;

2. If necessary, to consider and vote upon a proposal to adjourn the Special Meeting to solicit additional proxies; and

3. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

    Only holders of record of the Gateway Common Stock at the close of business
on             , 1997 are entitled to notice of and to vote at the Special
Meeting and any adjournments thereof.

    Any stockholder entitled to vote at the Special Meeting will have the right to dissent from the Merger and to obtain payment for the fair value of his shares upon compliance with the applicable provisions of Kentucky law. For a summary of the rights of stockholders of Gateway to dissent, see "The Merger-- Dissenters' Rights" in the attached Proxy Statement/Prospectus and Appendix C thereto.

                               BY ORDER OF THE BOARD OF DIRECTORS

                               Hunter E. Clark
                               SECRETARY

Catlettsburg, Kentucky

            , 1997

    YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                PROXY STATEMENT

                                      FOR

            SPECIAL MEETING OF STOCKHOLDERS OF GATEWAY BANCORP, INC.
                        TO BE HELD ON             , 1997

                            ------------------------

                              PEOPLES BANCORP INC.

                                   PROSPECTUS

                                      FOR

                         UP TO 504,428 COMMON SHARES OF
            PEOPLES BANCORP INC. TO BE ISSUED IN CONNECTION WITH THE
          ACQUISITION OF GATEWAY BANCORP, INC. BY PEOPLES BANCORP INC.
                            ------------------------

    This Proxy Statement/Prospectus is being furnished in connection with the solicitation of proxies by the Board of Directors of Gateway Bancorp, Inc. ("Gateway") to be used at a special meeting of its stockholders to be held on
      ,             , 1997 (the "Special Meeting"). The purpose of the Special
Meeting is to consider and vote upon an Agreement and Plan of Merger, dated as of June 17, 1997, as amended as of September 2, 1997, between Peoples Bancorp Inc. ("Peoples") and Gateway, and a related Plan of Merger between Peoples, Peoples Acquisition Corp. ("PAC"), a newly-formed wholly-subsidiary of Peoples, and Gateway (together, the "Merger Agreement"). A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement/Prospectus. At the Special Meeting, stockholders may also be asked to consider a proposal to adjourn the meeting to solicit additional proxies, if necessary.

    In accordance with the terms of the Merger Agreement, upon approval of the Merger Agreement by the stockholders of Gateway and receipt of all requisite regulatory approvals and the satisfaction or waiver of all conditions, Gateway shall be merged into PAC (the "Merger"), with PAC as the surviving corporation of the Merger operating under the name "Gateway Bancorp, Inc." In connection with the Merger, each share of common stock of Gateway, par value $.01 per share (the "Gateway Common Stock"), outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Kentucky law and shares held by Peoples, Gateway or any of their respective subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be converted into and represent the right to receive, at the election of the holder thereof, either: (i) $18.75 in cash, (ii) a number of Peoples common shares, no par value (the "Peoples Common Shares"), as determined by applying a formula (the "Exchange Ratio") set forth in the Merger Agreement and based on the average market price of Peoples Common Shares over the 20 trading day period ending five days prior to the closing date of the Merger (the "Peoples Market Value"), subject to the terms, conditions, limitations and procedures set forth in the Merger Agreement or (iii) a combination of cash and Peoples Common Shares (the "Merger Consideration"). The Merger Agreement provides that 68% of the aggregate Merger Consideration will consist of Peoples Common Shares and 32% will consist of cash. Thus, the actual consideration ultimately received by a stockholder for shares of Gateway Common Stock will depend upon such stockholder's election, the election of other stockholders, as well as the allocation and proration procedure described herein. As a result of the Merger, Gateway will become a wholly-owned subsidiary of Peoples.

    The outstanding Peoples Common Shares are, and the Peoples Common Shares offered hereby will be, included for quotation on The Nasdaq National Market.
The closing price of Peoples Common Shares on             , 1997 was $
per share.

    Peoples has filed a Registration Statement on Form S-4 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering up to 504,428 Peoples Common Shares. In addition to being the Proxy Statement for the Special Meeting, this document constitutes a prospectus of Peoples with respect to the Peoples Common Shares to be issued in connection with the Merger.

    GATEWAY STOCK CERTIFICATES SHOULD NOT BE RETURNED TO GATEWAY WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED UNTIL AFTER RECEIPT OF A LETTER OF TRANSMITTAL, WHICH WILL BE PROVIDED TO GATEWAY STOCKHOLDERS PROMPTLY FOLLOWING CONSUMMATION OF THE MERGER.

    This Proxy Statement/Prospectus does not cover resales of Peoples Common Shares following consummation of the Merger, and no person may make use of this Proxy Statement/Prospectus in connection with any such resale.

    This Proxy Statement/Prospectus and the accompanying form of proxy are first
being mailed to stockholders of Gateway on or about             , 1997.

    All information contained in this Proxy Statement/Prospectus relating to Peoples and its subsidiaries has been supplied by Peoples, and all information contained in this Proxy Statement/Prospectus relating to Gateway and its subsidiaries has been supplied by Gateway.
                            ------------------------

    THE PEOPLES COMMON SHARES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION ("COMMISSION") OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE PEOPLES COMMON SHARES OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF ANY DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                            ------------------------

       The date of this Proxy Statement/Prospectus is             , 1997.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                             -----------
AVAILABLE INFORMATION......................................................................................           6
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................           6
SUMMARY....................................................................................................           8
 The Parties to the Merger.................................................................................           8
 The Stockholder Meeting...................................................................................          10
 Merger Consideration and Election, Allocation and Proration Procedures....................................          11
 Opinion of Financial Advisor..............................................................................          14
 Recommendation of the Board of Directors of Gateway.......................................................          14
 Stockholders Agreement....................................................................................          14
 Effective Time of the Merger; Termination of the Merger Agreement.........................................          15
 Conditions to the Merger..................................................................................          15
 Dissenters' Rights........................................................................................          15
 Certain Federal Income Tax Consequences...................................................................          15
 Accounting Treatment of the Merger........................................................................          16
 Interest of Certain Persons in the Merger.................................................................          16
 Unaudited Pro Forma Condensed Combined Summary Financial Information......................................          16
COMPARATIVE PER SHARE DATA.................................................................................          18
COMPARATIVE MARKET PRICES..................................................................................          19
PEOPLES SELECTED CONSOLIDATED FINANCIAL INFORMATION........................................................          20
GATEWAY SELECTED CONSOLIDATED FINANCIAL INFORMATION........................................................          22
STOCKHOLDER MEETING........................................................................................          24
 Special Meeting of Gateway Stockholders...................................................................          24
 Costs.....................................................................................................          25
THE MERGER.................................................................................................          25
 General...................................................................................................          25
 Background of and Reasons for the Merger..................................................................          25
 Opinion of Financial Advisor..............................................................................          27
 Merger Consideration and Election, Allocation and Proration...............................................          30
 Conditions to the Merger..................................................................................          34
 Procedures for Exchange of Gateway Stock Certificates.....................................................          36
 Regulatory Approvals......................................................................................          37
 Business Pending the Merger...............................................................................          37
 Acquisition Proposals.....................................................................................          38
 Representations and Warranties............................................................................          38
 Effective Time of the Merger; Termination and Amendment...................................................          39
 Interests of Certain Persons in the Merger................................................................          40
 Resale Considerations With Respect to the Peoples Common Shares...........................................          42
 Certain Federal Income Tax Consequences...................................................................          42
 Accounting Treatment of the Merger........................................................................          43
 Dissenters' Rights........................................................................................          44
 Expenses of the Merger....................................................................................          45
 Stockholders Agreement....................................................................................          46
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)..........................................          47
ADJOURNMENT OF SPECIAL MEETING.............................................................................          53
OWNERSHIP OF GATEWAY COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF GATEWAY...................          54
GATEWAY MANAGEMENT INFORMATION.............................................................................          55

                                                                                                                PAGE
                                                                                                             -----------
GATEWAY MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..............          58
 General...................................................................................................          58
 Changes in Financial Condition............................................................................          58
 Comparison of Operating Results for the Six Months Ended June 30, 1997 and June 30, 1996..................          63
 Comparison of Operating Results for the Years Ended December 31, 1996 and December 31, 1995...............          64
 Comparison of Operating Results for the Years Ended December 31, 1995 and December 31, 1994...............          65
 Asset and Liability Management............................................................................          66
 Liquidity and Capital Resources...........................................................................          67
 Recapitalization of SAIF..................................................................................          68
 Recent Accounting Pronouncements..........................................................................          69
 Impact of Inflation and Changing Prices...................................................................          69
BUSINESS OF GATEWAY........................................................................................          70
 Lending Activities........................................................................................          70
 Asset Quality.............................................................................................          74
 Mortgage-Backed Securities and Investment Securities......................................................          77
 Sources of Funds..........................................................................................          80
 Subsidiaries..............................................................................................          82
 Competition...............................................................................................          83
 Offices...................................................................................................          83
REGULATION AND SUPERVISION OF GATEWAY......................................................................          84
DESCRIPTION OF PEOPLES COMMON SHARES.......................................................................          93
 General...................................................................................................          93
 Voting Rights.............................................................................................          93
 Nomination Procedures; Number of Directors; Classified Board of Directors; Removal of Directors...........          93
 Pre-Emptive Rights........................................................................................          94
 Repurchases...............................................................................................          94
 Dividend Rights...........................................................................................          94
 Liquidation Rights........................................................................................          95
COMPARISON OF RIGHTS OF HOLDERS OF PEOPLES COMMON SHARES AND HOLDERS OF GATEWAY COMMON STOCK...............          95
 General...................................................................................................          95
 Authorized Capital Stock..................................................................................          95
 Issuance of Capital Stock.................................................................................          96
 Board of Directors........................................................................................          96
 Voting Rights.............................................................................................          98
 Payment of Dividends......................................................................................          98
 Special Meetings of Shareholders..........................................................................          99
 Shareholder Action Without a Meeting......................................................................          99
 Pre-Emptive Rights........................................................................................          99
 Mergers and Consolidations................................................................................          99
 Other Corporate Transactions..............................................................................         100
 Amendment of Articles.....................................................................................         101
 Antitakeover Statutes.....................................................................................         101
 Director and Officer Liability and Indemnification........................................................         103
STOCKHOLDER PROPOSALS......................................................................................         106
LEGAL OPINIONS.............................................................................................         106

                                                                                                                PAGE
                                                                                                             -----------
EXPERTS....................................................................................................         106
INDEX TO GATEWAY CONSOLIDATED FINANCIAL STATEMENTS.........................................................         107

APPENDIX A:     Agreement and Plan of Merger, dated as of June 17, 1997, as amended as of September 2, 1997, between Peoples Bancorp Inc. and Gateway
                Bancorp, Inc., including a related Plan of Merger attached as
                Exhibit B thereto..................................................         A-1
APPENDIX B:     Opinion of Friedman, Billings, Ramsey & Co., Inc...................         B-1
APPENDIX C:     Kentucky Business Corporation Act provisions regarding dissenters'
                rights of appraisal................................................         C-1

                            ------------------------

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY, AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PEOPLES OR GATEWAY OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF PEOPLES OR GATEWAY OR ANY OF THEIR RESPECTIVE SUBSIDIARIES SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.
                            ------------------------

                             AVAILABLE INFORMATION

    Peoples and Gateway are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by Peoples and Gateway with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 or from the Web Site maintained by the Commission at "http://www.sec.gov." Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. Copies of such reports, proxy statements and other information may also be inspected at the National Association of Securities Dealers, Inc. (the "NASD"), located at 1735 K Street, N.W., Washington, D.C. 20006.

    Peoples has filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act, with respect to the Peoples Common Shares to be issued pursuant to the Merger. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. by either of the means described above for obtaining reports, proxy statements and other information filed pursuant to the Exchange Act. Statements contained in this Proxy Statement/Prospectus or in any document incorporated in this Proxy Statement/ Prospectus by reference or supplied herewith as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document, each such statement being qualified in all respects by such reference.

                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Peoples (File No. 0-16772) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

    1. Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    2. Peoples' Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, and June 30, 1997; and

    3. The description of the Peoples Common Shares contained in the Registration Statement on Form 8-B filed by Peoples on July 20, 1993.

    All documents subsequently filed by Peoples pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus and to be a part hereof.

    The Merger Agreement is included herewith as Appendix A and is incorporated by reference herein. Discussion of the terms and conditions of the Merger Agreement is summary in nature, and reference is made to the Merger Agreement for a more complete discussion of the terms and conditions of the Merger, the Merger Agreement and related transactions.

    Any statement contained herein, in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus or any supplement hereto.

    Also incorporated herein by reference are the documents attached hereto as Appendices B and C to this Proxy Statement/Prospectus.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS FILED BY PEOPLES WITH THE COMMISSION WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. ALL OF SUCH DOCUMENTS WITH RESPECT TO PEOPLES ARE AVAILABLE, UPON WRITTEN OR ORAL REQUEST, FROM RUTH I. OTTO, SECRETARY, PEOPLES BANCORP INC., 138 PUTNAM STREET, P.O. BOX 738, MARIETTA, OHIO 45750; TELEPHONE NUMBER (614) 373-3155. COPIES WILL BE FURNISHED (WITHOUT EXHIBITS UNLESS THE EXHIBITS HAVE BEEN SPECIFICALLY INCORPORATED BY REFERENCE) FREE OF CHARGE. IN ORDER TO ENSURE
TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY             ,
1997.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS AND IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE MATTERS DESCRIBED HEREIN. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROXY STATEMENT/PROSPECTUS AND IN THE APPENDICES ATTACHED HERETO. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE APPENDICES HERETO IN THEIR ENTIRETY.

THE PARTIES TO THE MERGER

    PEOPLES. Peoples Bancorp Inc. ("Peoples Delaware") was incorporated under the laws of the State of Delaware on April 1, 1980. Peoples Delaware was merged, following shareholder approval, into Peoples Bancorp Inc. ("Peoples"), an Ohio corporation, effective April 6, 1993, pursuant to a reincorporation of Peoples from Delaware to Ohio. Peoples' principal business is to act as a multi-bank holding company.

    Peoples' wholly-owned subsidiaries are The Peoples Banking and Trust Company ("Peoples Bank"), The First National Bank of Southeastern Ohio ("First National Bank"), Russell Federal Savings Bank ("Russell Federal") and Northwest Territory Life Insurance Company, an Arizona corporation ("Northwest Territory"). At June 30, 1997, Peoples (the parent company only) had 28 full-time equivalent employees.

    Peoples is a bank holding company under the Bank Holding Company Act of 1956, as amended, which restricts the activities of Peoples and the acquisition by Peoples of voting stock or assets of any bank, savings association or other company. Peoples is subject to the reporting requirements of, and examination and regulation by, the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Peoples is also a savings and loan holding company due to its ownership of Russell Federal. However, since Peoples is a bank holding company regulated by the Federal Reserve Board, it is not subject to separate regulation as a savings and loan holding company.

    Peoples Bank was chartered as an Ohio banking corporation under its present name in Marietta, Ohio, in 1902. At June 30, 1997, Peoples Bank had assets of $547.7 million, deposits of $463.6 million, and loans net of unearned interest of $389.7 million. Peoples Bank is a full-service commercial bank. At June 30, 1997, the Trust Department of Peoples Bank held approximately $450 million of assets (market value) in trust and custodial accounts apart from the assets of the bank. Through its 21 offices located in Ohio, Peoples Bank serves principally Washington, Athens, Meigs, and Gallia Counties, together with portions of Fairfield, Hocking, Lawrence, Perry, and Vinton Counties in Ohio and adjacent parts of Northern West Virginia. A loan production office in Newark-Granville, Ohio, serves that immediate area in Licking County. At June 30, 1997, Peoples Bank had 234 full-time equivalent employees. As an Ohio state-chartered bank, Peoples Bank is supervised and regulated by the Ohio Division of Financial Institutions and the Federal Deposit Insurance Corporation ("FDIC").

    First National Bank is a national banking association chartered in 1900. It provides banking services and products that are substantially the same as those of Peoples Bank. First National Bank operates an office in each of Caldwell, Chesterhill and McConnelsville, Ohio. These cities and the surrounding areas of Noble and Morgan Counties, Ohio comprise its market. At June 30, 1997, it had assets of $81.1 million, deposits of $61.1 million, and loans net of unearned interest of $56.1 million. At June 30, 1997, First National Bank had 34 full-time equivalent employees. As a national bank, First National Bank is supervised and regulated by the Comptroller of the Currency.

    The deposits of Peoples Bank and First National Bank are insured by the FDIC and those entities are subject to the applicable provisions of the Federal Deposit Insurance Act.

    First National Bank also operates two insurance agency subsidiaries, Northwest Territory Life Insurance Agency, Inc. and Northwest Territory Property & Casualty Insurance Agency, Inc. (the "Agencies"). On December 22, 1995, each Agency received a Certificate of Qualification (license) to operate the

Agency from the Ohio Department of Insurance, thereby allowing the Agencies to engage in the insurance agency business, subject to the regulations of the Ohio Department of Insurance and the Comptroller of the Currency. These were the first insurance agencies in Ohio associated with a financial institution to receive licenses to conduct a broad-based insurance business. At June 30, 1997, the Agencies had an aggregate of 5 full-time equivalent employees. The Agencies are incorporated under the laws of the State of Ohio and licensed by the Ohio Department of Insurance, which regulates, supervises and has authority to examine the Agencies.

    Russell Federal was originally chartered as a mutual association in 1914. On October 6, 1994, Russell Federal converted from a mutual association to a stock corporation. Russell Federal serves the financial needs of customers in Greenup and Boyd Counties, its primary market area. Its principal products include savings accounts, time certificates of deposit and commercial and residential real estate loans. Russell Federal has one full-service office located on Ferry Street in the city of Russell. At June 30, 1997, Russell Federal had 7 full-time equivalent employees. At June 30, 1997, Russell Federal had total assets of $27.7 million, deposits of $21.0 million, and loans net of unearned interest of $21.7 million. As a federally chartered savings bank, Russell Federal is subject to broad federal regulation and oversight extending to all its operations. As member of the FHLB of Cincinnati, it is subject to certain limited regulation by the Federal Reserve. Russell Federal's deposits are insured by the FDIC, which exercises regulatory and examination authority. Russell Federal is also subject to regulation, supervision, and examination by the Office of Thrift Supervision ("OTS").

    Northwest Territory was organized under Arizona law in 1983 and was issued a Certificate of Authority to act as a reinsurance company by the State of Arizona on February 8, 1984. Northwest Territory reinsures credit life and disability insurance issued to customers of banking subsidiaries of Peoples by the issuing insurance company. At May 31, 1997, Northwest Territory had total assets of $1.4 million and had gross premium income of $201,000 in 1996, $244,000 in 1995 and $238,000 in 1994. Northwest Territory reinsures risks (currently not exceeding $15,000 per insured on a present value basis) within limits established by governmental regulations and management policy. Northwest Territory has no employees.

    Northwest Territory is chartered by the State of Arizona and is subject to regulation, supervision and examination by the Arizona Department of Insurance. The powers of regulation and supervision of the Arizona Department of Insurance relate generally to such matters as minimum capitalization, the grant and revocation of certificates of authority to transact business, the nature of and limitations on investments, the maintenance of reserves, the form and content of required financial statements, reporting requirements and other matters pertaining to life and disability insurance companies.

    Each of Peoples' financial institution subsidiaries originates various types of loans, including commercial and commercial real estate loans, residential real estate loans, home equity lines of credit, real estate construction loans, and consumer loans (including loans to individuals, credit card loans, and indirect loans). In general, Peoples retains most of its originated loans and, therefore, secondary market activity has been minimal. The loans of each of Peoples' subsidiaries are spread over a broad range of industrial classifications. The lending market area served by Peoples' subsidiaries is primarily concentrated in southeastern Ohio and neighboring areas of Kentucky and West Virginia. In addition, a loan production office in central Ohio provides opportunities to serve customers in that geographic region.

    The financial institution subsidiaries of Peoples experience significant competition in attracting depositors and borrowers. Competition in lending activities comes principally form other commercial banks in the lending areas of the financial institutions and, to a lesser extent, from savings associations, insurance companies, governmental agencies, credit unions, brokerage firms and pension funds. The primary factors in competing for loans are interest rate and overall lending services. Competition for deposits comes from other commercial banks, savings associations, money market funds and credit unions as well as from insurance companies and brokerage firms. The primary factors in competing for deposits are interest rates paid on deposits, account liquidity, convenience of office location and overall financial condition.

    Peoples' executive offices are located at 138 Putnam Street, Marietta, Ohio, 45750, and its telephone number is (614) 374-6136. At June 30, 1997, Peoples had total consolidated assets of $661.5 million, total liabilities of $602.6 million, including deposits of $545.3 million, and stockholders' equity of $58.9 million.

    For additional information concerning Peoples, its business, financial condition and results of operations, see "Available Information," "Incorporation Of Certain Documents By Reference," and "Peoples Selected Consolidated Financial Information."

    GATEWAY. Gateway is a Kentucky corporation and sole stockholder of Catlettsburg Federal Savings Bank ("Catlettsburg Federal") which converted to the stock form of organization in January 1995. The business of Gateway consists primarily of the business of Catlettsburg Federal. As a savings and loan holding company, Gateway is subject to regulation and supervision by the OTS. Catlettsburg Federal conducts business from its main office located in Catlettsburg, Kentucky and one full-service branch office located in Grayson, Kentucky. Catlettsburg Federal is primarily engaged in attracting deposits from the general public and using those funds to invest in mortgage-backed securities and United States Government and federal agency securities and to originate loans secured by single-family residences located in Boyd County and surrounding counties in Northeastern Kentucky. To a lesser extent, Catlettsburg Federal also makes loans secured by savings accounts.

    Catlettsburg Federal is subject to examination and comprehensive regulation by the OTS, which is Catlettsburg Federal's chartering authority and primary regulator. Catlettsburg Federal's deposits are insured by the Savings Association Insurance Fund (the "SAIF") of the FDIC to the maximum extent permitted by law. Catlettsburg Federal is also regulated by the FDIC, the administrator of the SAIF. Catlettsburg Federal is also subject to certain reserve requirements established by the Federal Reserve and is a member of the FHLB of Cincinnati, which is one of the 12 regional banks comprising the FHLB System.

    Gateway's executive offices are located at 2717 Louisa Street, Catlettsburg, Kentucky 41129, and its telephone number is (606) 739-4126. At June 30, 1997, Gateway had total consolidated assets of $63.8 million, total liabilities of $46.5 million, including deposits of $46.3 million, and stockholders' equity of $17.3 million.

    For additional information concerning Gateway, see "Available Information," "Gateway Selected Consolidated Financial Information," "Gateway Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business of Gateway," "Regulation and Supervision of Gateway" and the Gateway Consolidated Financial Statements contained elsewhere herein.

THE STOCKHOLDER MEETING

    The Special Meeting will be held at the FIVCO Community Room located at 3000
Louisa Street, Catlettsburg, Kentucky, on            , 1997 at  0:00  .m.,
Eastern Time. Only the holders of record of the outstanding shares of Gateway
Common Stock at the close of business on            , 1997 (the "Record Date")
are entitled to notice of and to vote at the Special Meeting. At the Record
Date,     shares of Gateway Common Stock were outstanding and entitled to vote.
A majority of the outstanding shares of Gateway Common Stock must be represented in person or by proxy at the Special Meeting in order for a quorum to be present. Each share of Gateway Common Stock entitles the holder thereof to one vote on each matter to be submitted to Gateway's stockholders at the Special Meeting.

    At the Special Meeting, Gateway's stockholders will be asked to consider and vote upon (a) a proposal to approve the Merger Agreement, (b) a proposal to adjourn the Special Meeting to solicit additional proxies, if necessary, and (c) the transaction of such other business as may properly come before the Special Meeting and any adjournment or adjournments thereof. The proposals to approve the Merger

Agreement and adjourn the Special Meeting, if necessary, will require the affirmative vote of a majority of the votes cast by all stockholders of Gateway entitled to vote thereon at the Special Meeting. Shares as to which the "ABSTAIN" box have been marked on the proxy and broker non-votes will be counted as present for determining if a quorum is present; however, such abstentions and broker non-votes are not considered votes cast and thus will not affect the number of votes required for approval. See "Stockholder Meeting--Special Meeting of Gateway Stockholders."

    The directors of Gateway have agreed and intend to vote or cause to be voted all shares of Gateway Common Stock in which they have the right to vote for approval and adoption of the Merger Agreement. At the Record Date, directors of Gateway and their affiliates in the aggregate beneficially owned [80,755] shares, or [7.5]%, of the outstanding Gateway Common Stock, excluding shares subject to options.

    REVOCABILITY OF PROXIES. Holders of Gateway Common Stock may revoke a proxy at any time prior to its exercise by filing with the Secretary of Gateway (Hunter E. Clark, Secretary, Gateway Bancorp, Inc., 2717 Louisa Street, Catlettsburg, Kentucky 41129) a written notice of revocation or a proxy bearing a later date, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not of itself constitute revocation of a proxy. If your shares are not registered in your own name, you will need additional documentation from your recordholder in order to vote personally at the Special Meeting.

    HOLDERS OF GATEWAY COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE SPECIAL MEETING. ALL PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO OR AT THE SPECIAL MEETING WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED ON THE PROXY CARDS IN ACCORDANCE WITH ANY INSTRUCTIONS THEREON AND, IF NO INSTRUCTIONS ARE GIVEN, WILL BE VOTED FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND, IF APPLICABLE, FOR ADJOURNMENT OF THE SPECIAL MEETING.

MERGER CONSIDERATION AND ELECTION, ALLOCATION AND PRORATION PROCEDURES

    GENERAL. In accordance with the terms of the Merger Agreement, Gateway will be merged with and into PAC, a newly-formed, wholly-owned subsidiary of Peoples, with PAC as the surviving corporation of the Merger operating under the name "Gateway Bancorp, Inc." The Merger Agreement contemplates that, upon consummation of the Merger, Gateway will be operated as a direct, wholly-owned subsidiary of Peoples.

    MERGER CONSIDERATION. The Merger Agreement provides that at the effective time of the Merger, each share of Gateway Common Stock outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Kentucky law and shares held by Peoples, Gateway or any of their respective subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted into and represent the right to receive either (i) $18.75 in cash ("Per Share Cash Consideration"); (ii) a number of Peoples Common Shares ("Per Share Stock Consideration") as determined by the Exchange Ratio and based on the Average Share Price (defined as the average of the mean between the closing high bid and low asked price per share as reported by The Nasdaq National Market) of Peoples Common Shares over the 20 trading day period ending five days prior to the Closing Date of the Merger (the "Peoples Market Value"); or (iii) a combination of cash and Peoples Common Shares. The Merger Agreement provides that the number of Peoples Common Shares comprising the Per Share Stock Consideration will be equal to (A) if the Peoples Market Value is equal to or less than $37.66 but equal to or greater than $27.84, the quotient determined by dividing (x) $18.75 by (y) the Peoples Market Value, (B) if the Peoples Market Value is less than $27.84, 0.6736 shares or (C) if the Peoples Market Value is greater than $37.66, 0.4978 shares (the "Exchange Ratio"). The Merger Agreement provides that 68% of the shares of Gateway Common Stock will be converted into the right to receive the Stock Consideration and 32% will be converted into the right to receive the Cash Consideration; provided however, that to the extent the Peoples Market Value exceeds $37.66, the ratio of the aggregate dollar amount of Stock Consideration to the aggregate dollar amount of Merger Consideration may exceed 68%. See "The Merger--The Merger Consideration."

    ELECTIONS. Within three business days after the consummation of the Merger, each record holder of Gateway Common Stock will be sent materials asking such stockholder to make an election (an "Election") as to the consideration to be received for his or her shares of Gateway Common Stock. Such holders of Gateway Common Stock may elect:

        (i) the number of Peoples Common Shares, based on the Exchange Ratio, for each share of Gateway Common Stock (a "Stock Election");

        (ii) $18.75 in cash, without interest, for each share of Gateway Common Stock (a "Cash Election");

        (iii) A Stock Election with respect to some of such stockholder's shares of Gateway Common Stock and a Cash Election with respect to the remaining shares of Gateway Common Stock held by such holder; or

        (iv) whatever is left after the election of the other holders of Gateway Common Stock and the application to the extent necessary of certain random selection procedures (a "No-Election").

    Notwithstanding the foregoing, in order to make a Stock Election, the number of shares of Gateway Common Stock a holder must elect to convert to Peoples Common Shares must equal or exceed 100 shares. Therefore, any holder of Gateway Common Stock who owns less than 100 shares must elect the Cash Election or be treated as having made a No-Election. A failure to properly make an election as described herein will be treated as a No-Election. Any shares for which dissenters' rights have been perfected will be deemed to have a Cash Election.

    NO OVERSUBSCRIPTION. In the event that the number of shares as to which a Cash Election has been made does not exceed 32% of the shares of Gateway Common Stock outstanding at the Effective Time and the number of shares as to which a Stock Election has been made does not exceed 68% of the shares of Gateway Common Stock outstanding at the Effective Time, then:

        (i) all shares to which a Cash Election has been made shall be converted into the right to receive $18.75 in cash, without interest, per share of Gateway Common Stock;

        (ii) all shares as to which a Stock Election has been made shall be converted into the right to receive Peoples Common Shares, as determined by the Exchange Ratio, per share of Gateway Common Stock; and

        (iii) shares as to which a No-Election has been made shall be converted into either the right to receive Peoples Common Shares, as determined by the Exchange Ratio, per share of Gateway Common Stock or $18.75 in cash, without interest, per share of Gateway Common Stock as determined by random selection so that 32% of the shares of Gateway Common Stock are converted into the right to receive cash and 68% of the shares of Gateway Common Stock are converted into the right to receive Peoples Common Shares.

    The random selection process to be used by the Trust Division of Peoples Bank (the "Exchange Agent") will consist of drawing by lot or such other process as the Exchange Agent deems equitable and necessary to effect the allocations described above.

    OVERSUBSCRIPTION FOR CASH. If the aggregate number of shares as to which a Cash Election has been made exceeds 32% of the shares of Gateway Common Stock outstanding at the effective time of the Merger (the "Effective Time"), then:

        (i) each share as to which a Stock Election has been made and each share as to which No-Election has been made shall be converted into the right to receive Peoples Common Shares, as determined by the Exchange Ratio; and

        (ii) each share as to which a Cash Election has been made shall be converted into the right to receive a combination of cash and Peoples Common Shares. The amount in cash will be equal to the product, rounded to the nearest $0.01, of (x) $18.75 and (y) a fraction (the "Cash Fraction"), the numerator of which shall be a number equal to 32% of the shares of Gateway Common Stock outstanding at the Effective Time and the denominator of which shall be the total number of shares as to which a Cash Election has been made. The number of Peoples Common Shares will be equal the product, rounded to four decimal places, of (x) the Per Share Stock Consideration and (y) a number equal to one minus the Cash Fraction.

    OVERSUBSCRIPTION FOR PEOPLES COMMON SHARES. If the aggregate number of shares as to which a Stock Election has been made exceeds 68% of the shares of Gateway Common Stock outstanding at the Effective Time, then:

        (i) each share as to which a Cash Election has been made and each share as to which a No-Election has been made shall be converted into the right to receive $18.75 in cash, without interest; and

        (ii) each share as to which a Stock Election has been made shall be converted into the right to receive a combination of cash and Peoples Common Shares. The number of Peoples Common Shares will be equal to the product, rounded to four decimal places, of (x) the Per Share Stock Consideration and
    (y) a fraction (the "Stock Fraction"), the numerator of which shall be a number equal to 68% of the shares of Gateway Common Stock outstanding at the Effective Time and the denominator of which shall be the total number of shares as to which a Stock Election has been made. The amount of cash will be equal to the product, rounded to the nearest $0.01, of (x) $18.75 and (y) a number equal to one minus the Stock Fraction.

    NO GUARANTEE OF CHOSEN CONSIDERATION OR EQUIVALENT VALUE. Because the Merger Agreement provides that 68% of the aggregate consideration payable to holders of Gateway Common Stock in the Merger will be comprised of Peoples Common Shares, no guarantee can be given that the election of any given stockholder of Gateway will be fully honored. Rather, the election by each stockholder will be subject to the election, allocation and proration procedures described herein. Thus, stockholders may not receive their requested form of consideration or combination thereof.

    EXAMPLES OF MERGER CONSIDERATION TO BE RECEIVED. The following table sets forth examples of how 100 shares of Gateway Common Stock will be converted and the Merger Consideration to be received by a Gateway stockholder based upon various Election results, assuming that the Peoples Market Value is $37.75 and the Exchange Ratio is .04978. The Per Share Cash Consideration is fixed at $18.75. The decimals are presented for demonstration purposes only since cash will be issued in lieu of fractional shares.

        ACTUAL ELECTION
         RESULTS OF ALL             IF GATEWAY STOCKHOLDER     IF GATEWAY STOCKHOLDER
      GATEWAY STOCKHOLDERS             ELECTS 100% STOCK          ELECTS 100% CASH
--------------------------------  ---------------------------  -----------------------
                                                                             PEOPLES
                                                 PEOPLES                     COMMON
                                   CASH TO        COMMON        CASH TO     SHARES TO
    PERCENT          PERCENT         BE         SHARES TO          BE          BE
  ELECT STOCK      ELECT CASH     RECEIVED     BE RECEIVED      RECEIVED    RECEIVED
---------------  ---------------  ---------  ----------------  ----------  -----------
          90%              10%    $  458.33        37.6116     $ 1,875.00        None
75..........               25        175.00        45.1339       1,875.00        None
68..........               32          None        49.7800       1,875.00        None
50..........               50          None        49.7800       1,200.00     17.9208
32..........               68          None        49.7800         882.35     26.3541
25..........               75          None        49.7800         625.00     33.1867

    ELECTION PROCEDURES. All Elections will be required to be made on a Letter of Transmittal and Election Form. To make an effective Election with respect to shares of Gateway Common Stock, the holder thereof must, in accordance with the Letter of Transmittal and Election Form, (i) complete properly and return the Letter of Transmittal and Election Form to the Exchange Agent, (ii) deliver therewith his or her certificates representing shares of Gateway Common Stock (the "Gateway Stock Certificates") with respect to such shares (or an appropriate guarantee of delivery thereof), and (iii) deliver therewith any other required documents, prior to 5:00 p.m. on the 10th business day following the mailing of the Letter of Transmittal and Election Form (the "Election Deadline.").

    GATEWAY STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL A GATEWAY STOCKHOLDER HAS RECEIVED THE LETTER OF TRANSMITTAL AND ELECTION FORM.

    A holder of shares of Gateway Common Stock having a preference as to the form of consideration to be received for his or her shares of Gateway Common Stock should make an Election because shares as to which an Election has been made will be given priority in allocating such consideration over shares as to which an Election is not received. NEITHER GATEWAY NOR THE GATEWAY BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER STOCKHOLDERS SHOULD ELECT TO RECEIVE THE PER SHARE CASH CONSIDERATION OR THE PER SHARE STOCK CONSIDERATION IN THE MERGER. EACH HOLDER OF GATEWAY COMMON STOCK MUST MAKE HIS OR HER OWN DECISION WITH RESPECT TO SUCH ELECTION.

    No fractional Peoples Common Shares will be issued in the Merger to holders of Gateway Common Stock. Each holder of Gateway Common Stock who otherwise would have been entitled to a fraction of a Peoples Common Share will receive in lieu thereof, at the time of surrender of the certificate or certificates representing such holder's shares of Gateway Common Stock, an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Peoples Market Value.

OPINION OF FINANCIAL ADVISOR

    The Board of Directors of Gateway has received a written opinion from Friedman, Billings, Ramsey & Co., Inc. ("FBR"), dated as of the date of this Proxy Statement/Prospectus, to the effect that, based on the factors stated therein, the consideration to be received by Gateway's stockholders pursuant to the Merger Agreement is fair to the stockholders of Gateway from a financial point of view. A copy of the fairness opinion of FBR is attached hereto as Appendix B and should be read in its entirety.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF GATEWAY

    The Board of Directors of Gateway has determined that the Merger is in the best interests of the stockholders and, accordingly, has unanimously approved the Merger. THE BOARD OF DIRECTORS OF GATEWAY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT. SEE "THE
MERGER--BACKGROUND OF AND REASONS FOR THE MERGER."

STOCKHOLDERS AGREEMENT

    In conjunction with the Merger Agreement, Peoples has entered into a Stockholders Agreement, dated as of June 17, 1997, with each of the directors of Gateway ("Stockholders Agreement"). Pursuant to such Stockholders Agreement, each such director of Gateway has agreed, among other things, not to sell, pledge, transfer or otherwise dispose of his or her shares of Gateway Common Stock and to vote such shares of Gateway Common Stock in favor of the Merger Agreement. See "The Merger--Stockholders Agreement."

EFFECTIVE TIME OF THE MERGER; TERMINATION OF THE MERGER AGREEMENT

    The Merger shall become effective upon the occurrence of the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Ohio pursuant to the Ohio General Corporation Law ("OGCL") and articles of merger ("Articles of Merger") with the Secretary of State of the Commonwealth of Kentucky pursuant to the Kentucky 1988 Business Corporation Act ("KBCA"), unless a later date and time is specified as the effective time in such Certificate of Merger and Articles of Merger (the "Effective Time"). Such filings will occur only after the receipt of all requisite regulatory approvals, approval of the Merger Agreement by the requisite vote of Gateway's stockholders, the expiration of all applicable regulatory waiting periods and the satisfaction or waiver of all other conditions to the Merger. See "The Merger--Effective Time of the Merger; Termination and Amendment."

    The Merger Agreement may be terminated by mutual consent of Peoples and Gateway and by Peoples or Gateway if either (i) the Merger has not been consummated on or prior to June 17, 1998; (ii) the stockholders of Gateway do not approve the Merger Agreement; (iii) any required regulatory applications are denied or are approved contingent upon the satisfaction of any condition or requirement which materially impairs the value of Gateway to Peoples; or (iv) there is a material breach of any representation, warranty, covenant or undertaking by the other party which is not cured within the specified time period. See "The Merger--Effective Time of the Merger; Termination and Amendment."

CONDITIONS TO THE MERGER

    Consummation of the Merger is subject to various conditions, including, without limitation, obtaining the requisite approval of the Merger Agreement by the stockholders of Gateway; receipt of all necessary regulatory approvals pertaining to the Merger; and certain other closing conditions. A holding company application has been filed by Peoples and approved by the Federal Reserve with respect to the Merger. See "The Merger--Conditions to the Merger" and "The Merger--Regulatory Approvals." Substantially all of the conditions to consummation of the Merger (except for required stockholder and regulatory approvals) may be waived at any time by the party for whose benefit they were created, and the Merger Agreement may be amended at any time by written agreement of the parties, except that no waiver or amendment occurring after approval of the Merger Agreement by Gateway's stockholders shall modify either the amount or the form of the Merger Consideration.

DISSENTERS' RIGHTS

    Holders of shares of Gateway Common Stock who object to the Merger and comply with the prescribed statutory procedures are entitled to have the fair value of their shares determined in accordance with the KBCA and paid to them in cash in lieu of the Peoples Common Shares and/or cash they would otherwise be entitled to receive in the Merger. A copy of the pertinent statutory provisions of the KBCA is attached to this Proxy Statement/Prospectus as Appendix C. FAILURE TO FOLLOW SUCH PROVISIONS PRECISELY MAY RESULT IN A LOSS OF DISSENTERS' RIGHTS. See "The Merger--Dissenters' Rights."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Consummation of the Merger is conditioned upon an opinion of counsel delivered to both Peoples and Gateway to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that no taxable gain will be recognized by Peoples or Gateway in connection with the Merger. The opinion of counsel is summarized under "The Merger--Certain Federal Income Tax Consequences" and is filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part. No gain or loss will be recognized by the stockholders of Gateway upon the exchange of their shares of Gateway Common Stock for Peoples Common Shares, except for cash received in lieu of fractional shares. A Gateway stockholder who exchanges shares of Gateway Common Stock for cash, either as part of the Merger Consideration or through the exercise of dissenters' rights, will recognize gain or loss, but not in excess of the amount of cash received. See "The Merger--Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT OF THE MERGER

    It is anticipated that the Merger will be accounted for as a purchase for accounting purposes. See "The Merger--Accounting Treatment of the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    The Merger Agreement provides that upon consummation of the Merger, Rebecca
R. Jackson and John H. Fugeman, who are presently directors of Gateway (in the event of the death, disability or other inability to serve, Gateway and Peoples shall mutually agree upon another individual presently or at such time serving as a director of Gateway to replace such person in this capacity) in addition to Robert E. Evans, RobRoy Walters and Carol A. Schneeberger of Peoples, will be elected to the Board of Directors of Gateway and, David B. Baker, Robert E. Evans, Norman R. Menshouse, Carol A. Schneeberger, RobRoy Walters and Joseph H. Wesel of Peoples will be elected to the Board of Directors of Catlettsburg Federal. The existing directors of Catlettsburg Federal may continue to serve as directors of Catlettsburg Federal. Peoples currently intends to maintain Gateway as a separate holding company subsidiary of Peoples for a period of not less than two years from the Effective Time. In addition, Peoples will maintain Catlettsburg Federal as a separate subsidiary of Gateway (or a successor or alternative subsidiary of Peoples) for a period of not less than two years from the Effective Time. In addition, Rebecca R. Jackson, the current President and Chief Executive Officer of Catlettsburg Federal, will continue to be retained by Catlettsburg Federal in accordance with the terms of her employment agreement. However, Peoples does not intend to have Ms. Jackson serve as Chief Executive Officer of Gateway after the Merger nor does it intend to renew her employment agreement at the annual anniversary date of such agreement. See "The Merger--Interests of Certain Person in the Merger."

UNAUDITED PRO FORMA CONDENSED COMBINED SUMMARY FINANCIAL INFORMATION

    The unaudited pro forma condensed combined summary financial information set forth below gives effect to the Merger under the purchase accounting method. The pro forma condensed combined summary statements of income treat the Merger as if it had been consummated at the beginning of the respective periods, and the pro forma condensed combined summary balance sheet treats the Merger as if it had been consummated on June 30, 1997. The pro forma combined per share data gives effect to the assumed issuance of 354,168 Peoples Common Shares based on an Exchange Ratio of 0.4978 assuming the Peoples Market Value is $37.75. For a description of the basis for the pro forma adjustments, including the basis for the number of Peoples Common Shares which are assumed to be issued in the Merger, see "Pro Forma Condensed Consolidated Financial Statements (Unaudited)."

    This pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the dates assumed herein, nor is it necessarily indicative of future operating results or financial position. See "Pro Forma Condensed Consolidated Financial Statements (Unaudited)."

              SUMMARY OF UNAUDITED PRO FORMA FINANCIAL INFORMATION

                                                                      SIX MONTHS ENDED JUNE 30, 1997
                                                         --------------------------------------------------------
                                                                AS REPORTED
                                                         --------------------------    PRO FORMA      PRO FORMA
                                                           PEOPLES       GATEWAY     ADJUSTMENTS(1)    COMBINED
                                                         ------------  ------------  --------------  ------------

                                                             (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)
Interest income........................................  $     25,884  $      2,235    $     (205)   $     27,914
Interest expense.......................................        12,024         1,170            13          13,207
Net interest income....................................        13,860         1,065          (218)         14,707
Income before income taxes.............................         6,054           541          (263)          6,332
Net income.............................................         4,127           348          (197)          4,278
Net income per share:
Primary................................................  $       1.17  $       0.33        --        $       1.10
Fully diluted..........................................  $       1.16  $       0.33        --        $       1.09
Weighted average shares and share equivalents
  outstanding:
Primary................................................     3,540,317     1,041,240        --           3,894,485
Fully diluted..........................................     3,567,657     1,072,821        --           3,921,825

               SUMMARY OF UNAUDITED PRO FORMA INCOME INFORMATION

                                                                       YEAR ENDED DECEMBER 31, 1996
                                                         --------------------------------------------------------
                                                                AS REPORTED
                                                         --------------------------    PRO FORMA      PRO FORMA
                                                           PEOPLES       GATEWAY     ADJUSTMENTS(1)    COMBINED
                                                         ------------  ------------  --------------  ------------

                                                             (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)
Interest income........................................  $     47,397  $      4,710    $     (410)   $     51,697
Interest expense.......................................        21,966         2,654            25          24,645
Net interest income....................................        25,431         2,056          (435)         27,052
Income before income taxes.............................        11,122           773          (565)         11,330
Net income.............................................         7,651           530          (420)          7,761
Net income per share:
Primary................................................  $       2.20  $       0.48        --        $       2.02
Fully diluted..........................................  $       2.18  $       0.48        --        $       2.01
Weighted average shares and share equivalents
  outstanding:
Primary................................................     3,480,999     1,094,395        --           3,835,167
Fully diluted..........................................     3,506,996     1,095,201        --           3,861,164

               SUMMARY OF UNAUDITED PRO FORMA INCOME INFORMATION

                                                                  BALANCE SHEET DATA AS OF JUNE 30, 1997
                                                         --------------------------------------------------------
                                                                AS REPORTED
                                                         --------------------------    PRO FORMA      PRO FORMA
                                                           PEOPLES       GATEWAY     ADJUSTMENTS(1)    COMBINED
                                                         ------------  ------------  --------------  ------------

                                                                              (IN THOUSANDS)
Investment securities held to maturity.................  $    --       $     39,558    $  (39,558)   $    --
Investment securities available for sale...............       147,856       --             34,800         182,656
Loans receivable, net..................................       460,147        21,005           153         481,305
Total assets...........................................       661,517        63,828        (3,799)        721,546
Deposits...............................................       545,330        46,318           (64)        591,584
Borrowed funds.........................................        50,376       --             --              50,376
Total liabilities......................................       602,602        46,566            93         649,261
Retained earnings......................................        23,355        10,147       (10,147)         23,355
Total stockholders' equity.............................        58,915        17,262        (3,892)         72,285

------------------------
(1) For a description of the basis for the pro forma adjustments, including the basis for the number of Peoples Common Shares which are assumed to be issued in the Merger, see "Pro Forma Condensed Consolidated Financial Statements (Unaudited)."

                           COMPARATIVE PER SHARE DATA

    The following table sets forth certain historical per share, pro forma combined per share and pro forma equivalent per share information with respect to the Peoples Common Shares and the Gateway Common Stock at the dates and for the periods presented, giving effect to the Merger using the purchase method of accounting, based on the Exchange Ratio (assuming that 354,168 Peoples Common Shares are issued in the Merger based upon the assumptions described in the Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited) included elsewhere herein). See "The Merger--Accounting Treatment of the Merger" and "Pro Forma Condensed Consolidated Financial Statements (Unaudited)."

    The selected per share data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of Peoples, including the related notes, incorporated herein by reference and the historical consolidated financial statements of Gateway and the pro forma condensed consolidated financial statements (unaudited) appearing elsewhere herein. See "Available Information," "Incorporation of Certain Documents by Reference," the historical consolidated financial statements of Gateway included elsewhere herein and "Pro Forma Condensed Consolidated Financial Statements (Unaudited)." The pro forma information gives effect to the Merger as if the transaction had been consumated at the beginning of each period presented using the purchase method of accounting. The data set forth below is not necessarily indicative of the results of the future operations of Peoples upon consummation of the Merger or the actual results that would have been achieved had the Merger been consummated prior to the periods presented.

                                                                                                 GATEWAY COMMON STOCK
                                                                     PEOPLES COMMON SHARES
                                                                   --------------------------  ------------------------
                                                                                  PRO FORMA                  PRO FORMA
                                                                   HISTORICAL    COMBINED(1)   HISTORICAL   EQUIVALENT
                                                                   -----------  -------------  -----------  -----------
Primary net income per share(2):
  Six months ended June 30, 1997.................................   $    1.17     $    1.10     $    0.33    $    0.38
  Year ended December 31, 1996...................................        2.20          2.02          0.48         0.70
Dividends declared per share:
  Six months ended June 30, 1997.................................        0.36          0.36          0.20       0.12(3)
  Year ended December 31, 1996...................................        0.65          0.65          0.40       0.22(3)
Book value per share at:
  June 30, 1997..................................................       17.10         19.02         16.05      12.56(4)
  December 31, 1996..............................................       16.32         18.26         15.83      12.30(4)

------------------------

(1) Reflects (i) estimated purchase accounting adjustments to be recorded in connection with the Merger, consisting of mark-to-market valuation adjustments for assets acquired and liabilities assumed and establishment of intangible assets for the purchase price in excess of the fair value of the net assets acquired, and the resultant amortization/accretion of all such adjustments over appropriate future periods, and (ii) the assumed issuance of 354,168 Peoples Common Shares in the Merger based upon an Exchange Ratio of 0.4978 assuming the Peoples Market Value per share is $37.75.

(2) Represents the Peoples pro forma combined amounts multiplied by 0.345, which is the assumed number of Peoples Common Shares to be issued for each share of Gateway Common Stock outstanding based upon an Exchange Ratio of 0.4978 assuming the Peoples Market Value per share is $37.75.

(3) Peoples historical dividends multiplied by 0.345, which is the assumed number of Peoples Common Shares to be issued for each share of Gateway Common Stock outstanding based upon an Exchange Ratio of 0.4978 assuming the Peoples Market Value per share is $37.75.

(4) Includes the cash to be paid by Peoples of $6.00 per share ($18.75 per share times 32%).

                           COMPARATIVE MARKET PRICES

    The Peoples Common Shares is included for quotation on The Nasdaq National Market under the symbol "PEBO." The Gateway Common Stock is included for quotation on the Nasdaq Small-Cap Market under the symbol "GWBC." The table below sets forth, for the calendar quarters indicated, the reported high and low bid prices of Peoples Common Shares and Gateway Common Stock based on published financial sources and cash dividends declared per share by Peoples and Gateway.

                                                                     PEOPLES COMMON SHARES              GATEWAY COMMON STOCK
                                                               ---------------------------------  ---------------------------------
                                                                                        CASH                               CASH
                                                                                      DIVIDENDS                          DIVIDENDS
                                                                                      PAID PER                           PAID PER
                                                                 HIGH        LOW        SHARE       HIGH        LOW        SHARE
                                                               ---------  ---------  -----------  ---------  ---------  -----------
1995
First Quarter................................................  $   20.66  $   18.59   $    0.14   $   13.50  $   10.75   $    0.10
Second Quarter...............................................      20.05      18.18        0.14       14.50      12.50        0.10
Third Quarter................................................      20.66      18.18        0.14       15.50      13.50        0.10
Fourth Quarter...............................................      21.48      20.23        0.15       16.25      14.00        1.20

1996
First Quarter................................................      21.59      20.91        0.15       15.25      14.00        0.10
Second Quarter...............................................      21.36      20.91        0.15       15.00      14.00        0.10
Third Quarter................................................      24.00      21.02        0.17       14.25      13.00        0.10
Fourth Quarter...............................................      28.00      23.75        0.17       14.75      13.75        0.10

1997
First Quarter................................................      30.25      26.25        0.18       15.25      14.25        0.10
Second Quarter...............................................      36.75      29.25        0.18       18.00      14.50        0.10
Third Quarter................................................      39.50      35.25        0.19       18.25      17.50        0.10

(through September 24, 1997)

    Since the market price of the Peoples Common Shares is subject to fluctuation, the market value of the Peoples Common Shares that holders of shares of Gateway Common Stock may receive in the Merger may increase or decrease prior to and after the Merger.

    On June 16, 1997, the last full trading day prior to the execution and delivery of the Merger Agreement and the public announcement thereof, the closing sales prices per share of Peoples Common Shares and Gateway Common Stock as reported in the WALL STREET JOURNAL were $33.50 and $16.875, respectively. On
            , 1997, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, the closing sales prices per share of Peoples
Common Shares and Gateway Common Stock were $         and $         ,
respectively.

    Set forth below is information regarding the reported closing sales price per share of Peoples Common Shares and Gateway Common Stock on June 16, 1997, the last trading day preceding public announcement of the Agreement.

                                                                       HISTORICAL MARKET
                                                                        VALUE PER SHARE
                                                                      --------------------
                                                                                            EQUIVALENT MARKET VALUE
                                                                                             PER SHARE OF GATEWAY
DATE                                                                   PEOPLES    GATEWAY             (1)
--------------------------------------------------------------------  ---------  ---------  -----------------------
June 16, 1997.......................................................  $   33.50  $  16.875         $   18.75

------------------------

(1) Equivalent market value per share of Gateway Common Stock based on an Exchange Ratio of 0.5597.

    SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE PEOPLES COMMON SHARES AND GATEWAY COMMON STOCK, TO THE EXTENT POSSIBLE, PRIOR TO THE SPECIAL MEETING.

              PEOPLES SELECTED CONSOLIDATED FINANCIAL INFORMATION
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following tables set forth certain consolidated financial and other data of Peoples at the dates and for the periods indicated. For additional financial information about Peoples, reference is made to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of Peoples and related notes included in Peoples' 1996 Annual Report to Stockholders.

                                                                             DECEMBER 31,
                                           JUNE 30,   ----------------------------------------------------------
                                             1997        1996        1995        1994        1993        1992
                                          ----------  ----------  ----------  ----------  ----------  ----------
BALANCE SHEET DATA:
Total assets............................  $  661,517  $  616,635  $  543,430  $  498,006  $  465,373  $  468,562
Investment securities...................     147,856     147,783     131,762      99,419     103,349     112,556
Net loans...............................     460,147     415,540     372,800     354,570     315,305     285,448
Total deposits..........................     545,330     504,692     429,077     403,819     385,639     401,623
Long-term borrowings....................      30,601      29,200      23,142      23,787      20,331      15,506
Stockholders' equity....................      58,915      56,193      51,474      45,635      42,778      38,497

                                         SIX MONTHS ENDED
                                             JUNE 30,                       YEAR ENDED DECEMBER 31,
                                       --------------------  -----------------------------------------------------
                                         1997       1996       1996       1995       1994      1993(1)     1992
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
OPERATING DATA:
Total interest income................  $  25,884  $  23,041  $  47,397  $  43,068  $  35,801  $  35,086  $  37,505
Total interest expense...............     12,024     10,783     21,966     20,777     15,424     15,263     17,887
Net interest income..................     13,860     12,258     25,431     22,291     20,377     20,048     19,820
Provision for loan losses............      1,229        795      1,965      1,315        765      1,592      2,387
Other income.........................      2,849      2,433      5,178      4,481      4,141      4,177      3,716
Other expenses.......................      9,426      8,312     17,522     16,818     15,672     15,124     14,945
Net income...........................      4,127      3,852      7,651      6,050      5,748      5,071      4,550

                                                                         SIX MONTHS ENDED
                                                                             JUNE 30,       AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                                        ------------------  --------------------------------------
                                                                          1997      1996      1996      1995      1994    1993(1)
                                                                        --------  --------  --------  --------  --------  --------
SIGNIFICANT RATIOS:
Net income to:
  Average total assets................................................      1.27%     1.34%     1.29%     1.15%     1.20%     1.09%
  Average stockholders' equity........................................      14.5      14.8      14.4      12.3      12.9      11.9
Average stockholders' equity to average total assets..................       8.8       9.0       8.9       9.3       9.3       8.8
Average loans to average deposits.....................................      83.3      83.5      84.0      85.2      85.5      78.4
Primary capital to period end total assets............................       8.8       8.7       9.2      10.4      10.1      10.1
Dividend payout ratio.................................................      30.1      27.5      29.3      32.2      29.3      29.8
PER SHARE DATA(2):
Net income:
  Primary.............................................................  $   1.17  $   1.11  $   2.20  $   1.73  $   1.63  $   1.50
  Fully diluted(3)....................................................      1.16      1.11      2.18      1.72      1.63      1.48
Cash dividends paid...................................................      0.36      0.31      0.65      0.56      0.48      0.43
Book value at end of period...........................................     17.10     15.07     16.32     15.04     13.01     12.15


                                                                          1992
                                                                        ---------
SIGNIFICANT RATIOS:
Net income to:
  Average total assets................................................       1.01%
  Average stockholders' equity........................................       11.8
Average stockholders' equity to average total assets..................        7.5
Average loans to average deposits.....................................       70.2
Primary capital to period end total assets............................        8.9
Dividend payout ratio.................................................       28.0
PER SHARE DATA(2):
Net income:
  Primary.............................................................  $    1.41
  Fully diluted(3)....................................................       1.32
Cash dividends paid...................................................       0.40
Book value at end of period...........................................      11.42

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------------------

(1) 1993 net income and per share information based upon net income after adjustment for cumulative effect of accounting changes of $314,000 or $0.09 per share.

                                           JUNE 30,                                DECEMBER 31,
                                    ----------------------  ----------------------------------------------------------
                                       1997        1996        1996        1995        1994        1993        1992
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
(2) Primary shares outstanding....   3,540,317   3,465,881   3,480,999   3,498,955   3,520,337   3,384,796   3,223,079
   Fully diluted shares
  outstanding.....................   3,567,657   3,468,997   3,506,996   3,519,124   3,523,812   3,438,808   3,557,184

(3) Fully diluted net income per share for 1993 and 1992 is calculated as if the Subordinated Convertible Debenture were converted as of the issue date, with a corresponding increase from the after-tax reduction in interest expense.

              GATEWAY SELECTED CONSOLIDATED FINANCIAL INFORMATION
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following selected financial and other data of Gateway does not purport to be complete and is qualified in its entirety by reference to the more detailed financial information contained elsewhere herein. See "Index to Gateway Consolidated Financial Statements." In March 1995, Gateway changed its fiscal year end to December 31 from June 30 commencing with the fiscal year ended December 31, 1994.

                                                                     DECEMBER 31,                  JUNE 30,
                                                JUNE 30,    -------------------------------  --------------------
                                                  1997        1996       1995       1994       1994       1993
                                               -----------  ---------  ---------  ---------  ---------  ---------
                                               (UNAUDITED)
SELECTED FINANCIAL CONDITION AND
  OTHER DATA:
Total assets.................................   $  63,828   $  66,439  $  73,409  $  70,357  $  67,355  $  64,614
Cash and cash equivalents....................       2,362       1,348      6,542      7,394      2,970      9,252
Investment securities........................      14,355      17,524     21,443     20,852     22,139     15,204
Mortgage-backed securities...................      25,203      27,663     27,618     29,513     31,279     28,836
Loans receivable, net........................      21,005      19,076     16,920     11,451     10,110     10,645
Real estate owned............................          44      --         --         --         --             49
Deposits.....................................      46,318      49,195     53,288     60,486     57,929     55,895
FHLB advances................................      --          --         --         --         --         --
Stockholders' equity, net....................      17,262      17,029     18,478      9,593      9,274      8,562
Full service offices.........................           2           2          2          2          2          2

                                                                                                                  AT AND
                                            AT AND FOR THE                                         AT AND FOR     FOR THE
                                           SIX MONTHS ENDED                                          THE SIX       YEAR
                                                                   AT AND FOR THE YEAR ENDED      MONTHS ENDED     ENDED
                                               JUNE 30,                  DECEMBER 31,             DECEMBER 31,   JUNE 30,
                                         --------------------  ---------------------------------  -------------  ---------
                                           1997       1996       1996       1995        1994          1994         1994
                                         ---------  ---------  ---------  ---------  -----------  -------------  ---------

                                             (UNAUDITED)                             (UNAUDITED)
SELECTED OPERATING DATA:
Total interest income..................  $   2,235  $   2,365  $   4,710  $   4,827   $   4,161     $   2,096    $   4,146
Total interest expense.................      1,170      1,382      2,653      2,673       2,385         1,187        2,455
                                         ---------  ---------  ---------  ---------  -----------       ------    ---------
  Net interest income..................      1,065        983      2,057      2,154       1,776           909        1,691
Provision for loan losses..............     --         --         --             20      --            --           --
                                         ---------  ---------  ---------  ---------  -----------       ------    ---------
  Net interest income after provision
    for loan losses....................      1,065        983      2,057      2,134       1,776           909        1,691
Non-interest income....................          7         21         29         10          25            14           55
Non-interest expense...................        531        513      1,313        893         770           449          669
                                         ---------  ---------  ---------  ---------  -----------       ------    ---------
Income before provision for income
  taxes................................        541        491        773      1,251       1,031           474        1,077
Provision for income taxes.............        193        152        243        430         337           155          365
                                         ---------  ---------  ---------  ---------  -----------       ------    ---------
Net income.............................  $     348  $     339  $     530  $     821   $     694     $     319    $     712
                                         ---------  ---------  ---------  ---------  -----------       ------    ---------
                                         ---------  ---------  ---------  ---------  -----------       ------    ---------
Net income per share...................  $     .33  $     .30  $     .48  $     .69         N/A           N/A          N/A
Book value per share...................  $   16.05  $   15.68  $   15.83  $   15.44         N/A           N/A          N/A


                                           1993
                                         ---------

SELECTED OPERATING DATA:
Total interest income..................  $   4,388
Total interest expense.................      2,743
                                         ---------
  Net interest income..................      1,645
Provision for loan losses..............         47
                                         ---------
  Net interest income after provision
    for loan losses....................      1,598
Non-interest income....................         32
Non-interest expense...................        582
                                         ---------
Income before provision for income
  taxes................................      1,048
Provision for income taxes.............        345
                                         ---------
Net income.............................  $     703
                                         ---------
                                         ---------
Net income per share...................        N/A
Book value per share...................        N/A

                                                                                                                  AT AND
                                            AT AND FOR THE                                         AT AND FOR     FOR THE
                                           SIX MONTHS ENDED                                          THE SIX       YEAR
                                                                   AT AND FOR THE YEAR ENDED      MONTHS ENDED     ENDED
                                               JUNE 30,                  DECEMBER 31,             DECEMBER 31,   JUNE 30,
                                         --------------------  ---------------------------------  -------------  ---------
                                           1997       1996       1996       1995        1994          1994         1994
                                         ---------  ---------  ---------  ---------  -----------  -------------  ---------
                                             (UNAUDITED)                             (UNAUDITED)
SELECTED OPERATING RATIOS (1):
Return on average assets...............       1.06%      0.94%      0.75%      1.11%       1.04%         0.97%        1.07%
Return on average equity...............       4.05       3.75       2.99       3.99        7.48          6.90         7.99
Average equity to average assets.......      26.32      24.99      25.12      27.88       13.92         14.03        13.42
Equity to assets at end of year........      25.08      24.89      25.63      25.17       13.63         13.64        13.77
Interest rate spread (2)...............       2.05       1.49       1.70       1.55        2.13          2.18         2.00
Interest rate margin (2)                      3.31       2.75       2.96       2.96        2.69          2.77         2.57
Non-performing loans to total loans at
  end of period (3)....................       2.52     --           1.09       2.45        2.81          2.81         1.86
Non-performing assets to total assets
  at end of period (3).................       0.90     --           0.31       0.56        0.46          0.46         0.28
Allowance for loan losses to total
  loans outstanding at end of
  period...............................       0.39       0.47       0.42       0.48        0.53          0.53         0.60
Allowance for loan losses to total
  non-performing loans at end of period
  (3)..................................      15.31     --          38.76      19.57       18.94         18.94        32.29
Average interest-earning assets to
  average interest-bearing
  liabilities..........................     134.75     131.54     132.90     138.25      115.57        116.42       115.10
Net interest income after provision for
  loan losses to total expense.........     200.56     191.62     156.66     238.97      230.65        202.45       252.77
Non-interest expense to average total
  assets...............................       1.62       1.42       1.86       1.21        1.15          1.36         1.01


                                           1993
                                         ---------

SELECTED OPERATING RATIOS (1):
Return on average assets...............       1.14%
Return on average equity...............       8.57
Average equity to average assets.......      13.38
Equity to assets at end of year........      13.26
Interest rate spread (2)...............       2.01
Interest rate margin (2)                      2.71
Non-performing loans to total loans at
  end of period (3)....................       4.56
Non-performing assets to total assets
  at end of period (3).................       0.84
Allowance for loan losses to total
  loans outstanding at end of
  period...............................       1.45
Allowance for loan losses to total
  non-performing loans at end of period
  (3)..................................      31.80
Average interest-earning assets to
  average interest-bearing
  liabilities..........................     115.41
Net interest income after provision for
  loan losses to total expense.........     281.80
Non-interest expense to average total
  assets...............................       0.95

------------------------

(1) With the exception of end of year ratios, all ratios are based on average monthly balances during the periods.

(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilities. Net interest margin represents net interest income as a percentage of average interest-earning assets.

(3) Non-performing loans consist of non-accrual loans and loans that are contractually past due 90 days or more but still accruing interest, and non-performing assets consist of non-performing loans and real estate acquired by foreclosure or deed-in lieu thereof.

                              STOCKHOLDER MEETING

    This Proxy Statement/Prospectus is being furnished to Gateway stockholders in connection with the solicitation of proxies by the Board of Directors of
Gateway for use at the Special Meeting to be held on             , 1997, and at
any adjournment or adjournments thereof. This Proxy Statement/Prospectus also serves as a prospectus of Peoples in connection with the issuance of Peoples Common Shares to holders of Gateway Common Stock upon consummation of the Merger.

    GATEWAY STOCKHOLDERS SHOULD NOT FORWARD ANY GATEWAY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

    This Proxy Statement/Prospectus, the Notice of Special Meeting of Stockholders of Gateway and the accompanying proxy solicited by the Board of Directors of Gateway, are first being mailed to the stockholders of Gateway on
or about             , 1997.

    The principal executive offices of Gateway are located at 2717 Louisa Street, Catlettsburg, Kentucky 41129, and its telephone number is (606) 739-4126.

SPECIAL MEETING OF GATEWAY STOCKHOLDERS

    The Special Meeting will be held on             , 1997, commencing at
      :00 .m., Eastern Time, at the FIVCO Community Room located at 3000 Louisa Street, Catlettsburg Kentucky.

    PURPOSE OF MEETING. The purposes of the Special Meeting are to consider and vote upon a proposal to approve the Merger Agreement, to consider and vote upon a proposal to adjourn the Special Meeting to solicit additional proxies, if necessary, and to transact such other business as may properly come before the Special Meeting and any adjournment or adjournments thereof. It is not anticipated that any matter other than the proposal to adopt and approve the Merger Agreement and, if necessary, the adjournment proposal as aforesaid will be brought before the Special Meeting. If any other matter is properly presented at the Special Meeting for consideration, the persons named in the enclosed form of proxy card and acting thereunder will have discretion to vote on such matter in accordance with their best judgment.

    SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE.  The close of business
on             , 1997 has been fixed by the Board of Directors of Gateway as the
Record Date for the determination of holders of Gateway Common Stock entitled to notice of and to vote at the Special Meeting and any adjournment or adjournments
thereof. At the close of business on the Record Date, there were       shares
outstanding and entitled to vote, held by approximately       holders of record.
Each share of Gateway Common Stock entitles the holder thereof to one vote on each matter to be submitted to Gateway stockholders at the Special Meeting.

    VOTE REQUIRED. A majority of the outstanding shares of Gateway Common Stock must be represented in person or by proxy at the Special Meeting in order for a quorum to be present. The affirmative vote of a majority of the votes cast by all stockholders of Gateway entitled to vote thereon is required to approve the Merger Agreement and the proposal to adjourn the Special Meeting to solicit additional proxies, if necessary. The votes may be made in person or by proxy. Shares as to which the "ABSTAIN" box has been marked on the proxy and broker non-votes will be counted as present for determining if a quorum is present; however, an abstention or a broker non-vote is not a vote cast and thus will not affect the number of votes required for approval.

    As of the Record Date, the directors and executive officers of Gateway and their affiliates in the aggregate beneficially owned and are entitled to vote [80,755] shares or [7.5]% of the outstanding Gateway Common Stock (exclusive of shares of Gateway Common Stock which may be acquired upon the exercise of outstanding stock options). The directors of Gateway have signed a Stockholders Agreement which provides, among other things, that they will vote any shares of Gateway Common Stock over which they have voting power in favor of the Merger Agreement. The directors of Gateway who signed the

Stockholders Agreement beneficially owned [80,755] shares or [7.5]% of the Gateway Common Stock outstanding on the Record Date (exclusive of shares of Gateway Common Stock which may be acquired upon the exercise of outstanding stock options).

    VOTING; SOLICITATION AND REVOCATION OF PROXIES. A proxy for use at the Special Meeting is being furnished to each Gateway stockholder together with this Proxy Statement/Prospectus and is solicited by the Board of Directors of Gateway. Any Gateway stockholder executing a proxy may revoke it at any time before it is voted by filing with the Secretary of Gateway, at the address of Gateway set forth on the Notice of Special Meeting of Stockholders, written notice of such revocation; by executing a later-dated proxy; or by attending the Special Meeting and giving notice of such revocation in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy. Each proxy returned to Gateway (and not revoked) will be voted in accordance with the instructions thereon. IF NO INSTRUCTIONS ARE INDICATED, THE PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT.

COSTS

    Peoples and Gateway will share the costs of printing this Proxy Statement/Prospectus and the accompanying proxy. Each party will otherwise bear its own costs in the transaction. Proxies will be solicited by mail and may be further solicited, for no additional compensation by officers, directors or employees of Gateway, by further mailing, by telephone or by personal contact. Gateway will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of Gateway Common Stock, not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of Gateway Common Stock entitled to vote at the Special Meeting.

                                   THE MERGER

    The following description of the material terms of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Appendix A. All stockholders of Gateway are urged to read such document carefully.

GENERAL

    The Boards of Directors of Peoples and Gateway have determined that the acquisition of Gateway by Peoples is desirable and in the best interests of Peoples' and Gateway's respective stockholders and have unanimously approved the Merger. The Merger will be accomplished through the Merger of Gateway with and into PAC, pursuant to the Merger Agreement, with PAC being the surviving corporation operating under the name "Gateway Bancorp, Inc." THE BOARD OF DIRECTORS OF GATEWAY UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. Upon consummation of the Merger, each share of Gateway Common Stock outstanding at the Effective Time will be converted into and represent the right to receive Peoples Common Shares, cash or a combination of both, as described under "The Merger--The Merger Consideration."

BACKGROUND OF AND REASONS FOR THE MERGER

    BACKGROUND OF THE MERGER. In early February 1997, a representative of Peoples approached executive management of Gateway, indicating that Peoples was interested in meeting to discuss a possible transaction between the two companies. Robert E. Evans, President and Chief Executive Officer, and RobRoy Walters, Controller, of Peoples and John H. Fugeman, Chairman of the Board, and Rebecca R. Jackson, President and Chief Executive Officer, of Gateway met on February 5, 1997 in order to discuss the respective companies, the competitive challenges faced by each, consolidation within the banking industry generally and the possible strategic benefits of a business combination between Peoples and Gateway.

    Additional telephone conversations between the parties continued over the next week, during which the parties continued to discuss the possible strategic benefits of a business combination, as well as certain considerations related to the proposed management and staffing of the combined company. On February 11, 1997, following Board authorization, Peoples and Gateway entered into a mutual confidentiality agreement. On February 18, 1997, Messrs. Evans and Walters met with the full Board of Directors of Gateway in order to familiarize them with Peoples, its business strategies and long range goals and to discuss the confidentiality agreement. On March 31, 1997, Gateway engaged FBR as its financial advisor. Between March 27, 1997 and May 8, 1997, Peoples and Gateway conducted reciprocal due diligence analysis.

    Gateway pursued other merger opportunities with larger in-state and out-of-state bank holding companies. None of such discussions ever advanced beyond preliminary discussions.

    On April 25, 1997, at a meeting of the Board of Directors of Gateway, after a thorough discussion and consideration of a Letter of Intent whereby Peoples would acquire Gateway and thereby Catlettsburg, the Board of Directors of Gateway authorized Ms. Jackson to execute the Letter of Intent.

    On June 16, 1997, at a meeting of the Board of Directors of Gateway, the Gateway Board discussed the reasons for, and the potential benefits of, the Merger; and Gateway's financial advisor made a presentation regarding the financial terms of the Merger Agreement and delivered its opinion that the Merger Consideration was fair, from a financial point of view, to holders of Gateway Common Stock. After a thorough discussion and consideration of the factors discussed below under "The Merger-- Background of and Reasons for the Merger--Reasons for the Merger," the Board of Directors of Gateway unanimously approved the Merger Agreement and the transactions contemplated thereby and authorized the execution of the Merger Agreement and the Stockholders Agreement.

    On May 8, 1997, at a meeting of the Board of Directors of Peoples, Mr. Evans reviewed with the Peoples' Board the reasons for, and the potential benefits of the Merger. After a thorough discussion and consideration, the Board of Directors of Peoples unanimously approved the Merger Agreement and the transactions contemplated thereby and authorized the execution of the Merger Agreement and the Stockholders Agreement. The Merger Agreement and the Stockholders Agreement were entered into on June 17, 1997.

    REASONS FOR THE MERGER. The terms of the Merger Agreement, including the Merger Consideration to be paid to Gateway's stockholders, were the result of arm's-length negotiations between the representatives of Peoples and Gateway. Among the factors considered by the Boards of Directors of Peoples or Gateway, as appropriate, in deciding to approve and recommend the terms of the Merger were (i) the Merger Consideration to be paid to Gateway's stockholders in relation to the market value, book value, earnings per share and dividend rates of the Peoples Common Shares and the Gateway Common Stock; (ii) the ability to expand Peoples' presence in Boyd County, Kentucky and to enhance the services available to Gateway's customers; (iii) information concerning the financial condition, results of operations, capital levels, asset quality and prospects of Peoples and Gateway; (iv) the short-term and long-term impact the Merger will have on Peoples' consolidated results of operations, including anticipated cost savings resulting from consolidations in certain areas and expanded consumer lending and retail banking products and services; (v) the general structure of the transaction and the compatibility of management and business philosophy;
(vi) the improvement of the franchise value of Peoples to its stockholders as a result of the enhanced network and products and services; (vii) the likelihood of receiving the requisite regulatory approvals in a timely manner; (viii) the tax-free nature of the stock portion of the Merger Consideration to the stockholders of Gateway; (ix) the ability of the combined enterprise to compete in relevant banking and non-banking markets; (x) industry and economic conditions; (xi) the impact of the Merger on the depositors, employees, customers and communities served by Peoples and Gateway through expanded consumer lending and retail banking products and services; and (xii) the opinion of Gateway's financial advisor as to the fairness of the Merger Consideration from a financial point of view to the holders of the Gateway Common Stock. In making their determination, the Boards of Directors of Peoples and Gateway did not ascribe relative weights to the factors which they considered.

    The directors of Gateway believe that the Merger is in the best interest of their organization and their stockholders. THE GATEWAY DIRECTORS UNANIMOUSLY RECOMMEND THAT GATEWAY STOCKHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR

    FBR was retained by Gateway on March 31, 1997 to act as its financial advisor in connection with an analysis of, and advice regarding, a proposed merger between Gateway and Peoples. At the meeting of the Gateway Board held on June 16, 1997, FBR delivered its opinion to the Gateway Board to the effect that as of the date of such opinion, the proposed cash and stock consideration to be received by the holders of shares of Gateway Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders. FBR has reconfirmed its June 16, 1997 opinion by delivery of its written opinion to the Gateway Board, dated the date of this Proxy Statement (the "FBR Opinion"), stating that, as of the date hereof and based on the matters set forth in such opinion, the proposed consideration to be received by the holders of shares of Gateway Common Stock pursuant to the Merger Agreement is fair to such holders from a financial point of view.

    THE FULL TEXT OF THE FBR OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE FBR OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX B. GATEWAY'S STOCKHOLDERS ARE URGED TO READ THE FBR OPINION IN ITS ENTIRETY. FBR'S OPINION IS DIRECTED ONLY TO THE CONSIDERATION TO BE RECEIVED IN THE MERGER BY THE HOLDERS OF GATEWAY COMMON STOCK AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

    FBR is a nationally recognized investment banking firm and was selected by Gateway based on the firm's reputation and experience in investment banking in general, its recognized expertise in the valuation of banking businesses and because of its familiarity with Gateway. FBR, as part of its investment banking business, is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    In connection with rendering the opinions dated June 16, 1997 and the date hereof, FBR, among other things: (i) reviewed the Merger Agreement; (ii) reviewed Peoples' Annual Reports to Stockholders for the fiscal years ended December 31, 1995 and 1996 and Peoples' Annual Reports on Form 10-K filed with the Commission for the fiscal years ended December 31, 1994 through 1996; (iii) reviewed Gateway's Annual Report on Form 10-KSB filed with the Commission for the fiscal year ended December 31, 1996; (iv) reviewed Peoples' Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1996, March 31, 1997 and June 30, 1997 filed with the Commission; (v) reviewed Gateway's Quarterly Reports on Form 10-QSB for the fiscal quarters ended June 30, 1996, September 30, 1996, March 31, 1997 and June 30, 1997 filed with the Commission;
(vi) reviewed the reported market prices and trading activity for Peoples Common
Shares for the period January 1994 through             , 1997; (vii) discussed
the financial condition, results of operations, business and prospects of Gateway and Peoples with the management of Gateway and Peoples; (viii) compared the results of operations and financial condition of

Gateway and Peoples with those of certain publicly-traded financial institutions (or their holding companies) that FBR deemed to be reasonably comparable to Gateway or Peoples, as the case may be; (ix) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that FBR deemed to be reasonably comparable to the Merger; (x) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions entered into by Peoples; and (xi) performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate.

    In connection with rendering the FBR Opinion, as set forth therein, FBR relied without independent verification upon the accuracy and completeness of all the financial and other information reviewed by it for purposes of rendering its opinion. FBR did not review individual credit files nor did it make an independent evaluation or appraisal of the assets or liabilities of Gateway or any of its subsidiaries and was not furnished with any such evaluation or appraisal.

    The following is a summary of material analyses presented by FBR to the Gateway Board in connection with providing its opinion dated June 16, 1997 to the Gateway Board, and does not purport to be a complete description of the analyses by FBR. FBR believes that its analyses must be considered as a whole and that selecting portions of its analyses without considering all factors and analyses would create an incomplete view of the analyses and processes underlying its opinion. In its analyses, FBR relied upon numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Gateway or Peoples. Analyses based upon forecasts of future results are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. No company or transaction used as a comparison in the analyses is identical to Gateway or to the Merger. Additionally, estimates of the value of businesses do not purport to be appraisals and are not necessarily reflective of the prices at which businesses actually may be sold. Because such estimates are inherently subject to uncertainty, neither the Gateway Board nor FBR, or any other person, assumes responsibility for the accuracy of such estimates. FBR's analyses were prepared solely for purposes of its opinions rendered June 16, 1997 and the date of this Proxy Statement, were provided to the Gateway Board regarding the fairness from a financial point of view of the proposed consideration to be received for shares of Gateway Common Stock pursuant to the Merger by holders of such shares, and do not purport to be appraisals or necessarily reflect the prices at which Gateway or its securities actually may be sold. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or a summary description.

    SUMMARY OF TERMS OF PROPOSED TRANSACTION. FBR reviewed the terms of the proposed Merger, including the aggregate amount of consideration, the form of consideration, and the percentage of premium to the then current Gateway Common Stock market price. The amount of consideration is $18.75 per share of Gateway Common Stock, subject to upward adjustment under certain circumstances, of which, 32% is to be paid in cash (the "Cash Consideration") and 68% is to be paid in Peoples Common Shares (the "Stock Consideration" and together with the Cash Consideration, the "Total Consideration"). On June 16, 1997, the Total Consideration represented a premium over the closing price of the Gateway Common Stock on June 16, 1997, April 25, 1997 (date of announcement of execution of the Letter of Intent) and April 25, 1996 of 11.1 percent, 11.9 percent and 25.0 percent, respectively.

    FBR stated that the Total Consideration represented a multiple of (i) 38.1 times Gateway's earnings per share for the last twelve months ended March 31, 1997; (ii) 28.5 times the estimate of Gateway's 1997 earnings per share; (iii)
1.2 times Gateway's book value per share as of March 31, 1997 and (iv) 1.6 times normalized March 31, 1997 tangible book value per share, assuming tangible equity was reduced to 8 percent of total assets and the consideration for excess equity over 8 percent of total assets was paid on a dollar for dollar basis. The Total Consideration also represented a tangible book premium to core deposits of
7.96 percent based on tangible book value per share at March 31, 1997 and a normalized tangible book premium to core deposits of 7.10 percent, assuming tangible equity was reduced dollar for dollar to 8 percent of total assets at March 31, 1997 and the consideration for excess equity over 8 percent of total assets was paid on a dollar for dollar basis.

    The actual earnings results for Gateway for the twelve months ended March 31, 1997 included a nonrecurring expense of $336,000 for the recapitalization of the SAIF taken in the third quarter of 1996. The forecasts and projections furnished to FBR for Gateway were prepared by the management of Gateway. As a matter of policy, Gateway does not publicly disclose internal management forecasts, projections or estimates of the type furnished to FBR in connection with its analysis of the Merger, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management including, without limitation, general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections and estimates.

    COMPARABLE TRANSACTION ANALYSIS. FBR reviewed certain information relating to transactions involving acquisitions of thrifts that were announced between January 1, 1997 and June 13, 1997. In conjunction with its analysis, FBR reviewed valuation multiples based on price to book value, price to tangible book value, price to latest twelve months earnings per share and the premium over tangible book value as a percentage of core deposits. FBR compared Peoples' pending acquisition of Gateway to transactions involving thrifts nationwide, thrifts with assets between $50 and $100 million, thrifts in the states of Indiana, Kentucky, Ohio, Tennessee and West Virginia, thrift transactions where the consideration was paid in a mixture of cash and stock and thrift transactions where the seller had a tangible equity to tangible assets ratio greater than 20% (the "Comparable Groups"). The following table presents the median and average multiples and ratios for the Comparable Groups.

              SUMMARY OF ANNOUNCED THRIFT MERGER AND ACQUISITIONS
                         JANUARY 1, 1997--JUNE 13, 1997

                                                                                        ANNOUNCED
                                                              -------------------------------------------------------------
                                                                DEAL        DEAL      DEAL PR/ TG   DEAL PR/    TGBK PREM/
                                                                VALUE       PR/BK         BK          4-QTR      COREDEPS
                                                                ($M)         (%)          (%)        EPS(X)         (%)
                                                              ---------  -----------  -----------  -----------  -----------
NATIONWIDE                                         Median          40.8      162.10       169.51        24.50        10.40
47 Transactions                                    Average        334.7      170.45       174.35        26.84        11.10

NATIONWIDE, ASSETS $50M--$100M                     Median          13.0      150.93       150.93        27.70         7.96
12 Transactions                                    Average         12.9      149.70       149.84        28.23         8.23

REGIONAL*                                          Median          26.8      149.81       149.90        34.18        10.91
7 Transactions                                     Average         29.6      153.62       153.67        33.64        11.73

CASH/STOCK MIXTURE CONSIDERATION                   Median         145.7      161.15       161.15        29.31        10.00
11 Transactions                                    Average        836.7      174.45       178.74        31.15        10.82

TANG. EQUITY/TANG. ASSETS > 20%                    Median          15.9      130.54       130.54        39.06        14.63
5 Transactions                                     Average         32.2      130.49       130.49        36.26        13.00

PEOPLES BANCORP/GATEWAY BANCORP                                    20.2      117.50       117.50        39.06         7.96
NORMALIZED GATEWAY ACQUISITION*                                    20.2      163.22       163.22        28.46         7.10


                                                     TANG EQ./
                                                    TANG ASSETS
                                                        (%)
                                                   -------------
NATIONWIDE                                                8.30
47 Transactions                                          10.90
NATIONWIDE, ASSETS $50M--$100M                           10.37
12 Transactions                                          11.66
REGIONAL*                                                11.46
7 Transactions                                           14.10
CASH/STOCK MIXTURE CONSIDERATION                          8.23
11 Transactions                                          10.92
TANG. EQUITY/TANG. ASSETS > 20%                          24.91
5 Transactions                                           24.32
PEOPLES BANCORP/GATEWAY BANCORP                          25.63
NORMALIZED GATEWAY ACQUISITION*                           8.00

------------------------

* Assuming tangible equity was reduced to 8 percent of total assets and the consideration for excess equity over 8 percent of total assets was paid on a dollar for dollar basis.

    The normalized price to book value multiple for the Merger at announcement was greater than the average for all of the Comparable Groups, although transactions where the seller had a tangible equity to tangible assets ratio greater than 20% were not reviewed on a normalized basis. The price to last twelve months earnings per share multiple exceeds or equals the average and median for all the Comparable Groups.

    PRESENT VALUE ANALYSIS. Using a present value analysis, FBR estimated the present value of the future earnings streams and terminal values of Gateway through the year 2000 based on Gateway management's estimates of Gateway's earning per share and analysts' estimates of Gateway's earnings per share for 1997, and assuming long-term earnings growth rates of 5 percent in 1998 and 2.5 percent thereafter. FBR used discount rates of 10 percent and terminal multiples of 20 to 25 times estimated earnings for the year 2000. The present value of estimated earnings per share of Gateway Common Stock using the analysts' 1997 estimates ranged from a low of $7.77 per share (based on a multiple of 20 times, a discount rate of 10 percent and a long-term earnings growth rate of 5 percent in 1998 and 2.5 percent thereafter) to a high of $9.71 per share (based on a multiple of 25 times, a discount rate of 10 percent, and a long-term earnings growth rate of 5 percent in 1998 and 2.5 percent thereafter). When the same earnings growth rate and a 10 percent discount rate were applied to median merger multiples based on the price to tangible book value multiples of 100 to 150 percent, the analysis indicated a reference range between $8.32 and $12.48 per share of Gateway Common Stock. When the same earnings growth rates and discount rate were applied to merger market multiples based on tangible book premium to core deposits of 7 to 12 percent, the analysis indicated a reference range between $9.80 and $10.86 per share of Gateway Common Stock.

    PRO FORMA MERGER ANALYSIS. FBR performed pro forma merger analyses that combined Gateway's and Peoples's current and projected income statement and balance sheets based on 1997 earnings forecasts of Gateway and Peoples, respectively. Assumptions and analyses of the accounting treatment, acquisition adjustments, operating efficiencies and other adjustments were made to arrive at a base case pro forma analysis to determine the effect of the transaction on both Gateway and Peoples. FBR noted that, based on the Total Consideration paid for Gateway's Common Stock, the impact of the Merger on Peoples's earnings per share and tangible book value per share did not appear to be material. The actual results achieved by the combined company will vary from the projected results and such variations may be material.

    For its services as financial advisor to Gateway in connection with the Merger, FBR will receive a transaction fee equal to $75,000 (the "Transaction Fee"). Upon engagement of FBR by Gateway, FBR was paid a $10,000 retainer fee which will be credited as part of the total Transaction Fee upon the closing of the Merger. Twenty-five percent of the anticipated Transaction Fee is payable upon the mailing of the Gateway's proxy materials which solicits stockholder support for the Merger, which amount shall be returned to Gateway if the Merger is not consummated for any reason other than the breach of the Merger Agreement by Gateway; and the remainder of the Transaction Fee will be due at the closing of the Merger. Gateway has also agreed to pay FBR its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel, and to indemnify FBR against certain liabilities, including certain liabilities arising under the federal securities laws.

    FBR has advised Gateway that, in the ordinary course of its business as a full-service securities firm, FBR may, subject to certain restrictions, actively trade the equity securities of Gateway and/or Peoples for its own account or for the accounts of its customers, and, accordingly, may at any time hold a long or short position in such securities.

MERGER CONSIDERATION AND ELECTION, ALLOCATION AND PRORATION

    MERGER CONSIDERATION. The Merger Agreement provides that at the Effective Time of the Merger, each share of Gateway Common Stock outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Kentucky law and shares held by Peoples, Gateway or any of their respective subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted into and represent the right to receive: (i) $18.75 in cash ("Per Share Cash Consideration"); (ii) a number of

Peoples Common Shares ("Per Share Stock Consideration") as determined by the Exchange Ratio and based on the Average Share Price of Peoples Common Shares over the 20 trading day period ending five days prior to the Closing Date of the Merger (the "Peoples Market Value"); or (iii) a combination of cash and Peoples Common Shares. The Merger Agreement provides that the number of Peoples Common Shares comprising the Per Share Stock Consideration will be equal to (A) if the Peoples Market Value is equal to or less than $37.66 but equal to or greater than $27.84, the quotient determined by dividing (x) $18.75 by (y) the Peoples Market Value; (B) if the Peoples Market Value is less than $27.84, 0.6736 shares; or (C) if the Peoples Market Value is greater than $37.66, 0.4978 shares (the "Exchange Ratio"). The Merger Agreement provides that 68% of the shares of Gateway Common Stock will be converted into the right to receive the Stock Consideration; provided however, that to the extent the Peoples Market Value exceeds $37.66, the ratio of the aggregate dollar amount of Stock Consideration to the aggregate dollar amount of Merger Consideration may exceed 68%. ACCORDINGLY, THE ACTUAL CONSIDERATION ULTIMATELY RECEIVED BY A STOCKHOLDER FOR SHARES OF GATEWAY COMMON STOCK WILL DEPEND UPON SUCH STOCKHOLDER'S ELECTION, THE ELECTION OF OTHER STOCKHOLDERS, AS WELL AS THE ALLOCATION AND PRORATION PROCEDURE DESCRIBED HEREIN.

    If, between the date of this Proxy Statement/Prospectus and the Effective Time, the Peoples Common Shares are changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon is declared with a record date within said period, the Merger Consideration as specified above shall be adjusted accordingly.

    ELECTIONS. Within three business days after the consummation of the Merger, each record holder of Gateway Common Stock will be sent materials asking such stockholder to make an election (an "Election") as to the form of consideration to be received for his or her shares of Gateway Common Stock. Such holder of Gateway Common Stock may elect:

        (i) the number of Peoples Common Shares, based on the Exchange Ratio, for each share of Gateway Common Stock (a "Stock Election");

        (ii) $18.75 in cash, without interest, for each share of Gateway Common Stock (a "Cash Election");

        (iii) A Stock Election with respect to some of such stockholder's shares of Gateway Common Stock and a Cash Election with respect to the remaining shares of Gateway Common Stock held by such holder; or

        (iv) whatever is left after the election of the other holders of Gateway Common Stock and the application to the extent necessary of certain random selection procedures (a "No-Election").

    Notwithstanding the foregoing, in order to make a Stock Election, the number of shares of Gateway Common Stock a holder must elect to convert to Peoples Common Shares must equal or exceed 100 shares. Therefore, any holder of Gateway Common Stock who owns less than 100 shares must elect the Cash Election or be treated as having made a No-Election. A failure to properly make an election as described below will be treated as a No-Election. Any shares for which disserters' rights have been perfected will be deemed to have made a Cash Election.

    No gain or loss will be recognized by the holders of Gateway Common Stock who receive Peoples Common Shares as a result of the Merger, except to the extent of any cash received in lieu of a fractional share interest in Gateway Common Stock. Holders of Gateway Common Stock who receive the Per Share Cash Consideration will recognize gain in an amount per share equal to the difference between $18.75 and the basis for their shares of Gateway Common Stock. See "THE MERGER--Certain Federal Income Tax Consequences."

    NO OVERSUBSCRIPTION. In the event that the number of shares as to which a Cash Election has been made does not exceed 32% of the shares of Gateway Common Stock outstanding at the Effective Time and the number of shares as to which a Stock Election has been made does not exceed 68% of the shares of Gateway Common Stock outstanding at the Effective Time, then:

        (i) all shares to which a Cash Election has been made will be converted into the right to receive $18.75 in cash, without interest, per share of Gateway Common Stock;

        (ii) all shares as to which a Stock Election has been made will be converted into the right to receive Peoples Common Shares, as determined by the Exchange Ratio, per share of Gateway Common Stock; and

        (iii) shares as to which a No-Election has been made will be converted into either the right to receive shares of Peoples Common Shares, as determined by the Exchange Ratio, per share of Gateway Common Stock or $18.75 per share of Gateway Common Stock as determined by random selection so that 32% of the shares of Gateway Common Stock are converted into the right to receive cash and 68% of the shares of Gateway Common Stock are converted into the right to receive Peoples Common Shares; provided, however, that to the extent that it is not possible to provide for such allocation and still achieve 68% of the Merger Consideration being in Peoples Common Shares, the Exchange Agent will allocate based on random selection so that such result will be attained.

    The random selection process to be used by the Exchange Agent will consist of drawing by lot or such other process as the Exchange Agent deems equitable and necessary to effect the allocations described above.

    OVERSUBSCRIPTION FOR CASH. If the aggregate number of shares as to which a Cash Election has been made exceeds 32% of the shares of Gateway Common Stock outstanding at the Effective Time, then:

        (i) each share as to which a Stock Election has been made and each share as to which a No-Election has been made will be converted into the right to receive Peoples Common Shares, as determined by the Exchange Ratio; and

        (ii) each share as to which a Cash Election has been made will be converted into the right to receive a combination of cash and Peoples Common Shares. The amount in cash, without interest, will be equal to the product, rounded to the nearest $0.01, of (x) $18.75 and (y) a fraction (the "Cash Fraction"), the numerator of which will be a number equal to 32% of the shares of Gateway Common Stock outstanding at the Effective Time and the denominator of which will be the total number of shares as to which a Cash Election has been made. The number of Peoples Common Shares will be equal the product, rounded to four decimal places, of (x) the Per Share Stock Consideration and (y) a number equal to one minus the Cash Fraction.

    OVERSUBSCRIPTION FOR PEOPLES COMMON SHARES. If the aggregate number of shares as to which a Stock Election has been made exceeds 68% of the shares of Gateway Common Stock outstanding at the Effective Time, then:

        (i) each share as to which a Cash Election has been made and each share as to which a No-Election has been made will be converted into the right to receive $18.75 in cash, without interest; and

        (ii) each share as to which a Stock Election has been made will be converted into the right to receive a combination of cash and Peoples Common Shares. The number of Peoples Common Shares will be equal to the product, rounded to four decimal places, of (x) the Per Share Stock Consideration and
    (y) a fraction (the "Stock Fraction"), the numerator of which will be a number equal to 68% of the shares of Gateway Common Stock outstanding at the Effective Time and the denominator of which will be the total number of shares as to which a Stock Election has been made. The amount of cash, without interest, will be equal to the product, rounded to the nearest $0.01, of (x) $18.75 and (y) a number equal to one minus the Stock Fraction.

    NO GUARANTEE OF CHOSEN CONSIDERATION OR EQUIVALENT VALUE. Because the Merger Agreement provides that 68% of the aggregate Merger Consideration payable to holders of Gateway Common Stock in the Merger will be comprised of Peoples Common Shares, no guarantee can be given that the election of any given stockholder of Gateway will be fully honored. Rather, the election by each stockholder will be subject to the election, allocation and proration procedures described herein. Thus stockholders may not receive their requested form of consideration or combination thereof.

    ELECTION PROCEDURES. All Elections will be required to be made on a Letter of Transmittal and Election Form. To make an effective Election with respect to shares of Gateway Common Stock, the holder thereof must, in accordance with the Letter of Transmittal and Election Form, (i) complete properly and return the Letter of Transmittal and Election Form to the Exchange Agent, (ii) deliver therewith his or her Gateway Stock Certificates with respect to such shares (or an appropriate guarantee of delivery thereof), and (iii) deliver therewith any other required documents, prior to 5:00 p.m. on the 10th business day following the mailing the of Letter of Transmittal and Election Form (the "Election Deadline.").

    GATEWAY STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL A GATEWAY STOCKHOLDER HAS RECEIVED THE LETTER OF TRANSMITTAL AND ELECTION FORM.

    A holder of shares of Gateway Common Stock having a preference as to the form of consideration to be received for his or her shares of Gateway Common Stock should make an Election because shares as to which an Election has been made will be given priority in allocating such consideration over shares as to which an Election is not received. NEITHER GATEWAY NOR THE GATEWAY BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER STOCKHOLDERS SHOULD ELECT TO RECEIVE THE PER SHARE CASH CONSIDERATION OR THE PER SHARE STOCK CONSIDERATION IN THE MERGER. EACH HOLDER OF GATEWAY COMMON STOCK MUST MAKE HIS OR HER OWN DECISION WITH RESPECT TO SUCH ELECTION.

    EXAMPLES OF MERGER CONSIDERATION TO BE RECEIVED. The following table sets forth examples of how 100 shares of Gateway Common Stock will be converted and the Merger Consideration to be received by a Gateway stockholder based upon various Election results, assuming that the Peoples Market Value is $37.75 and the Exchange Ratio is .04978. The Per Share Cash Consideration is fixed at $18.75. The decimals are presented for demonstration purposes only since cash will be issued in lieu of fractional shares.

        ACTUAL ELECTION
         RESULTS OF ALL             IF GATEWAY STOCKHOLDER           IF GATEWAY STOCKHOLDER
      GATEWAY STOCKHOLDERS             ELECTS 100% STOCK                ELECTS 100% CASH
--------------------------------  ---------------------------  ----------------------------------
                                   CASH TO    PEOPLES COMMON    CASH TO    PEOPLES COMMON SHARES
    PERCENT          PERCENT         BE         SHARES TO          BE              TO BE
  ELECT STOCK      ELECT CASH     RECEIVED     BE RECEIVED      RECEIVED          RECEIVED
---------------  ---------------  ---------  ----------------  ----------  ----------------------
          90%              10%    $  458.33        37.6116     $ 1,875.00              None
          75               25        175.00        45.1339       1,875.00              None
          68               32          None        49.7800       1,875.00              None
          50               50          None        49.7800       1,200.00           17.9208
          32               68          None        49.7800         882.35           26.3541
          25               75          None        49.7800         625.00           33.1867

    NO FRACTIONAL PEOPLES COMMON SHARES TO BE ISSUED. No fractional Peoples Common Shares will be issued in the Merger to holders of shares of Gateway Common Stock. Each holder of shares of Gateway Common Stock who otherwise would have been entitled to a fraction of a Peoples Common Share will receive in lieu thereof, at the time of surrender of the certificate or certificates representing such holder's shares of Gateway Common Stock, an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Peoples Market Value.

    TREATMENT OF OUTSTANDING STOCK OPTIONS FOR GATEWAY COMMON STOCK. The Merger Agreement provides that each option with respect to Gateway Common Stock (a "Gateway Stock Option") that was issued pursuant to Gateway's Stock Option Plan on June 29, 1995 and is outstanding and exercisable at the Effective Time will be cancelled and converted into the right to receive from Gateway or Peoples, subject to required withholding taxes, if any, (x) cash and Peoples Common Shares in an aggregate amount equal to the difference between the exercise price of such Gateway Stock Option and the Merger Consideration for each share of Gateway Common Stock subject to such Gateway Stock Option (the "Option Payment Amount"), with 32% of such Option Payment Amount to be paid in cash and 68% of such Option Payment Amount to be paid in Peoples Common Shares (with any fractional shares converted to cash), determined as follows: (A) if the Peoples Market Value is equal to or less than $37.66 but equal to or greater than $27.84, the quotient determined by dividing (x) $3.57 by (y) the Peoples Market Value, (B) if the Peoples Market Value is less than $27.84, 0.1282 shares or (C) if the Peoples Market Value is greater than $37.66, 0.0948 shares. The aggregate consideration to be paid to Gateway Stock Option holders pursuant to this formula is based on appreciation of $5.25 for each option.

    For options granted on June 29, 1996, the aforementioned formula will apply except that the aggregate consideration to be paid to Gateway option holders will be based on appreciation of $4.625 and determined as follows: (A) if the Peoples Market Value is equal to or less than $37.66 but equal to or greater than $27.84, the quotient determined by dividing (x) $3.145 by (y) the Peoples Market Value, (B) if the Peoples Market Value is less than $27.84, 0.1130 shares or (C) if the Peoples Market Value is greater than $37.66, 0.0835 shares.

    For options granted on June 29, 1997, the above formula will apply except that the aggregate consideration to be paid to Gateway option holders shall be based on appreciation of $1.1875 and determined as follows: (A) if the Peoples Market Value is equal to or less than $37.66 but equal to or greater than $27.84, the quotient determined by dividing (x) 0.8075 by (y) the Peoples Market Value, (B) if the Peoples Market Value is less than $27.84, 0.0290 shares or (C) if the Peoples Market Value is greater than $37.66, 0.0214 shares.

CONDITIONS TO THE MERGER

    The Merger Agreement provides that consummation of the proposed transaction is subject to the satisfaction of certain conditions, or the waiver of such conditions by the party entitled to do so, at or before the Effective Time. Each of the parties' obligations under the Merger Agreement is subject to the following conditions, among others: (a) all corporate action necessary to authorize the execution and delivery of the Merger Agreement and consummation of the transactions contemplated thereby has been duly and validly taken by Peoples, PAC and Gateway, including approval by the requisite vote of the respective stockholders of PAC and Gateway of the Merger Agreement; (b) all approvals and consents for the transactions contemplated by the Merger Agreement from the Federal Reserve and any other governmental entity, the approval or consent of which is required for the consummation of the Merger, and the other transactions contemplated thereby have been received and all statutory waiting periods in respect thereof shall have expired; (c) none of Peoples, Gateway or their respective subsidiaries is subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Merger or any of the other transactions contemplated thereby; (d) the Registration Statement has become effective under the Securities Act, and Peoples shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the Peoples Common Shares in connection with the Merger, and neither the Registration Statement nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority; (e) the Peoples Common Shares to be issued in connection with the Merger have been approved for listing on The Nasdaq National Market; and (f) Peoples and Gateway have received an opinion issued by Elias, Matz, Tiernan &

Herrick L.L.P., to the effect that, among other things, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that (i) no gain or loss will be recognized by Peoples, PAC or Gateway as a result of the Merger; (ii) no gain or loss will be recognized by the stockholders of Gateway who exchange their Gateway Common Stock solely for Peoples Common Shares pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Peoples Common Shares); (iii) the tax basis of the Peoples Common Shares received by stockholders who exchange all of their Gateway Common Stock solely for Peoples Common Shares in the Merger will be the same as the tax basis of the Gateway Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and (iv) any stockholders of Gateway who receive cash in exchange for their shares of Gateway Common Stock will recognize gain, if any, equal to the lesser of (i) the excess of the amount of cash plus the fair market value of any Peoples Common Shares received in the Merger over the shareholder's adjusted tax basis in their Gateway Common Stock, or (ii) the amount of cash received. See "The Merger--Certain Federal Income Tax Consequences."

    In addition to the foregoing conditions, Peoples' and PAC's obligations under the Merger Agreement are conditioned upon, among others: (a) the representations and warranties of Gateway set forth in the Merger Agreement are true and correct as of June 17, 1997 and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything in the Merger Agreement to the contrary, this condition will be deemed to be satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct would have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or business of Gateway on a consolidated basis or on the ability of Peoples, PAC and Gateway, as applicable, to consummate the Merger; (b) Gateway has performed in all material respects all obligations and covenants required to be performed by it pursuant to the Merger Agreement on or prior to the Effective Time; (c) Peoples has received the written opinion of Elias, Matz, Tiernan & Herrick L.L.P., and Adkins & Adkins Attorneys, P.S.C., or another general corporate law firm licensed to practice in Kentucky, dated the date of the Closing, with respect to certain legal matters;
(d) the dissenters' shares constitute not more than 10% of the outstanding shares of Gateway Common Stock immediately prior to the Effective Time; (e) each of the directors of Gateway has executed and delivered the Stockholders Agreement; and (f) Gateway has furnished Peoples with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions as Peoples may reasonably request.

    In addition to the conditions set forth above as applicable to both parties, Gateway's obligations under the Merger Agreement are conditioned upon, among others: (a) the representations and warranties of Peoples as set forth in the Merger Agreement are true and correct as of June 17, 1997 and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything in the Merger Agreement to the contrary, this condition will deemed to be satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct would have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or business of Peoples on a consolidated basis or on the ability of Peoples and Gateway, as applicable, to consummate the Merger; (b) Peoples and PAC have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by them pursuant to the Merger Agreement on or prior to the Effective Time; (c) Gateway has received the written opinion of Charles R. Hunsaker, General Counsel to Peoples, or another general corporate law firm licensed to practice in Ohio, dated the date of the Closing, that address certain legal matters; (d) Gateway has received an opinion from FBR dated as of the date the Proxy Statement/ Prospectus is mailed to the Gateway stockholders to the effect that, in its opinion, the consideration to be paid to stockholders of Gateway is fair to such stockholders from a financial point of view; and (f) Peoples and/or PAC have furnished Gateway with such certificates of their respective officers or others and such other documents to evidence fulfillment of the conditions as Gateway may reasonably request.

PROCEDURES FOR EXCHANGE OF GATEWAY STOCK CERTIFICATES

    Within three business days of the Effective Time, Peoples will deposit, or will cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Gateway Common Stock, an estimated amount of cash sufficient to pay the aggregate Cash Consideration and the aggregate amount of cash to be paid in lieu of fractional shares, and Peoples shall reserve for issuance with its transfer agent and registrar the aggregate Stock Consideration to be issued.

    The Letter of Transmittal and Election Form to be mailed within three business days after the Effective Time will specify that delivery will be effected, and risk of loss and title to Gateway Stock Certificates representing Peoples Common Shares shall pass, only upon proper delivery of the Gateway Stock Certificates to the Exchange Agent and shall include instructions for use in effecting the surrender of the Gateway Stock Certificates in exchange for certificates evidencing Peoples Common Shares or cash, as appropriate.

    Upon the proper surrender to the Exchange Agent of a Gateway Stock Certificate for cancellation, together with such Letter of Transmittal and Election Form, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Gateway Stock Certificate will be entitled to receive in exchange therefor the appropriate Merger Consideration. As soon as practicable after completion of the allocations of the Merger Consideration and in no event later than ten business days after the Election Deadline, the Exchange Agent will distribute Peoples Common Shares and cash as provided in the Merger Agreement.

    No dividends or other distributions declared or made after the Effective Time with respect to Peoples Common Shares with a record date after the Effective Time will be paid to the holder of any unsurrendered Gateway Stock Certificate with respect to the Peoples Common Shares represented thereby, and no cash payment in lieu of any fractional shares will be paid to any such holder, until the holder of such Gateway Stock Certificate surrenders such certificate. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Certificate, the holder of whole Peoples Common Shares issued in exchange therefor, will be paid, without interest, (i) the amount of any cash payable with respect to such whole Peoples Common Shares, and
(ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Peoples Common Shares.

    At the Effective Time, the stock transfer books of Gateway will be closed and there will be no further registration of transfers of shares of Gateway Common Stock thereafter on the records of Gateway. From and after the Effective Time, the holders of certificates representing shares of Gateway Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to such shares of Gateway Common Stock, except as otherwise provided in the Merger Agreement or by law.

    Any portion of the aggregate Per Share Cash Consideration or the proceeds of any investments thereof that remains unclaimed by the stockholders of Gateway for six (6) months after the Effective Time will be repaid by the Exchange Agent to Peoples upon the written request of Peoples. After such request is made, any stockholder of Gateway will look only to Peoples for payment and issuance of the Merger Consideration deliverable in respect of each share of Gateway Common Stock such stockholder holds as determined pursuant to the Merger Agreement without any interest thereon. If outstanding Gateway Stock Certificates are not surrendered or the payment for such shares is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items will, to the extent permitted by abandoned property and any other applicable law, become the property of Peoples (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither

Peoples, the Exchange Agent nor any other person will be liable to any former holder of Gateway Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    Peoples and the Exchange Agent will be entitled to rely upon Gateway's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books will be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Gateway Stock Certificate, Peoples and the Exchange Agent will be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

    In the event any Gateway Stock Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Gateway Stock Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Gateway Stock Certificate, the Merger Consideration deliverable in respect thereof pursuant to the Merger Agreement will be paid to the stockholder.

REGULATORY APPROVALS

    Consummation of the Merger is subject to, among other things, prior receipt of all requisite approvals from the Federal Reserve and any other regulatory agency of competent jurisdiction necessary to consummate the Merger and expiration of all regulatory waiting periods applicable to the Merger. Peoples has applied to and received approval from the Federal Reserve pursuant to the Bank Holding Company Act of 1956, as amended, to acquire Gateway and Catlettsburg Federal. No other regulatory approval is necessary in connection with the transactions contemplated by the Merger Agreement.

BUSINESS PENDING THE MERGER

    Under the terms of the Merger Agreement, Gateway has agreed not to take certain actions, nor permit its subsidiaries to take certain actions, prior to consummation of the Merger without the prior written consent of Peoples, including, among other things, the following: (i) change any provision of the Articles of Incorporation or other governing instrument or Bylaws of Gateway or its subsidiaries; (ii) except for the issuance of Gateway Common Stock pursuant to the terms of outstanding stock options, change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of Gateway or its subsidiaries, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock; (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Gateway or its subsidiaries, except for regular quarterly cash dividends not in excess of $0.10 per share of Gateway Common Stock; (iv) grant any severance or termination pay (other than pursuant to binding contracts of Gateway currently in effect and disclosed pursuant to the Merger Agreement), to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers or employees; or award any increase in compensation or benefits to its directors, officers or employees, except, in the case of employees, such as are granted each January in the ordinary course of business in an amount and consistent with past practices and policies; (v) subject to certain exceptions, enter into or modify any employee benefit plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to Gateway's Employee Stock Ownership Plan or any other defined contribution plan or any defined benefit pension or retirement plan other than in the ordinary course of business consistent with past practice; (vi) sell or dispose of any significant assets or incur any significant liabilities, or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity; (vii) make any capital expenditures in excess of $10,000 in the aggregate, other than expenditures necessary to maintain existing assets in good repair and other than as disclosed pursuant to the Merger Agreement; (viii) file any applications or make any contract with respect to branching or site location or relocation; (ix) make any material change in its accounting methods or practices, other than changes required by generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations; (x) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law; (xi) engage in any transaction with an "affiliated person" or "affiliate," in each case as defined in the Merger Agreement; (xii) enter into any futures contract, option or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest; (xiii) take any action that would result in any of its representations and warranties contained in the Merger Agreement not being true and correct in any material respect at the Effective Time; or (xiv) agree to do any of the foregoing.

    Furthermore, each party has agreed to provide the other party and its representatives with such financial data and other information with respect to its business and properties as such party from time to time reasonably requests. Each party will cause all non-public financial and business information obtained by it from the other to be treated confidentially. If the Merger is not consummated, each party will either return to the other all non-public financial statements, documents and other materials previously furnished by such party or destroy such information.

ACQUISITION PROPOSALS

    Until the Effective Time of the Merger or the earlier termination of the Merger Agreement, neither Gateway nor its subsidiaries will, nor will Gateway or its subsidiaries authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative of Gateway or its subsidiaries to, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Peoples) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving Gateway or its subsidiaries (an "Acquisition Transaction"); provided, however, that Gateway may provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Gateway, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such information should be furnished. Under the Merger Agreement, Gateway is required to promptly communicate to Peoples the terms of any proposal which it may receive in respect of any such Acquisition Transaction and to provide Peoples with copies of (i) any written legal advice provided to the Board of Directors of Gateway, (ii) all such written inquiries or proposals and (iii) an accurate and complete written synopsis of all such oral inquiries or proposals.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains representations and warranties of Peoples and Gateway which are customary in transactions of this type, including, but not limited to, representations and warranties concerning: (a) the organization and capitalization of Peoples and its subsidiaries and Gateway and its subsidiaries;
(b) the due authorization, execution, delivery and enforceability of the Merger Agreement; (c) consents or approvals required, and the lack of conflicts or violations under applicable articles of incorporation, bylaws, instruments and laws, with respect to the transactions contemplated by the Merger Agreement; (d) the documents to be filed by Peoples and Gateway with the Commission and other regulatory agencies; (e) the conduct of business in the ordinary course and absence of certain changes; (f) financial statements; (g) compliance with laws; and (h) the allowance for loan losses and real estate owned.

EFFECTIVE TIME OF THE MERGER; TERMINATION AND AMENDMENT

    The Effective Time of the Merger will occur upon the filing of a Certificate of Merger with the Secretary of State of the State of Ohio pursuant to the OGCL and Articles of Merger with the Secretary of State of the Commonwealth of Kentucky pursuant to the KBCA, unless a later date and time is specified as the effective time in such Certificate of Merger and Articles of Merger. Such filings will occur only after the receipt of all requisite regulatory approvals, approval of the Merger Agreement by the requisite vote of Gateway's stockholders, the expiration of all applicable regulatory waiting periods and the satisfaction or waiver of all other conditions to the Merger.

    A closing (the "Closing") will take place immediately prior to the Effective Time at 10:00 a.m. on or before the tenth day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver (to the extent permitted) of all the conditions to consummation of the Merger, or on such other date as the parties may mutually agree upon.

    The Merger Agreement may be terminated, either before or after approval by the stockholders of Peoples and Gateway, as follows: (a) by mutual written consent of the parties; (b) by Peoples or Gateway (i) if the Effective Time has occurred on or prior to June 17, 1998 or (ii) if a vote of the stockholders of Gateway is taken and such stockholders fail to approve the Merger Agreement at the meeting of stockholders (or any adjournment thereof); unless the failure of such occurrence is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe its agreements set forth therein to be performed or observed by such party at or before the Effective Time; (c) by Peoples or Gateway upon written notice to the other 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement has been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied; (d) by Peoples in writing if Gateway has, or by Gateway in writing if Peoples has, breached (i) any covenant or undertaking contained in the Merger Agreement, or (ii) any representation or warranty contained in the Merger Agreement, which breach would have a material adverse effect on the business, operations, assets or financial condition of Gateway and its subsidiaries or Peoples and its subsidiaries, as applicable, taken as a whole, or upon the consummation of the transactions contemplated by the Merger Agreement, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time; provided that either party may terminate the Merger Agreement on the basis of any such material breach of any representation or warranty, notwithstanding any qualification therein relating to the knowledge of the other party; (e) by Peoples or Gateway if any of the applications for prior approval referred to in the Merger Agreement are denied or are approved contingent upon the satisfaction of any condition or requirement which, in the reasonable opinion of the Board of Directors of Peoples, would materially impair the value of Gateway and its subsidiaries to Peoples, and the time period for appeals and requests for reconsideration has run; (f) by Gateway or Peoples, by action of a majority of its respective Board of Directors, in the event the Peoples Market Value is less than $27.84; or (g) by Gateway, without any liability for expenses or damages by or to Peoples whatsoever if Peoples: (i) changes any provision of the Articles of Incorporation or other governing instrument or Regulations of Peoples or PAC in a manner which would adversely affect in any manner the terms of the Peoples Common Shares or the ability of Peoples and PAC to consummate the transactions contemplated by the Merger Agreement; (ii) effects any recapitalization, reclassification, stock split or like change in capitalization; or (iii) participates in any merger, consolidation or other transaction in which Peoples is not the surviving corporation or sells, transfers or otherwise disposes of all or substantially all of the consolidated assets or deposit liabilities (other than loans and investments in the ordinary course) or the capital stock of The Peoples Banking and

Trust Company, The First National Bank of Southeastern Ohio or Russell Federal Savings Bank directly or indirectly held by it.

    To the extent permitted under applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of Gateway, the parties may by written agreement (a) amend the Merger Agreement, (b) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (c) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto, or (d) waive compliance with any of the agreements or conditions contained therein. However, after any approval of the Merger Agreement by the stockholders of Gateway, there may not be, without further approval of such stockholders, any amendment or waiver of the Merger Agreement which modifies either the amount or the form of the Merger Consideration to be delivered to the stockholders of Gateway.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Gateway Board of Directors, stockholders should be aware that members of Gateway's management and the Gateway Board of Directors have interests in the Merger that are in addition to the interests of stockholders generally. The Gateway Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

    OPERATIONS OF GATEWAY AND CATLETTSBURG FEDERAL. Peoples intends to maintain Gateway as a separate holding company subsidiary of Peoples for a period of not less than two years from the Effective Time. In addition, the Merger Agreement provides that Peoples will maintain Catlettsburg Federal as a separate subsidiary of Gateway (or a successor or alternative subsidiary of Peoples) for a period of not less than two years from the Effective Time. Following such two-year period, Peoples may, in its sole discretion, determine to merge or consolidate Catlettsburg Federal with other Peoples subsidiaries as it determines to be appropriate.

    BOARDS OF DIRECTORS OF GATEWAY AND CATLETTSBURG FEDERAL. Pursuant to the Merger Agreement, effective as of the Effective Time, Rebecca R. Jackson and John H. Fugeman, who are presently directors of Gateway (in the event of the death, disability or other inability to serve, Gateway and Peoples shall mutually agree upon another individual presently or at such time serving as a director of Gateway to replace such person in this capacity) in addition to Robert E. Evans, RobRoy Walters and Carol A. Schneeberger of Peoples, will be elected to the Board of Directors of Gateway and, David B. Baker, Robert E. Evans, Norman R. Menshouse, Carol A. Schneeberger, RobRoy Walters and Joseph H. Wesel of Peoples will be elected to the Board of Directors of Catlettsburg Federal. The existing directors of Catlettsburg Federal may continue to serve as directors of Catlettsburg Federal.

    OFFICERS AND EMPLOYEES OF GATEWAY AND CATLETTSBURG FEDERAL. Pursuant to the Merger Agreement, Rebecca R. Jackson, the current President and Chief Executive Officer of Catlettsburg Federal, will continue to be retained by Catlettsburg Federal in accordance with the terms of her employment agreement. However, Peoples does not intend to have Ms. Jackson serve as Chief Executive Officer of Gateway after the Merger nor does it intend to renew her employment agreement at the annual anniversary date of such agreement. All employees of Gateway and Catlettsburg Federal immediately prior to the Effective Time will remain employees of Gateway and Catlettsburg Federal at the Effective Time and, except for Rebecca R. Jackson, will be employed by Gateway and Catlettsburg Federal as at-will employees at the same salary they are receiving from Gateway or Catlettsburg Federal. Peoples does not intend to impose job eliminations at Gateway or Catlettsburg Federal as a result of the Merger.

    TRANSFERRED EMPLOYEES. All employees of Gateway or it subsidiaries immediately prior to the Effective Time who are employed by Peoples or its subsidiaries immediately following the Effective Time ("Transferred Employees") will be covered by Peoples' employee benefit plans on substantially the same basis as any employee of Peoples or its subsidiaries in a comparable position. Notwithstanding the foregoing, Peoples may determine to continue any of the Gateway benefit plans for Transferred Employees in lieu of offering participation in Peoples' benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of the Gateway benefit plans, or to merge any such benefit plans with Peoples' benefit plans, provided the result is the provision of the benefits to Transferred Employees that are substantially similar to the benefits provides to Peoples' employees generally. Except as specially provided in the Merger Agreement and as otherwise prohibited by law, Transferred Employees' service with Gateway will be recognized as service with Peoples for purposes of eligibility to participate and vesting, if applicable (but not for purposes of benefit accrual) under Peoples' benefit plans, subject to applicable break-in-service rules.

    HEALTH PLANS. Peoples has agreed that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans will not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by Gateway at the Effective Time and who then change coverage to Peoples' medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll.

    GATEWAY ESOP. The Merger Agreement provides that prior to the Effective Time, Gateway may amend the Gateway Employee Stock Ownership Plan (the "Gateway ESOP") to provide for: (i) elimination of any requirement for a participant to be employed as of the last day of the year to receive an employer contribution, other annual additions or allocations; (ii) clarification that any unallocated assets remaining after payment of the Gateway ESOP loan will be treated as earnings; and (iii) such other changes as may be necessary under the Tax Reform Act of 1986, as amended. From and after June 17, 1997, Gateway may make no further contributions to the Gateway ESOP, except in an amount to pay any required installment payment on the Gateway ESOP loan. In addition, prior to the Effective Time, Gateway and its representatives, with the full cooperation of Peoples, will use their best efforts to: (i) submit to an Application of Determination upon Termination relating to the Gateway ESOP which discloses the proposed allocation of the cash remaining in the suspense account (after the repayment of the Gateway ESOP loan) without regard to Section 415 of the Code; and (ii) maintain the status of the Gateway ESOP as a plan qualified under
Section 401(a) and 4975 of the Code. At the Effective Time or as soon thereafter as is practicable and permissible under the Code, Gateway and Peoples will cause the Gateway ESOP loan to be repaid with the Merger Consideration received by the Gateway ESOP with respect to unallocated shares of Gateway Common Stock. If the IRS issues a favorable determination letter with respect to termination of the Gateway ESOP and proposed allocation of the remaining suspense account to participants, Peoples and Gateway will, as soon thereafter as practicable, distribute the Gateway ESOP benefits to the Gateway ESOP participants pursuant to the terms of the Gateway ESOP. If the IRS determines that it will not issue a favorable determination letter with respect to the proposed allocation because of the Section 415 limitations, then the maximum allocations of earnings will be made to a participant on a plan termination basis consistent with the limitations under Section 415 of the Code. Any remaining cash attributable to unallocated shares of Gateway Common Stock will remain in the suspense account and be allocated to the accounts of such participant without a violation of the limitation in Section 415. Upon the last distribution of the cash or other assets attributable to unallocated shares remaining in the suspense account, the Gateway ESOP will be terminated in accordance with applicable law.

    In the event that, following the Effective Time, the employment of any Gateway ESOP participant who was employed by Gateway is involuntarily terminated without cause by Gateway, such participant (or his or her beneficiary or beneficiaries) will receive a cash bonus from Gateway as soon as practicable after the date on which the final allocation of earnings from the suspense account is made, equal to the amount such participant would have received if he or she had continued to be a participant in the Gateway ESOP, at his or her then-current annualized compensation as such term is defined in the Gateway ESOP, through the date of the termination of the ESOP Trust; provided, however, that neither Peoples nor Gateway will be obligated to make any such cash payment under any circumstances in which such payments are not or will not be deductible because of Section 280G of the Code.

    Peoples and the Gateway will adopt such additional amendments to the Gateway ESOP as may be reasonably required by the IRS as a condition to granting a favorable determination letter, provided that such amendments do not substantially change the terms outlined above or result in a material adverse change in the business, operations, assets, financial condition or prospects of Peoples or Gateway or an additional material liability to Peoples or Gateway.

    INDEMNIFICATION; INSURANCE. The Merger Agreement provides that from and after the Effective Time through the fifth anniversary of the Effective Time, Peoples (the "Indemnifying Party") will indemnify and hold harmless and provide directors and officers liability insurance to each present and former director and officer of Gateway or any Gateway subsidiary determined as of the Effective Time. From the Effective Time and continuing thereafter, the current officers and directors of Gateway will be indemnified and provided directors' and officers' liability insurance by Peoples for their acts and omissions arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time exactly as is provided on the date of the Merger Agreement in Article Five of the Code of Regulations of Peoples and with the existing directors and officers' liability insurance policy as of the date of the Merger Agreement, each of which may be changed, altered, modified or discontinued in good faith and solely if it does not discriminate against directors or officers of Gateway or any Gateway subsidiary with respect to the insurance and indemnification so provided for.

    Other than as set forth above, no director or executive officer of Gateway or Peoples has any direct or indirect material interest in the Merger, except in the case of Gateway directors and executive officers, insofar as ownership of Gateway Common Stock and existing options might be deemed such an interest.

RESALE CONSIDERATIONS WITH RESPECT TO THE PEOPLES COMMON SHARES

    The Peoples Common Shares that will be issued if the Merger is consummated have been registered under the Securities Act and listed on The Nasdaq National Market and will be freely transferable, except for Peoples Common Shares received by persons, including directors and executive officers of Gateway, who may be deemed to be "affiliates" of Gateway under Rule 145 promulgated under the Securities Act. Affiliates may not sell their Peoples Common Shares acquired pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act covering such Peoples Common Shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of Gateway generally include individuals or entities that control, are controlled by, or are under common control with, Gateway and may include certain officers and directors of Gateway as well as any stockholders who own more than 10% of the Gateway Common Stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Elias, Matz, Tiernan & Herrick L.L.P., special counsel to Gateway, has rendered an opinion to Peoples and Gateway as to the principal federal income tax consequences expected to result from the Merger. Such opinion is included as an exhibit to the Registration Statement. Neither the opinion nor this summary addresses any tax considerations under foreign, state or local laws, or the tax considerations to certain stockholders in light of their particular circumstances, including persons who are not United States citizens, or who are resident aliens, life insurance companies, dealers in securities, tax exempt entities, stockholders who received their shares through the exercise of employee stock options or through other compensation arrangements, and stockholders who do not hold their shares as "capital assets" within the meaning of Section 1221 of the Code.

    No rulings have been requested from the Internal Revenue Service ("IRS") as to the federal income tax consequences of the Merger. Stockholders should be aware that the opinion of Elias, Matz, Tiernan & Herrick L.L.P. is not binding on the IRS. Stockholders should also be aware that some of the tax consequences of the Merger are governed by provisions of the Code as to which there are no final regulations and little or no judicial or administrative guidance. The opinion of Elias, Matz, Tiernan & Herrick L.L.P. is based upon the federal income tax laws as in effect on the date of such opinion and as those laws are currently interpreted. There can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements contained herein.

    The federal income tax consequences discussed below are conditioned upon, and the opinion of Elias, Matz, Tiernan & Herrick L.L.P. is based upon, the accuracy as of the date hereof and at, as of and after the Effective Time of the Merger of certain assumptions, including, but not limited to, the following (taking into account for purposes hereof all of the events which are contemplated under the Merger Agreement): (A) that, pursuant to the Merger, the holders of Gateway Common Stock receive Peoples Common Shares having a value as of the Effective Time of the Merger of not less than fifty percent (50%) of the value of the Gateway Common Stock as of the same date; (B) that following the Merger, Peoples will continue the historic business of Gateway or use a significant portion of Gateway's historic business assets in a business; and (C) that a bona fide corporate business purpose exists for the Merger.

    Peoples and Gateway believe that all of the foregoing assumptions are accurate as of the date hereof, and will be accurate at, as of and after the Effective Time of the Merger. If either Peoples or Gateway learns before the Effective Time of the Merger that such assumptions are false and that its counsel therefore believes that the Merger is unlikely to be treated as a tax-free reorganization, then additional stockholder approval will be obtained before consummation of the Merger.

    Elias, Matz, Tiernan & Herrick L.L.P. has rendered an opinion to Peoples and Gateway, based upon the assumptions set forth herein, that the Merger will be treated as a reorganization within the meaning of Section 368 of the Code and will have the following federal income tax consequences: (i) no gain or loss will be recognized by Peoples, PAC or Gateway as a result of the Merger; (ii) no gain or loss will be recognized by the stockholders of Gateway who exchange their Gateway Common Stock solely for Peoples Common Shares pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Peoples Common Shares); (iii) the tax basis of the Peoples Common Shares received by stockholders who exchange all of their Gateway Common Stock solely for Peoples Common Shares in the Merger will be the same as the tax basis of the Gateway Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and
(iv) any stockholders of Gateway who receive cash in exchange for their shares of Gateway Common Stock will recognize gain, if any, equal to the lesser of (a) the excess of the amount of cash plus the fair market value of any Peoples Common Shares received in the Merger over the stockholder's adjusted tax basis in the Gateway Common Stock, or (b) the amount of cash received.

    Unless an exception is available under applicable law or regulations, 31% of the cash portion of the Merger Consideration payable to a stockholder will be withheld unless that payee provides a tax identification number (social security number or employer number) and certifies that such number is correct on a Form W-9 which will be provided with the Letter of Transmittal and Election Form that will be used to exchange shares of Gateway Common Stock for the Merger Consideration.

ACCOUNTING TREATMENT OF THE MERGER

    The Merger will be accounted for as a purchase for financial reporting purposes. Under this method of accounting, Peoples will record the acquisition of Gateway at its cost at the Effective Time of the Merger, which cost would include the cash paid in the Merger, the fair value of the Peoples Common Shares issued in the Merger and all direct acquisition costs. The purchase price will be allocated to the acquired assets and assumed liabilities of Gateway based upon their estimated fair values at the Effective Time of the Merger in accordance with generally accepted accounting principles. The purchase price in excess of the fair values of the identifiable net assets acquired will be recorded as an intangible asset and amortized over a period of 15 years for financial accounting purposes. The reported income of Peoples will include the operations of Gateway after the Effective Time of the Merger. See "Pro Forma Condensed Consolidated Financial Statements (Unaudited)."

DISSENTERS' RIGHTS

    Any owner of shares of Gateway Common Stock has the right under Subtitle 13 of the KBCA to object to the Merger and demand to be paid in cash the fair value of such shares upon complying in full with the provisions of Subtitle 13. THE FOLLOWING DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE KBCA OR SUBTITLE 13 OF THE KBCA AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THOSE PROVISIONS, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX C. SUCH PROVISIONS MUST BE STRICTLY COMPLIED WITH OR A STOCKHOLDER'S DISSENTERS' RIGHTS WILL BE LOST.

    Pursuant to Kentucky Revised Statutes ("KRS") Sections 271B.13-010 to 271B.13-310, any stockholder of Gateway who desires to dissent from the Merger must deliver a written objection to the Merger to Gateway before the vote on the Merger at the Special Meeting and must not vote his shares in favor of the Merger. The failure to vote against the Merger will not constitute a waiver of the stockholder's dissenter's rights if all statutory requisites are satisfied; a vote against the proposed Merger will not itself satisfy the notice requirement of the dissenters' right statute. If the Merger is approved by the required vote, the surviving corporation must deliver, within ten (10) days after the date of the Special Meeting, a written notice to each stockholder who has properly delivered a written objection to the Merger and did not vote in favor of the Merger. Such notice (the "Dissenters' Notice") must: (i) state where the dissenter must send a payment demand and when and where the dissenter must deliver certificates for his shares; (ii) supply a form for the stockholders' demand for payment; (iii) set a date, not fewer than thirty (30) days nor more than sixty (60) days after the Dissenters' Notice is delivered, by which date the surviving corporation must receive the stockholders' payment demand; and (iv) include a copy of KRS 271B.13-010 to 271B.13-310. A stockholder who is sent the Dissenters' Notice must demand payment, certify whether he acquired beneficial ownership of his shares before the date of the first announcement of the Merger (as set forth in the Dissenters' Notice) and deposit his or her Gateway Stock Certificates in accordance with the terms of the Dissenters' Notice. Any stockholder failing to demand payment by the dates specified in the Dissenters' Notice or failing to deposit his or her Gateway Stock Certificate at the place and by the times specified in the Dissenters' Notice will be bound by the terms of the proposed Merger.

    At the Effective Time of the Merger, or upon its receipt of a payment demand from the stockholder, the surviving corporation must pay the amount the surviving corporation estimates to be the fair value of the shares, plus accrued interest, to each dissenter who properly submits payment demand and deposits his shares. The payment must be accompanied by certain of the surviving corporation's financial statements, a statement of the surviving corporation's estimate of the fair value of the shares, an explanation of how interest was calculated and a statement of the dissenters' right to demand payment if dissatisfied with the payment. The surviving corporation may elect to withhold payment from any dissenter who became the beneficial owner of shares after the date of the first announcement of the Merger, in which case the surviving corporation must send an offer to pay its estimate of the fair value of the shares, together with a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters' right to demand payment if dissatisfied with the offer.

    A dissenting stockholder may notify the surviving corporation in writing of his own estimate of the fair value of the shares and the amount of interest due, and demand payment of his estimate (less any payment already received), or in the case of a dissenter who acquired his shares after the first announcement of the Merger, reject the surviving corporation's offer and demand payment of his estimate of the fair value of the shares and interest due, if: (i) the dissenter believes that the amount paid or offered is less than the fair value of the shares or that the interest due is incorrectly calculated; (ii) the surviving corporation fails to make payment within sixty (60) days after the date set for demanding payment in the Dissenters' Notice, or (iii) if the Merger does not occur, and the surviving corporation fails to return deposited certificates within sixty (60) days after the date set for demanding payment. A dissenter waives his rights to demand payment if dissatisfied with the surviving corporation's payment for his shares or offer to pay if the dissenter fails to notify the surviving corporation in writing within thirty (30) days after the surviving corporation made or offered payment for his shares.

    If a dissenter's demand for payment remains unsettled, the surviving corporation must commence a proceeding within sixty (60) days after receiving payment demand in the Circuit Court of Boyd County, Kentucky, and petition the Court to determine the fair value of the shares and accrued interest. If the surviving corporation does not commence the proceeding within the sixty (60) day period, it must pay each dissenter whose demand remains unsettled the amount the dissenter demanded. The surviving corporation also must make all dissenters whose demands remain unsettled parties to the proceeding. Each dissenter will be entitled to judgment for the amount, if any, for which the Court finds the fair value of his shares, plus interest, exceeds the amount paid by the surviving corporation, or the fair value plus accrued interest of any shares for which the surviving corporation offered to pay its estimate of the fair value of such shares.

    All costs of the proceedings will be assessed against the surviving corporation, except the Court may assess the costs against all or some of the dissenters, in amounts the Court finds equitable, to the extent the Court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment. The Court may also assess the fees and expenses of counsel and experts for the respective parties in the amount the Court finds equitable, (i) against the surviving corporation and in favor of any or all dissenters, if the Court finds the surviving corporation did not substantially comply with the requirements of KRS 271B.13-200 to 271B.13-280, or (ii) against either the surviving corporation or a dissenter, in favor of any other party, if a Court finds the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith. If the Court finds that the services of counsel for any dissenter was of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the surviving corporation, the Court may award to these counselors reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

    The foregoing summary of the rights of dissenting stockholders is qualified in its entirety by reference to the provisions of KRS Sections 271B.13-010 to 271B.13- 310, which are set forth in full in Appendix C to this Proxy Statement/Prospectus.

    It is a condition to Peoples' obligation to consummate the Merger that the number of dissenters' shares be less than 10% of the Gateway Common Stock immediately prior to the Effective Time. See "The Merger--Conditions to the Merger." Peoples has reserved the right to waive this condition at any time.

EXPENSES OF THE MERGER

    The Merger Agreement provides that Peoples and Gateway will each bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the Merger Agreement, including, without limitation, legal, accounting, investment banking and printing expenses, provided, however, that Peoples and Gateway will share equally in the costs of printing the Registration Statement and this Proxy Statement/Prospectus.

    In order to increase the likelihood that the transactions contemplated by the Merger Agreement will be consummated, the Merger Agreement provides that if an Acquisition Transaction has occurred and the Gateway Board of Directors is excused from recommending approval of the Merger to the Gateway stockholders and the Gateway stockholders do not approve the Merger Agreement, then in consideration of Peoples' costs and expenses in connection with the Merger Agreement and the transactions contemplated thereunder, Gateway will pay $300,000 to Peoples as an agreed-upon termination fee. In the event that the Merger Agreement is terminated on account of an intentional breach of any of the representations and warranties or of any of the covenants or agreements set forth therein, Gateway will pay to Peoples, in the case of a breach by Gateway, or Peoples will pay to Gateway, in the case of a breach by Peoples, the sum of $600,000 as agreed-upon liquidated damages.

STOCKHOLDERS AGREEMENT

    In conjunction with the Merger Agreement, Peoples has also entered into a Stockholders Agreement with each of the directors of Gateway. Pursuant to such Stockholders Agreement, each of the directors of Gateway has agreed, among other things, not to sell, pledge, transfer or otherwise dispose of his or her shares of Gateway Common Stock prior to the Special Meeting and to vote such shares of Gateway Common Stock in favor of the Merger Agreement.

                        PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)

    The pro forma condensed consolidated balance sheet as of June 30, 1997, and the related pro forma condensed consolidated statements of income for the six months ended June 30, 1997 and for the year ended December 31, 1996, give effect to the acquisition of 100% of the outstanding Common Stock of Gateway by Peoples. The pro forma information is based on the historical consolidated financial statements, including the notes thereto, of Peoples that are incorporated by reference in to this Proxy Statement/Prospectus (see "Incorporation of Certain Documents by Reference" and "Peoples Selected Consolidated Financial Information") and the historical consolidated financial statements of Gateway, including the notes thereto, included elsewhere herein (see "Index to Gateway Consolidated Financial Statements" and "Gateway Selected Consolidated Financial Information").

    The pro forma information set forth below gives effect to the Merger under the purchase method of accounting. The pro forma condensed statements of income give effect to the Merger as if it had occurred at the beginning of each period presented. The pro forma consolidated per share data gives effect to the assumed issuance of 354,168 Peoples Common Shares, which assumes that the Per Share Stock Consideration is $12.79 (based upon an Exchange Ratio of 0.4978, assuming the Peoples Market Value is $37.75), resulting in 3,800,236 Peoples Common Shares outstanding following the Merger.

    This pro forma information may not necessarily be indicative of the operating results or financial position that would have actually occurred if the Merger had been consummated at the beginning of each period presented, nor is it necessarily indicative of future operating results or financial position.

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                                    AS OF JUNE 30, 1997
                                            --------------------------------------------------------------------
                                                     AS REPORTED
                                            -----------------------------    PRO FORMA               PRO FORMA
                                               PEOPLES         GATEWAY      ADJUSTMENTS               COMBINED
                                            --------------  -------------  --------------           ------------
ASSETS:
  Cash and cash equivalents:
    Cash and due from banks...............  $   22,389,000  $      83,000        --                 $ 22,472,000
    Interest-bearing deposits in other
      banks...............................         836,000      2,279,000      (2,000,000)(a)          1,115,000
    Federal funds sold....................       3,300,000       --              --                    3,300,000
                                            --------------  -------------  --------------           ------------
        Total cash and cash equivalents...      26,525,000      2,362,000      (2,000,000)            26,887,000
  Available-for-sale investment
    securities, at estimated fair value...     147,856,000       --            34,800,000(a)(b)(c)   182,656,000
  Held-to-maturity, at amortized cost.....        --           39,558,000     (39,558,000)(c)            --
  Loans, net..............................     467,445,000     21,086,000         153,000(b)         488,684,000
  Allowance for loan losses...............      (7,298,000)       (81,000)             --             (7,379,000)
                                            --------------  -------------  --------------           ------------
    Net loans                                  460,147,000     21,005,000         153,000            481,305,000
  Bank premises and equipment, net........      11,321,000        349,000         309,000(b)          11,979,000
  Other assets............................      15,668,000        554,000       2,497,000(b)          18,719,000
                                            --------------  -------------  --------------           ------------
        Total assets......................  $  661,517,000  $  63,828,000  $   (3,799,000)          $721,546,000
                                            --------------  -------------  --------------           ------------
                                            --------------  -------------  --------------           ------------
LIABILITIES:
  Deposits:
    Non-interest bearing..................      58,678,000       --              --                   58,678,000
    Interest bearing......................     486,652,000     46,318,000         (64,000)(b)        532,906,000
                                            --------------  -------------  --------------           ------------
        Total deposits....................     545,330,000     46,318,000         (64,000)           591,584,000
  Short-term borrowings:
    Federal funds purchased and securities
      sold under repurchase agreements....      19,175,000       --              --                   19,175,000
    Federal Home Loan Bank advances.......         600,000       --              --                      600,000
                                            --------------  -------------  --------------           ------------
        Total short-term borrowings.......      19,775,000       --              --                   19,775,000

  Long-term borrowings....................      30,601,000       --              --                   30,601,000
  Accrued expenses and other
    liabilities...........................       6,896,000        248,000         157,000(b)           7,301,000
                                            --------------  -------------  --------------           ------------
        Total liabilities.................  $  602,602,000  $  46,566,000  $       93,000           $649,261,000
                                            --------------  -------------  --------------           ------------
STOCKHOLDERS' EQUITY:
  Common stock, no par value..............      34,442,000         11,000      13,359,000(a)          47,812,000
  Additional paid-in capital..............        --            7,950,000      (7,950,000)(a)            --
  Net unrealized holding gain on
    available-for-sale securities, net of
    deferred taxes........................       1,305,000       --              --                    1,305,000
  Retained earnings.......................      23,355,000     10,147,000     (10,147,000)(a)         23,355,000
  Employee benefit plans..................        --             (846,000)        846,000(a)             --
  Treasury stock, at cost.................        (187,000)      --              --                     (187,000)
                                            --------------  -------------  --------------           ------------
        Total stockholders' equity........  $   58,915,000  $  17,262,000  $   (3,892,000)          $ 72,285,000
                                            --------------  -------------  --------------           ------------
        Total liabilities and
          stockholders' equity............  $  661,517,000  $  63,828,000  $   (3,799,000)          $721,546,000
                                            --------------  -------------  --------------           ------------
                                            --------------  -------------  --------------           ------------

       PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                           SIX MONTHS ENDED JUNE 30, 1997
                                                            ------------------------------------------------------------
                                                                  AS REPORTED
                                                            -----------------------

                                                                                      PRO FORMA               PRO FORMA
                                                              PEOPLES     GATEWAY    ADJUSTMENTS              COMBINED
                                                            -----------  ----------  -----------             -----------
Interest Income:
  Interest and fees on loans..............................  $20,758,000  $  749,000   $  (3,000)(d1)         $21,504,000
  Interests and dividends on:
    Obligations of U.S. Government and its agencies.......    3,609,000   1,404,000    (147,000)(d2)           4,866,000
    Obligations of states and political subdivisions......      672,000      16,000      --                      688,000
  Other interest income...................................      845,000      66,000     (55,000)(d3)             856,000
                                                            -----------  ----------  -----------             -----------
    Total interest income.................................   25,884,000   2,235,000    (205,000)              27,914,000
Interest Expense:
  Interest on deposits....................................   10,640,000   1,155,000      13,000(d4)           11,808,000
  Interest on short-term borrowings.......................      407,000      15,000      --                      422,000
  Interest on long-term borrowings........................      977,000      --          --                      977,000
                                                            -----------  ----------  -----------             -----------
    Total interest expense................................   12,024,000   1,170,000      13,000               13,207,000
                                                            -----------  ----------  -----------             -----------
      Net interest income.................................   13,860,000   1,065,000    (218,000)              14,707,000
Provision for loan losses.................................    1,229,000      --          --                    1,229,000
                                                            -----------  ----------  -----------             -----------
      Net interest income after provision for loan
        losses............................................   12,631,000   1,065,000    (218,000)              13,478,000
Total other income........................................    2,849,000       7,000      --                    2,856,000
Total other expenses......................................    9,426,000     531,000      45,000(d5,6,7,8,9)   10,002,000
                                                            -----------  ----------  -----------             -----------
Income before federal income taxes........................    6,054,000     541,000    (263,000)               6,332,000
Total federal income taxes................................    1,927,000     193,000     (66,000)(d10)          2,054,000
                                                            -----------  ----------  -----------             -----------
Net income................................................  $ 4,127,000  $  348,000   $(197,000)             $ 4,278,000
                                                            -----------  ----------  -----------             -----------
                                                            -----------  ----------  -----------             -----------
Earnings per share:
  Primary.................................................        $1.17       $0.33      --                        $1.10
  Assuming full dilution..................................        $1.16       $0.33      --                        $1.09
Weighted average number of shares outstanding:
  Primary.................................................    3,540,317   1,041,240      --                    3,894,485
  Assuming full dilution..................................    3,567,657   1,072,821      --                    3,921,825

       PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                                   YEAR ENDED DECEMBER 31, 1996
                                                                   -------------------------------------------------------------
                                                                         AS REPORTED
                                                                   -----------------------

                                                                                              PRO FORMA               PRO FORMA
                                                                     PEOPLES     GATEWAY     ADJUSTMENTS              COMBINED
                                                                   -----------  ----------  --------------           -----------
Interest Income:
  Interest and fees on loans.....................................  $37,140,000  $1,358,000  $   (7,000)(d1)          $38,491,000
  Interests and dividends on:
    Obligations of U.S. Government and its agencies..............    7,205,000   3,158,000    (293,000)(d2)           10,070,000
    Obligations of states and political subdivisions.............    1,402,000      35,000      --                     1,437,000
  Other interest income..........................................    1,650,000     159,000    (110,000)(d3)            1,699,000
                                                                   -----------  ----------  --------------           -----------
    Total interest income........................................   47,397,000   4,710,000    (410,000)               51,697,000
                                                                   -----------  ----------  --------------           -----------
Interest Expense:
  Interest on deposits...........................................   18,880,000   2,654,000      25,000(d4)            21,559,000
  Interest on short-term borrowings..............................    1,449,000      --          --                     1,449,000
  Interest on long-term borrowings...............................    1,637,000      --          --                     1,637,000
                                                                   -----------  ----------  --------------           -----------
    Total interest expense.......................................   21,966,000   2,654,000      25,000                24,645,000
                                                                   -----------  ----------  --------------           -----------
      Net interest income........................................   25,431,000   2,056,000    (435,000)               27,052,000
                                                                   -----------  ----------  --------------           -----------
Provision for loan losses........................................    1,965,000      --          --                     1,965,000
                                                                   -----------  ----------  --------------           -----------
      Net interest income after provision for loan losses........   23,466,000   2,056,000    (435,000)               25,087,000
Total other income...............................................    5,178,000      30,000      --                     5,208,000
Total other expenses.............................................   17,522,000   1,313,000     130,000(d5,6,7,8,9)    18,965,000
                                                                   -----------  ----------  --------------           -----------
Income before federal income taxes...............................   11,122,000     773,000    (565,000)               11,330,000
Total federal income taxes.......................................    3,471,000     243,000    (145,000)(d10)           3,569,000
                                                                   -----------  ----------  --------------           -----------
Net income.......................................................  $ 7,651,000  $  530,000  $ (420,000)              $ 7,761,000
                                                                   -----------  ----------  --------------           -----------
                                                                   -----------  ----------  --------------           -----------
Earnings per share:
  Primary........................................................        $2.20       $0.48      --                         $2.02
  Assuming full dilution.........................................        $2.18       $0.48      --                         $2.01
Weighted average number of shares outstanding:
  Primary........................................................    3,480,999   1,094,395      --                     3,835,167
  Assuming full dilution.........................................    3,506,996   1,095,201      --                     3,861,164

                             PEOPLES BANCORP, INC.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

    Pursuant to the Merger Agreement, Peoples will pay Gateway stockholders a total consideration of approximately $19,648,000 for the purchase of 100% of the outstanding common stock of Gateway, based on the average of the bid and ask price of $37.75 of Peoples on September 2, 1997. Related professional costs and expenses are estimated to be approximately $330,000 (of which $75,000 is estimated for Peoples and $255,000 is estimated to be incurred by Gateway prior to consummation of the Merger). Peoples will pay approximately $18.75 per share for the outstanding shares of Gateway. The pro forma financial statements assume the Merger Consideration will be structured as follows: 32% cash (or $6,278,000) and 68% stock (354,168 shares of Peoples valued at $13,370,000). The pro forma statements assume that the Merger will be accounted for under the purchase method of accounting.

    (a) The total cash component of the Merger Consideration is calculated below:

Gateway Common Stock outstanding at June 30, 1997, net of 50,407 unallocated
  shares in employee benefit plans.............................................   1,025,347
@ 32% allocated for cash payment...............................................  x       32%
                                                                                 ----------
Gateway shares to be paid with cash consideration..............................     328,111
Cash payment per share.........................................................  x   $18.75
                                                                                 ----------
Subtotal.......................................................................  $6,152,000
Effect of cash payment for 32% of the value of outstanding stock options.......     126,000
                                                                                 ----------
Total estimated cash payment to Gateway stockholders...........................   6,278,000
Estimated acquisition costs....................................................     330,000
                                                                                 ----------
Total cash outlay..............................................................  $6,608,000
                                                                                 ----------
                                                                                 ----------

    The funds for the cash portion of the Merger Consideration were assumed to come from the following sources:

Withdrawal of interest-earning deposits in other institutions..................  $2,000,000
Maturities and sales of securities.............................................   4,608,000
                                                                                 ----------
Total cash outlay..............................................................  $6,608,000
                                                                                 ----------
                                                                                 ----------

    The remaining Merger Consideration will be in the form of Peoples Common Stock as shown below:

Shares of Gateway Common Stock outstanding at June 30, 1997....................   1,025,347
@ 68% allocated for stock consideration........................................  x       68%
                                                                                 ----------
Gateway shares to be paid with stock consideration.............................     697,236
Exchange ratio.................................................................      0.4978
                                                                                 ----------
Subtotal.......................................................................     347,084
Shares to be issued for 68% of value of outstanding stock options..............       7,084
                                                                                 ----------
Total shares of Peoples Common Shares to be issued.............................     354,168
Peoples Market Value...........................................................  x   $37.75
                                                                                 ----------
Total value of Peoples Common Shares to be issued..............................  $13,370,000
                                                                                 ----------
                                                                                 ----------
Total cash outlay..............................................................  $6,608,000
Total value of Peoples Common Shares to be issued..............................  13,370,000
                                                                                 ----------
  Estimated total purchase price...............................................  $19,978,000
                                                                                 ----------
                                                                                 ----------

    (b) Under purchase accounting, Gateway's assets and liabilities are adjusted to their estimated fair values at the consummation date. The estimated fair value adjustments have been determined by Peoples based upon information set forth in the notes to Gateway's financial statements included elsewhere in this Registration Statement and other information available to Peoples' management. No assurance can be given that such estimated fair values represent fair values that would ultimately be determined at the effective date of the Merger. Following are the pro forma adjustments made to reflect Gateway's estimated fair values at June 30, 1997:

                                                                                                    NET ASSETS
                                                                                                ------------------
                                                                                                     INCREASE
                                                                                                    (DECREASE)
                                                                                                  $   17,262,000
Net assets as reported by Gateway
Fair value adjustments:
  Investments.................................................................................          (150,000)
  Loans.......................................................................................           153,000
  Bank premises and equipment.................................................................           309,000
  Deposit base intangibles....................................................................            85,000
  Certificates of deposit.....................................................................            64,000
  Deferred income tax liability...............................................................          (157,000)
  Costs in excess of fair value of net assets acquired........................................         2,412,000
                                                                                                ------------------
                                                                                                  $   19,978,000
                                                                                                ------------------
                                                                                                ------------------

    (c) Currently 100% of Gateway's investment portfolio is classified as held-to-maturity securities. At the date of consummation of the Merger, Peoples will classify such securities as available-for-sale.

    (d) For purposes of determining the pro forma effect of the Merger on Peoples' consolidated statements of income for the six months ended June 30, 1997 and year ended December 31, 1996, the following pro forma adjustments have been made:

                                                                                            SIX MONTHS
                                                                                               ENDED      YEAR ENDED
                                                                                             JUNE 30,    DECEMBER 31,
                                                                                               1997          1996
                                                                                            -----------  ------------
      (1)  Amortization/accretion of adjustments to investments and loans.................  $    (3,000)  $   (7,000)
      (2)  Decrease in interest income resulting from the use of investment securities, at
             an assumed interest rate of 6.35%............................................     (147,000)    (293,000)
      (3)  Decrease in interest income resulting from the use of interest-bearing
             deposits, at an assumed interest rate of 5.5%................................      (55,000)    (110,000)
      (4)  Amortization/accretion of adjustments to certificates of deposits..............      (13,000)     (25,000)
      (5)  Amortization of deposit base intangibles over the estimated average lives of
             the deposit relationships on an accelerated basis............................      (12,000)     (24,000)
      (6)  Depreciation of adjustments to fixed assets over an estimated average remaining
             life of 10 years.............................................................      (15,000)     (30,000)
      (7)  Amortization of purchase price in excess of fair value of net assets acquired
             over 15 years................................................................      (70,000)    (140,000)
      (8)  Adjustment to eliminate ESOP and RRP expense...................................       85,000      130,000
      (9)  Amortization of capitalized costs over 5 years.................................      (33,000)     (66,000)
     (10)  Decrease in income tax provision associated with adjustments...................       66,000      145,000

                         ADJOURNMENT OF SPECIAL MEETING

    Each proxy solicited hereby requests authority to vote for an adjournment of the Special Meeting, if an adjournment is deemed to be necessary. Gateway may seek an adjournment of the Special Meeting for not more than 30 days in order to enable Gateway to solicit additional votes in favor of the proposal to adopt the Merger Agreement in the event that such proposal has not received the requisite vote of stockholders at the Special Meeting and such proposal has not received the negative votes of the holders of a majority of the Gateway Common Stock. If Gateway desires to adjourn the meeting with respect to foregoing proposal, it will request a motion that the meeting be adjourned for up to 30 days with respect to such proposal (and solely with respect to such proposal, provided that a quorum is present at the Special Meeting), and no vote will be taken on such proposal at the originally scheduled Special Meeting. Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting. Unless revoked prior to its use, any proxy solicited for the Special Meeting will continue to be valid for any adjournment of the Special Meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for the proposal in question.

    Any adjournment will permit Gateway to solicit additional proxies and will permit a greater expression of the stockholders' views with respect to such proposal. Such an adjournment would be disadvantageous to stockholders who are against the proposal, because an adjournment will give Gateway additional time to solicit favorable votes and thus increase the chances of passing such proposal.

    If a quorum is not present at the Special Meeting, no proposal will be acted upon and the Board of Directors of Gateway will adjourn the Special Meeting to a later date in order to solicit additional proxies on the proposal being submitted to stockholders.

    An adjournment for up to 30 days will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. Gateway has no reason to believe that an adjournment of the Special Meeting will be necessary at this time.

    BECAUSE THE GATEWAY BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT, AS DISCUSSED ABOVE, THE GATEWAY BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING. THE HOLDERS OF A MAJORITY OF THE GATEWAY COMMON STOCK PRESENT, IN PERSON OR BY PROXY, AT THE SPECIAL MEETING WILL BE REQUIRED TO APPROVE A MOTION TO ADJOURN THE SPECIAL MEETING.

                       OWNERSHIP OF GATEWAY COMMON STOCK
             BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF GATEWAY

    The following table includes, as of the Record Date, certain information as to the Gateway Common Stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act"), who or which was known by Gateway to be the beneficial owner of more than 5% of the issued and outstanding Gateway Common Stock, (ii) the directors of Gateway, and (iii) all directors and executive officers of Gateway and Catlettsburg Federal as a group.

                                                                                        GATEWAY COMMON STOCK
                                                                                         BENEFICIALLY OWNED
                                                                                               AS OF
                                                                                             , 1997(1)
                                                                                        --------------------
NAME OF BENEFICIAL OWNER                                                                   NO.         %
--------------------------------------------------------------------------------------  ---------     ---
Barclays Global Investors, N.A........................................................     64,018(2)       6.0%
  45 Fremont Street
  San Francisco, California 94105
Directors:
  John H. Fugeman.....................................................................     36,676(3)       3.4%
  Rebecca R. Jackson..................................................................     21,327(4)       2.0
  Harold Freedman.....................................................................     14,136(5)       1.3
  Hunter E. Clark.....................................................................     23,493(6)       2.2
  Charles M. Hedrick..................................................................      9,266(7)     *
All directors and executive officers of Gateway and Catlettsburg Federal
  as a group (5 persons)..............................................................    104,898(8)       9.8%

------------------------
*   Represents less than 1% of the outstanding Gateway Common Stock.

(1) For purposes of this table, pursuant to rules promulgated under the 1934 Act, an individual is considered to beneficially own shares of Gateway Common Stock if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares. Shares which are subject to stock options and which may be exercised within 60 days of the Record Date are deemed to be outstanding for the purpose of computing the percentage of Gateway Common Stock beneficially owned by such person.

(2) Based on a Schedule 13G filed pursuant to the 1934 Act on February 14, 1997.

(3) Includes 22,115 shares held jointly with Mr. Fugeman's son and 12,445 shares which may be acquired by Mr. Fugeman upon the exercise of stock options.

(4) Includes 6,687 shares held jointly with Ms. Jackson's spouse, 1,779 shares held by Ms. Jackson's Individual Retirement Account ("IRA"), 2,149 shares held by Ms. Jackson's spouse's IRA, 3,618 shares held by Gateway's Employee Stock Ownership Plan ("ESOP") for the account of Ms. Jackson, and 4,978 shares which may be acquired by Ms. Jackson upon the exercise of stock options.

(5) Includes 10,448 shares held jointly with Mr. Freedman's son and daughter, 1,000 shares held as custodian for Mr. Freedman's grandchildren, and 2,240 shares which may be acquired by Mr. Freedman upon the exercise of stock options.

(6) Includes 20,730 shares held jointly with Mr. Clark's spouse, 25 shares held jointly with Mr. Clark's grandson, 25 shares held jointly with Mr. Clark's daughter and grandson in-law, 25 shares held jointly with Mr. Clark's daughter and son in-law, and 2,240 shares which may be acquired by Mr. Clark upon the exercise of stock options.

(7) Includes 5,568 shares held jointly with Mr. Hedrick's spouse, 710 shares held by Mr. Hedrick's IRA, 300 shares held by Mr. Hedrick's son, and 2,240 shares which may be acquired by Mr. Hedrick upon the exercise of stock options.

(8) Includes 24,143 shares which may be acquired by all directors and officers of Gateway as a group upon the exercise of stock options. Also includes 3,618 shares which are held by the ESOP, which have been allocated to the account of Ms. Jackson and consequently, will be voted at the Annual Meeting by Ms. Jackson.

                         GATEWAY MANAGEMENT INFORMATION

    As discussed under "THE MERGER--Interests of Certain Persons in the Merger--Boards of Directors of Gateway and Catlettsburg Federal," Rebecca R. Jackson and John H. Fugeman, currently directors of Gateway, will continue to serve as directors of the surviving corporation after consummation of the Merger. The business experience of each of these directors for at least the past five years is as follows:

    REBECCA R. JACKSON. Age 54. Ms. Jackson has served as a director and President and Chief Executive Officer of Gateway and Catlettsburg Federal since October 1994. Previously, Ms. Jackson served as Executive Vice President and Chief Executive Officer of Catlettsburg Federal from January 1991 to October 1994 and as Vice President of Administration of Catlettsburg Federal from January 1983 to December 1990. She served as Assistant Secretary/Treasurer and in various other positions with Catlettsburg Federal since 1963.

    JOHN H. FUGEMAN. Age 82. Mr. Fugeman has served as Chairman of the Board of Gateway and Catlettsburg Federal since April 1995 and October 1994, respectively. Prior thereto, he served as President of Catlettsburg Federal from August 1975 to October 1994 and as Chief Executive Officer from January 1971 to December 1990. Mr. Fugeman has held various other positions with Catlettsburg Federal since 1971.

SUMMARY COMPENSATION TABLE

    The following table sets forth a summary of certain information concerning the compensation paid by Gateway for services rendered in all capacities during the three fiscal years ended December 31, 1996 to the President and Chief Executive Officer. No other officer of Gateway and Catlettsburg Federal had total annual compensation in excess of $100,000 during fiscal 1996.

                                                                                           LONG TERM COMPENSATION
                                                                                   --------------------------------------
                                                    ANNUAL COMPENSATION
                                          ---------------------------------------          AWARDS
                                                                      OTHER        -----------------------     PAYOUTS
                                                                     ANNUAL                    SECURITIES   -------------
   NAME AND                                                       COMPENSATION     RESTRICTED  UNDERLYING       LTIP
PRINCIPAL POSITION               YEAR      SALARY      BONUS           (1)          STOCK(2)   OPTIONS(3)      PAYOUTS
-----------------------------  ---------  ---------  ---------  -----------------  ----------  -----------  -------------
Rebecca R. Jackson...........       1996  $  66,000  $   2,750         --          $   --          --            --
  President and Chief               1995     68,212      2,550         --             142,803      12,445        --
  Executive Officer                 1994     31,103(5)     2,375        --             --          --            --


                                 ALL OTHER
   NAME AND                    COMPENSATION
PRINCIPAL POSITION                  (4)
-----------------------------  -------------
Rebecca R. Jackson...........    $  28,564
  President and Chief               23,181
  Executive Officer                 --

------------------------

(1) Does not include amounts attributable to miscellaneous benefits received by the named executive officer. In the opinion of management of Gateway, the costs to Gateway of providing such benefits to the named executive officer during the indicated periods did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(2) Represents the grant of 10,578 shares of restricted Gateway Common Stock to Ms. Jackson pursuant to Gateway's Recognition and Retention Plan and Trust ("Recognition Plan"), which were deemed to have had the indicated value at the date of grant. The restricted Gateway Common Stock awarded to Ms. Jackson had a fair market value of $150,737 at December 31, 1996. The awards vest 20% each year beginning June 29, 1996, and dividends are paid on restricted shares.

(3) Consists of stock options granted pursuant to the Gateway's 1995 Stock Option Plan ("Option Plan") which are exercisable at the rate of 20% each year beginning June 29, 1996.

(4) Represents the allocation on behalf of Ms. Jackson under Gateway's ESOP.

(5) Due to a change in Gateway's fiscal year end, the fiscal year ended December 31, 1994 only covers a six-month period. For the twelve months ended December 31, 1994, salary and bonus was $59,603 and $2,375, respectively.

    The following table discloses certain information regarding the options held at December 31, 1996 by the Chief Executive Officer. No options were exercised during the year ended December 31, 1996.

                                                                 NUMBER OF OPTIONS AT          VALUE OF OPTIONS AT
                                                                  DECEMBER 31, 1996            DECEMBER 31, 1996(1)
                                                            ------------------------------  --------------------------
NAME                                                         EXERCISABLE    UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -------------  ---------------  -----------  -------------
Rebecca R. Jackson........................................        2,489           9,956      $   1,867     $   7,467

------------------------

(1) Based on a per share market price of $14.25 at December 31, 1996.

DIRECTORS' COMPENSATION

    During the year ended December 31, 1996, members of the Board of Directors of Gateway and Catlettsburg Federal other than Ms. Jackson, received total fees of $500 per month, regardless of attendance at meetings.

EMPLOYMENT AGREEMENTS

    Gateway and Catlettsburg Federal (collectively the "Employers") have entered into an employment agreement with Ms. Jackson. The Employers have agreed to employ Ms. Jackson for a term of two years in her current position and at her present salary. The term of such employment agreement will be extended each year for a successive additional one-year period unless the Employers or the officer elects, not less than 30 days prior to the annual anniversary date, not to extend the employment term.

    The employment agreement is terminable with or without cause by the Employers. The officer has no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that (i) in the event that the officer terminates her employment because of failure of the Employers to comply with any material provision of the employment agreement or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the officer as a result of certain adverse actions which are taken with respect to the officer's employment following a Change in Control of Gateway, as defined, Ms. Jackson will be entitled to a cash severance amount equal to two times her base salary. In addition, Ms. Jackson will be entitled to a continuation of benefits similar to those she is receiving at the time of such termination for the remaining term of the agreement or until she obtains full-time employment with another employer.

    A Change in Control is generally defined in the employment agreement to include any change in control required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of Gateway's outstanding voting securities and (ii) a change in a majority of the directors of Gateway during any two-year period without the approval of at least two-thirds of the persons who were directors of Gateway at the beginning of such period.

    The employment agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), then such payments and benefits received thereunder will be reduced, in the manner determined by the employee, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

    All loans or extensions of credit to executive officers and directors of Gateway and Catlettsburg Federal are required to be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.

    Catlettsburg Federal's policy provides that all loans made by Catlettsburg Federal to its directors and officers are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1996, none of Catlettsburg Federal's directors and executive officers had aggregate loan balances in excess of $60,000.

                GATEWAY MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    Gateway (also referred to herein as the "Company") is a Kentucky corporation organized in 1994 by Catlettsburg Federal Savings and Loan Association (the "Association") for the purpose of acquiring all of the capital stock of the Association issued in the conversion (the "Conversion") of the Association from a federally-chartered mutual savings and loan association to a federally-chartered stock savings bank known as Catlettsburg Federal Savings Bank (the "Bank"). The Conversion was completed on January 18, 1995. The only significant assets of the Company are the capital stock of the Bank and the net conversion proceeds retained by the Company. To date, the business of the Company has consisted of the business of the Bank.

    The Bank conducts business from its main office located in Catlettsburg, Kentucky and one full-service branch office located in Grayson, Kentucky. The Bank's deposits are insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") to the maximum extent permitted by law. At June 30, 1997, the Company had total consolidated assets of $63.8 million, total consolidated liabilities of $46.5 million, and consolidated stockholders' equity of $17.3 million.

    The Bank is primarily engaged in attracting deposits from the general public and using those funds to invest in mortgage-backed securities and United States Government and federal agency securities and to originate loans secured by single-family residences located in Boyd County and surrounding counties in Northeastern Kentucky. To a lesser extent, the Bank also makes loans secured by savings accounts.

    The operating results of the Company depend primarily upon its net interest income, which is determined by the difference between interest income on interest-earnings assets, principally loans, mortgage-backed securities and investment securities, and interest expense on interest-bearing liabilities, which consist of passbook savings accounts and certificates of deposit. The Company's net income is also affected by its provision for loan losses, as well as its non-interest income, including fees and gains or losses on sales of assets, and its operating expenses, including compensation and benefits, occupancy and equipment expenses, federal deposit insurance, miscellaneous other expenses and federal income taxes.

    The Company established December 31 as its fiscal year end, effective as of December 31, 1994. The Company took such action in order to report its results as a public company in a manner which is consistent with the way the Bank has traditionally conducted its business. Although the Bank has historically operated its business and filed its tax returns on a calendar year basis, its financial accounting records were maintained on a June 30 fiscal year basis.

    The financial information presented herein, for the years ended prior to December 31, 1995, is for the Bank only, since prior to 1995, the Company had not yet completed the Conversion or issued any stock.

CHANGES IN FINANCIAL CONDITION

    GENERAL. At June 30, 1997, the Company's total assets amounted to $63.8 million, compared to $66.4 million at December 31, 1996 and $73.4 million at December 31, 1995. Total assets decreased by $2.6 million, or 3.9%, from December 31, 1996 to June 30, 1997, and by $7.0 million, or 9.5%, from December 31, 1995 to December 31, 1996. The $2.6 million decrease from December 31, 1996 to June 30, 1997 consisted primarily of decreases in investment securities held to maturity and mortgage-backed securities held to maturity of $3.1 million and $2.5 million, respectively, partially offset by increases in cash and loans receivable of $1.1 million and $1.9 million, respectively. The $7.0 million decrease from December 31, 1995 to December 31, 1996 consisted primarily of decreases in cash of $5.2 million and investment securities of $3.9 million, partially offset by a $2.2 million increase in loans receivable.

    CASH. These balances consist of cash on hand and short-term (liquid) interest-bearing deposits in other financial institutions. The $1.1 million increase, from $1.3 million at December 31, 1996 to $2.4 million at June 30, 1997, was primarily due to the retention of proceeds from maturing investment securities and principal repayments on mortgage-backed securities during the period, less cash requirements to fund loan demand and maturing savings deposits. The $5.2 million decrease, from $6.5 million at December 31, 1995 to $1.3 million at December 31, 1996, resulted from the funding of loan originations, the decrease in deposits, the payment of cash dividends, and the repurchase of the Company's common stock, partially offset by a decrease in investment securities.

    INVESTMENT SECURITIES. Investment securities consist primarily of U.S. Treasury and U.S. Governmental agency securities. The $3.1 million decrease, from $17.5 million at December 31, 1996 to $14.4 million at June 30, 1997, resulted from maturing securities with no corresponding reinvestments. The $3.9 million decrease, from $21.4 million at December 31, 1995 to $17.5 million at December 31, 1996 resulted from new purchases of $13.3 million, offset by $17.2 million in proceeds from calls and maturities.

    At June 30, 1997, the market value of the Company's investment securities portfolio was less than the carrying value by approximately $150,000, as compared to an unrealized loss of approximately $100,000 at December 31, 1996 and an unrealized gain of approximately $100,000 at December 31, 1995. These changes in market value are not deemed to be significant and the Company intends, and has the ability, to hold its investment securities to maturity.

    MORTGAGE-BACKED SECURITIES. Mortgage-backed securities have always been a primary component of the Company's interest-earning assets, due to the relatively low demand for competitive-rate, single family mortgage loans in the Company's lending area. The $2.5 million decrease, from $27.7 million at December 31, 1996 to $25.2 million at June 30, 1997 consisted entirely of principal repayments. For the year ended December 31, 1996, the Company received $5.8 million in principal repayments and reinvested the $5.8 million in new mortgage-backed securities.

    At June 30, 1997, the market value of the Company's mortgage-backed securities portfolio exceeded the carrying value by approximately $394,000. This compared to unrealized gains of approximately $40,000 and $500,000 at December 31, 1996 and 1995, respectively. The Company intends, and has the ability, to hold its mortgage-backed securities to maturity.

    LOANS RECEIVABLE, NET. Loans receivable, net, increased from $19.1 million at December 31, 1996 to $21.0 million at June 30, 1997, an increase of 9.9%. For the year ending December 31, 1996, loans receivable increased $2.2 million, or 13.0%. Such increases resulted from a continuing emphasis on a competitive loan pricing policy as part of the Company's strategy to increase its mortgage loan market share.

    OFFICE PROPERTIES AND EQUIPMENT. The Company's net investment in facilities and equipment totaled approximately $349,000 at June 30, 1997, as compared to $358,000 and $367,000 at December 31, 1996 and 1995, respectively.

    LIABILITIES. The Company's liabilities consist primarily of customer deposits. Liabilities decreased $2.9 million, or 5.9%, from $49.4 million at December 31, 1996 to $46.5 million at June 30, 1997. This followed a $5.5 million decrease, or 10.0%, for the year ended December 31, 1996. Deposits decreased $2.9 million, or 5.9%, from $49.2 million at December 31, 1996 to $46.3 million at June 30, 1997. The Company experienced a $4.1 million, or 7.7%, decrease in deposits during the year ended December 31, 1996. Such decreases can be attributed to relatively unchanged market rates of interest paid on deposits during the periods when compared to higher yielding investment alternatives available to the Company's customers. Also, the other significant change in liabilities from December 31, 1995 to December 31, 1996 was a $1.4 million decrease in dividends payable.

    Occasionally, borrowings from the FHLB of Cincinnati are utilized to satisfy short-term liquidity needs. The Company borrowed and repaid $3.2 million from the FHLB during the six months ended June 30, 1997. The Company had no comparable borrowings during the years ended December 31, 1996 and 1995.

    STOCKHOLDERS' EQUITY. The Company's stockholders' equity totaled $17.3 million at June 30, 1997, as compared to $17.0 million and $18.5 million at December 31, 1996 and 1995, respectively. The $.3 million increase for the period ended June 30, 1997 was primarily attributable to net income for the period of $348,000 and the release of common stock to the employee benefit plans, offset by the payment of dividends. The $1.5 million decrease for the year ended December 31, 1996 was primarily due to the Company's repurchase of 121,216 shares of its common stock during the year at a cost of approximately $1.7 million and the payment of dividends of approximately $433,000, offset by the addition of net income.

RESULTS OF OPERATIONS

    AVERAGE BALANCES, NET INTEREST INCOME, AND YIELDS EARNED AND RATES
PAID. The following table presents for the period indicated the total dollar amount of interest from average interest-earning assets and the resultant yields, as well as the interest expense on average interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. The table does not reflect any effect of income taxes. All average balances are based on month-end balances.

                                                                                                             YEAR ENDED
                                                                                                              DECEMBER
                                                        SIX MONTHS ENDED JUNE 30,                                31,
                               ----------------------------------------------------------------------------  -----------
                                               1997                                   1996                      1996
                               -------------------------------------  -------------------------------------  -----------
                                 AVERAGE                   YIELD/       AVERAGE                   YIELD/       AVERAGE
                                 BALANCE     INTEREST      RATE(1)      BALANCE     INTEREST      RATE(1)      BALANCE
                               -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                                                                             (DOLLARS IN
                                                                                                             THOUSANDS)
Interest-earning assets:
  Loans receivable (3).......   $  20,191    $     749         7.42%   $  17,174    $     662         7.71%   $  17,789
  Mortgage- backed
    securities...............      26,297          911         6.93       28,746          955         6.64       28,792
  Investment securities......      15,503          509         6.57       21,428          648         6.05       20,134
  Other interest-earning
    assets...................       2,454           66         5.38        4,028          100         4.97        2,830
                               -----------  -----------               -----------  -----------               -----------
  Total interest-earning
    assets...................      64,445        2,235         6.94       71,376        2,365         6.63       69,545
                                            -----------  -----------               -----------  -----------
  Non-interest-earning
    assets...................         927                                    964                                    930
                               -----------                            -----------                            -----------
      Total assets...........      65,372                              $  72,340                              $  70,475
                               -----------                            -----------                            -----------
                               -----------                            -----------                            -----------
Interest-bearing liabilities:
  Deposits:
    Passbook accounts........       2,814           49         3.48    $   3,411           60         3.52    $   3,228
    Certificate accounts.....      44,635        1,106         4.96       50,399        1,322         5.25       49,101
  FHLB advances..............         375           15         8.00       --           --           --           --
                               -----------  -----------               -----------  -----------               -----------
  Total interest-bearing
    liabilities..............      47,824        1,170         4.89       53,810        1,382         5.14       52,329
                                            -----------  -----------               -----------  -----------
Non-interest-bearing
  liabilities................         345                                    452                                    444
                               -----------                            -----------                            -----------
Total liabilities............      48,169                                 54,262                                 52,773
Equity.......................      17,203                                 18,078                                 17,702
                               -----------                            -----------                            -----------
      Total liabilities and
      equity.................   $  65,372                              $  72,340                              $  70,475
                               -----------                            -----------                            -----------
                               -----------                            -----------                            -----------
Net interest income; Interest
  rate spread................                $   1,065         2.05%                $     983         1.49%
                                            -----------  -----------               -----------  -----------
                                            -----------  -----------               -----------  -----------
Net interest margin (4)......                                  3.31%                                  2.75%
                                                         -----------                            -----------
                                                         -----------                            -----------
Average interest-earning
  assets to average
  interest-bearing
  liabilities................                                134.75%                                131.54%
                                                         -----------                            -----------
                                                         -----------                            -----------


                                                                      1995                                 1994
                                                       -----------------------------------  -----------------------------------
                                             YIELD/      AVERAGE                  YIELD/      AVERAGE                  YIELD/
                                INTEREST      RATE       BALANCE     INTEREST      RATE       BALANCE     INTEREST      RATE
                               -----------  ---------  -----------  -----------  ---------  -----------  -----------  ---------

Interest-earning assets:
  Loans receivable (3).......   $   1,358        7.63%  $  14,675    $   1,133        7.72%  $  10,313    $     877        8.50%
  Mortgage- backed
    securities...............       1,935        6.72      29,331        2,019        6.88      30,706        2,092        6.81
  Investment securities......       1,258        6.25      23,266        1,371        5.89      21,629        1,080        4.99
  Other interest-earning
    assets...................         159        5.62       5,609          304        5.42       3,310          112        3.38
                               -----------             -----------  -----------             -----------  -----------
  Total interest-earning
    assets...................       4,710        6.77      72,881        4,827        6.62      65,958        4,161        6.31
                               -----------  ---------               -----------  ---------               -----------  ---------
  Non-interest-earning
    assets...................                                 997                                  730
                                                       -----------                          -----------
      Total assets...........                           $  73,878                            $  66,688
                                                       -----------                          -----------
                                                       -----------                          -----------
Interest-bearing liabilities:
  Deposits:
    Passbook accounts........         115        3.56   $   4,521          163        3.61   $  10,539    $     365        3.46
    Certificate accounts.....       2,538        5.17      48,196        2,510        5.21      46,535        2,020        4.34
  FHLB advances..............      --          --          --           --          --          --           --          --
                               -----------             -----------  -----------             -----------  -----------
  Total interest-bearing
    liabilities..............       2,653        5.07      52,717        2,673        5.07      57,074        2,385        4.18
                               -----------  ---------               -----------  ---------               -----------  ---------
                                                              565                                  332
                                                       -----------                          -----------
Non-interest-bearing
  liabilities................

Total liabilities............                              53,282                               57,406
Equity.......................                              20,596                                9,282
                                                       -----------                          -----------
      Total liabilities and
      equity.................                           $  73,878                            $  66,688
                                                       -----------                          -----------
                                                       -----------                          -----------
Net interest income; Interest
  rate spread................   $   2,057        1.70%               $   2,154        1.55%               $   1,776        2.13%
                               -----------  ---------               -----------  ---------               -----------  ---------
                               -----------  ---------               -----------  ---------               -----------  ---------
Net interest margin (4)......                    2.96%                                2.96%                                2.69%
                                            ---------                            ---------                            ---------
                                            ---------                            ---------                            ---------
Average interest-earning
  assets to average
  interest-bearing
  liabilities................                  132.90%                              138.25%                              115.57%
                                            ---------                            ---------                            ---------
                                            ---------                            ---------                            ---------


                                   SIX MONTHS ENDED DECEMBER 31
                                                                              YEAR ENDED JUNE 30,
                               -------------------------------------  -----------------------------------
                                               1994                                  1994
                               -------------------------------------  -----------------------------------
                                 AVERAGE                   YIELD/       AVERAGE                  YIELD/
                                 BALANCE     INTEREST      RATE(1)      BALANCE     INTEREST      RATE
                               -----------  -----------  -----------  -----------  -----------  ---------

Interest-earning assets:
  Loans receivable (3).......   $  10,747    $     430         8.01%   $  10,154    $     854        8.41%
  Mortgage- backed
    securities...............      30,455        1,054         6.92       30,384        2,178        7.17
  Investment securities......      21,453          562         5.24       19,256          936        4.86
  Other interest-earning
    assets...................       2,942           50         3.43        5,987          178        2.97
                               -----------  -----------               -----------  -----------
  Total interest-earning
    assets...................      65,597        2,096         6.39       65,781        4,146        6.30
                                            -----------  -----------               -----------  ---------
  Non-interest-earning
    assets...................         535                                    593
                               -----------                            -----------
      Total assets...........   $  66,132                              $  66,374
                               -----------                            -----------
                               -----------                            -----------
Interest-bearing liabilities:
  Deposits:
    Passbook accounts........   $   9,760          171         3.50    $  10,822          394        3.64
    Certificate accounts.....      46,585        1,016         4.36       46,328        2,061        4.45
  FHLB advances..............      --           --           --           --           --          --
                               -----------  -----------               -----------  -----------
  Total interest-bearing
    liabilities..............      56,345        1,187         4.21       57,150        2,455        4.30
                                            -----------  -----------               -----------  ---------
                                      331                                    317
                               -----------                            -----------
Non-interest-bearing
  liabilities................

Total liabilities............      56,676                                 57,467
Equity.......................       9,456                                  8,907
                               -----------                            -----------
      Total liabilities and
      equity.................   $  66,132                              $  66,374
                               -----------                            -----------
                               -----------                            -----------
Net interest income; Interest
  rate spread................                $     909         2.18%                $   1,691        2.00%
                                            -----------  -----------               -----------  ---------
                                            -----------  -----------               -----------  ---------
Net interest margin (4)......                                  2.77%                                 2.57%
                                                         -----------                            ---------
                                                         -----------                            ---------
Average interest-earning
  assets to average
  interest-bearing
  liabilities................                                116.42%                               115.10%
                                                         -----------                            ---------
                                                         -----------                            ---------

------------------------

(1) Annualized.

(2) At June 30, 1997, the yields earned and rates paid were as follows: loans receivable, 7.93%; mortgage-backed securities, 6.51%;investment securities, 6.37%; other interest earning assets, 6.10%; total interest-earning assets, 6.93%; deposits, 4.92%; total interest-bearing liabilities, 4.92%; interest rate spread, 2.01%.

(3) Includes non-accrual loans.

(4) Net interest margin is net interest income divided by average interest-earning assets.

    RATE/VOLUME ANALYSIS. The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected the Company's interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to
(i) changes in volume (change in volume multiplied by prior year rate), (ii) changes in rate (change in rate multiplied by prior year volume), and (iii) total change in rate and volume. The combined effect of changes in both rate and volume has been allocated proportionately to the change due to rate and the change due to volume.

                                            SIX MONTHS ENDED                         YEAR ENDED DECEMBER 31,
                                                JUNE 30,                 ------------------------------------------------
                                  -------------------------------------                                           1995
                                                                                                                COMPARED
                                          1997 COMPARED TO 1996                  1996 COMPARED TO 1995           TO 1994
                                  -------------------------------------  -------------------------------------  ---------
                                         INCREASE                               INCREASE                        INCREASE
                                        (DECREASE)                             (DECREASE)                       (DECREASE)
                                          DUE TO              TOTAL              DUE TO              TOTAL       DUE TO
                                  ----------------------    INCREASE     ----------------------    INCREASE     ---------
                                    RATE       VOLUME      (DECREASE)      RATE       VOLUME      (DECREASE)      RATE
                                  ---------  -----------  -------------  ---------  -----------  -------------  ---------
Interest-earning assets:
  Loans receivable..............  $     (24)  $     111     $      87    $     (14)  $     239     $     225    $    (114)
  Mortgage-backed securities....         46         (90)          (44)         (47)        (37)          (84)         (94)
  Investment securities.........         63        (202)         (139)          77        (190)         (113)         209
  Other interest-earning
    assets......................          9         (43)          (34)           9        (154)         (145)         114
                                        ---       -----           ---          ---       -----         -----    ---------
      Total interest-earning
        assets..................         94        (224)         (130)          25        (142)         (117)         115
                                        ---       -----           ---          ---       -----         -----    ---------

Interest-bearing liabilities:
  Deposits:
    Passbook accounts...........         (1)        (10)          (11)          (2)        (47)          (49)          30
    Certificate accounts........        (70)       (146)         (216)         (19)         49            30          410
    FHLB advances...............     --              15            15       --          --            --           --
                                        ---       -----           ---          ---       -----         -----    ---------
      Total interest-bearing
        liabilities.............        (71)       (141)         (212)         (21)          2           (19)         440
                                        ---       -----           ---          ---       -----         -----    ---------
Increase (decrease) in net
  interest income...............  $     165   $     (83)    $      82    $      46   $    (144)    $     (98)   $    (325)
                                        ---       -----           ---          ---       -----         -----    ---------
                                        ---       -----           ---          ---       -----         -----    ---------


                                                                  SIX MONTHS ENDED DECEMBER 31,
                                                              -------------------------------------

                                                                      1994 COMPARED TO 1993
                                                              -------------------------------------

                                                                     INCREASE
                                                                    (DECREASE)
                                                   TOTAL              DUE TO              TOTAL
                                                 INCREASE     ----------------------    INCREASE
                                    VOLUME      (DECREASE)      RATE       VOLUME      (DECREASE)
                                  -----------  -------------  ---------  -----------  -------------
Interest-earning assets:
  Loans receivable..............   $     370     $     256    $     (42)  $      14     $     (28)
  Mortgage-backed securities....          21           (73)         (74)         37           (37)
  Investment securities.........          82           291           67          94           161
  Other interest-earning
    assets......................          78           192           (6)        (76)          (82)
                                       -----         -----          ---         ---           ---
      Total interest-earning
        assets..................         551           666          (55)         69            14
                                       -----         -----          ---         ---           ---
Interest-bearing liabilities:
  Deposits:
    Passbook accounts...........        (223)         (193)         (13)        (16)          (29)
    Certificate accounts........          71           481          (57)         16           (41)
    FHLB advances...............      --            --           --          --            --
                                       -----         -----          ---         ---           ---
      Total interest-bearing
        liabilities.............        (152)          288          (70)     --               (70)
                                       -----         -----          ---         ---           ---
Increase (decrease) in net
  interest income...............   $     703     $     378    $      15   $      69     $      84
                                       -----         -----          ---         ---           ---
                                       -----         -----          ---         ---           ---

COMPARISON OF OPERATING RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE
  30, 1996

    NET INCOME. Net income increased $9,000, or 2.7%, from $339,000 for the six months ended June 30, 1996 to $348,000 for the six months ended June 30, 1997. The increase resulted from a decrease in interest expense of $212,000, or 15.3%, which was offset by decreases in interest income of $130,000, or 5.5%, non-interest income of $14,000, or 66.7%, and increases in non-interest expenses of $18,000, or 3.5%, and the provision for income taxes of $41,000, or 27.0%.

    INTEREST INCOME. The $130,000 decrease in interest income, from $2,365,000 for the six months ended June 30, 1996 to $2,235,000 for the comparable 1997 period was primarily due to lower volumes of interest earning assets, except for loans receivable, partially offset by higher yielding investment securities and mortgage-backed securities. The average yield on interest-earning assets increased from 6.63% for the six months ended June 30, 1996 to 6.94% for the six months ended June 30, 1997.

    INTEREST EXPENSE. The $212,000 decrease in interest expense, from $1,382,000 for the six months ended June 30, 1996 to $1,170,000 for the comparable 1997 period resulted primarily from a lower volume of interest-bearing liabilities, and to a lesser extent, from lower rates paid on deposits. The average rate paid on interest-bearing liabilities fell to 4.89% from 5.14% for the six months ended June 30, 1997 as compared to the six months ended June 30, 1996.

    The difference in the yield on interest-earning assets and the rate paid on interest-bearing liabilities resulted in an interest rate spread of 2.05% for the six months ended June 30, 1997 as compared to 1.49% for the six months ended June 30, 1996, primarily due to higher yielding mortgage-backed securities and investment securities, along with the decline in rates paid on interest-bearing liabilities, offset by a slightly lower yielding loan portfolio.

    PROVISION FOR LOAN LOSSES. The Company recorded no provision for loan losses for the six months ended June 30, 1997 and 1996. Management's decision to make no provision for loan losses reflects their assessment that the current loan loss allowance is adequate. Management considers non-performing loans, past due loans, the overall quality of the loan portfolio, and prior loan loss experience in making this determination. Non-performing loans increased slightly at June 30, 1997 to $529,000, up from $209,000 at December 31, 1996. All of the increase is attributable to single-family residential loans, all of which are well secured. Management does not expect additional losses as a result of this increase.

    NON-INTEREST INCOME. The $14,000 decrease in non-interest income, from $21,000 for the six months ended June 30, 1996 to $7,000 for the six months ended June 30, 1997, resulted from $14,000 in partial recoveries during the 1996 period of prior years foreclosed real estate losses, with no comparable recoveries during the 1997 period.

    NON-INTEREST EXPENSE. Non-interest expense increased $18,000, from $513,000 for the six months ended June 30, 1996 to $531,000 for the six months ended June 30, 1997. This resulted primarily from increases in compensation and benefits of $29,000 and professional services expenses of $39,000, partially offset by a reduction in SAIF deposit insurance premiums of $48,000. The increase in compensation and benefits was largely due to a $36,000 increase in ESOP compensation expense for the 1997 period as compared to the 1996 period. During the 1996 period, the Company had more dividends available which had been paid on unallocated ESOP shares to meet debt service requirements on the ESOP loan, thus reducing the Company's required contributions in the 1996 period as compared to the 1997 period. The increase in professional services expenses was primarily the result of additional expenses incurred during the 1997 six month period in connection with the pending acquisition of the Company by Peoples Bancorp, Inc. See Note 19 to the Consolidated Financial Statements. The reduction in the SAIF deposit insurance premiums reflects the consequences of the 1996 legislation which lowered the Bank's deposit insurance assessment from $.23 per hundred of insured deposits to $.064 per hundred.

    PROVISION FOR INCOME TAXES. The provision for income taxes increased $41,000, from $152,000 for the six months ended June 30, 1996 to $193,000 for the comparable 1997 period, primarily due to increased pre-tax income. The effective tax rates were 35.7% and 31.0% for the six months ended June 30, 1997 and 1996, respectively. The increase in the effective tax rate resulted from the reduction in the 1997 period in available Kentucky net operating loss carrybacks which resulted in state tax refunds during the 1996 period. The Company is subject to Kentucky income taxes whereas the Bank is not.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1996 AND
  DECEMBER 31, 1995

    NET INCOME. Net income decreased $291,000, or 35.4%, from $821,000 for the year ended December 31, 1995 to $530,000 for the year ended December 31, 1996. The 1996 decrease was primarily due to a one-time assessment by the FDIC to restore the SAIF to the statutorily prescribed level of 1.25% of insured deposits. The pretax amount of this assessment was $336,000, without which net income for the year ended December 31, 1996 would have been $751,000.

    INTEREST INCOME. Interest income decreased $117,000, or 2.4%, from $4,827,000 for the year ended December 31, 1995 to $4,710,000 for the year ended December 31, 1996. The decrease resulted primarily from lower volumes of investment securities and other interest-earning assets, offset by an increase in the average balance of loans receivable. The average yield on interest-earning assets increased modestly from 6.62% for 1995 to 6.77% for 1996.

    INTEREST EXPENSE. Interest expense decreased $20,000, or .7%, from $2,673,000 for 1995 to $2,653,000 for the 1996 fiscal year. The decrease was primarily due to a slightly lower volume of interest-bearing liabilities during the year. The average rate paid on interest-bearing liabilities remained at approximately 5.07% for 1996, the same as 1995.

    The difference in the yield on interest-earning assets and the rate paid on interest-bearing liabilities resulted in an interest rate spread of 1.70% for the year ended December 31, 1996 as compared to 1.55% for the year ended December 31, 1995, primarily due to the increased yield on investment securities.

    PROVISION FOR LOAN LOSSES. The Company recorded no provision for loan losses during the year ended December 31, 1996, as compared to a provision of $20,000 for the year ended December 31, 1995. Management's decision to make no provision for loan losses reflects their assessment that the current allowance for loan losses is adequate, given that non-performing assets to total assets continues to remain at historically low levels, constituting .31% and .56% at December 31, 1996 and 1995, respectively. The allowance for loan losses to total loans outstanding at December 31, 1996 and 1995 was .42% and .48%, respectively.

    Although management utilizes its best judgement in providing for loan losses, there can be no assurance that the Company will not have to increase its provision for loan losses in the future as a result of future increases in non-performing loans or for other reasons.

    NON-INTEREST INCOME. Non-interest income increased $19,000 for the year ended December 31, 1996 as compared to 1995. The increase was due primarily to $14,000 in gains recognized on foreclosed real estate during 1996. Such gains represented partial recoveries of losses sustained in prior years.

    NON-INTEREST EXPENSE. Non-interest expense increased $420,000, or 47.0%, from $893,000 for the year ended December 31, 1995 to $1,313,000 for the year ended December 31, 1996. The increase resulted largely from increased SAIF deposit insurance premiums of $336,000, and increased compensation and benefits and professional services expenses of $42,000 and $25,000, respectively. The increased costs of SAIF deposit insurance resulted from the special one-time assessment referred to above. The special assessment was paid by all SAIF insured institutions as part of the recapitalization of the SAIF. Compensation and benefits expenses increased primarily due to expenses associated with the Company's employee benefit plans while professional services expenses increased due to increased costs associated with operating as a public company.

    PROVISION FOR INCOME TAXES. The provision for income taxes decreased by $187,000, or 43.5%, for the year ended December 31, 1996 as compared to 1995, due to the decrease in pre-tax income. The effective tax rate for the year ended December 31, 1996 was 31.4% as compared to 34.4% for 1995. The decrease was the result of a reduction in the amount of income subject to state income tax for the year ended December 31, 1996 as compared to December 31, 1995, at an effective rate of approximately 5.28%.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1995 AND
  DECEMBER 31, 1994

    NET INCOME. Net income increased $127,000, or 18.3%, from $694,000 for the year ended December 31, 1994 to $821,000 for the year ended December 31, 1995. The increase resulted primarily from increased interest income of $666,000, or 16.0%, which was partially offset by increases in interest expense of $288,000, or 12.1%, the provision for loan losses of $20,000, or 100.0%, non-interest expense of $123,000, or 16.0%, and $93,000, or 27.6%, in the provision for income taxes.

    INTEREST INCOME. The $666,000 increase in interest income for 1995 as compared to 1994 was primarily due to the increased volume of the loan portfolio, and increased yields earned on investment securities, other interest-earning assets and mortgage-backed securities, which was partially offset by a decline in the yield earned on loans. The yield on loans declined due to an aggressive loan pricing program implemented to regain mortgage loan market share. The average yield earned on interest-earning assets increased from 6.31% for 1994 to 6.62% for 1995.

    INTEREST EXPENSE. The $288,000 increase in interest expense for 1995 as compared to 1994 resulted primarily from an .87% increase in the rates paid on certificate accounts, which was partially offset by a $4.4 million, or 7.7%, decrease in the average balance of deposits for the year ended December 31, 1995 as compared to 1994.

    The difference in the yield on interest-earning assets and the rate paid on interest-bearing liabilities was reflective of rising market rates of interest, resulting in an interest rate spread of 1.55% for the year ended December 31, 1995 as compared to 2.13% for the year ended December 31, 1994.

    PROVISION FOR LOAN LOSSES. During the year ended December 31, 1995, the Company provided $20,000 for possible loan losses, as compared to no provision for 1994. The provision was made due to the increase in the size of the loan portfolio. Management does not believe that the quality of the loan portfolio has been compromised by its growth. Non-performing assets to total assets remained at historically low levels, constituting .56% and .46% at December 31, 1995 and 1994, respectively, while the allowance for loan losses to total loans outstanding was .48% and .53% at the end of each respective year.

    Although management utilizes its best judgment in providing for loan losses, there can be no assurance that the Company will not have to increase its provision for loan losses in the future as a result of future increases in non-performing loans or for other reasons.

    NON-INTEREST INCOME. Non-interest income decreased $15,000, or 60.0%, for the year ended December 31, 1995 as compared to 1994. The decrease resulted primarily from a $13,000 decrease in loan fees and other fee income, attributable to the discontinuance of loan origination fees as part of the Bank's new loan pricing policy.

    NON-INTEREST EXPENSE. The $123,000 increase in non-interest expense for 1995 as compared to 1994 resulted primarily from increases in compensation and benefits of $107,000 and other non-interest expense of $121,000, which was offset by the lack of a contingency reserve in 1995 and SAIF deposit insurance premiums of $7,800. Occupancy expenses remained relatively unchanged with a 1995 increase of $2,900, to $39,000.

    Of the $107,000 increase in compensation and benefits, approximately $63,000 is attributable to the Company's contributions to the ESOP, while $45,000 is attributable to expense recognized in connection with the Company's RRP Plan which was approved by the stockholders during 1995.

    The $121,000 increase in other non-interest expenses reflects increased costs associated with operating as a public company.

    During 1994, the Bank established a $100,000 contingency reserve to be used to refund to certain borrowers and former borrowers of the Bank certain interest payments which had been improperly collected in prior periods. Such refunds were made in January, 1995.

    The decrease in the SAIF insurance premiums is due to reduced insured deposits during 1995 as compared to 1994.

    PROVISION FOR INCOME TAXES. The provision for income taxes increased by $93,000, from $337,000 for the year ended December 31, 1994 to $430,000 for the year ended December 31, 1995, due to increased pre-tax income. The effective tax rate for the year ended December 31, 1995 was 34.4% as compared to 32.7% for 1994. The increase in the effective tax rate is due to the Company (excluding income earned by the Bank) paying Kentucky state income taxes for 1995, the first year of its operations.

ASSET AND LIABILITY MANAGEMENT

    The lending activities of savings and loan associations have historically emphasized long-term, fixed-rate loans secured by single-family residences, and the primary source of funds of such institutions has been deposits. The deposit accounts of savings associations generally bear interest rates that reflect market rates and largely mature or are subject to repricing within a short period of time. This factor, in combination with substantial investments in long-term, fixed-rate loans and investments securities, has historically caused the income earned by savings associations on their loan and investment portfolios to adjust more slowly to changes in interest rates than their cost of funds.

    The Bank originates both fixed-rate and adjustable-rate residential real estate loans as market conditions dictate. Historically, the Bank only originates loans to hold until maturity. The Bank also purchases substantial amounts of fixed-rate, mortgage-backed securities to hold until maturity. Adjustable rate loans comprise approximately 56.6% of the mortgage loan portfolio at June 30, 1997. The Company has ample liquidity in the form of interest-bearing cash and short-term investments. These items, repricing within six months, constituted 5.1% of the Company's total assets at June 30, 1997.

    With loan demand being slow in the Bank's market area during the past ten years, management has looked for alternate ways to enhance net income and improve the yield on interest-earning assets. Cash flow from loan repayments and new deposits have historically been invested principally in mortgage-backed securities, with such balances amounting to $25.2 million, or 39.5%, of total assets at June 30, 1997. The Bank maintains a significant portfolio of mortgage-backed securities as a means of investing in housing-related mortgage instruments without the costs associated with originating mortgage loans for portfolio retention and with limited credit risk of default which arises in holding a portfolio of loans to maturity. Mortgage-backed securities represent a participation interest in a pool of single-family mortgages. The principal and interest payments on mortgage-backed securities are passed from the mortgage originators, as servicer, through intermediaries (generally U.S. Government agencies and government-sponsored enterprises) that pool and repackage the participation interests in the form of securities, to investors such as the Bank. Such U.S. Government agencies and government sponsored enterprises, which guarantee the payment of principal and interest to investors, primarily include the Federal Home Loan Mortgage Corporation, Federal National Mortgage Association and Government National Mortgage Association.

    Mortgage-backed securities generally yield less than the loans which underlie such securities because of their payment guarantees or credit enhancements which offer nominal credit risk. At June 30, 1997, the weighted average contractual maturity of the Bank's mortgage-backed securities was approximately 6.51 years.

    As part of its efforts to maximize net interest income and manage the risks associated with changing interest rates, management of the Bank uses the "market value of portfolio equity" ("NPV") methodology which the Office of Thrift Supervision ("OTS") has adopted as part of its capital regulations. Although the Bank would not be subject to the NPV regulation because such regulation does not apply to institutions with less than $300 million in assets and risk based capital in excess of 12%, the application of the NPV methodology may illustrate the Bank's interest rate risk.

    Under this methodology, interest rate risk exposure is assessed by reviewing the estimated changes in the Bank's NPV which would hypothetically occur if interest rates rapidly rise or fall all along the yield curve. Projected values of NPV at both higher and lower regulatory defined rate scenarios are compared to base case values (no changes in rates) to determine the sensitivity to changing interest rates.

    Presented below, as of June 30, 1997, is an analysis of the Bank's interest rate risk ("IRR") as measured by changes in NPV for instantaneous and sustained parallel shifts of 100 basis points in market interest rates. The table also contains the policy that the Board of Directors deems advisable in the event of various changes in interest rates. Such limits have been established with consideration of the impact of various rate changes and the Bank's currently strong capital position.

                                          AS OF JUNE 30, 1997
 CHANGES IN                     ---------------------------------------
  INTEREST
    RATES                          MARKET VALUE OF PORTFOLIO EQUITY
   (BASIS        BOARD LIMIT    ---------------------------------------
   POINTS)        % CHANGE      $ CHANGE IN NPV      $ CHANGE IN NPV
-------------  ---------------  ----------------  ---------------------
                                 (IN THOUSANDS)
       +400             (40)%      $   (5,014)                (31)%
       +300             (30)           (3,682)                (23)
       +200             (20)           (2,363)                (15)
       +100             (10)           (1,139)                 (7)
     --              --                --                  --
       -100             (10)              994                   6
       -200             (20)            1,863                  11
       -300             (30)            2,755                  17
       -400             (40)            3,775                  23

    The OTS uses the above NPV calculation to monitor an institution's IRR. The OTS has promulgated regulations regarding a required adjustment to the institution's risk-based capital based on IRR. The application of the OTS' methodology quantifies IRR as the change in the NPV which results from a theoretical 200 basis point increase or decrease in market interest rates. If the NPV from either calculation would decrease by more than 2% of the present value of the institution's assets, the institution must deduct 50% of the amount of the decrease in excess of such 2% in the calculation of risk-based capital. At June 30, 1997, 2% of the present value of the Bank's assets was approximately $1.1 million, and, as shown in the table, a 200 basis point increase or decrease in market interest rates would not significantly impact the Bank's regulatory capital calculation. However, if the regulation were applicable, the Bank would deduct an interest rate risk component from its regulatory capital of approximately $643,000, bringing its risk-based capital ratio to 76.9%, as compared to the 8% regulatory requirement.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's liquidity, represented by cash and cash equivalents, is a product of its operating, investing and financing activities. The Bank's primary sources of funds are deposits, amortization, prepayments and maturities of outstanding loans and mortgage-backed securities, maturities of investment securities and other short-term investments and funds provided from operations. While scheduled payments from the amortization of loans and mortgage-backed securities and maturing investment securities and short term investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. In addition, the Bank invests excess funds in overnight deposits and other short-term interest-earning assets which provide liquidity to meet lending requirements. The Bank has been able to generate sufficient cash through its deposits, and occasionally utilizes advances from the Federal Home Loan Bank to meet short-term liquidity needs. At June 30, 1997, the Bank had no outstanding advances from the Federal Home Loan Bank of Cincinnati or other borrowings. It did borrow and repay $3.2 million in advances during the six months ended June 30, 1997.

    Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short-term investments such as overnight deposits. On a longer-term basis, the Bank maintains a strategy of investing in various investment and mortgage-backed securities and residential mortgage loans. The Bank uses its sources of funds primarily to meet its ongoing commitments, and to maintain a portfolio of mortgage-backed and investment securities. At June 30, 1997, the total approved loan commitments outstanding amounted to $168,500. At the same date, there were no commitments under unused lines of credit. Certificates of deposit scheduled to mature in one year or less at June 30, 1997, totaled $32.2 million. Management believes that a significant portion of maturing deposits will remain with the Bank. At June 30, 1997, the Bank had a liquidity ratio of 21.92% which exceeded the required minimum liquid asset ratio of 5.0% of assets.

RECAPITALIZATION OF SAIF

    The deposits of the Bank are currently insured by the SAIF. Both the SAIF and the Bank Insurance Fund ("BIF"), the federal deposit insurance fund that covers commercial bank deposits, are required by law to attain and thereafter maintain a reserve ratio of 1.25% of insured deposits.

    The BIF fund met its target reserve level in September 1995, but the SAIF was not expected to meet its target reserve level until at least 2002. Consequently, in late 1995, the FDIC approved a final rule regarding deposit insurance premiums which, effective with respect to the semiannual premium assessment beginning January 1, 1996, reduced deposit insurance premiums for BIF member institutions to zero basis points (subject to an annual minimum of $2,000) for institutions in the lowest risk category. Deposit insurance premiums for SAIF members were maintained at their existing levels (23 basis points for institutions in the lowest risk category).

    On September 30, 1996, President Clinton signed into law legislation which eliminates the premium differential between SAIF-insured institutions and BIF-insured institutions by recapitalizing the SAIF's reserves to the required ratio. The legislation required all SAIF member institutions to pay a one-time special assessment to recapitalize the SAIF, with the aggregate amount to be sufficient to bring the reserve ratio of the SAIF to 1.25% of insured deposits. The legislation also provides for the merger of the BIF and the SAIF, with such merger being conditioned upon the prior elimination of the thrift charter.

    Implementing FDIC regulations imposed a one-time special assessment of 65.7 basis points on SAIF-assessable deposits as of March 31, 1995, which was accrued as an expense on September 30, 1996. The Bank's one-time special assessment amounted to approximately $336,000 ($221,800 net of related tax benefits). The payment of such special assessment had the effect of immediately reducing the Bank's capital by such an amount. Nevertheless, management does not believe that this one-time special assessment will have a material adverse effect on the Company's consolidated financial condition or cause non-compliance with the Bank's regulatory capital requirements.

    In the fourth quarter of 1996, the FDIC lowered the assessment rates for SAIF members to reduce the disparity in the assessment rates paid by BIF and SAIF members. Beginning October 1, 1996, effective SAIF rates generally range from zero basis points to 27 basis points, except that during the fourth quarter of 1996, the rates for SAIF members ranged from 18 basis points to 27 basis points in order to increase assessments paid to the Financing Corporation ("FICO"). From 1997 through 1999, SAIF members will pay 6.4 basis points to fund the FICO while BIF member institutions will pay about 1.3 basis points. The Bank's insurance premiums, which had amounted to 23 basis points were reduced to 6.4 basis points effective January 1, 1997, resulting in lower SAIF premiums of approximately $48,000 for the six months ended June 30, 1997 as compared to June 30, 1996.

RECENT ACCOUNTING PRONOUNCEMENTS

    In management's opinion, there are no recent accounting pronouncements which have been adopted, or pending pronouncements that, if adopted, which have had or would have a significant effect on the Company's financial position or results of operations.

IMPACT OF INFLATION AND CHANGING PRICES

    The Financial Statements of the Company and related notes presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

    Unlike most industrial companies, substantially all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services, since such prices are affected by inflation to a larger extent than interest rates. In the current interest rate environment, liquidity and the maturity structure of the Company's assets and liabilities are critical to the maintenance of acceptable performance levels.

                              BUSINESS OF GATEWAY

LENDING ACTIVITIES

    GENERAL. At June 30, 1997, the Bank's net loans receivable totalled $21.0 million, or 32.9% of the Company's total assets at such date, as compared to $19.1 million, or 28.8% of total assets at December 31, 1996. The Bank's primary lending emphasis has been, and continues to be, the origination of conventional loans secured by first liens on single-family residences located primarily in Boyd, Carter and Greenup Counties, Kentucky. Conventional residential real estate loans are loans which are neither insured by the Federal Housing Administration ("FHA") nor partially guaranteed by the Veterans Administration ("VA"). At June 30, 1997, the Bank had $18.5 million, or 88.1% of the total loan portfolio invested in single-family residential loans. To a significantly lesser extent, the Bank's loan portfolio also includes home equity loans, loans secured by multi-family residential properties and commercial real estate and loans secured by savings deposits. Virtually all of the Bank's mortgage loans are secured by properties located in Kentucky.

    LOAN PORTFOLIO COMPOSITION. The following table sets forth the composition of the Bank's loan portfolio by type of loan at the dates indicated.

                                                                                   DECEMBER 31,
                                                        -------------------------------------------------------------------
                                     JUNE 30,
                                       1997                        1996                        1995                1994
                            --------------------------  --------------------------  --------------------------  -----------
                              AMOUNT      PERCENTAGE      AMOUNT      PERCENTAGE      AMOUNT      PERCENTAGE      AMOUNT
                            -----------  -------------  -----------  -------------  -----------  -------------  -----------
                                                                (DOLLARS IN THOUSANDS)
Real estate loans:
  Single-family
    residential...........   $  18,524          88.1%    $  16,785          87.9%    $  15,206          89.6%    $  10,338
  Multi-family
    residential...........         888           4.2           903           4.7           585           3.4           105
  Commercial real
    estate................       1,002           4.8           792           4.1           362           2.2           331
                            -----------        -----    -----------        -----    -----------        -----    -----------
    Total real estate
      loans...............      20,414          97.1        18,480          96.7        16,153          95.2        10,774
Other loans:
  Loans secured by savings
    accounts..............         603           2.9           621           3.3           810           4.8           738
                            -----------        -----    -----------        -----    -----------        -----    -----------
    Total loans...........      21,017         100.0%       19,101         100.0%       16,963         100.0%       11,512
Less:
  Allowance for loan
    losses................         (81)                        (81)                        (81)                        (61)
  Net deferred cost
    reserve...............          69                          56                          38                      --
                            -----------                 -----------                 -----------                 -----------
    Net loans.............   $  21,005                   $  19,076                   $  16,920                   $  11,451
                            -----------                 -----------                 -----------                 -----------
                            -----------                 -----------                 -----------                 -----------


                                                    JUNE 30,
                                                      1994
                                           --------------------------
                             PERCENTAGE      AMOUNT      PERCENTAGE
                            -------------  -----------  -------------

Real estate loans:
  Single-family
    residential...........         89.8%    $   8,999          88.5%
  Multi-family
    residential...........          0.9           186           1.8
  Commercial real
    estate................          2.9           379           3.7
                                  -----    -----------        -----
    Total real estate
      loans...............         93.6         9,564          94.0
Other loans:
  Loans secured by savings
    accounts..............          6.4           607           6.0
                                  -----    -----------        -----
    Total loans...........        100.0%       10,171         100.0%
Less:
  Allowance for loan
    losses................                        (61)
  Net deferred cost
    reserve...............                     --
                                           -----------
    Net loans.............                  $  10,110
                                           -----------
                                           -----------

    CONTRACTUAL PRINCIPAL REPAYMENTS AND INTEREST RATES. The following table sets forth certain information at June 30, 1997 regarding the dollar amount of loans maturing in the Bank's gross loan portfolio, based on the contractual terms to maturity. Demand loans and loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less.

                                        DUE 1-3 YEARS    DUE 3-5 YEARS   DUE 5-10 YEARS   DUE 10-15 YEARS   DUE 15 YEARS
                         DUE 1 YEAR         AFTER            AFTER            AFTER            AFTER       AND MORE AFTER
                           OR LESS         6/30/97          6/30/97          6/30/97          6/30/97          6/30/97
                        -------------  ---------------  ---------------  ---------------  ---------------  ---------------
                                                                  (IN THOUSANDS)
Single-family
  residential.........    $      50       $     189        $     683        $   2,796        $   7,213        $   7,593
Multi-family
  residential.........           11             484           --                  342               51           --
Commercial real
  estate..............       --              --                  145              346              356              155
Other.................          603          --               --               --               --               --
                              -----           -----            -----           ------           ------           ------
    Total.............    $     664       $     673        $     828        $   3,484        $   7,620        $   7,748
                              -----           -----            -----           ------           ------           ------
                              -----           -----            -----           ------           ------           ------


                          TOTAL
                        ---------

Single-family
  residential.........  $  18,524
Multi-family
  residential.........        888
Commercial real
  estate..............      1,002
Other.................        603
                        ---------
    Total.............  $  21,017
                        ---------
                        ---------

    The following table sets forth the dollar amount of gross loans due after one year from June 30, 1997 which have fixed interest rates or which have floating or adjustable interest rates.

                                                                                FIXED      FLOATING OR
                                                                                RATES    ADJUSTABLE-RATES   TOTAL
                                                                              ---------  ---------------  ---------
                                                                                         (IN THOUSANDS)
Single-family residential...................................................  $   7,611     $  10,863     $  18,474
Multi-family residential....................................................        825            71           877
Commercial real estate......................................................        401           601         1,002
                                                                              ---------       -------     ---------
  Total.....................................................................  $   8,837     $  11,516     $  20,353
                                                                              ---------       -------     ---------
                                                                              ---------       -------     ---------

    Scheduled contractual amortization of loans does not reflect the expected term of the Bank's loan portfolio. The average life of loans is substantially less than their contractual terms because of prepayments and due-on-sale clauses, which give the Bank the right to declare a conventional loan immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase when current mortgage loan rates are higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgage loans are lower than current mortgage loan rates (due to refinancings of adjustable-rate and fixed-rate loans at lower rates). Under the latter circumstances, the weighted average yield on loans decreases as higher-yielding loans are repaid or refinanced at lower rates.

    LOAN ACTIVITY. The following table shows total loans originated, purchased and repaid during the periods indicated. There were no loans sold during the periods.

                                                    SIX MONTHS ENDED
                                                                                  YEAR ENDED              SIX MONTHS
                                                        JUNE 30,                 DECEMBER 31,                ENDED      YEAR ENDED
                                                  --------------------  -------------------------------  DECEMBER 31,    JUNE 30,
                                                    1997       1996       1996       1995       1994         1994          1994
                                                  ---------  ---------  ---------  ---------  ---------  -------------  -----------
                                                     (IN THOUSANDS)
Loan originations:
  Single-family residential.....................  $   3,201  $   1,594  $   4,543  $   7,651  $   3,899    $   2,315     $   2,943
  Multi-family residential......................     --         --         --         --            145           80            65
  Commercial real estate........................        439        101        670     --         --           --            --
  Other.........................................        271        232        389        324        474          131           539
                                                  ---------  ---------  ---------  ---------  ---------       ------    -----------
    Total loans originated......................      3,911      1,927      5,602      7,975      4,518        2,526         3,547
                                                  ---------  ---------  ---------  ---------  ---------       ------    -----------
Loans purchased:
  Multi-family residential......................     --            350        350        500     --           --            --
  Commercial real estate........................     --         --         --             29     --           --            --
                                                  ---------  ---------  ---------  ---------  ---------       ------    -----------
    Total loans purchased.......................     --            350        350        529     --           --            --
                                                  ---------  ---------  ---------  ---------  ---------       ------    -----------
Loan principal reductions.......................      1,874      1,999      3,911      3,091      3,157        1,247         4,300
                                                  ---------  ---------  ---------  ---------  ---------       ------    -----------
  Net increase (decrease) before other items....      2,037        278      2,041      5,413      1,361        1,279          (753)
Increase (decrease) due to other items, net.....       (108)        24        115         56        129           62           218
                                                  ---------  ---------  ---------  ---------  ---------       ------    -----------
  Net increase (decrease) in loan portfolio.....  $   1,929  $     302  $   2,156  $   5,469  $   1,490    $   1,341     $    (535)
                                                  ---------  ---------  ---------  ---------  ---------       ------    -----------
                                                  ---------  ---------  ---------  ---------  ---------       ------    -----------

    The lending activities of the Bank are subject to underwriting standards and loan origination procedures established by the Bank's Board of Directors. Applications for mortgage loans are taken at each of the Bank's offices. Loan applications are forwarded to the main office, which supervises the process of obtaining credit reports, appraisals and other documentation involved with a loan. Effective in February 1995, the Bank requires that a property appraisal be obtained in connection with all new mortgage loans which are performed by an outside, certified appraiser. Prior thereto, appraisals generally were performed by the Bank's loan officer. The Bank requires that hazard insurance be maintained on all security properties and that flood insurance be maintained if the property is within a designated flood plain. The Bank receives a title opinion from an attorney in connection with closing the loan.

    Residential mortgage loan applications are primarily developed from referrals, existing customers and walk-in customers. All other loan applications are obtained in the same manner, as well as by advertising.

    Applications for residential mortgage loans are required to be approved by three members of the Board of Directors, regardless of size. The Bank's Chief Executive Officer has authority to approve home equity loans in amounts of not more than $10,000 provided that the Bank's underwriting requirements are otherwise satisfied. All of such loans are subsequently ratified by the Board.

    Loan originations totalled $3.9 million during the six months ended June 30, 1997, as compared to $1.9 million during six months ended June 30, 1996. Single family loan originations constituted $3.2 million during the six months ended June 30, 1997 as compared to $1.6 million during the comparable 1996 period. The Bank originated $439,000 and $101,000 in commercial real estate loans during the six months ended June 30, 1997 and 1996, respectively. No multi-family residential loans were originated in either period. In 1995, the Bank adopted a competitive mortgage loan pricing policy to regain market share in single-family lending which has resulted in the $17.5 million of originations over the past two and one-half years, following a relatively inactive period of mortgage lending during the preceding three years.

    Loan originations totaled $5.6 million during the year ended December 31, 1996, as compared to $8.0 million during the year ended December 31, 1995. Single-family residential loan originations constituted $4.5 million, as compared to $7.7 million in 1995. During 1996, the Bank originated $670,000 in commercial real estate loans and no multi-family residential loans, while in 1995, the Bank did not originate any multi-family residential or commercial real estate loans.

    The Bank will from time to time purchase whole residential loans and participation interests in loans that meet its underwriting criteria. During 1995, the Bank purchased participation interests in multi-family residential and commercial real estate loans of $500,000 (constituting 20.5% of the whole loan) and $29,000 (constituting 5.4% of the whole loan), respectively. The properties securing the multi-family residential loan are located in North Canton, Ohio while the property securing the commercial real estate loan is located in the Bank's market area. During 1996, the Bank purchased participation interests in a multi-family residential real estate loan of $350,000 (constituting 40.0% of the whole loan). The property securing the loan is located in Canton, Ohio. No loans were purchased during the six months ended June 30, 1997. At June 30, 1997, the Bank had no purchased single-family residential loans in its portfolio and three participation interests in multi-family and commercial real estate loans totalling $844,000.

    SINGLE-FAMILY RESIDENTIAL LOANS. The Bank's single-family residential mortgage loans consist almost exclusively of conventional loans. While the vast majority of conventional residential mortgage loans originated by the Bank are originated under terms and documentation of the Federal Home Loan Mortgage Corporation ("FHLMC") or the Federal National Mortgage Association ("FNMA"), prior to February 1995, such loans are non-conforming because of the lack of a certified appraiser. Effective in February 1995, all residential mortgage loans are appraised by an outside, certified appraiser. Thus, all new originations from that date forward conform to FHLMC or FNMA guidelines. However, the Bank has traditionally sought quality loan originations for portfolio and has not had a desire to sell loans. The Bank does not believe that holding non-conforming loans has materially increased its risks.

    The single-family residential mortgage loans offered by the Bank currently consist of fixed-rate and adjustable-rate loans. Fixed-rate loans generally have maturities ranging from 15 to 25 years and are fully amortizing with monthly loan payments sufficient to repay the total amount of the loan with interest by the end of the loan term. At June 30, 1997, $7.6 million, or 41.1% of the Bank's single-family residential mortgage loans were fixed-rate loans.

    The adjustable-rate loans currently offered by the Bank have interest rates which adjust every year in accordance with the Federal Housing Finance Board's National Average Contract Mortgage Rate for the Purchase of Previously Occupied Homes by Combined Lenders. The Bank's adjustable-rate single-family residential real estate loans generally have a cap of 1% on any increase or decrease in the interest rate at any adjustment date, and a limit of a 2% decrease and a 5% increase over the life of the loan. The Bank's adjustable-rate loans require that any payment adjustment resulting from a change in the interest rate of an adjustable-rate loan be sufficient to result in full amortization of the loan by the end of the loan term and, thus, do not permit any of the increased payment to be added to the principal amount of the loan, or so-called negative amortization. At June 30, 1997, $10.9 million or 58.9% of the Bank's single-family residential mortgage loans were adjustable-rate loans.

    Adjustable-rate loans decrease the risks associated with changes in interest rates but involve other risks, primarily because as interest rates increase the loan payment by the borrower increases to the extent permitted by the terms of the loan, thereby increasing the potential for default. Moreover, as interest rates increase, the marketability of the underlying collateral property may be adversely affected by higher interest rates. The Bank believes that these risks, which have not had a material adverse effect on the Bank to date because of the generally declining interest rate environment in recent years, generally are less than the risks associated with holding fixed-rate loans in an increasing interest rate environment.

    The Bank currently will lend up to 85% of the appraised value of the property securing a single-family residential loan (referred to as the loan-to-value ratio). The Bank does not require private mortgage insurance. The Bank's current policy is to limit the principal balance of such loans to $175,000, although exceptions can be permitted by the Board.

    The Bank offers home equity loans to those borrowers with whom it has a first mortgage loan, in amounts up to $10,000, which are secured by the underlying equity in the borrower's home. Home equity loans are amortizing loans and generally have maximum terms of five years. The Bank's home equity loans generally require combined loan-to-value ratios of 85% or less.

    Federal law imposes limitations on the aggregate amount of loans that a savings institution may make to any one borrower, including related entities. The permissible amount of loans-to-one borrower generally may not exceed 15% of unimpaired capital and surplus. Loans in an amount equal to an additional 10% of unimpaired capital and surplus also may be made to a borrower if the loans are fully secured by readily marketable securities. At June 30, 1997, the Bank's five largest loans or groups of loans-to-one borrower, including related entities, ranged from an aggregate of $184,000 to $489,000 and the Bank's loans-to-one borrower limit was $2.3 million at such date. All of such loans were performing as of June 30, 1997.

    MULTI-FAMILY RESIDENTIAL AND COMMERCIAL REAL ESTATE LENDING. At June 30, 1997, the Bank's multi-family residential loan portfolio was comprised of three apartment dwellings which contain between four and 15 units and two loan participations, one secured by 42 duplexes and the other by a 48 unit apartment complex. The Bank will originate loans up to 80% of the value of the security property for terms of up to 25 years in the case of 2-4 family loans and for terms of 20 years for larger loans. Multi-family residential loans are generally originated with principal balances of up to $125,000 for 2-4 family loans and $250,000 for greater sizes, although the Board will consider exceptions. During 1995, the Bank purchased a $500,000, or 20.5%, participation interest in a $2.4 million loan secured by 42 duplexes located in North Canton, Ohio. During 1996, the Bank purchased a $350,000, or 40.0%, participation interest in a $875,000 loan secured by a 48 unit apartment complex located in Canton, Ohio. At June 30, 1997, the Bank had $888,000 or 4.2% of the total loan portfolio invested in multi-family residential loans.

    At June 30, 1997, the Bank's commercial real estate portfolio was comprised of 15 loans, with principal balances ranging from $19,000 to $192,000. The properties which secure such loans are local facilities and include a pharmacy, video store, bakery, dentist and lawyer's office, garage, office buildings, funeral home, nursing home, church and sports complex. The Bank's underwriting standard is the same as for larger multi-family residential loans set forth above. During 1995, the Bank purchased a $29,000, or

5.4%, participation interest in a $535,000 loan. The Bank, along with several other area financial institutions located in Boyd and Greenup Counties, Kentucky, participated on a pro rata basis based on asset size in making a loan for the construction of a building through the economic development committee of Boyd and Greenup Counties, Kentucky. The loan was repaid during the six months ended June 30, 1997. At June 30, 1997, the Bank's commercial real estate loan portfolio amounted to $1.0 million or 4.8% of the total loan portfolio.

    The Bank conducted its normal due diligence investigation, including inspection of the specific properties, in connection with participation interests purchased during 1996 and 1995.

    The Bank evaluates various aspects of commercial and multi-family residential real estate loan transactions in an effort to mitigate risk to the extent possible. In underwriting these loans, consideration is given to the stability of the property's cash flow history, future operating projections, current and projected occupancy, position in the market, location and physical condition. The Bank also generally imposes a debt coverage ratio (the ratio of net cash from operations before payment of debt service to debt service) of not less than 125% for multi-family loans and for commercial real estate loans. The underwriting analysis also includes credit checks and a review of the financial condition of the borrower and guarantor, if applicable. An appraisal report is prepared by the Bank's appraiser to substantiate property values for every commercial real estate and multi-family loan transaction.

    Multi-family and commercial real estate lending entails different and significant risks when compared to single-family residential lending because such loans typically involve large loan balances to single borrowers and because the payment experience on such loans is typically dependent on the successful operation of the project or the borrower's business. These risks can also be significantly affected by supply and demand conditions in the local market for apartments, offices, or other commercial space. The Bank attempts to minimize its risk exposure by limiting such lending to proven owners, only considering properties with existing operating performance which can be analyzed, requiring conservative debt coverage ratios, and periodically monitoring the operation and physical condition of the collateral.

    OTHER LOANS. At June 30, 1997, the Bank had $603,000 or 2.9% of the total loan portfolio invested in loans secured by savings accounts. The Bank will originate such loans in an amount up to the account balance at 2% points over the rate paid on the account.

ASSET QUALITY

    GENERAL. When a borrower fails to make a required payment on a loan, the Bank attempts to cure the deficiency by contacting the borrower and seeking payment. Contacts are generally made 30 days after a payment is due. In most cases, deficiencies are cured promptly. If a delinquency continues, additional efforts are made to collect the loan. While the Bank generally prefers to work with borrowers to resolve such problems, when the account becomes 90 days delinquent, the Bank institutes foreclosure proceedings or takes such other action as may be necessary to minimize any potential loss.

    Loans are placed on non-accrual status when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income. As a matter of policy, the Bank does not accrue interest on loans past due 90 days or more. For purposes of the table below, loans greater than 90 days delinquent which are still accruing are current with respect to the payment of interest and do not otherwise constitute "slow loans" as defined by federal regulation.

    NON-PERFORMING ASSETS. The following table sets forth the amounts and categories of the Bank's non-performing assets at the dates indicated. The Bank had no troubled debt restructurings during the periods.

                                                                                              DECEMBER 31,
                                                                         JUNE 30,    -------------------------------   JUNE 30,
                                                                           1997        1996       1995       1994        1994
                                                                        -----------  ---------  ---------  ---------  -----------
                                                                                         (DOLLARS IN THOUSANDS)
Non-accruing loans:
  Single-family residential...........................................   $     441   $      82  $     265  $     108   $      82
Accruing loans greater than 90 days delinquent:
  Single-family residential...........................................          46          79         85        133          18
  Commercial real estate..............................................          42          48         64         81          89
                                                                             -----   ---------  ---------  ---------       -----
    Total accruing loans greater than 90 days delinquent..............          88         127        149        214         107
                                                                             -----   ---------  ---------  ---------       -----
Total non-performing loans............................................         529         209        414        322         189
Real estate owned.....................................................          44      --         --         --          --
                                                                             -----   ---------  ---------  ---------       -----
Total non-performing assets...........................................   $     573   $     209  $     414  $     322   $     189
                                                                             -----   ---------  ---------  ---------       -----
                                                                             -----   ---------  ---------  ---------       -----
Total non-performing loans as a percentage of total loans.............        2.52%       1.09%      2.45%      2.81%       1.86%
                                                                             -----   ---------  ---------  ---------       -----
                                                                             -----   ---------  ---------  ---------       -----
Total non-performing assets as a percentage of total assets...........        0.90%       0.31%      0.56%      0.46%       0.28%
                                                                             -----   ---------  ---------  ---------       -----
                                                                             -----   ---------  ---------  ---------       -----

    The Bank's total non-performing assets to total assets were relatively insignificant at June 30, 1997, amounting to $573,000 or 0.90% of total assets. Of this amount, $88,000 or 15.4% of total non-performing assets were currently paying but are considered delinquent solely because the obligers at some time in the past did not make one or more required payments of principal and interest. As long as such missed payments in excess of 90 days remain outstanding, the Bank will treat such loans as delinquent, even though regular and required payments are being made. At June 30, 1997, the Bank had one accruing commercial real estate loan which was reported as greater then 90 days outstanding. This loan has been outstanding for in excess of seven years and has paid down to less than 45% of the loan's original principal balance.

    The Bank's total non-performing assets have increased from $414,000 or 0.56% of total assets at December 31, 1995 to $573,000 or 0.90% of total assets at June 30, 1997. Of the $159,000 or 38.4% increase, $176,000 is attributable to an increase in non-accruing loans, $44,000 is attributable to an increase in real estate owned which consists of one foreclosed property, offset by a reduction in accruing loans greater than 90 days delinquent of $61,000. All of the $176,000 increase in non-accruing loans is attributable to single-family residential loans, such loans consisting of five loans with balances ranging from $15,000 to $224,000 at June 30, 1997. All of these loans are well secured and no losses are anticipated.

    At June 30, 1997 and December 31, 1996 and 1995, respectively, approximately $8,841, $1,394 and $3,050, respectively, in gross interest income would have been recorded in the period then ended on loans accounted for on a non-accrual basis if such loans had been current in accordance with their original terms and had been outstanding throughout the period or since origination if held for part of the period. For the six months ended June 30, 1997, the years ended December 31, 1996, 1995 and 1994 and the six months ended December 31, 1994, no amount was included in net income for these same loans prior to the time they were placed on non-accrual status, and $6,200 was included in net income for the year ended June 30, 1994.

    ALLOWANCE FOR LOAN LOSSES. The Bank's policy is to establish reserves for estimated losses on loans when it determines that a significant and probable decline in value occurs. The allowance for losses on loans is maintained at a level believed adequate by management to absorb potential losses in the portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loss experience, current economic conditions, volume, growth and composition of the portfolio, and other relevant factors. The allowance is increased by provisions for loan losses which are charged against income. The Bank's allowance for loan losses has historically been predicated on its low loss experience.

    The following table sets forth an analysis of the Bank's allowance for loan losses during the periods indicated.

                                                 SIX MONTHS
                                                   ENDED                    YEAR ENDED              SIX MONTHS
                                                  JUNE 30,                 DECEMBER 31,               ENDED      YEAR ENDED
                                            --------------------  -------------------------------  DECEMBER 31,   JUNE 30,
                                              1997       1996       1996       1995       1994         1994         1994
                                            ---------  ---------  ---------  ---------  ---------  ------------  -----------
                                                                         (DOLLARS IN THOUSANDS)
Total loans outstanding...................  $  21,017  $  17,303  $  19,101  $  16,963  $  11,512   $   11,512    $  10,171
                                            ---------  ---------  ---------  ---------  ---------  ------------  -----------
                                            ---------  ---------  ---------  ---------  ---------  ------------  -----------
Average loans outstanding.................  $  20,191  $  17,174  $  17,789  $  14,675  $  10,313   $   10,747    $  10,154
                                            ---------  ---------  ---------  ---------  ---------  ------------  -----------
                                            ---------  ---------  ---------  ---------  ---------  ------------  -----------
Balance at beginning of period............  $      81  $      81  $      81  $      61  $      61   $       61    $     157
Charge-offs...............................     --         --         --         --         --           --              (96)(1)
Recoveries................................     --         --         --         --         --           --           --
                                            ---------  ---------  ---------  ---------  ---------  ------------  -----------
Net charge-offs...........................     --         --         --         --         --           --              (96)
                                            ---------  ---------  ---------  ---------  ---------  ------------  -----------
Provision for loan losses.................     --         --         --             20     --           --           --
                                            ---------  ---------  ---------  ---------  ---------  ------------  -----------
Balance at end of period..................  $      81  $      81  $      81  $      81  $      61   $       61    $      61
                                            ---------  ---------  ---------  ---------  ---------  ------------  -----------
                                            ---------  ---------  ---------  ---------  ---------  ------------  -----------
Allowance for loan losses as a percent of
  total loans outstanding.................       0.39%      0.47%      0.42%      0.48%      0.53%        0.53%        0.60%
                                            ---------  ---------  ---------  ---------  ---------  ------------  -----------
                                            ---------  ---------  ---------  ---------  ---------  ------------  -----------
Ratio of net charge-offs to average loans
  outstanding.............................     --%        --%        --%        --%        --%          --    %        0.95%
                                            ---------  ---------  ---------  ---------  ---------  ------------  -----------
                                            ---------  ---------  ---------  ---------  ---------  ------------  -----------

------------------------

(1) All related to multi-family residential properties.

    During the six months ended June 30, 1997 and 1996, and for the year ended December 31, 1996, the Bank made no provision for loan losses as compared to a $20,000 provision in 1995. The 1995 provision was made due to the increase in the size of the loan portfolio, and despite continued growth, management feels that the current allowance for loan losses is commensurate with the high quality of the Bank's loan portfolio. Management does not believe that the quality of the loan portfolio has been compromised by its growth.

    Although management utilizes its best judgment in providing for loan losses, there can be no assurance that the Bank will not have to increase its provision for loan losses in the future as a result of future increases in non-performing loans or for other reasons.

    The following table sets forth information concerning the allocation of the Bank's allowance for loan losses (general and specific allowances) by loan category at the dates indicated. The general valuation allowance is allocated based upon the balance of the loan category to the total loan portfolio. Other loans consist of loans secured by deposits of the Bank; therefore, no allowance has been allocated to these loans.

                                                                                        DECEMBER 31,
                                    JUNE 30,             ---------------------------------------------------------------------------
                                      1997                            1996                            1995                  1994
                         ------------------------------  ------------------------------  ------------------------------  -----------
                                         PERCENTAGE                      PERCENTAGE                      PERCENTAGE
                                         OF LOANS TO                     OF LOANS TO                     OF LOANS TO
                           AMOUNT        TOTAL LOANS       AMOUNT        TOTAL LOANS       AMOUNT        TOTAL LOANS       AMOUNT
                         -----------  -----------------  -----------  -----------------  -----------  -----------------  -----------

                                                                   (DOLLARS IN THOUSANDS)
Single-family
  residential..........   $      74            88.1%      $      74            87.9%      $      76            89.6%      $      58
Multi-family
  residential..........           4             4.2               4             4.7               3             3.4               1
Commercial real
  estate...............           3             4.8               3             4.1               2             2.2               2
Other..................      --                 2.9          --                 3.3          --                 4.8          --
                                ---           -----             ---           -----             ---           -----             ---
    Total..............   $      81           100.0%      $      81           100.0%      $      81           100.0%      $      61
                                ---           -----             ---           -----             ---           -----             ---
                                ---           -----             ---           -----             ---           -----             ---


                                                 JUNE 30,
                                                   1994
                                        --------------------------
                          PERCENTAGE                  PERCENTAGE
                          OF LOANS TO                 OF LOANS TO
                          TOTAL LOANS     AMOUNT      TOTAL LOANS
                         -------------  -----------  -------------

Single-family
  residential..........         89.8%    $      57          88.5%
Multi-family
  residential..........          0.9             1           1.8
Commercial real
  estate...............          2.9             3           3.7
Other..................          6.4        --               6.0
                               -----           ---         -----
    Total..............        100.0%    $      61         100.0%
                               -----           ---         -----
                               -----           ---         -----

MORTGAGE-BACKED SECURITIES AND INVESTMENT SECURITIES

    GENERAL. Federally-chartered savings institutions have authority to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies and of state and municipal governments, certificates of deposit at federally-insured banks and savings and loan associations, certain bankers' acceptances and Federal funds. Subject to various restrictions, federally-chartered savings institutions may also invest a portion of their assets in commercial paper, corporate debt securities and mutual funds, the assets of which conform to the investments that federally-chartered savings institutions are otherwise authorized to make directly.

    The Bank's Chief Executive Officer has authority to implement the Bank's Board approved investment policy. The Chief Executive Officer may make purchases of up to $1.0 million without prior approval of the Board. All of such purchases are required to be reported to the Board for ratification at the next scheduled meeting. Pursuant to the Bank's investment policy, all securities are to be purchased for investment, with the primary objective of safety of principal and liquidity and, secondarily, with consideration given to the yield to be earned. The Bank is authorized to invest in U.S. Government and agency issues, mortgage-backed securities issued by the FHLMC, FNMA and Government National Mortgage Association ("GNMA"), municipal bonds issued by state or local authorities (which generally must be rated in one of the top categories by one of the nationally recognized rating services) and certificates of deposit in insured institutions up to a maximum of $100,000 per institution.

    MORTGAGE-BACKED SECURITIES. The Bank maintains a significant portfolio of mortgage-backed securities as a means of investing in housing-related mortgage instruments without the costs associated with originating mortgage loans for portfolio retention and with limited credit risk of default which arises in holding a portfolio of loans to maturity. Mortgage-backed securities (which also are known as mortgage participation certificates or pass-through certificates) represent a participation interest in a pool of single-family mortgages. The principal and interest payments on mortgage-backed securities are passed from the mortgage originators, as servicer, through intermediaries (generally U.S. Government agencies and government-sponsored enterprises) that pool and repackage the participation interests in the form of securities, to investors such as the Bank. Such U.S. Government agencies and government sponsored enterprises, which guarantee the payment of principal and interest to investors, primarily include the FHLMC, the FNMA and the GNMA.

    The FHLMC is a public corporation chartered by the U.S. Government and owned by the 12 Federal Home Loan Banks and federally-insured savings institutions. The FHLMC issues participation certificates backed principally by conventional mortgage loans. The FHLMC guarantees the timely payment of interest and the ultimate return of principal on participation certificates. The FNMA is a private corporation chartered by the U.S. Congress with a mandate to establish a secondary market for mortgage loans. The FNMA guarantees the timely payment of principal and interest on FNMA securities. FHLMC and FNMA securities are not backed by the full faith and credit of the United States, but because the FHLMC and the FNMA are U.S. Government-sponsored enterprises, these securities are considered to be among the highest quality investments with minimal credit risks. The GNMA is a government agency within the Department of Housing and Urban Development which is intended to help finance government-assisted housing programs. GNMA securities are backed by FHA-insured and VA-guaranteed loans, and the timely payment of principal and interest on GNMA securities are guaranteed by the GNMA and backed by the full faith and credit of the U.S. Government. Because the FHLMC, the FNMA and the GNMA were established to provide support for low- and middle-income housing, there are limits to the maximum size of loans that qualify for these programs.

    Mortgage-backed securities typically are issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a range and have varying maturities. The underlying pool of mortgages can be composed of either fixed-rate or adjustable-rate loans. As a result, the risk characteristics of the underlying pool of mortgages, (i.e., fixed-rate or adjustable rate) as well as prepayment risk, are passed on to the certificate holder. The life of a mortgage-backed pass-through security thus approximates the life of the underlying mortgages.

    Mortgage-backed securities generally yield less than the loans which underlie such securities because of their payment guarantees or credit enhancements which offer nominal credit risk. In addition, mortgage-backed securities are more liquid than individual mortgage loans and may be used to collateralize certain obligations. At June 30, 1997, none of the Bank's mortgage-backed securities were pledged as security for an obligation. Mortgage-backed securities issued or guaranteed by the FNMA or the FHLMC (except interest-only securities or the residual interests in CMOs) are weighted at no more than 20.0% for risk-based capital purposes, compared to a weight of 50.0% to 100.0% for residential loans. See "Regulation--The Bank--Regulatory Capital Requirements."

    The Bank's mortgage-backed securities are all classified as "held to maturity" based upon the Bank's intent and ability to hold such securities to maturity at the time of purchase, in accordance with GAAP. The mortgage-backed securities of the Bank are carried at cost, adjusted for the amortization of premiums and the accretion of discounts using a method which approximates a level yield. See Notes 1, 4 and 16 of the Notes to Consolidated Financial Statements incorporated by reference into Item 7 hereof.

    The following table sets forth the composition of the Bank's mortgage-backed securities at the dates indicated.

                                                                                 DECEMBER 31,
                                                             JUNE 30,   -------------------------------  JUNE 30,
                                                               1997       1996       1995       1994       1994
                                                             ---------  ---------  ---------  ---------  ---------
                                                                            (DOLLARS IN THOUSANDS)
GNMA certificates..........................................  $   1,401  $   1,531  $   1,963  $   2,264  $   2,459
FNMA certificates..........................................      5,298      5,662      3,751      3,895      4,039
FHLMC certificates.........................................     18,626     20,623     22,068     23,551     25,000
                                                             ---------  ---------  ---------  ---------  ---------
                                                                25,325     27,816     27,782     29,710     31,498
Unamortized premiums.......................................          2          3          5          8         10
Unearned discounts.........................................       (124)      (156)      (169)      (205)      (229)
                                                             ---------  ---------  ---------  ---------  ---------
                                                             $  25,203  $  27,663  $  27,618  $  29,513  $  31,279
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------
Weighted average interest rate.............................       6.51%      6.52%      6.62%      6.65%      6.67%
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

    The following table sets forth the activity in the Bank's mortgage-backed securities portfolio during the periods indicated.

                                          AS OF OR FOR THE SIX         AS OF OR FOR THE           AS OF OR FOR
                                              MONTHS ENDED                YEAR ENDED             THE SIX MONTHS
                                                JUNE 30,                 DECEMBER 31,                ENDED       YEAR ENDED
                                          --------------------  -------------------------------   DECEMBER 31,    JUNE 30,
                                            1997       1996       1996       1995       1994          1994          1994
                                          ---------  ---------  ---------  ---------  ---------  --------------  -----------
                                                                              (IN THOUSANDS)
Mortgage-backed securities at beginning
  of period.............................  $  27,663  $  27,618  $  27,618  $  29,513  $  30,985    $   31,279     $  28,836
Purchases...............................     --          4,933      5,827      1,875      4,871           505        10,883
Repayments..............................     (2,491)    (3,029)    (5,835)    (3,823)    (6,401)       (2,298)       (8,491)
Accretion and amortization, net.........         31         28         53         53         58            27            51
                                          ---------  ---------  ---------  ---------  ---------       -------    -----------
Mortgage-backed securities at end of
  period................................  $  25,203  $  29,550  $  27,663  $  27,618  $  29,513    $   29,513     $  31,279
                                          ---------  ---------  ---------  ---------  ---------       -------    -----------
                                          ---------  ---------  ---------  ---------  ---------       -------    -----------

    At June 30, 1997, the weighted average contractual maturity of the Bank's mortgage-backed securities was approximately 6.8 years. The actual maturity of a mortgage-backed security is less than its stated maturity due to prepayments of the underlying mortgages. Prepayments that are faster than anticipated may shorten the life of the security and adversely affect its yield to maturity. The yield is based upon the interest income and the amortization of any premium or discount related to the mortgage-backed security. In accordance with GAAP, premiums and discounts are amortized over the estimated lives of the loans, which decrease and increase interest income, respectively. The prepayment assumptions used to determine the amortization period for premiums and discounts can significantly affect the yield of the mortgage-backed security, and these assumptions are reviewed periodically to reflect actual prepayments. Although prepayments of underlying mortgages depend on many factors, the difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates generally is the most significant determinant of the rate of prepayments. During periods of falling mortgage interest rates, if the coupon rate of the underlying mortgages exceeds the prevailing market interest rates offered for mortgage loans, refinancing generally increases and accelerates the prepayment of the underlying mortgages and the related security. Under such circumstances, the Bank may be subject to reinvestment risk because to the extent that the Bank's mortgage-related securities amortize or prepay faster than anticipated, the Bank may not be able to reinvest the proceeds of such repayments and prepayments at a comparable rate. The declining yields earned during recent periods is a direct response to falling interest rates and accelerated prepayments.

    INVESTMENT SECURITIES. The following table sets forth certain information relating to the Bank's investment portfolio at the dates indicated.

                                                                                 DECEMBER 31,
                                                             JUNE 30,   -------------------------------  JUNE 30,
                                                               1997       1996       1995       1994       1994
                                                             ---------  ---------  ---------  ---------  ---------
                                                                                (IN THOUSANDS)
U.S. Treasury securities...................................  $   2,999  $   2,999  $   2,999  $   6,998  $   9,497
FHLB bonds.................................................      3,750      4,450     10,349      5,685      4,949
FNMA bonds.................................................      4,041      4,540      2,536      3,048      2,550
FHLMC bonds................................................      2,248      3,246      1,250        750        746
Municipal bonds............................................        479        480        553        663        710
FHLB stock.................................................        823        794        741        693        672
Intrieve, Inc. stock.......................................         15         15         15         15         15
Government money market fund...............................     --          1,000      3,000      3,000      3,000
                                                             ---------  ---------  ---------  ---------  ---------
  Total....................................................  $  14,355  $  17,524  $  21,443  $  20,852  $  22,139
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

    The following table sets forth certain information regarding the maturities of the Bank's investment securities at June 30, 1997.

                                                                              CONTRACTUALLY MATURING
                                                 ---------------------------------------------------------------------------------
                                                                                                                          OVER 10
                                                      UNDER 1 YEAR             1-5 YEARS               6-10 YEARS          YEARS
                                                 ----------------------  ----------------------  ----------------------  ---------

                                                             WEIGHTED                WEIGHTED                WEIGHTED
                                                              AVERAGE                 AVERAGE                 AVERAGE
                                                  AMOUNT       YIELD      AMOUNT       YIELD      AMOUNT       YIELD      AMOUNT
                                                 ---------  -----------  ---------  -----------  ---------  -----------  ---------
                                                                              (DOLLARS IN THOUSANDS)
U.S. Treasury securities.......................  $   2,999        5.13%  $      --          --%  $      --          --%  $      --
FHLB bonds.....................................        500        4.40       2,000        6.40          --          --       1,250
FNMA bonds.....................................        500        8.00         500        6.10       3,041        6.72          --
FHLMC bonds....................................     --              --         498        5.99       1,250        6.89         500
Municipal bonds................................         50        7.00          51        4.50         289        7.21          89
FHLB stock.....................................     --              --          --          --          --          --         823
Intrieve, Inc. stock...........................     --              --          --          --          --          --          15
                                                 ---------         ---   ---------         ---   ---------         ---   ---------
    Total......................................  $   4,049        5.41%  $   3,049        6.25%  $   4,580        6.54%  $   2,677
                                                 ---------         ---   ---------         ---   ---------         ---   ---------
                                                 ---------         ---   ---------         ---   ---------         ---   ---------



                                                  WEIGHTED
                                                   AVERAGE
                                                    YIELD
                                                 -----------

U.S. Treasury securities.......................          --%
FHLB bonds.....................................        7.34
FNMA bonds.....................................          --
FHLMC bonds....................................        7.66
Municipal bonds................................        7.20
FHLB stock.....................................        7.00
Intrieve, Inc. stock...........................          --
                                                        ---
    Total......................................        7.25%
                                                        ---
                                                        ---

    The Bank's investment securities are classified as "held to maturity" based upon the Bank's intent and ability to hold such securities to maturity at the time of purchase, in accordance with GAAP. Investment securities are carried at cost, with any discounts or premiums recognized in interest income using the interest method over the period to maturity.

SOURCES OF FUNDS

    GENERAL. The Bank's principal source of funds for use in lending and for other general business purposes has traditionally come from deposits obtained through its branch offices. The Bank also derives funds from amortization and prepayments of outstanding loans and mortgage-backed securities, from maturing investment securities and, occasionally, from advances from the FHLB of Cincinnati. Loan repayments are a relatively stable source of funds, while deposits inflows and outflows are significantly influenced by general interest rates and money market conditions. The Bank may use borrowings to supplement its deposits as a source of funds.

    DEPOSITS. The Bank's current deposit products include passbook accounts and certificates of deposit ranging in terms from seven days to 5 years. The Bank's deposit products also include Individual Retirement Account ("IRA") certificates.

    The Bank's deposits are obtained from residents in its primary market area. The Bank attracts local deposit accounts by offering competitive interest rates. The Bank utilizes traditional marketing methods to attract new customers and savings deposits, including print media and radio advertising.

    The following table sets forth the dollar amount and average interest rates of deposits in the various types of deposit programs offered by the Bank at the dates indicated.

                                                                              DECEMBER 31,
                                           ----------------------------------------------------------------------------------
                        JUNE 30,
                          1997                        1996                        1995                        1994
               --------------------------  --------------------------  --------------------------  --------------------------
                 AMOUNT      PERCENTAGE      AMOUNT      PERCENTAGE      AMOUNT      PERCENTAGE      AMOUNT      PERCENTAGE
               -----------  -------------  -----------  -------------  -----------  -------------  -----------  -------------
                                                           (DOLLARS IN THOUSANDS)
Certificate
  accounts:
  2.00--
    4.00%....   $   8,778          18.9%    $   9,340          19.0%    $   8,689          16.3%    $  16,726          27.7%
  4.01--
    6.00%....      29,944          64.7        36,792          74.8        40,890          76.7        35,293          58.3
  6.01--
    8.00%....       4,868          10.5           106           0.2           131           0.3           129           0.2
  8.01--
    10.00%...          --            --            95           0.2            91           0.1           125           0.2
               -----------        -----    -----------        -----    -----------        -----    -----------        -----
Total
  certificate
accounts(1)..      43,590          94.1        46,333          94.2        49,801          93.4        52,273          86.4
Transaction
  accounts:
  Passbook
  accounts...       2,728           5.9         2,862           5.8         3,487           6.6         8,213          13.6
               -----------        -----    -----------        -----    -----------        -----    -----------        -----
Total
  deposits...   $  46,318         100.0%    $  49,195         100.0%    $  53,288         100.0%    $  60,486         100.0%
               -----------        -----    -----------        -----    -----------        -----    -----------        -----
               -----------        -----    -----------        -----    -----------        -----    -----------        -----


                        JUNE 30,
                          1994
               --------------------------
                 AMOUNT      PERCENTAGE
               -----------  -------------

Certificate
  accounts:
  2.00--
    4.00%....   $  24,389          42.1%
  4.01--
    6.00%....      21,929          37.9
  6.01--
    8.00%....         129           0.2
  8.01--
    10.00%...         144           0.2
               -----------        -----
Total
  certificate
accounts(1)..      46,591          80.4
Transaction
  accounts:
  Passbook
  accounts...      11,338          19.6
               -----------        -----
Total
  deposits...   $  57,929         100.0%
               -----------        -----
               -----------        -----

------------------------

(1) Includes $6.2 million, $6.7 million and $6.9 million in IRA accounts at June 30, 1997 and December 31, 1996 and 1995, respectively.

    The following table sets forth the savings activities of the Bank during the periods indicated.

                                           SIX MONTHS ENDED              YEAR ENDED              SIX MONTHS
                                               JUNE 30,                 DECEMBER 31,               ENDED      YEAR ENDED
                                         --------------------  -------------------------------  DECEMBER 31,   JUNE 30,
                                           1997       1996       1996       1995       1994         1994         1994
                                         ---------  ---------  ---------  ---------  ---------  ------------  -----------
                                                                          (IN THOUSANDS)
Deposits...............................  $   7,224  $   8,529  $  14,028  $  28,986  $  24,454   $   16,021    $  17,089
Withdrawals............................     11,081      9,594     20,364     38,424     23,278       14,488       17,147
                                         ---------  ---------  ---------  ---------  ---------  ------------  -----------
Net increase (decrease) before interest
  credited.............................     (3,857)    (1,065)    (6,336)    (9,438)     1,176        1,533          (58)
Interest credited......................        980      1,154      2,243      2,240      2,041        1,024        2,092
                                         ---------  ---------  ---------  ---------  ---------  ------------  -----------
    Net increase (decrease) in
      deposits.........................  $  (2,877) $      89  $  (4,093) $  (7,198) $   3,217   $    2,557    $   2,034
                                         ---------  ---------  ---------  ---------  ---------  ------------  -----------
                                         ---------  ---------  ---------  ---------  ---------  ------------  -----------

    Deposits decreased $2.9 million, or 5.9%, for the six months ended June 30, 1997, due to a $3.9 million net decrease before interest credited of $1.0 million. For the year ended December 31, 1996, deposits decreased $4.1 million, or 7.7%, due to a $6.3 million net decrease before interest credited of $2.2 million. Passbook accounts declined $134,000 and $625,000, while certificates of deposit decreased $2.7 million and $3.5 million for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively. The decrease in deposits resulted from customers moving funds to alternate capital markets yielding higher short-term rates of return during 1997 and 1996 as compared to interest rates being offered by the Bank.

    Deposits decreased $7.2 million, or 11.9%, during fiscal 1995 due to a $9.4 million net decrease in deposits before interest credited of $2.2 million. Passbook accounts declined $4.7 million while certificates of deposit decreased $2.5 million. A significant portion of the decrease in deposits is due to the Bank having held funds for the Company's stock subscription proceeds in a passbook savings account at December 31, 1994, which funds were utilized to purchase the Company's stock in January 1995. The decrease in certificates of deposit can be attributed in part to customer withdrawals for the purchase of the Company's stock.

    The following table shows the contractual interest rate and maturity information for the Bank's certificates of deposit at June 30, 1997.

                                                                           CONTRACTUALLY MATURING
                                                         -----------------------------------------------------------
                                                         ONE YEAR                                OVER
                                                          OR LESS    1-2 YEARS    2-3 YEARS     3 YEARS      TOTAL
                                                         ---------  -----------  -----------  -----------  ---------
                                                                               (IN THOUSANDS)
2.00 - 4.00%...........................................  $   8,778   $  --        $  --        $  --       $   8,778
4.01 - 6.00%...........................................     20,179       8,291        1,474       --          29,944
6.01 - 8.00%...........................................      3,244       1,443          181       --           4,868
8.01 - 10.00%..........................................     --          --           --           --          --
                                                         ---------  -----------  -----------       -----   ---------
  Total................................................  $  32,201   $   9,734    $   1,655    $  --       $  43,590
                                                         ---------  -----------  -----------       -----   ---------
                                                         ---------  -----------  -----------       -----   ---------

    The following table sets forth the maturities of the Bank's certificates of deposit having principal amounts of $100,000 or more at June 30, 1997.

CERTIFICATES OF DEPOSIT MATURING                                                    AMOUNT
  IN QUARTER ENDING:                                                            (IN THOUSANDS)
------------------------------------------------------------------------------  ---------------
September 30, 1997............................................................     $   2,146
December 31, 1997.............................................................           995
March 31, 1998................................................................           519
June 30, 1998.................................................................           403
After June 30, 1998...........................................................         1,760
                                                                                      ------
  Total certificates of deposit with
    balances of $100,000 or more..............................................     $   5,823
                                                                                      ------
                                                                                      ------

    BORROWINGS. The Bank may obtain advances from the FHLB of Cincinnati upon the security of the common stock it owns in that bank and certain of its residential mortgage loans and securities held to maturity, provided certain standards related to creditworthiness have been met. Such advances are made pursuant to several credit programs, each of which has its own interest rate and range of maturities. At June 30, 1997, the Bank had no outstanding advances from the FHLB of Cincinnati. It did, however, borrow and repay $3,250,000 during the six months ended June 30, 1997, such funds being used for short-term liquidity needs.

SUBSIDIARIES

    The Bank is permitted to invest up to 2% of its assets in the capital stock of, or secured or unsecured loans to, subsidiary corporations, with an additional investment of 1% of assets when such additional investment is utilized primarily for community development purposes. The Bank's only subsidiary, C&F Services, Inc., was formed in 1977 to purchase stock in a data processing company, Intrieve, Inc. (formerly Savings & Loan Data Corporation.) The subsidiary is otherwise inactive. This subsidiary had no income or expenses during the year ended June 30, 1994, the six months ended December 31, 1994, the three years ended December 31, 1996 and the six months ended June 30, 1997. As of June 30, 1997, the net book value of the Bank's investment in its service corporations was $15,000.

COMPETITION

    The Bank faces strong competition both in attracting deposits and making real estate loans. Its most direct competition for deposits has historically come from other savings institutions, credit unions and commercial banks located within 15 miles of Catlettsburg, which covers Boyd County, Kentucky, Cabell County, West Virginia and Lawrence County, Ohio, including many large financial institutions which have greater financial and marketing resources available to them. In addition, during times of high interest rates, the Bank has faced additional significant competition for investors' funds from short-term money market securities, mutual funds and other corporate and government securities. The ability of the Bank to attract and retain savings deposits depends on its ability to generally provide a rate of return, liquidity and risk comparable to that offered by competing investment opportunities.

    The Bank experiences strong competition for real estate loans principally from other savings institutions, commercial banks and mortgage banking companies. The Bank competes for loans principally through the interest rates and, currently, by not charging loan fees, and the efficiency and quality of services it provides borrowers. Competition may increase as a result of the continuing reduction of restrictions on the interstate operations of financial institutions.

OFFICES

    The following table sets forth certain information with respect to the offices and other properties of Gateway at June 30, 1997.

                                                                                             NET BOOK
                                                                                              VALUE
DESCRIPTION/ADDRESS                                                       LEASED/OWNED     OF PROPERTY    DEPOSITS
-----------------------------------------------------------------------  ---------------  --------------  ---------
                                                                                          (IN THOUSANDS)
Main Office............................................................           Own       $   28,700    $  37,683
  2713 - 2717 Louisa Street
  Catlettsburg, KY
Branch Office..........................................................           Own       $  255,100    $   8,633
  380 South Carol Malone Boulevard
  Grayson, KY

                     REGULATION AND SUPERVISION OF GATEWAY

    Set forth below is a brief description of certain laws and regulations which relate to the regulation of Gateway and Catlettsburg Federal. The description of these laws and regulations, as well as descriptions of laws and regulations contained elsewhere herein, does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.

    Gateway is a unitary savings and loan holding companies subject to the provisions of the Home Owners' Loan Act ("HOLA") and the regulations of the OTS. Catlettsburg Federal is a federally chartered savings institutions subject to OTS regulations, oversight and supervision. The Merger will have no effect upon Catlettsburg Federal's status as a federally chartered savings institution.

    GATEWAY. Gateway is a registered savings and loan holding company and is subject to OTS regulations, examinations, supervision and reporting requirements. As a subsidiary of a savings and loan holding company, Catlettsburg Federal is subject to certain restrictions in its dealings with Gateway and affiliates thereof.

    FEDERAL ACTIVITIES RESTRICTIONS. There are generally no restrictions on the activities of a savings and loan holding company which holds only one subsidiary savings institution. However, if the Director of the OTS determines that there is reasonable cause to believe that the continuation by a savings and loan holding company of an activity constitutes a serious risk to the financial safety, soundness or stability of its subsidiary savings institution, the Director may impose such restrictions as deemed necessary to address such risk, including limiting (i) payment of dividends by the savings institution; (ii) transactions between the savings institution and its affiliates; and (iii) any activities of the savings institution that might create a serious risk that the liabilities of the holding company and its affiliates may be imposed on the savings institution. Notwithstanding the above rules as to permissible business activities of unitary savings and loan holding companies, if the savings institution subsidiary of such a holding company fails to meet a QTL test, then such unitary holding company also shall become subject to the activities restrictions applicable to multiple savings and loan holding companies and, unless the savings institution requalifies as a QTL within one year thereafter, shall register as, and become subject to the restrictions applicable to, a bank holding company. See "--Catlettsburg Federal--Qualified Thrift Lender Test."

    If Gateway were to acquire control of another savings institution, other than through merger or other business combination with Catlettsburg Federal, Gateway would thereupon become a multiple savings and loan holding company. Except where such acquisition is pursuant to the authority to approve emergency thrift acquisitions and where each subsidiary savings institution meets the QTL test, as set forth below, the activities of Gateway and any of its subsidiaries (other than Catlettsburg Federal or other subsidiary savings institutions) would thereafter be subject to further restrictions. No multiple savings and loan holding company or subsidiary thereof which is not a savings institution shall commence or continue for a limited period of time after becoming a multiple savings and loan holding company or subsidiary thereof any business activity, other than: (i) furnishing or performing management services for a subsidiary savings institution; (ii) conducting an insurance agency or escrow business;
(iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary savings institution; (iv) holding or managing properties used or occupied by a subsidiary savings institution; (v) acting as trustee under deeds of trust; (vi) those activities authorized by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies; or (vii) unless the Director of the OTS by regulation prohibits or limits such activities for savings and loan holding companies, those activities authorized by the Federal Reserve Board as permissible for bank holding companies. The activities described in (i) through (vi) above may only be engaged in after giving the OTS prior notice and being informed that the OTS does not object to such activities. In addition, the activities described in (vii) above also must be approved by the Director of the OTS prior to being engaged in by a multiple savings and loan holding company.

    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. Transactions between savings institutions and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act ("FRA"). An affiliate of a savings institution is any company or entity which controls, is controlled by or is under common control with the savings institution. In a holding company context, the parent holding company of a savings institution (such as Gateway) and any companies which are controlled by such parent holding company are affiliates of the savings institution. Generally, Sections 23A and 23B (i) limit the extent to which the savings institution or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such institution's capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus and
(ii) require that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and similar transactions. In addition to the restrictions imposed by Sections 23A and 23B, no savings institution may (i) loan or otherwise extend credit to an affiliate, except for any affiliate which engages only in activities which are permissible for bank holding companies, or (ii) purchase or invest in any stocks, bonds, debentures, notes or similar obligations of any affiliate, except for affiliates which are subsidiaries of the savings institution.

    In addition, Sections 22(h) and (g) of the FRA place restrictions on loans to executive officers, directors and principal stockholders. Under Section 22(h), loans to a director, an executive officer and to a greater than 10% stockholder of a savings institution (a "principal stockholder"), and certain affiliated interests of either, may not exceed, together with all other outstanding loans to such person and affiliated interests, the savings institution's loans to one borrower limit (generally equal to 15% of the institution's unimpaired capital and surplus). Section 22(h) also requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution. Section 22(h) also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a savings institution to all insiders cannot exceed the institution's unimpaired capital and surplus. Furthermore, Section 22(g) places additional restrictions on loans to executive officers. At June 30, 1997, Catlettsburg Federal was in compliance with the above restrictions.

    RESTRICTIONS ON ACQUISITIONS. Except under limited circumstances, savings and loan holding companies are prohibited from acquiring, without prior approval of the Director of the OTS, (i) control of any other savings institution or savings and loan holding company or substantially all the assets thereof or (ii) more than 5% of the voting shares of a savings institution or holding company thereof which is not a subsidiary. Except with the prior approval of the Director of the OTS, no director or officer of a savings and loan holding company or person owning or controlling by proxy or otherwise more than 25% of such company's stock, may acquire control of any savings institution, other than a subsidiary savings institution, or of any other savings and loan holding company.

    The Director of the OTS may only approve acquisitions resulting in the formation of a multiple savings and loan holding company which controls savings institutions in more than one state if (i) the multiple savings and loan holding company involved controls a savings institution which operated a home or branch office located in the state of the institution to be acquired as of March 5, 1987; (ii) the acquiror is authorized to acquire control of the savings institution pursuant to the emergency acquisition provisions of the Federal Deposit Insurance Act ("FDIA"); or (iii) the statutes of the state in which the institution to be acquired is located specifically permit institutions to be acquired by the state-chartered institutions or savings and loan holding companies located in the state where the acquiring entity is located (or by a holding company that controls such state-chartered savings institutions).

    Under applicable law, the Federal Reserve Board is authorized to approve an application by a bank holding company to acquire control of a savings institution. In addition, a bank holding company that controls a savings institution may merge or consolidate the assets and liabilities of the savings institution with, or transfer assets and liabilities to, any subsidiary bank which is a member of the Bank Insurance Fund ("BIF") with the approval of the appropriate federal banking agency and the Federal Reserve Board. There have been a number of acquisitions of savings institutions by bank holding companies in recent years.

    CATLETTSBURG FEDERAL. The OTS has extensive regulatory authority over the operations of savings institutions. As part of this authority, savings institutions are required to file periodic reports with the OTS and are subject to periodic examinations by the OTS. The investment and lending authority of savings institutions are prescribed by federal laws and regulations and they are prohibited from engaging in any activities not permitted by such laws and regulations. Those laws and regulations generally are applicable to all federally-chartered savings institutions and may also apply to state-chartered savings institutions. Such regulation and supervision is primarily intended for the protection of depositors.

    The OTS' enforcement authority over all savings institutions and their holding companies includes, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the OTS. The OTS is required, except under certain circumstances, to make public disclosure of final enforcement actions.

    INSURANCE OF ACCOUNTS. The deposits of Catlettsburg Federal are insured to the maximum extent permitted by the SAIF, which is administered by the FDIC, and are backed by the full faith and credit of the United States Government. As insurer, the FDIC is authorized to conduct examinations of, and to require reporting by, FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious threat to the FDIC. The FDIC also has the authority to initiate enforcement actions against savings institutions, after giving the OTS an opportunity to take such action.

    Both the SAIF and BIF are statutorily required to be capitalized to a ratio of 1.25% of insured reserve deposits. While the BIF has reached the required reserve ratio, the SAIF is not expected to be recapitalized until 2002 at the earliest. Legislation has authorized $8 billion for the SAIF; however, such funds only become available to the SAIF if the FDIC determines that the funds are needed to cover losses of the SAIF and several other stringent criteria are met.

    Under current FDIC regulations, SAIF member institutions are assigned to one of three capital groups which are based solely on the level of an institution's capital--"well capitalized," "adequately capitalized," and "undercapitalized." These three groups are then divided into three subgroups which reflect varying levels of supervisory concern, from those which are considered to be healthy to those which are considered to be of substantial supervisory concern. The matrix so created results in nine assessment risk classifications, with rates ranging from .23% for well capitalized, healthy institutions to .31% for undercapitalized institutions with substantial supervisory concerns. The insurance premiums for Catlettsburg Federal for the first semi-annual period in 1996 was .23% of insured deposits.

    On November 14, 1995, the FDIC approved a final rule regarding deposit insurance premiums. The final rule reduced deposit insurance premiums for BIF member institutions to zero basis points (subject to a $2,000 minimum) for institutions in the lowest risk category, while holding deposit insurance premiums for SAIF members at their current levels (23 basis points for institutions in the lowest risk category). The reduction was effective with respect to the semiannual premium assessment beginning January 1, 1996.

    On September 30, 1996, President Clinton signed into law legislation which eliminates the premium differential between SAIF-insured institutions and BIF-insured institutions by recapitalizing the SAIF's reserves to the required ratio. The legislation required all SAIF member institutions to pay a one-time special assessment to recapitalize the SAIF, with the aggregate amount to be sufficient to bring the reserve ratio in the SAIF to 1.25% of insured deposits. The legislation also provides for the merger of the BIF and the SAIF, with such merger being conditioned upon the prior elimination of the thrift charter.

    Implementing FDIC regulations imposed a one-time special assessment equal to
65.7 basis points for all SAIF-assessable deposits as of March 31, 1995, which was accrued as an expense on September 30, 1996. Catlettsburg Federal's one-time special assessment amounted to $335,937. Net of related tax benefits, the one-time special assessment amounted to $221,718. The payment of such special assessment had the effect of immediately reducing Catlettsburg Federal's capital by such amount. Nevertheless, management does not believe that this one-time special assessment had a material adverse effect on Catlettsburg Federal's consolidated financial condition.

    In the fourth quarter of 1996, the FDIC lowered the assessment rates for SAIF members to reduce the disparity in the assessment rates paid by BIF and SAIF members. Beginning October 1, 1996, effective SAIF rates generally range from zero basis points to 27 basis points, except that during the fourth quarter of 1996, the rates for SAIF members ranged from 18 basis points to 27 basis points in order to include assessments paid to the Financing Corporation ("FICO"). From 1997 through 1999, SAIF members will pay 6.4 basis points to fund the FICO, while BIF member institutions will pay approximately 1.3 basis points. Catlettsburg Federal's insurance premiums, which had amounted to 23 basis points, were thus reduced to 6.4 basis points effective January 1, 1997. Based upon the $49.2 million of assessable deposits at December 31, 1996, Catlettsburg Federal would expect to pay $20,400 less in insurance premiums per quarter during 1997.

    The FDIC may terminate the deposit insurance of any insured depository institution, including Catlettsburg Federal, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances which could result in termination of Catlettsburg Federal's deposit insurance.

    REGULATORY CAPITAL REQUIREMENTS. Federally insured savings institutions are required to maintain minimum levels of regulatory capital. The OTS has established capital standards applicable to all savings institutions. These standards generally must be as stringent as the comparable capital requirements imposed on national banks. The OTS also is authorized to impose capital requirements in excess of these standards on individual institutions on a case-by-case basis.

    Current OTS capital standards require savings institutions to satisfy three different capital requirements. Under these standards, savings institutions must maintain "tangible" capital equal to 1.5% of adjusted total assets, "core" capital equal to 3% of adjusted total assets and "total" capital (a combination of core and "supplementary" capital) equal to 8.0% of "risk-weighted" assets. For purposes of the regulation, core capital generally consists of common stockholders' equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, minority interests in the equity accounts of fully consolidated subsidiaries, certain nonwithdrawable accounts and pledged deposits and "qualifying supervisory goodwill." Tangible capital is given the same definition as core capital but does not include qualifying supervisory goodwill and is reduced by the amount of all the savings institution's intangible assets, with only a limited exception for purchased mortgage servicing rights. Both core and tangible capital are further reduced by an amount equal to a savings institution's debt and equity investments in subsidiaries engaged in activities not permissible to national banks (other than subsidiaries engaged in activities undertaken as agent for customers or in mortgage banking activities and subsidiary depository institutions or their holding companies). At June 30, 1997, Catlettsburg Federal had no investment in subsidiaries which was impermissible and required to be deducted from its capital calculation.

    A savings institution is allowed to include both core capital and supplementary capital in the calculation of its total capital for purposes of the risk-based capital requirements, provided that the amount of supplementary capital does not exceed the savings institution's core capital. Supplementary capital generally consists of hybrid capital instruments; perpetual preferred stock which is not eligible to be included as core capital; subordinated debt and intermediate-term preferred stock; and, subject to limitations, general allowances for loan losses. Assets are adjusted under the risk-based guidelines to take into account different risk characteristics, with the categories ranging from 0% (requiring no additional capital) for assets such as cash to 100% for repossessed assets or loans more than 90 days past due. Single-family residential real estate loans which are not past-due or non-performing and which have been made in accordance with prudent underwriting standards are assigned a 50% level in the risk-weighing system, as are certain privately-issued mortgage-backed securities representing indirect ownership of such loans. Off-balance sheet items also are adjusted to take into account certain risk characteristics.

    In August 1995, the OTS and other federal banking agencies published a final rule modifying their existing risk-based capital standards to provide for consideration of interest rate risk when assessing capital adequacy of a bank. Under the final rule, the OTS must explicitly include a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor in evaluating a bank's capital adequacy. In addition, in August 1995, the OTS and the other federal banking agencies published a joint policy statement for public comment that describes the process the banking agencies will use to measure and assess the exposure of a bank's net economic value to changes in interest rates. Under the policy statement, the OTS will consider results of supervisory and internal interest rate risk models as one factor in evaluating capital adequacy. The OTS intends, at a future date, to incorporate explicit minimum requirements for interest rate risk in its risk-based capital standards through the use of a model developed from the policy statement, a future proposed rule and the public comments received therefrom.

    The following table sets forth Catlettsburg Federal's compliance with each of its three capital requirements at June 30, 1997.

                                                                                  TANGIBLE     CORE     RISK-BASED
                                                                                   CAPITAL    CAPITAL     CAPITAL
                                                                                  ---------  ---------  -----------
                                                                                       (DOLLARS IN THOUSANDS)
Actual regulatory capital.......................................................  $  15,305  $  15,305   $  15,385
Amount currently required.......................................................        928      1,856       1,540
                                                                                  ---------  ---------  -----------
Excess regulatory capital.......................................................  $  14,377  $  13,449   $  13,845
                                                                                  ---------  ---------  -----------
                                                                                  ---------  ---------  -----------
Actual regulatory capital as a percentage(1)....................................       24.7%      24.7%       80.2%
Percentage currently required...................................................        1.5        3.0         8.0
                                                                                  ---------  ---------  -----------
Excess regulatory capital as a percentage in excess of requirement..............       23.2%      21.7%       72.2%
                                                                                  ---------  ---------  -----------
                                                                                  ---------  ---------  -----------

------------------------

(1) Tangible and core capital are computed as a percentage of adjusted total assets of $61.9 million. Risk-based capital is computed as a percentage of adjusted risk-weighted assets of $19.2 million.

    Any savings institution that fails any of the capital requirements is subject to possible enforcement actions by the OTS or the FDIC. Such actions could include a capital directive, a cease and desist order, civil money penalties, the establishment of restrictions on the institution's operations, termination of federal deposit insurance and the appointment of a conservator or receiver. The OTS' capital regulation provides that such actions, through enforcement proceedings or otherwise, could require one or more of a variety of correction actions.

    LIQUIDITY REQUIREMENTS. All savings institutions are required to maintain an average daily balance of liquid assets equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. The liquidity requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all savings institutions. At the present time, the required minimum liquid asset ratio is 5%. Catlettsburg Federal has consistently exceeded such regulatory liquidity requirement and, at June 30, 1997, had a liquidity ratio of 21.9%.

    QUALIFIED THRIFT LENDER TEST. Under Section 2303 of the Economic Growth and Regulatory Paperwork Reduction Act of 1996, a savings association can comply with the QTL test by either meeting the QTL test set forth in the HOLA and implementing regulations or qualifying as a domestic building and loan association as defined in Section 7701(a)(19) of the Internal Revenue Code of 1986, as amended ("Code"). The QTL test set forth in the HOLA requires a thrift institution to maintain 65% of portfolio assets in Qualified Thrift Investments ("QTIs"). Portfolio assets are defined as total assets less intangibles, property used by a savings institution in its business and liquidity investments in an amount not exceeding 20% of assets. Generally, QTIs are residential housing related assets. At June 30, 1997, the amount of Catlettsburg Federal's assets which were invested in QTIs was 91.2%, which exceeded the percentage required to qualify Catlettsburg Federal under the QTL test. A savings institution that does not meet the QTL test must either convert to a bank charter or comply with the following restrictions on its operations: (i) the institution may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for a national bank; (ii) the branching powers of the institution shall be restricted to those of a national bank; (iii) the institution shall not be eligible to obtain any advances from its FHLB; and (iv) payment of dividends by the institution shall be subject to the rules regarding payment of dividends by a national bank. Upon the expiration of three years from the date the institution ceases to be a QTL, it must cease any activity and not retain any investment not permissible for a national bank and immediately repay any outstanding FHLB advances (subject to safety and soundness considerations).

    CAPITAL DISTRIBUTIONS. OTS regulations govern capital distributions by savings institutions, which include cash dividends, stock redemptions or repurchases, cash-out mergers, interest payments on certain convertible debt and other transactions charged to the capital account of a savings institution to make capital distributions. Generally, the regulation creates a safe harbor for specified levels of capital distributions from institutions meeting at least their minimum capital requirements, so long as such institutions notify the OTS and receive no objection to the distribution from the OTS. Savings institutions and distributions that do not qualify for the safe harbor are required to obtain prior OTS approval before making any capital distributions.

    Generally, savings institutions that before and after the proposed distribution meet or exceed their fully phased-in capital requirements, or Tier 1 institutions, may make capital distributions during any calendar year equal to the higher of (i) 100% of net income for the calendar year-to-date plus 50% of its "surplus capital ratio" at the beginning of the calendar year or (ii) 75% of net income over the most recent four-quarter period. The "surplus capital ratio" is defined to mean the percentage by which the institution's ratio of total capital to assets exceeds the ratio of its fully phased-in capital requirement to assets. "Fully phased-in capital requirement" is defined to mean an institution's capital requirement under the statutory and regulatory standards applicable on December 31, 1994, as modified to reflect any applicable individual minimum capital requirement imposed upon the institution. Failure to meet fully phased-in or minimum capital requirements will result in further restrictions on capital distributions including possible prohibition without explicit OTS approval.

    In order to make distributions under these safe harbors, Tier 1 and Tier 2 institutions must submit written notice to the OTS 30 days prior to making the distribution. The OTS may object to the distribution during that 30-day period based on safety and soundness concerns. In addition, a Tier 1 institution deemed to be in need of more than normal supervision by the OTS may be downgraded to a Tier 2 or Tier 3 institution as a result of such a determination. Catlettsburg Federal currently is a Tier 1 institution for purposes of the regulation dealing with capital distributions.

    OTS regulations also prohibit Catlettsburg Federal from declaring or paying any dividends or from repurchasing any of its stock if, as a result, the regulatory (or total) capital of Catlettsburg Federal would be reduced below the amount required to be maintained for the liquidation account established by it for certain depositors in connection with its conversion from mutual to stock form. In addition, such regulations prohibit an institution from repurchasing any of its stock for a period of at least one year from the date of its conversion.

    COMMUNITY REINVESTMENT. Under the Community Reinvestment Act of 1977, as amended ("CRA"), as implemented by OTS regulations, a savings institution has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the OTS, in connection with its examination of a savings institution, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. FIRREA amended the CRA to require public disclosure of an institution's CRA rating and require the OTS to provide a written evaluation of an institution's CRA performance utilizing a rating system which identifies four levels of performance that may describe an institution's record of meeting community needs: outstanding, satisfactory, needs to improve and substantial noncompliance. The CRA also requires all institutions to make public disclosure of their CRA ratings. Catlettsburg Federal received a "satisfactory" rating as a result of its most recent evaluation.

    LOANS TO ONE BORROWER. The permissible amount of loans-to-one borrower now generally follows the national bank standard for all loans made by savings institutions, as compared to the pre-FIRREA rule that applied that standard only to commercial loans made by federally chartered savings institutions. The national bank standard generally does not permit loans-to-one borrower to exceed the greater of $500,000 or 15% of unimpaired capital and surplus. Loans in an amount equal to an additional 10% of unimpaired capital and surplus also may be made to a borrower if the loans are fully secured by readily marketable securities. For information about the largest borrowers from Catlettsburg Federal, see "Description of Business--Lending Activities--Single-Family Residential Loans."

    BRANCHING BY FEDERAL SAVINGS INSTITUTIONS. The OTS' policy statement on branching by federally-chartered savings institutions permits nationwide branching to the extent allowed by federal statute. Current OTS policy generally permits a federally-chartered savings institution to establish branch offices outside of its home state if the institution meets the domestic building and loan test under the Internal Revenue Code or an asset composition test set forth in the Code, and if, with respect to each state outside of its home state where the institution has established branches, the branches, taken alone, also satisfy one of the two tax tests. An institution seeking to take advantage of this authority would have to have a branching application approved by the OTS, which would consider the regulatory capital of the institution and its record under the CRA, as amended, among other things.

    ACCOUNTING REQUIREMENTS. Applicable OTS accounting regulations and reporting requirements apply the following standards: (i) regulatory reports will incorporate GAAP when GAAP is used by federal banking agencies; (ii) savings institution transactions, financial condition and regulatory capital must be reported and disclosed in accordance with OTS regulatory reporting requirements that will be at least as stringent as for national banks; and (iii) the Director of the OTS may prescribe regulatory reporting requirements more stringent than GAAP whenever the Director determines that such requirements are necessary to ensure the safe and sound reporting and operation of savings institutions.

    FEDERAL HOME LOAN BANK SYSTEM. Catlettsburg Federal is a member of the FHLB of Cincinnati, which is one of 12 regional FHLBs that administers the home financing credit function of savings institutions. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the Board of Directors of the FHLB.

    As a member, Catlettsburg Federal is required to purchase and maintain stock in the FHLB of Cincinnati in an amount equal to at least 1% of its aggregate unpaid residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year or 5% of its advances from the FHLB of Cincinnati, whichever is greater. At June 30, 1997, Catlettsburg Federal had $822,600 in FHLB stock, which was in compliance with this requirement. For the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1997, dividends paid by the FHLB of Cincinnati to Catlettsburg Federal totalled approximately $38,100, $48,400, $53,300 and $28,300, respectively.

    FEDERAL RESERVE SYSTEM. The Federal Reserve Board requires all depository institutions to maintain reserves against their transaction accounts and non-personal time deposits. At June 30, 1997, Catlettsburg Federal was in compliance with applicable requirements. However, because required reserves must be maintained in the form of vault cash or a noninterest-bearing account at a Federal Reserve Bank, the effect of this reserve requirement is to reduce an institution's earning assets.

FEDERAL TAXATION

    GENERAL. Gateway and Catlettsburg Federal are subject to the corporate tax provisions of the Code, as well as certain additional provisions of the Code which apply to thrift and other types of financial institutions. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to Gateway and Catlettsburg Federal.

    FISCAL YEAR. For the fiscal year ended December 31, 1996, Gateway and Catlettsburg Federal filed separate tax returns. Filing separate tax returns has no adverse effect on Gateway or Catlettsburg Federal.

    METHOD OF ACCOUNTING. Catlettsburg Federal maintains its books and records for federal income tax purposes using the accrual method of accounting. The accrual method of accounting generally requires that items of income be recognized when all events have occurred that establish the right to receive the income and the amount of income can be determined with reasonable accuracy, and that items of expense be deducted at the later of (i) the time when all events have occurred that establish the liability to pay the expense and the amount of such liability can be determined with reasonable accuracy or (ii) the time when economic performance with respect to the item of expense has occurred.

    BAD DEBT RESERVES. Prior to the enactment, on August 20, 1996, of the Small Business Job Protection Act of 1996 (the "Small Business Act"), for federal income tax purposes, thrift institutions such as Catlettsburg Federal, which met certain definitional tests primarily relating to their assets and the nature of their business, were permitted to establish tax reserves for bad debts and to make annual additions thereto, which additions could, within specified limitations, be deducted in arriving at their taxable income. Catlettsburg Federal's deduction with respect to "qualifying loans," which are generally loans secured by certain interests in real property, could be computed using an amount based on a six-year moving average of Catlettsburg Federal's actual loss experience (the "Experience Method"), or a percentage equal to 8.0% of Catlettsburg Federal's taxable income (the "PTI Method"), computed without regard to this deduction and with additional modifications and reduced by the amount of any permitted addition to the non-qualifying reserve.

    Under the Small Business Act, the PTI Method was repealed and Catlettsburg Federal will be required to use the Experience Method of computing additions to its bad debt reserve for taxable years beginning with Catlettsburg Federal's taxable year beginning January 1, 1996. In addition, Catlettsburg Federal will be required to recapture (i.e., take into taxable income) over a six-year period, beginning with Catlettsburg Federal's taxable year beginning January 1, 1996, the excess of the balance of its bad debt reserves (other than the supplemental reserve) as of December 31, 1995 over (a) the greater of the balance of such reserves as of December 31, 1987 or (b) an amount that would have been the balance of such reserves as of December 31, 1995 had Catlettsburg Federal always computed the additions to its reserves using the Experience Method. However, under the Small Business Act such recapture requirements will be suspended for each of the two successive taxable years beginning January 1, 1996 in which Catlettsburg Federal originates a minimum amount of certain residential loans during such years that is not less than the average of the principal amounts of such loans made by Catlettsburg Federal during its six taxable years preceding January 1, 1996.

    At December 31, 1996, the federal income tax reserves of Catlettsburg Federal included $2,445,443 for which no federal income tax has been provided, of this amount, $2,365,694 and $79,749 are attributable to pre-1987 and post-1987 bad debt reserves, respectively. Catlettsburg Federal will recapture into income approximately $13,291 per year over the six year period beginning January 1, 1996, subject to suspension for two years in the event the residential loan exemption is met as discussed above.

    DISTRIBUTIONS. If Catlettsburg Federal distributes cash or property to its stockholders, and the distribution is treated as being from its pre-1987 bad debt reserves, the distribution will cause Catlettsburg Federal to have additional taxable income. A distribution is deemed to have been made from pre-1987 bad debt reserves to the extent that (a) the reserves exceed the amount that would have been accumulated on the basis of actual loss experience, and (b) the distribution is a "non-qualified distribution." A distribution with respect to stock is a non-dividend distribution to the extent that, for federal income tax purposes, (i) it is in redemption of shares, (ii) it is pursuant to a liquidation of the institution, or (iii) in the case of a current distribution, together with all other such distributions during the taxable year, it exceeds the institution's current and post-1951 accumulated earnings and profits. The amount of additional taxable income created by a non-dividend distribution is an amount that when reduced by the tax attributable to it is equal to the amount of the distribution.

    MINIMUM TAX. The Code imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI"). The alternative minimum tax is payable to the extent such AMTI is in excess of an exemption amount. The Code provides that an item of tax preference is the excess of the bad debt deduction allowable for a taxable year pursuant to the percentage of taxable income method over the amount allowable under the experience method. The other items of tax preference that constitute AMTI include (a) tax exempt interest on newly-issued (generally, issued on or after August 8, 1986) private activity bonds other than certain qualified bonds and (b) for taxable years beginning after 1989, 75% of the excess (if any) of (i) adjusted current earnings as defined in the Code, over
(ii) AMTI (determined without regard to this preference and prior to reduction by net operating losses). Net operating losses can offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years.

    AUDIT BY IRS. Catlettsburg Federal's consolidated federal income tax returns for taxable years through 1993 have been closed for the purpose of examination by the IRS.

STATE TAXATION

    The State of Kentucky imposes no income or franchise taxes on savings institutions. However, Gateway (on an unconsolidated basis) and Catlettsburg Federal's wholly-owned subsidiaries must pay a Kentucky state income tax, as well as a tax on capital. The tax on income is 4.0% for the first $25,000 of taxable income, 5.0% for the next $25,000, 6.0% for the next $60,000, 7.0% for the next $150,000 and 8.25% for all income over $250,000. The tax on capital is
 .0021 times the capital employed.

    Catlettsburg Federal is subject to an annual Kentucky ad valorem tax. Assessed at the beginning of each calendar year, this tax is 0.1% of Catlettsburg Federal's savings accounts, common stock, capital and retained income with certain deductions allowed for amounts borrowed by depositors and for securities guaranteed by the U.S. Government or certain of its agencies. During the year ended December 31, 1996, the amount of such expense for Catlettsburg Federal was $55,400.

                      DESCRIPTION OF PEOPLES COMMON SHARES

    The following is a summary of the material attributes of the Peoples Common Shares.

GENERAL

    The Amended Articles of Incorporation of Peoples (as amended, the "Peoples Articles") authorize 12,000,000 common shares, each without par value. As of
September   , 1997,       Peoples Common Shares were outstanding. The Peoples
Common Shares are quoted on The Nasdaq National Market. The Peoples Common Shares are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary and are not insured by the FDIC or any other government agency.

VOTING RIGHTS

    Each Peoples Common Share entitles the holder thereof to one vote for the election of directors and for all other matters submitted to the shareholders of Peoples for their consideration. Peoples shareholders are not entitled to exercise cumulative voting in the election of directors.

    The Code of Regulations of Peoples (the "Peoples Regulations") provides that all elections of directors will be determined by a plurality of the votes cast. Any other matters submitted to the shareholders of Peoples for their vote will be decided by the vote of such proportion of the Peoples Common Shares as is required by law, the Peoples Articles or the Peoples Regulations.

    Article SEVENTH of the Peoples Articles provides that a majority of the voting power of Peoples may approve (1) a proposed amendment to the Peoples Articles; (2) proposed new regulations or an alteration, amendment or repeal of the Peoples Regulations; (3) an agreement of merger or consolidation involving Peoples; (4) a proposed combination or majority share acquisition involving the issuance of shares of Peoples and requiring shareholder approval; (5) a proposal to sell, lease, exchange, transfer or otherwise dispose of all or substantially all of the property and assets of Peoples; (6) a proposed dissolution of Peoples; or (7) a proposal to fix or change the number of directors by action of the shareholders of Peoples, unless the proposal at issue is affirmatively voted against by three members of the Board of Directors, in which case the proposal must be approved by 75% of the voting power of Peoples entitled to vote thereon.

NOMINATION PROCEDURE; NUMBER OF DIRECTORS; CLASSIFIED BOARD OF DIRECTORS;
  REMOVAL OF DIRECTORS

    The Peoples Regulations provide that shareholder nominations for election to the Peoples Board of Directors must be made in writing and must be delivered or mailed to the Secretary of Peoples not less than fourteen days nor more than fifty days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one days' notice of the meeting is given to the shareholders, such nomination must be delivered or mailed to the Secretary of Peoples not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notification must contain the following information to the extent known by the notifying shareholder: (a) the name, age, business address and residence address of each proposed nominee; (b) the principal occupation or employment of each proposed nominee; (c) the total number of Peoples Common Shares beneficially owned by each proposed nominee and the notifying shareholder; and
(d) any other information required to be disclosed with respect to a nominee for election as a director of Peoples in proxy solicitations pursuant to Section 14(a) of the Exchange Act. Nominations which the chairman of the meeting determines are not made in accordance with the Peoples Regulations will be disregarded.

    Pursuant to the Peoples Regulations, the number of Peoples directors is currently fixed at nine. The number of directors may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, upon the approval of a majority of the voting power of Peoples unless the proposal is affirmatively voted against by three members of the Board of Directors, in which case the proposal must be approved by 75% of the voting power of Peoples entitled to vote thereon. The directors may fix or change the number of directors by the affirmative vote of a majority of the authorized number of directors and may fill any director's office that is created by an increase in the number of directors; however, the directors may not increase the number of directors to more than fifteen nor reduce the number of directors to less than nine.

    The Peoples Board of Directors is divided into three classes, each containing at least three directors; and the election of each class of directors constitutes a separate election. Directors serve for terms of three years and until their respective successors are duly elected and qualified, or until their earlier resignation, removal from office or death. As a result of the classification of the Peoples Board, a minimum of two annual meetings of shareholders will be necessary for a majority of the members of the Peoples Board to stand for election.

    A director or directors of Peoples may be removed from office, only for cause, by the affirmative vote of the holders of at least 75% of the voting power of Peoples entitling them to elect directors in place of those to be removed.

PRE-EMPTIVE RIGHTS

    Holders of Peoples Common Shares do not have pre-emptive rights.

REPURCHASES

    Peoples has the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, Peoples Common Shares previously issued; however, Peoples may not repurchase Peoples Common Shares if immediately thereafter its assets would be less than its liabilities plus its stated capital, if any, or if Peoples is insolvent or would be rendered insolvent by such a purchase.

DIVIDEND RIGHTS

    Holders of outstanding Peoples Common Shares are entitled to receive dividends when and if declared by the Board of Directors of Peoples from funds legally available therefore. An Ohio corporation, such as Peoples, may pay dividends out of surplus, however created, but must notify its shareholders if a dividend is paid out of capital surplus.

    The ability of Peoples to obtain funds for the payment of dividends and for other cash requirements is largely dependent on the amount of dividends which may be declared by its subsidiary financial institutions (Peoples Bank, First National Bank and Russell Federal) and other subsidiaries. At December 31, 1996, approximately, $7,257,000 of retained net profits of the financial institutions subsidiaries were available for the payment of dividends to Peoples without regulatory approval. However, the Federal Reserve expects Peoples to serve as a source of strength to its subsidiary banks, which may require it to retain capital for further investment in subsidiaries, rather than for dividends for shareholders. Peoples Bank, First National Bank and Russell Federal may not pay dividends to Peoples if, after paying such dividends, they would fail to meet the required minimum levels under the risk-based capital guidelines and the minimum leverage ratio requirements. Peoples Bank and First National Bank must have the approval of their respective regulatory authorities if a dividend in any year would cause the total dividends for that year to exceed the sum of the current year's net profits and the retained net profits for the preceding two years, less required transfers to surplus. Russell Federal may make capital distributions during any calendar year equal to the greater of 100% of net income for the year-to-date plus 50% of the amount by which the lesser of Russell Federal's tangible, core of risk-based capital exceeds its capital requirement for such capital component, as measured at the beginning of the calendar year, or 75% of its net income for the most recent four quarter period. If the current minimal capital requirements following a proposed capital distribution are not met, Russell Federal must obtain prior approval from the OTS. Payment of dividends by the bank subsidiaries may be restricted at any time at the discretion of the regulatory authorities, if they deem such dividends to constitute an unsafe and/or unsound banking practice. These provisions could have the effect of limiting the ability of Peoples to pay dividends on outstanding Peoples Common Shares.

    Prior to the enactment of the Small Business Jobs Protection Act (the "1996 Act") which was signed into law on August 21, 1996, earnings appropriated to bad debt reserves and deducted for federal income tax purposes could not be used by Russell Federal to pay cash dividends to Peoples without the payment of federal income taxes by Peoples at the then current income tax rate on the amount deemed distributed, which would include the amount of any federal income taxes attributable to the distribution. As a result of modifications enacted in the 1996 Act, pre-1988 bad debt reserves which are not otherwise recaptured, may be recaptured if they are used for payment of cash dividends or other distributions to a shareholder. Thus, any dividends to Peoples that would reduce amounts appropriated to Russell Federal's pre-1988 bad debt reserves and deducted for federal income tax purposes could create a significant tax liability for Russell Federal. The impact of this regulation is insignificant to Peoples. However, Peoples intends to make full use of the favorable tax treatment afforded to Russell Federal and Peoples does not contemplate any distribution by Russell Federal in a manner which would create the above-mentioned federal tax liabilities.

LIQUIDATION RIGHTS

    In the event of liquidation, after payment in full of all amounts required to be paid to creditors or provision for such payment, each holder of Peoples Common Shares will be entitled to share ratably, according to the number of Peoples Common Shares held by such shareholder, in all remaining assets of Peoples legally available for distribution to its shareholders.

          COMPARISON OF RIGHTS OF HOLDERS OF PEOPLES COMMON SHARES AND
                        HOLDERS OF GATEWAY COMMON STOCK

GENERAL

    The rights of holders of Peoples Common Shares are governed by the OGCL and the Peoples Articles and Peoples Regulations, while the rights of holders of Gateway Common Stock are governed by Gateway's Articles of Incorporation, as amended ("Articles"), and Bylaws, as amended ("Bylaws"), and the KBCA. Upon consummation of the Merger, stockholders of Gateway will become shareholders of Peoples and their rights as shareholders of Peoples will be governed by the Peoples Articles, the Peoples Regulations and the OGCL.

    THE FOLLOWING SUMMARY IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE DIFFERENCES AFFECTING THE RIGHTS OF GATEWAY'S STOCKHOLDERS, BUT RATHER SUMMARIZES THE MORE SIGNIFICANT DIFFERENCES AFFECTING THE RIGHTS OF SUCH STOCKHOLDERS AND CERTAIN IMPORTANT SIMILARITIES. THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PEOPLES ARTICLES AND PEOPLES REGULATIONS, THE ARTICLES AND BYLAWS OF GATEWAY AND APPLICABLE LAWS AND REGULATIONS.

AUTHORIZED CAPITAL STOCK

    Peoples' authorized capital stock consists of 12,000,000 Peoples Common
Shares, of which       were outstanding on September   , 1997. The Peoples
Common Shares are quoted on The Nasdaq National Market.

    Gateway's authorized capital stock consists of 4,000,000 shares of Gateway
Common Stock, of which 1,081,665 shares were outstanding on September       ,
1997, and 1,000,000 shares of preferred stock, no par value per share ("Gateway Preferred Stock"), of which no shares were issued and outstanding. The Gateway Preferred Stock is issuable in series, each series having such rights and preferences as Gateway's Board may fix and determine. The shares of Gateway Common Stock are quoted on The Nasdaq Stock Market, Small-Cap Market.

ISSUANCE OF CAPITAL STOCK

    Under the OGCL, Peoples may issue Peoples Common Shares and rights or options for the purchase of Peoples Common Shares on such terms and for such consideration as may be determined by the Peoples Board of Directors. Neither the OGCL nor the Peoples Articles and Peoples Regulations require shareholder approval of any such issuance unless such issuance (i) results in a control share acquisition, (ii) is in connection with a merger, combination or majority share acquisition and involves shares entitling the holders thereof to exercise at least one-sixth of the voting power of Peoples following the consummation of the transaction or (iii) necessitates an increase in the authorized number of Peoples Common Shares. In addition, the Rules of The Nasdaq Stock Market generally require corporations, such as Peoples, with securities which are quoted on The Nasdaq National Market to obtain shareholder approval of issuances resulting in a change in control of Peoples or in connection with certain transactions involving issuances of shares representing at least 20% of the voting power of Peoples and most stock compensation plans for directors and officers of Peoples. Shareholder approval of stock-related compensation plans also may be sought in certain instances in order to qualify such plans for favorable federal income tax and/or securities law treatment under current laws and regulations.

    The Gateway Board of Directors has the authority to establish series of unissued shares of any class of capital stock by fixing and determining the designations, preferences, limitations and relative rights, including voting rights, of the shares of any series so established to the same extent that such designations, preferences, limitations and relative rights could be stated if fully set forth in the Gateway Articles. Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of stockholders. Gateway has the authority to purchase its capital stock out of funds lawfully available therefor, which funds shall include, without limitation, Gateway's unreserved and unrestricted capital. Except as provided in
Article V of the Gateway Articles (or in any resolution or resolutions adopted by the Board of Directors pursuant thereto), the exclusive voting power shall be vested in the Gateway Common Stock, the holders thereof being entitled to one vote for each share of such Gateway Common Stock standing in the holder's name on the books of Gateway. Subject to any rights and preferences of any class of stock having preference over the Gateway Common Stock, holders of Gateway Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of Gateway, whether voluntary or involuntary, holders of Gateway Common Stock shall be entitled to receive pro rata the remaining assets of Gateway after the payment or provision for payment of Gateway's debts and liabilities and after the holders of any class of stock having preference over the Gateway Common Stock have been paid in full any sums to which they may be entitled. The Board of Directors is authorized to provide, by resolution or resolutions, out of the unissued shares of preferred stock, for series of preferred stock. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates, and liquidation preferences.

BOARD OF DIRECTORS

    GENERAL

    The Peoples Regulations provide for a classified Board of Directors consisting of twelve directors, divided into three classes and elected for three-year terms. The number of directors may be fixed or changed at a meeting of the shareholders upon the approval of a majority of the voting power of Peoples unless the proposal is affirmatively voted against by three members of the Peoples Board of Directors, in which case the proposal must be approved by 75% of the voting power of Peoples entitled to vote thereon. The number of directors may also be fixed or changed by the Peoples Board of Directors by the affirmative vote of a majority of the authorized number of directors; however, the Peoples Board may not increase the number of directors to more than fifteen or reduce the number to fewer than nine.

    The Articles of Gateway provide for a classified Board of Directors which currently consists of five directors, divided into three classes as nearly equal in number as possible, with one class to be elected annually. The number of directors may be determined by resolution of the Board of Directors as provided in Gateway's Bylaws, as may be amended from time to time, provided, however, that the Board of Directors may increase or decrease the number of directors by no more than 30 percent of the number of directors last approved by the stockholders and only the stockholders may increase or decrease by more than 30 percent the number of directors last approved by the stockholders. In addition, the number of directors may not be less than five nor greater than 21.

    NOMINATIONS

    The Peoples Regulations provide that shareholder nominations for election to the Peoples Board of Directors must be made in writing and must be delivered or mailed to the Secretary of Peoples not less than fourteen days nor more than fifty days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one days' notice of the meeting is given to the shareholders, such nomination must be delivered or mailed to the Secretary of Peoples not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notification must contain the following information to the extent known by the notifying shareholder: (a) the name, age, business address and residence address of each proposed nominee; (b) the principal occupation or employment of each proposed nominee; (c) the total number of shares of Peoples Common Shares beneficially owned by each proposed nominee and the notifying shareholder; and
(d) any other information required to be disclosed with respect to a nominee for election as a director of Peoples in proxy solicitations pursuant to Section 14(a) of the Exchange Act. Nominations which the chairman of the meeting determines are not made in accordance with the Peoples Regulations will be disregarded.

    Article VII.D of the Gateway Articles governs nominations for election to the Board, and provides that nominations for election to the Board of Directors may be made by, or at the direction of, a majority of the Board or by a stockholder eligible to vote at an annual meeting of stockholders who has complied with the notice provisions in that section. Written notice of a stockholder nomination must be delivered to, or mailed to and received at, the principal executive offices of Gateway not less than 60 days prior to the anniversary date of the immediately preceding annual meeting. Each such notice shall set forth: (a) as to each person whom the stockholder proposes to nominate as a director, and as to the stockholder giving the notice, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Gateway Common Stock beneficially owned by such person on the date of the stockholder notice; and (iv) such other information regarding such person as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (b) to the extent known by the stockholder giving the notice, (i) the name and address of any other stockholders supporting such nominees; and (ii) the class and number of shares of the Gateway Common Stock beneficially owned by any other stockholders supporting such nominees, on the date of such stockholder notice.

    MANDATORY RETIREMENT

    No person will be eligible to be elected as a Peoples director unless he or she (i) is in the position of chief executive officer or active leadership within his or her business or professional interest which must be located within the geographic area in which Peoples or any of its subsidiaries operate or do business or (ii) serves as an executive officer of Peoples or one of its subsidiaries. A director will not be eligible for nomination and re-election as a director of Peoples following the fifth anniversary of the termination of such person's qualifying executive or leadership position; however, such five-year limitation will not be applicable to a person who retires as Chairman of the Board or Chief Executive Officer of Peoples. When a person's eligibility to serve as a director of Peoples terminates, such person must submit his or her resignation as a director effective at the pleasure of the Board and may not be nominated and re-elected as a Peoples director.

    There are no similar provisions in either the Articles or Bylaws of Gateway.

    REMOVAL AND FILLING OF VACANCIES

    A director or directors of Peoples may be removed from office, only for cause, by the affirmative vote of the holders of at least 75% of the voting power of Peoples entitling them to elect directors in place of those to be removed. Vacancies in the Board of Directors of Peoples and any newly-created directorships resulting from an increase in the number of Peoples directors may be filled by the Peoples Board, acting by the vote of a majority of the directors then in office, even if less than a quorum. A director elected to the Peoples Board to fill a vacancy will hold office for the unexpired portion of the term of the director whose place has been filled. A director elected to the Peoples Board to fill a newly-created directorship resulting from an increase in the number of directors will hold office until the next election of the class for which the director was elected.

    Directors of Gateway may be removed only with cause at a duly constituted meeting of stockholders called expressly for that purpose upon the vote of the holders of at least two-thirds of the total votes eligible to be cast by stockholders. Cause for removal exists only if the director whose removal is proposed has been either declared of unsound mind by an order of a court of competent jurisdiction, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction or has been deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director's duties to Gateway. Any vacancy occurring in the Board of Directors for any reason (including an increase in the number of authorized directors) may be filled by the affirmative vote of a majority of the Whole Board of Directors and a majority of the Continuing Directors then in office (as defined by Article X of the Gateway Articles), though less than a quorum of the Board, or by the sole remaining director, and a director appointed to fill a vacancy shall serve until the next succeeding annual election of directors and until his successor has been elected and qualified.

VOTING RIGHTS

    Each Peoples Common Share entitles the holder thereof to one vote for the election of directors and for all other matters submitted to the shareholders of Peoples for their consideration. Peoples shareholders are not entitled to exercise cumulative voting in the election of directors.

    Each share of Gateway Common Stock entitles the holder thereof to one vote for the election of directors and on such other matters as are required to be presented to them under Kentucky law or Gateway's Articles or as are otherwise presented to them by the Board of Directors. Gateway shareholders are entitled to exercise cumulative voting in the election of directors.

PAYMENT OF DIVIDENDS

    Peoples can pay dividends on its outstanding Common Shares in accordance with the terms of the OGCL. The OGCL generally provides that Peoples may declare and pay dividends to its shareholders, provided that the dividend does not exceed the combination of the surplus of Peoples (defined generally as the excess of Peoples' assets plus stated capital over its liabilities) and is not in violation of the rights of the holders of shares of any other class. In addition, no dividend may be paid when Peoples is insolvent or there is reasonable ground to believe that by such payment Peoples would be rendered insolvent. Please also see the discussion of the dividend rights of Peoples shareholders in "DESCRIPTION OF PEOPLES COMMON SHARES--Dividend Rights."

    Gateway can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations which are imposed by law. The holders of Gateway Common Stock are entitled to receive and share equally in such dividends as may be declared by the Board of Directors of Gateway out of funds legally available therefor. Declarations of dividends by the Board of Directors depends upon a number of factors, including investment opportunities available to Gateway or Catlettsburg Federal, capital requirements, regulatory limitations, Gateway's and Catlettsburg Federal's financial condition and results of operations, tax considerations and general economic conditions.

SPECIAL MEETINGS OF SHAREHOLDERS

    The Peoples Regulations contain a provision pursuant to which special meetings of shareholders may only be called by the Chairman of the Board, the President or, in the case of the President's absence, death or disability, the Vice President authorized to exercise the authority of the President, the Secretary, the directors by action in a meeting, or a majority of the directors acting without a meeting or the holders of at least a majority of all shares outstanding and entitled to vote at the meeting.

    Article IX.A. of the Gateway Articles provides that special meetings of the Gateway stockholders, for any purpose or purposes, may only be called by the affirmative vote of a majority of the Whole Board of Directors (as defined in Article X of the Gateway Articles) and a majority of the Continuing Directors (as defined in Article X of the Gateway Articles), the Chief Executive Officer or the holders of not less than 50% of all votes entitled to be cast at the special meeting.

SHAREHOLDER ACTION WITHOUT A MEETING

    The Peoples Regulations provide that any action permitted to be taken by the shareholders at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the shareholders entitled to vote.

    The Gateway Articles provide that any action permitted to be taken by the stockholders at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the stockholders who would be entitled to vote at a meeting for such purpose and filed with the Secretary of Gateway as part of the corporate records.

PRE-EMPTIVE RIGHTS

    Neither the shareholders of Peoples nor the stockholders of Gateway have pre-emptive rights.

MERGERS AND CONSOLIDATIONS

    Under the OGCL, an agreement of merger or consolidation must be approved by the directors of each constituent corporation and adopted by the shareholders of each constituent Ohio corporation (other than the surviving corporation) holding at least two-thirds of the corporation's voting power, or a different proportion but not less than a majority of the voting power, as provided in the articles. The Peoples Articles provide that a majority of the voting power of Peoples may approve a consolidation or merger, unless the proposal is voted against by three members of the Board of Directors, in which case the consolidation or merger must be approved by 75% of the voting power of Peoples. In the case of a merger, the agreement must also be adopted by the shareholders of the surviving corporation by similar vote, if one or more of the following conditions exist:
(a) the articles or regulations of the surviving corporation then in effect require that the agreement be adopted by the shareholders or by the holders of a particular class of shares of that corporation; (b) the agreement conflicts with the articles or regulations of the surviving corporation then in effect, or changes the articles or regulations, or authorizes any action that, if it were being made or authorized apart from the merger, would otherwise require adoption by the shareholders or by the holders of a particular class of shares of that corporation; (c) the merger involves the issuance or transfer by the surviving corporation to the shareholders of the other constituent corporation or corporations of such number of shares of the surviving corporation as will entitle the holders of the shares immediately after the consummation of the merger to exercise one-sixth or more of the voting power of that corporation in the election of directors; or (d) the agreement of merger makes such change in the directors of the surviving corporation as would otherwise require action by the shareholders or by the holders of a particular class of shares of that corporation.

    Under the KBCA, a plan of merger must be approved by the directors of each corporation party to the merger and approved by each voting group of stockholders entitled to vote separately on the plan by a majority of all the votes entitled to be cast on the plan by that voting group, unless the articles of incorporation or the board of directors require a greater vote. Action by the stockholders of the surviving corporation on a plan of merger shall not be required if: (a) the articles of incorporation of the surviving corporation will not differ (except for certain enumerated amendments) from its articles before the merger; (b) each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after; (c) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger) will not exceed by more than 20 percent the total number of voting shares of the surviving corporation outstanding immediately before the merger; and (d) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger) will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the merger.

    Article XI of Gateway's Articles provides that for a period of five years from the date of Conversion of Catlettsburg Federal from the mutual to stock form, January 18, 1995, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of (i) more than 10% of the issued and outstanding shares of any class of an equity security of Gateway, or (ii) any securities convertible into, or exercisable for, any equity securities of Gateway if, assuming conversion or exercise by such person of all securities of which such person is the beneficial owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such person is not the beneficial owner), such person would be the beneficial owner of more than 10% of any class of an equity security of Gateway. The term "person" is broadly defined to prevent circumvention of this restriction.

    The foregoing restrictions do not apply to (i) any offer with a view toward public resale made exclusively to Gateway by underwriters or a selling group acting on its behalf, (ii) any tax-qualified employee benefit plan or arrangement established by Gateway or Catlettsburg Federal and any trustee of such a plan or arrangement, and (iii) any other offer or acquisition approved in advance by the affirmative vote of two-thirds of Gateway's entire Board of Directors. In the event that shares are acquired in violation of Article XI, all shares beneficially owned by any person in excess of 10% shall be considered "Excess Shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to stockholders for a vote, and the Board of Directors may cause such Excess Shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds of the sale.

OTHER CORPORATE TRANSACTIONS

    Subject to certain exceptions, under the OGCL, the approval of two-thirds of the voting power of the corporation, or a different proportion (not less than a majority of the corporation's voting power) as provided in the articles, is required for (i) the consummation of combinations and majority share acquisitions involving the transfer or issuance of such number of shares as would entitle the holders thereof to exercise at least one-sixth of the voting power of such corporation in the election of directors immediately after the consummation of such transaction, (ii) the disposition of all or substantially all of the corporation's assets other than in the regular course of business and (iii) voluntary dissolutions. The Peoples Articles provide that a majority of the voting power may approve such transactions except where three members of the Board of Directors have voted against any such proposal, in which case 75% of the voting power of Peoples must approve it.

    Under the KBCA, the approval of a majority of all the votes entitled to be cast, or a greater vote as provided in the articles or by the board of directors, is required for (i) the disposition of all or substantially all of the corporation's assets other than in the regular course of business and (ii) voluntary dissolutions.

AMENDMENT OF ARTICLES

    Under the OGCL, an amendment to the articles must be adopted by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the corporation on the proposal, or a different proportion, but not less than a majority of the voting power, as provided in the articles. The Peoples Articles provide that a majority of the voting power of Peoples may approve a proposal to amend the Peoples Articles unless three members of the Board of Directors vote against the proposed amendment, in which case 75% of the voting power of Peoples must approve the amendment.

    Gateway's Articles generally provide that the Articles may be amended as set forth under the KBCA (i.e., generally upon the recommendation of the board of directors and the affirmative vote of a majority of all of the stockholder votes entitled to be cast on the matter), except that any amendment to Articles VI (no preemptive rights), VII (board of directors), VIII (indemnification, etc. of officers, directors, employees and agents), IX (meetings of stockholders and stockholder proposals), XI (restrictions on offers and acquisitions of Gateway's equity securities) and Article XII (amendment of articles of incorporation and bylaws), must be approved by the affirmative vote of the holders of at least two-thirds of the then outstanding shares of the class or classes entitled to vote thereon at the meeting, voting together as a single class. Article X (certain business combinations and acquisitions of stock) shall be amended with the affirmative vote of (i) the holders of two-thirds or more of the outstanding Voting Shares (as defined in the Articles), voting separately as a class, and
(ii) an Independent Majority of Stockholders (as defined in the Articles); provided, however, that the foregoing shall not apply to, and such vote shall not be required for, any such amendment, change or repeal recommended to stockholders by the favorable vote of not less than two-thirds of the Whole Board of Directors (as defined in the Articles), including a majority of the Continuing Directors (as defined in the Articles), and any such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the KBCA, the Articles and the Bylaws of Gateway.

ANTITAKEOVER STATUTES

    The statutes described below apply to Peoples.

    OHIO CONTROL SHARE ACQUISITION ACT

    Section 1701.831 of the Ohio Revised Code (the "Ohio Control Share Acquisition Act") provides that certain notice and informational filings and special shareholder meetings and voting procedures must occur prior to consummation of a proposed "control share acquisition," which is defined as any acquisition of shares of an "issuing public corporation" that would entitle the acquirer, directly or indirectly, alone or with others, to exercise or direct the voting power of the issuing public corporation in the election of directors within any of the following ranges: (a) one-fifth or more but less than one-third of such voting power; (b) one-third or more but less than a majority of such voting power; or (c) a majority or more of such voting power. An "issuing public corporation" is defined as an Ohio corporation with fifty or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no valid close corporation agreement exists. Assuming compliance with the notice and informational filing requirements prescribed by the Ohio Control Share Acquisition Act, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both a majority of the voting power of the issuing public corporation in the election of directors represented at the meeting and a majority of such voting power remaining after excluding the voting shares owned by the acquiring shareholder and certain "interested shares," including shares owned by officers elected or appointed by the directors of the issuing public corporation and by directors who are also employees of the issuing public corporation. "Interested shares" also include those shares acquired by a person or group between the date of the first disclosure of a proposed control share acquisition or change-in-control transaction and the date of the special meeting of shareholders held pursuant to the Ohio Control Share Acquisition Statute. Shares acquired during that period by a person or group will be deemed "interested shares" only if (i) the amount paid for the shares by such person or group exceeds $250,000 or (ii) the number of shares acquired by such person or group exceeds 1/2 of 1% of the outstanding voting shares.

    The Ohio Control Share Acquisition Act does not apply to a corporation whose articles of incorporation or regulations so provide. The Ohio Control Share Acquisition Act applies to Peoples since it has not taken any corporate action to opt out of it.

    OHIO MERGER MORATORIUM STATUTE

    Chapter 1704 of the Ohio Revised Code (the "Ohio Merger Moratorium Statute") prohibits certain business combinations and transactions between an "issuing public corporation" and a beneficial owner of shares representing 10% or more of the voting power of the corporation (an "Interested Shareholder") for at least three years after the Interested Shareholder becomes such, unless the board of directors of the issuing public corporation approves either (i) the transaction or (ii) the acquisition of the corporation's shares that resulted in the person becoming an Interested Shareholder, in each case before the Interested Shareholder became such. Examples of transactions regulated by the Ohio Merger Moratorium Statute include asset sales, mergers, consolidations, loans, voluntary dissolutions, and the transfer of shares ("Moratorium Transactions"). After the three-year period, a Moratorium Transaction may take place provided that certain conditions are satisfied, including that (a) the board of directors approves the transaction, (b) the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the Interested Shareholder, or (c) the business combination results in shareholders, other than the Interested Shareholder, receiving a "fair price" plus interest for their shares.

    A corporation may elect not to be covered by the Ohio Merger Moratorium Statute by the adoption of an appropriate amendment to its articles of incorporation. The Ohio Merger Moratorium Statute applies to Peoples since it has not taken any corporate action to opt out of it.

    The statute described below applies to Gateway.

    Pursuant to Section 271B.12-210 of the KBCA, Article X of Gateway's Articles generally imposes supermajority vote requirements for approval of certain "Business Combinations" with or proposed by any person (other than Catlettsburg Federal or any subsidiary) who directly or indirectly is the beneficial owner of more than 10% of the outstanding voting shares of Catlettsburg Federal (a "Related Person"). A vote of 80% of all outstanding voting shares, plus an Independent Majority of Stockholders, which is defined as a majority of the outstanding voting shares that are not beneficially owned or controlled by a Related Person, would be required to effectuate such a transaction, except in cases where the transaction (i) has been approved by two-thirds of the Whole Board of Directors (as defined in Article X of the Gateway Articles) at a time prior to the acquisition of 10% or more of the outstanding Voting Shares (as defined in Article X of the Gateway Articles) by the Related Person, (ii) has been approved by two-thirds of the Whole Board of Directors (as defined in Article X of the Gateway Articles), including a majority of the directors who are not affiliated with the Related Person ("Continuing Directors") after such acquisition or (iii) meets certain minimum price and form of consideration criteria and procedural conditions described therein.

    A "Business Combination" is defined to include the following transactions:
(a) a merger or consolidation of Gateway or any of its subsidiaries with a Related Person; (b) the sale or other disposition by Gateway or any of its subsidiaries of assets having an aggregate fair market value of more than 10% of Gateway's consolidated assets as of the end of the most recent fiscal year to a Related Person; (c) the purchase or other acquisition by Gateway's or any of its subsidiaries of assets having an aggregate fair market value of more than 10% of Gateway's consolidated assets as of the end of the most recent fiscal year from a Related Person; (d) the issuance of voting stock or other securities convertible into voting stock of Gateway or any of its subsidiaries to a Related Person; and (e) any reclassification of securities, recapitalization, or other transaction which has the direct or indirect effect of increasing the proportionate share of the outstanding stock (or of any class or series of stock) of Gateway, or any subsidiary of Gateway, owned by a Related Person or the adoption of any plan or proposal to liquidate or dissolve Gateway.

DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

    The Regulations of Peoples provide that Peoples will indemnify its directors or officers against expenses (including, without limitation, attorneys' fees, filing fees, court reporter's fees and transcript costs), judgments, fines and amounts paid in settlement by reason of the fact that they are or were directors, officers, employees or agents of Peoples or, at the request of Peoples, were serving another entity in a similar capacity, if the directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Peoples. With regard to criminal matters, directors and officers will be similarly indemnified by Peoples if the directors or officers had no reasonable cause to believe their conduct was unlawful. Directors or officers claiming indemnification will be presumed to have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Peoples and, with respect to any criminal matter, to have had no reasonable cause to believe their conduct was unlawful.

    Peoples will not indemnify any officer or director of Peoples who was a party to any completed action or suit instituted by (or in the right of) Peoples for any matter asserted in such action as to which the officer or director has been adjudged to be liable for acting with reckless disregard for the best interests of Peoples or misconduct (other than negligence) in the performance of his or her duty to Peoples. However, should the court in which the action was brought determine that the officer or director is fairly and reasonably entitled to such indemnity, Peoples must indemnify such officer or director to the extent permitted by the court.

    Any indemnification not precluded by the Peoples Regulations will be made by Peoples only upon a determination that the director or officer has met the applicable standard of conduct. Such determination may be made only (a) by a majority vote of a quorum of disinterested directors, (b) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, (c) by the shareholders, or (d) by the court, if any, in which such action was brought. Expenses incurred in defending any action, suit or proceeding will be paid by Peoples in advance upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if such director or officer is not entitled to be indemnified by Peoples.

    The Peoples Regulations state that the indemnification provided thereby is not exclusive of any other rights to which any person seeking indemnification may be entitled. Additionally, the Peoples Regulations provide that Peoples may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Peoples, or who is or was serving another entity at the request of Peoples, against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not Peoples would have the obligation or power to indemnify him or her under the Peoples Regulations.

    Ohio has codified the directors' common law duty of care and, in part, their common law duty of loyalty. Under the OGCL, a director must perform his or her duties as a director, including his or her duties as a member of any committee of the directors upon which he or she serves, in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This higher standard of proof must be met in any action brought against a director for breach of his duties, including any action involving or affecting (i) a change or potential change in control of the corporation, (ii) a termination or potential termination of a director's service to the corporation as a director or (iii) a director's service in any other position or relationship with the corporation. The higher standard of proof, however, does not affect the liability of directors for unlawful loans, dividends or distributions under Section 1701.95 of the OGCL.

    Consistent with Ohio law, the Peoples Articles provide that members of the Peoples Board of Directors, when evaluating any offer of another party to (a) make a tender or exchange offer for any shares of Peoples, (b) merge or consolidate Peoples with another corporation or (c) purchase or otherwise acquire all or substantially all of the properties and assets of Peoples, in connection with the exercise of their judgment in determining what they reasonably believe to be in the best interest of Peoples, must consider the interests of Peoples' shareholders and, in their discretion, may consider any of the following: (i) the interests of Peoples' employees, suppliers, creditors and customers; (ii) the economy of Ohio and the nation; (iii) community and societal considerations; and (iv) the long-term as well as the short-term interests of Peoples and its shareholders, including the possibility that those interests may be best served by the continued independence of Peoples.

    Pursuant to provisions of the KBCA, the Articles and Bylaws of Gateway provide that a director of Gateway will not be personally liable to Gateway or any of its stockholders for monetary damages for actions taken, or for any failure to take any action, as a director except for liability where the director (i) is involved in a transaction in which the director's personal financial interest is in conflict with the interests of the Corporation or its stockholders; (ii) acts, or fails to act, in a manner not in good faith or which involves intentional misconduct or is known to the director to be in violation of law; (iii) votes for an unlawful distribution to stockholders; or (iv) receives an improper personal benefit. In addition, a director shall not be liable unless he has breached or failed to perform the duties of the director's office in compliance with the KBCA or, in the case of an action for monetary damages, the breach or failure to perform constituted willful misconduct or wanton or reckless disregard for the best interests of Gateway and its stockholders. This provision precludes certain stockholder derivative actions and may be construed to preclude other third party claims against the directors and officers of Gateway, even if such actions would otherwise be beneficial to stockholders of Gateway. This provision applies to actions taken by a director only in that capacity. The Articles of Incorporation provide that any amendment or repeal of these provisions will not adversely affect any right of a director of Gateway with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

    The KBCA permits, and Gateway's Articles and Bylaws provide, that Gateway shall indemnify and advance expenses to all directors, officers, employees and agents to the fullest extent provided by the law of the State of Kentucky, but only if the indemnified party conducted himself in good faith and reasonably believed in the case of conduct in his official capacity, that his conduct was in the best interests of Gateway and in all other cases, that his conduct was at least not opposed to its best interests and, in the case of any criminal proceedings, the indemnified party had no reasonable cause to believe his conduct was unlawful. This indemnity will cover any director, officer, agent or employee made a party, or threatened to be made a party to any threatened, pending or completed, action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of Gateway or any predecessor of Gateway or is or was serving at the request of Gateway against liability and expenses (including court costs and attorney's fees), judgments, fines and/or amounts paid in settlement or compromise and reasonably incurred by such person in connection with such suit or action. The indemnity may continue as to a person who has ceased to be a director, officer, employee or agent of Gateway and may inure to the benefit of his heirs and executors. No right of indemnity provided to any person under Gateway's Articles may be reduced or eliminated by any amendment of the Articles or Bylaws with respect to any act or omission by such persons before such amendment.

    The indemnification provisions also require Gateway to pay reasonable expenses of any director (and permit Gateway to pay the reasonable expenses of any officer, employee or agent of Gateway) in advance of the final disposition of any action, suit or proceeding as authorized by Gateway's Board of Directors, provided that the indemnified person furnishes Gateway with a written statement of his good faith belief that he has met the required statutory standard of conduct and undertakes in writing to repay Gateway if it is ultimately determined that such person was not entitled to indemnification. The directors and officers of Gateway have a personal interest in these provisions and may personally benefit from them, even at the potential expense of the stockholders of Gateway.

    The determination of whether to indemnify a director, officer, employee or agent of Gateway or that the indemnification is permissible and the amount, form of indemnification and the authorization of such indemnification shall be made by: (a) the Board of Directors of Gateway by a majority vote of a quorum of directors consisting of directors who are not at that time parties to the proceeding; (b) if a quorum of directors cannot be obtained, then by the majority vote of a committee of the Board, to be designated by the Board of Directors (in which designated directors who are party to the proceedings may participate), consisting of two or more directors who are not parties to the proceedings; (c) by special legal counsel selected by the Board or its committee or if a quorum cannot be obtained or a committee cannot be selected, the special legal counsel will be selected by a majority vote of the full Board of Directors, with directors who are parties to the proceeding voting; or (d) by the stockholders of Gateway, but shares owned by or voted under the control of directors who at the time are parties to the proceeding shall not be voted on the determination.

    The rights of indemnification provided in Gateway's Articles and Bylaws are not exclusive of any other rights which may be available under Gateway's Bylaws, any insurance or other agreement, by vote of stockholders or disinterested directors or otherwise. In addition, the Articles of Incorporation authorize Gateway to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Gateway, whether or not Gateway would have the power to provide indemnification to such person. By action of the Board of Directors, Gateway may create and fund a trust fund or fund of any nature, and may enter into agreements with its directors, officers, agents or employees for securing or insuring in any manner its obligation to indemnify or advance expenses provided for in the provisions of the Articles and Bylaws regarding indemnification. The rights of indemnification provided to directors, officers, employees and agents of Gateway reduce the likelihood of certain stockholder derivative actions and may discourage other third party claims against the directors or officers, even if such actions otherwise would be beneficial to stockholders of Gateway.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Gateway pursuant to the foregoing provisions, Gateway has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                             STOCKHOLDER PROPOSALS

    Any proposal which a stockholder wishes to have included in the proxy materials of Gateway relating to the next annual meeting of stockholders if the Merger is not consummated, which currently is scheduled to be held in April 1998, must be received at the principal executive offices of Gateway, 2717 Louisa Street, Catlettsburg, Kentucky 41129, Attention: Hunter E. Clark, Secretary, no later than December 16, 1997. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

    Stockholder proposals which are not submitted for inclusion in Gateway's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article IX.C. of Gateway's Articles, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or
(b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Gateway. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of Gateway not later than 60 days prior to the anniversary date of the mailing of proxy materials by Gateway in connection with the immediately preceding annual meeting of stockholders of Gateway.

                                 LEGAL OPINIONS

    The legality of the of Peoples Common Shares to be issued in the Merger and certain other legal matters relating to the Merger are being passed upon by Charles R. Hunsaker, Esq., general counsel to Peoples, and certain federal income tax consequences of the Merger and certain other legal matters relating to the Merger are being passed upon by Elias, Matz, Tiernan & Herrick L.L.P, special counsel to Gateway.

                                    EXPERTS

    The consolidated financial statements of Peoples at December 31, 1996 and 1995, and for each of the two years in the period ended December 31, 1996, incorporated by reference in the Proxy Statement which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, and for the year ended December 31, 1994, by Coopers & Lybrand L.L.P., independent auditors, as set forth in their respective reports thereon incorporated by reference herein, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

    The consolidated financial statements of Gateway as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 for the six months ended December 31, 1994 and for the year ended June 30, 1994, have been included in this Proxy Statement/Prospectus in reliance upon the report of Kelley, Galloway & Company, PSC, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

               INDEX TO GATEWAY CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                PAGE
                                                                                                                -----

Independent Auditor's Report...............................................................................         F-1

Consolidated Balance Sheets at June 30, 1997 (unaudited) and December 31, 1996 and 1995....................         F-2

Consolidated Statements of Income for the six months ended June 30, 1997 and 1996 (unaudited) and for the years ended December 31, 1996, 1995 and 1994 (unaudited), for the six months ended December 31, 1994 and
  for the year ended June 30, 1994.........................................................................         F-3

Consolidated Statements of Changes in Stockholders' Equity for the six months ended June 30, 1997
  (unaudited) and for the years ended December 31, 1996 and 1995, for the six months ended December 31,
  1994, and for the year ended June 30, 1994...............................................................         F-4

Consolidated Statements of Cash Flows for the six months ended June 30, 1997 and 1996 (unaudited) and for the years ended December 31, 1996, 1995 and 1994 (unaudited), for the six months ended December 31, 1994
  and for the year ended June 30, 1994.....................................................................         F-5

Notes to Consolidated Financial Statements.................................................................         F-6

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders and
  Board of Directors
Gateway Bancorp, Inc.
Catlettsburg, Kentucky 41129

    We have audited the accompanying consolidated balance sheets of Gateway Bancorp, Inc. and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 1996 and 1995, for the six months ended December 31, 1994, and for the year ended June 30, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gateway Bancorp, Inc. and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years ended December 31, 1996 and 1995, for the six months ended December 31, 1994, and for the year ended June 30, 1994, in conformity with generally accepted accounting principles.

    As discussed in Notes 1 and 8 to the consolidated financial statements, the Company changed its method of accounting for fees and costs associated with loan originations and its method of accounting for pensions in 1995, and its method of accounting for investment securities in 1994.

/s/ Kelley, Galloway & Company, PSC

February 7, 1997,
except for Note 19 as
  to which the date is
  June 17, 1997

                      GATEWAY BANCORP, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

                                                                                             DECEMBER 31,
                                                                        JUNE 30,     ----------------------------
                                                                          1997           1996           1995
                                                                      -------------  -------------  -------------
                                                                       (UNAUDITED)
                                                     ASSETS
CASH, including interest-bearing deposits of $2,278,685, $1,270,685
  and $6,305,467, respectively......................................  $   2,361,532  $   1,348,415  $   6,542,257
INVESTMENT SECURITIES HELD TO MATURITY, approximate market value of
  $14,205,100, $17,414,800 and $21,539,900, respectively............     14,355,165     17,523,931     21,443,489
LOANS RECEIVABLE, less allowance for loan losses of $80,758.........     21,005,191     19,075,792     16,920,304
MORTGAGE-BACKED SECURITIES HELD TO MATURITY, approximate market
  value of $25,596,900, $27,703,100 and $28,128,100, respectively...     25,202,763     27,663,022     27,618,404
ACCRUED INTEREST RECEIVABLE.........................................        371,848        430,055        493,502
FORECLOSED REAL ESTATE..............................................         43,963       --             --
OFFICE PROPERTIES AND EQUIPMENT.....................................        348,813        358,497        366,995
INCOME TAXES REFUNDABLE.............................................        105,764         15,323       --
OTHER ASSETS........................................................         33,290         23,902         23,725
                                                                      -------------  -------------  -------------
                                                                      $  63,828,329  $  66,438,937  $  73,408,676
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS............................................................  $  46,317,816  $  49,194,746  $  53,287,904
INCOME TAXES PAYABLE:
  Current...........................................................       --             --               66,730
  Deferred..........................................................        165,288        111,808         96,872
DIVIDENDS PAYABLE...................................................       --             --            1,366,717
ACCRUED INTEREST PAYABLE............................................         31,676         32,864         35,155
OTHER LIABILITIES...................................................         51,372         70,866         77,035
                                                                      -------------  -------------  -------------
    Total liabilities...............................................     46,566,152     49,410,284     54,930,413
                                                                      -------------  -------------  -------------
COMMITMENTS AND CONTINGENCIES (Note 14)
STOCKHOLDERS' EQUITY:
  Preferred stock, no par value, 1,000,000 shares authorized........       --             --             --
  Common stock, $.01 par value, 4,000,000 shares authorized;
    1,075,754, 1,075,754 and 1,196,970 shares issued and
    outstanding, respectively.......................................         10,758         10,758         11,970
  Employee benefit plans............................................       (846,209)      (918,319)    (1,098,907)
  Additional paid-in capital........................................      7,950,404      7,930,355      9,502,671
  Retained earnings--substantially restricted.......................     10,147,224     10,005,859     10,062,529
                                                                      -------------  -------------  -------------
    Total stockholders' equity......................................     17,262,177     17,028,653     18,478,263
                                                                      -------------  -------------  -------------
                                                                      $  63,828,329  $  66,438,937  $  73,408,676
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

          The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

                      GATEWAY BANCORP, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME

                                           SIX MONTHS ENDED                 YEAR ENDED               SIX MONTHS     YEAR
                                               JUNE 30,                    DECEMBER 31,                ENDED        ENDED
                                       ------------------------  ---------------------------------  DECEMBER 31,  JUNE 30,
                                          1997         1996        1996       1995        1994          1994        1994
                                       -----------  -----------  ---------  ---------  -----------  ------------  ---------
                                       (UNAUDITED)  (UNAUDITED)                        (UNAUDITED)
Interest Income:
  Loans receivable -
    Mortgage loans...................   $ 729,684    $ 639,021   $1,314,190 $1,083,388  $ 835,991       409,848   $ 810,919
    Other loans......................      19,311       23,164      43,715     49,681      40,807        20,332      43,745
  Investment securities..............     509,217      647,974   1,258,253  1,370,562   1,080,478       561,882     935,616
  Mortgage-backed and related
    securities.......................     910,759      955,330   1,934,639  2,019,289   2,091,863     1,053,690   2,178,285
  Other interest-earning assets......      65,936       99,742     159,387    303,977     111,659        50,427     177,831
                                       -----------  -----------  ---------  ---------  -----------  ------------  ---------
      Total interest income..........   2,234,907    2,365,231   4,710,184  4,826,897   4,160,798     2,096,179   4,146,396
                                       -----------  -----------  ---------  ---------  -----------  ------------  ---------
Interest Expense:
  Passbook savings...................      49,142       59,908     115,238    162,771     364,814       170,673     393,655
  Certificates of deposit............   1,106,007    1,322,381   2,538,392  2,509,682   2,019,925     1,016,579   2,060,909
  FHLB advances......................      14,628       --          --         --          --            --          --
                                       -----------  -----------  ---------  ---------  -----------  ------------  ---------
      Total interest expense.........   1,169,777    1,382,289   2,653,630  2,672,453   2,384,739     1,187,252   2,454,564
                                       -----------  -----------  ---------  ---------  -----------  ------------  ---------
      Net interest income............   1,065,130      982,942   2,056,554  2,154,444   1,776,059       908,927   1,691,832
Provision for Loan Losses                  --           --          --         20,000      --            --          --
                                       -----------  -----------  ---------  ---------  -----------  ------------  ---------
      Net interest income after
        provision for loan losses....   1,065,130      982,942   2,056,554  2,134,444   1,776,059       908,927   1,691,832
                                       -----------  -----------  ---------  ---------  -----------  ------------  ---------
Non-Interest Income:
  Gain on sale of office building....      --           --          --         --          --            --          21,756
  Gain (loss) on foreclosed real
    estate...........................      --           14,181      14,181     --          --            --            (102)
  Gains on sale of investments.......      --            2,000       2,000      1,563       2,250        --          --
  Loan fees..........................      --           --          --         --           5,655         2,300      15,601
  Other..............................       6,850        4,544      13,152      8,095      17,111        12,053      17,113
                                       -----------  -----------  ---------  ---------  -----------  ------------  ---------
      Total non-interest income......       6,850       20,725      29,333      9,658      25,016        14,353      54,368
                                       -----------  -----------  ---------  ---------  -----------  ------------  ---------
Non-Interest Expense:
  Compensation and benefits..........     219,424      190,716     414,055    371,675     264,449       140,917     248,716
  Occupancy and equipment............      17,643       18,932      40,219     39,181      36,270        18,408      40,420
  SAIF deposit insurance premiums....      12,896       60,812     457,790    123,195     131,003        65,899     128,298
  Contingency reserve................      --           --          --         --         100,000       100,000      --
  Other..............................     280,486      242,030     400,845    359,338     238,011       123,429     251,746
                                       -----------  -----------  ---------  ---------  -----------  ------------  ---------
      Total non-interest expense.....     530,449      512,490   1,312,909    893,389     769,733       448,653     669,180
                                       -----------  -----------  ---------  ---------  -----------  ------------  ---------
Income Before Provision for Income
  Taxes..............................     541,531      491,177     772,978  1,250,713   1,031,342       474,627   1,077,020
Provision for Income Taxes...........     193,039      152,318     243,396    430,052     337,295       155,439     365,082
                                       -----------  -----------  ---------  ---------  -----------  ------------  ---------
Net Income...........................   $ 348,492    $ 338,859   $ 529,582  $ 820,661   $ 694,047    $  319,188     711,938
                                       -----------  -----------  ---------  ---------  -----------  ------------  ---------
                                       -----------  -----------  ---------  ---------  -----------  ------------  ---------
Net Income Per Share.................   $     .33    $     .30   $     .48  $     .69         N/A           N/A         N/A
                                       -----------  -----------  ---------  ---------  -----------  ------------  ---------
                                       -----------  -----------  ---------  ---------  -----------  ------------  ---------

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                      GATEWAY BANCORP, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
          FOR THE SIX MONTHS ENDED JUNE 30, 1997, FOR THE YEARS ENDED
              DECEMBER 31, 1996 AND 1995, FOR THE SIX MONTHS ENDED
            DECEMBER 31, 1994, AND FOR THE YEAR ENDED JUNE 30, 1994

                                                                                              RETAINED
                                                                EMPLOYEE      ADDITIONAL     EARNINGS -        TOTAL
                                                    COMMON       BENEFIT        PAID-IN     SUBSTANTIALLY  STOCKHOLDERS'
                                                     STOCK        PLANS         CAPITAL      RESTRICTED       EQUITY
                                                   ---------  -------------  -------------  -------------  -------------
BALANCE, June 30, 1993...........................  $  --      $    --        $    --        $   8,562,264  $   8,562,264
NET INCOME, year ended June 30, 1994.............     --           --             --              711,938        711,938
                                                   ---------  -------------  -------------  -------------  -------------
BALANCE, June 30, 1994...........................     --           --             --            9,274,202      9,274,202
NET INCOME, six months ended December 31, 1994...     --           --             --              319,188        319,188
                                                   ---------  -------------  -------------  -------------  -------------
BALANCE, December 31, 1994.......................     --           --             --            9,593,390      9,593,390
NET INCOME, year ended
  December 31, 1995..............................     --           --             --              820,661        820,661
COMMON STOCK ISSUED, $.01 par value..............     12,446       (500,000)    11,698,818       --           11,211,264
DIVIDENDS DECLARED, $1.50 per share..............     --           --           (1,734,162)      (110,173)    (1,844,335)
ESOP SHARES RELEASED, 7,746 shares...............     --             77,460        (14,545)      --               62,915
RRP STOCK PURCHASED, 49,782 shares...............     --           (721,839)      --             --             (721,839)
RRP STOCK AMORTIZED, 3,136 shares................     --             45,472       --             --               45,472
PURCHASE OF 47,600 TREASURY SHARES...............       (476)      --             (447,440)      (241,349)      (689,265)
                                                   ---------  -------------  -------------  -------------  -------------
BALANCE, December 31, 1995.......................     11,970     (1,098,907)     9,502,671     10,062,529     18,478,263
NET INCOME, year ended
  December 31, 1996..............................     --           --             --              529,582        529,582
DIVIDENDS DECLARED, $.40 per share...............     --           --             (432,777)      --             (432,777)
ESOP SHARES RELEASED, 6,461 shares...............     --             64,610           (108)      --               64,502
RRP STOCK AMORTIZED, 7,998 shares................     --            115,978       --             --              115,978
PURCHASE OF 121,216 TREASURY SHARES..............     (1,212)      --           (1,139,431)      (586,252)    (1,726,895)
                                                   ---------  -------------  -------------  -------------  -------------
BALANCE, December 31, 1996.......................     10,758       (918,319)     7,930,355     10,005,859     17,028,653
NET INCOME, six months ended
  June 30, 1997 (unaudited)......................     --           --             --              348,492        348,492
DIVIDENDS DECLARED, $.20 per share (unaudited)...     --           --                5,000       (205,151)      (200,151)
ESOP SHARES RELEASED, 2,940 shares (unaudited)...     --             29,400         15,049         (1,976)        42,473
RRP STOCK AMORTIZED, 2,946 shares (unaudited)....     --             42,710       --             --               42,710
                                                   ---------  -------------  -------------  -------------  -------------
BALANCES, June 30, 1997 (unaudited)..............  $  10,758  $    (846,209) $   7,950,404  $  10,147,224  $  17,262,177
                                                   ---------  -------------  -------------  -------------  -------------
                                                   ---------  -------------  -------------  -------------  -------------

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                      GATEWAY BANCORP, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          SIX MONTHS ENDED                  YEAR ENDED
                                                                              JUNE 30,                     DECEMBER 31,
                                                                    ----------------------------  ------------------------------
                                                                        1997           1996            1996            1995
                                                                    ------------  --------------  --------------  --------------
                                                                    (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES:
  Net income......................................................  $    348,492  $      338,859  $      529,582  $      820,661
  Adjustments to reconcile net income to net cash provided by operating activities-
    Provision for loan losses and uncollected interest............       --             --              --                20,000
    Provision for depreciation....................................        10,174          10,285          20,808          18,869
    Amortization and accretion....................................       (34,091)        (45,230)        (75,426)        (76,789)
    Provision (credit) for deferred income taxes..................        53,480          24,873          14,936           3,660
    ESOP compensation.............................................        42,473           6,000          14,502          62,915
    RRP compensation..............................................        42,710          45,443         115,978          45,472
    Gain on sale of investment securities.........................       --               (2,000)         (2,000)         (1,563)
    Gain on sale of office building...............................       --             --              --              --
    Net loss on sale of foreclosed real estate....................       --             --              --              --
    FHLB stock dividends..........................................       (28,300)        (26,000)        (53,100)        (48,300)
    Net change in--
      Accrued interest receivable.................................        58,207          32,949          63,447         (29,413)
      Other assets................................................        (9,388)        (25,292)           (177)         (3,004)
      Income taxes refundable.....................................       (90,441)       (111,555)        (15,323)         18,227
      Income taxes payable and other liabilities..................       (20,682)        (23,897)        (75,190)         (5,041)
                                                                    ------------  --------------  --------------  --------------
        Net cash provided by operating activities.................       372,634         224,435         538,037         825,694
                                                                    ------------  --------------  --------------  --------------
INVESTING ACTIVITIES:
  Net decrease (increase) in loans receivable.....................    (1,973,362)       (302,183)     (2,155,488)     (5,489,040)
  Purchases of investment securities..............................       --          (13,030,499)    (13,280,500)    (11,473,118)
  Proceeds from sales and maturities of investment securities.....     3,200,000      13,274,030      17,277,000      10,954,844
  Purchases of mortgage-backed securities.........................       --           (4,933,375)     (5,826,994)     (1,875,339)
  Principal collected on mortgage-backed securities...............     2,491,416       3,028,748       5,835,960       3,823,466
  Purchases of office property and equipment......................          (490)        (11,469)        (12,310)        (20,860)
  Proceeds from sale of office properties and equipment...........       --             --              --              --
  Proceeds from sale of foreclosed real estate....................       --             --              --              --
                                                                    ------------  --------------  --------------  --------------
      Net cash provided by (used for) investing activities........     3,717,564      (1,974,748)      1,837,668      (4,080,047)
                                                                    ------------  --------------  --------------  --------------
FINANCING ACTIVITIES:
  Net increase (decrease) in savings accounts.....................      (133,251)       (203,005)       (625,117)     (4,726,715)
  Net increase (decrease) in certificates of deposit accounts.....    (2,743,679)        291,369      (3,468,041)     (2,471,541)
  Decrease (increase) in prepaid stock conversion costs...........       --             --              --               278,054
  Proceeds from sale of stock                                            --             --              --            11,211,264
  Purchase of RRP stock...........................................       --             --              --              (721,839)
  Dividends paid..................................................      (200,151)     (1,535,556)     (1,749,494)       (477,618)
  Purchase of common stock........................................       --             (937,296)     (1,726,895)       (689,265)
  Advances from FHLB..............................................     3,250,000        --              --              --
  Repayment of FHLB advances......................................    (3,250,000)       --              --              --
                                                                    ------------  --------------  --------------  --------------
      Net cash provided by (used for) financing activities........    (3,077,081)     (2,384,488)     (7,569,547)      2,402,340
                                                                    ------------  --------------  --------------  --------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..................     1,013,117      (4,134,801)     (5,193,842)       (852,013)
CASH AND CASH EQUIVALENTS, beginning of period....................     1,348,415       6,542,257       6,542,257       7,394,270
                                                                    ------------  --------------  --------------  --------------
CASH AND CASH EQUIVALENTS, end of period..........................  $  2,361,532  $    2,407,456  $    1,348,415  $    6,542,257
                                                                    ------------  --------------  --------------  --------------
                                                                    ------------  --------------  --------------  --------------
NONCASH INVESTING ACTIVITIES:
  Loans taken into foreclosed real estate.........................  $     43,963  $     --        $     --        $     --
  Foreclosed real estate sold and financed........................  $    --       $     --        $     --        $     --
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Income taxes paid...............................................  $    230,000  $      239,000  $      242,000  $      300,000
  Interest paid on deposit accounts...............................  $  1,170,965  $    1,377,870  $    2,655,921  $    2,663,684

                                                                                   SIX MONTHS        YEAR
                                                                                     ENDED          ENDED
                                                                                  DECEMBER 31,     JUNE 30,
                                                                        1994          1994           1994
                                                                    ------------  ------------  --------------
                                                                    (UNAUDITED)
OPERATING ACTIVITIES:
  Net income......................................................  $    694,047  $    319,188  $      711,938
  Adjustments to reconcile net income to net cash provided by operating activities-
    Provision for loan losses and uncollected interest............           165           165          (8,916)
    Provision for depreciation....................................        16,269         9,207          18,630
    Amortization and accretion....................................       (77,663)      (41,676)        (60,538)
    Provision (credit) for deferred income taxes..................         1,241        (5,668)         13,487
    ESOP compensation.............................................       --            --             --
    RRP compensation..............................................       --            --             --
    Gain on sale of investment securities.........................       --            --             --
    Gain on sale of office building...............................       --            --              (21,756)
    Net loss on sale of foreclosed real estate....................       --            --                  102
    FHLB stock dividends..........................................       (38,000)      (21,000)        (31,500)
    Net change in--
      Accrued interest receivable.................................        11,603        10,582          14,974
      Other assets................................................           336       (12,216)             26
      Income taxes refundable.....................................       (11,927)       (7,893)        (10,334)
      Income taxes payable and other liabilities..................       102,438       130,639         (17,768)
                                                                    ------------  ------------  --------------
        Net cash provided by operating activities.................       698,509       381,328         608,345
                                                                    ------------  ------------  --------------
INVESTING ACTIVITIES:
  Net decrease (increase) in loans receivable.....................    (1,490,389)   (1,341,297)        461,111
  Purchases of investment securities..............................    (5,052,542)   (1,251,875)     (8,777,439)
  Proceeds from sales and maturities of investment securities.....     4,045,979     2,575,000       1,882,020
  Purchases of mortgage-backed securities.........................    (4,871,378)     (504,900)    (10,883,001)
  Principal collected on mortgage-backed securities...............     6,400,549     2,297,820       8,491,498
  Purchases of office property and equipment......................       (11,624)      (10,886)       (264,015)
  Proceeds from sale of office properties and equipment...........       --            --               28,250
  Proceeds from sale of foreclosed real estate....................       --            --              136,596
                                                                    ------------  ------------  --------------
      Net cash provided by (used for) investing activities........      (979,405)    1,763,862      (8,924,980)
                                                                    ------------  ------------  --------------
FINANCING ACTIVITIES:
  Net increase (decrease) in savings accounts.....................    (2,886,355)   (3,124,767)      1,121,527
  Net increase (decrease) in certificates of deposit accounts.....     6,103,467     5,682,108         912,431
  Decrease (increase) in prepaid stock conversion costs...........      (278,054)     (278,054)       --
  Proceeds from sale of stock                                            --            --             --
  Purchase of RRP stock...........................................       --            --             --
  Dividends paid..................................................       --            --             --
  Purchase of common stock........................................       --            --             --
  Advances from FHLB..............................................       --            --             --
  Repayment of FHLB advances......................................       --            --             --
                                                                    ------------  ------------  --------------
      Net cash provided by (used for) financing activities........     2,939,058     2,279,287       2,033,958
                                                                    ------------  ------------  --------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..................     2,658,162     4,424,477      (6,282,677)
CASH AND CASH EQUIVALENTS, beginning of period....................     4,736,108     2,969,793       9,252,470
                                                                    ------------  ------------  --------------
CASH AND CASH EQUIVALENTS, end of period..........................  $  7,394,270  $  7,394,270  $    2,969,793
                                                                    ------------  ------------  --------------
                                                                    ------------  ------------  --------------
NONCASH INVESTING ACTIVITIES:
  Loans taken into foreclosed real estate.........................  $    --       $    --       $      139,749
  Foreclosed real estate sold and financed........................  $    --       $    --       $       52,376
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Income taxes paid...............................................  $    349,000  $    169,000  $      370,300
  Interest paid on deposit accounts...............................  $  2,381,017  $  1,183,615  $    2,461,469

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

    Gateway Bancorp, Inc. (the "Company") was incorporated under Kentucky law in October 1994 by Catlettsburg Federal Savings and Loan Association (the "Association") in connection with the conversion of the Association from a federally-chartered mutual savings and loan association to a federally-chartered stock savings bank to be known as Catlettsburg Federal Savings Bank (the "Bank", in mutual or stock form) and the issuance of the Bank's common stock to the Company and the offer and sale of the Company's common stock by the Company (the "Conversion"). As part of the Conversion, the Bank issued 1,244,570 shares of its common stock. Total proceeds of $12,445,700 were reduced by approximately $735,000 in conversion expenses. The financial statements for the year ended December 31, 1994 (unaudited), for the six months ended December 31, 1994, and for the year ended June 30, 1994, are for the Bank only, because as of December 31, 1994, the Company had not yet issued any stock, had no assets and no liabilities and had not yet conducted any business other than of an organizational nature.

    The Company's principal business is conducted through the Bank which conducts business from its main office located in Catlettsburg, Kentucky, and one full-service branch located in Grayson, Kentucky. The Bank's deposits are insured by the Savings Association Insurance Fund ("SAIF") to the maximum extent permitted by law. The Bank is subject to examination and comprehensive regulation by the Office of Thrift Supervision ("OTS"), which is the Bank's chartering authority and primary regulator. The Bank is also subject to regulation by the Federal Deposit Insurance Corporation ("FDIC"), as the administrator of the SAIF, and to certain reserve requirements established by the Federal Reserve Board ("FRB"). The Bank is a member of the Federal Home Loan Bank of Cincinnati ("FHLB").

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements at June 30, 1997 (unaudited), December 31, 1996 and 1995, and for the six months ended June 30, 1997 and 1996 (unaudited) and for the years ended December 31, 1996 and 1995, include the accounts of the Company, the Bank, and the Bank's one wholly-owned subsidiary. The consolidated financial statements for the year ended December 31, 1994 (unaudited), for the six months ended December 31, 1994, and for the year ended June 30, 1994, include the accounts of the Bank and its one wholly-owned subsidiary. All significant intercompany transactions have been eliminated in consolidation. Additionally, certain reclassifications may have been made in order to conform with the current period's presentation. The accompanying consolidated financial statements have been prepared on the accrual basis. The unaudited interim financial statements at June 30, 1997, and for the six months ended June 30, 1997 and 1996, reflect all necessary adjustments, consisting only of normal recurring items, which in the opinion of management are necessary to present fairly the results for the interim periods. Results of the interim periods are not necessarily indicative of the results to be expected for the full years.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, and the effect of prepayments on premiums and discounts associated with investments and mortgage-backed securities. Management believes that the allowance for loan losses and the effect of prepayments on premiums and discounts associated with investments and mortgage-backed securities have been adequately evaluated. Various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses and valuations of foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowance or adjustments to the valuations based on their judgments about information available to them at the time of their examination. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, cash and cash equivalents include cash and readily available interest-bearing deposits in other financial institutions. The Bank maintains cash deposits in other depository institutions which occasionally exceed the amount of deposit insurance available. Management periodically assesses the financial condition of these institutions.

    Federal regulations require the maintenance of certain daily reserve balances. Based upon the regulatory calculation, the Bank's reserve requirements at June 30, 1997 (unaudited), December 31, 1996 and 1995 were $-0-. However, aggregate reserves (in the form of vault cash) are maintained to satisfy federal regulatory requirements should they be needed.

INVESTMENTS AND MORTGAGE-BACKED SECURITIES

    Bonds and notes held to maturity are carried at amortized cost based upon management's intent and ability to hold such securities to maturity. Adjustments for premiums and discounts are recognized in interest income using the interest method over the period to maturity.

    Equity securities that are nonmarketable and restricted are carried at cost. The Bank is required to maintain stock in the Federal Home Loan Bank of Cincinnati in an amount equal to 1% of mortgage related assets (residential mortgages and mortgage-backed securities) or 0.3% of the Bank's total assets at December 31 of each year.

    Mortgage-backed securities are stated at amortized cost since management intends to hold such securities to maturity and they have the ability to do so. Amortization of premiums and accretion of discounts are recognized using the level yield method. Certain factors such as prepayments and interest rates may impact the yields and effective maturities of mortgage-backed securities.

    During 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, which requires, among other things, that debt and equity securities (including mortgage-backed securities) classified as available for sale be reported at fair value, with unrealized gains and losses excluded from net

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) income and reported as a separate component of stockholders' equity, net of income taxes. Management adopted SFAS No. 115 effective June 30, 1994, and classified all investment securities and mortgage-backed securities as held to maturity (carried at amortized cost), since it is their intent to do so. Should any be sold, gains or losses will be recognized in income using the specific identification method. This change had no effect on the Bank's consolidated financial position or results of operations for any periods presented in the accompanying financial statements.

    Realized gains and losses are recognized in the statements of income using the specific identification method.

LOANS RECEIVABLE

    Loans receivable are stated at unpaid principal balances, increased by net deferred loan costs, and reduced by the allowance for loan losses.

    Effective January 1, 1995, the Bank adopted the provisions of Statement of Financial Accounting Standards No. 91, ACCOUNTING FOR NONREFUNDABLE FEES AND COSTS ASSOCIATED WITH ORIGINATING OR ACQUIRING LOANS. In accordance with this statement, certain direct origination costs on loans made after December 31, 1994 are deferred and amortized as a yield adjustment over the lives of the related loans. It was determined that the implementation of SFAS No. 91 to loans originated prior to January 1, 1995 would not have a material effect on the consolidated financial statements.

    Loans are placed on nonaccrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

    It is the policy of the Bank to provide a valuation allowance for estimated losses on loans when a significant and probable decline in value occurs. The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

OFFICE PROPERTIES AND EQUIPMENT

    Office properties and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed over the estimated useful lives of the assets using the straight-line method.

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    Deferred income taxes are recognized for temporary differences between transactions recognized for financial reporting purposes and income tax purposes. Income taxes are accounted for in accordance with the provisions of Statement of Financial Accounting Standards No. 109.

NET INCOME PER SHARE

    Net income per share for the six months ended June 30, 1997 (unaudited) and 1996 (unaudited), and for the years ended December 31, 1996 and 1995 was computed using the weighted average number (1,041,240, 1,140,618, 1,094,395 and 1,194,033, respectively) of outstanding common shares and common stock equivalents, if dilutive. The only common stock equivalents are stock options. The weighted average number of common stock equivalents is calculated using the treasury stock method. There were no shares of stock outstanding for periods earlier than 1995. Shares which have not been committed to be released to the ESOP are not considered to be outstanding for purposes of calculating net income per share.

FAIR VALUES OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires disclosure of fair value information about financial instruments, whether or not recognized in the consolidated balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

    The following methods and assumptions were used in estimating fair value disclosures for financial instruments:

    Cash: The carrying amount reported in the balance sheet for cash approximates fair value.

    Investment securities and mortgage-backed securities: Fair values for investment securities and mortgage-backed securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

    Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans (for example, fixed rate mortgage loans) are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. The carrying amount of accrued interest receivable approximates fair value.

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Deposits: The fair values disclosed for passbook accounts are, by definition, equal to the amount payable on demand at the reporting date (that is their carrying amounts). The fair values for certificates of deposit are considered to approximate carrying value if they have original maturities of less than 1 year. For other certificates of deposit, fair values are estimated using a discounted cash flow calculation that applies interest rates currently being offered to a schedule of aggregated contractual maturities on such deposits. The carrying amount of accrued interest payable approximates fair value.

(2) INVESTMENT SECURITIES HELD TO MATURITY

    Investment securities held to maturity consist of the following:

                                                                                 JUNE 30, 1997
                                                             ------------------------------------------------------
                                                             (UNAUDITED)
                                                                               GROSS        GROSS
                                                               CARRYING     UNREALIZED   UNREALIZED      MARKET
                                                                 VALUE         GAINS       LOSSES         VALUE
                                                             -------------  -----------  -----------  -------------
Bonds and Certificates:
  U.S. Treasury securities.................................  $   2,999,594   $  --        $   9,094   $   2,990,500
  FHLB bonds...............................................      3,750,000      --           47,500       3,702,500
  FNMA bonds...............................................      4,040,598         700       79,698       3,961,600
  FHLMC bonds..............................................      2,248,086         800       34,686       2,214,200
  Municipal bonds..........................................        479,287      19,713          300         498,700
                                                             -------------  -----------  -----------  -------------
                                                                13,517,565      21,213      171,278      13,367,500
                                                             -------------  -----------  -----------  -------------

Restricted Equity Securities:
  Stock in FHLB, at cost...................................        822,600      --           --             822,600
  Stock in Intrieve, Inc., at cost.........................         15,000      --           --              15,000
                                                             -------------  -----------  -----------  -------------
                                                                   837,600      --           --             837,600
                                                             -------------  -----------  -----------  -------------
                                                             $  14,355,165   $  21,213    $ 171,278   $  14,205,100
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------
  Weighted average interest rate...........................           6.37%
                                                             -------------
                                                             -------------

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

(2) INVESTMENT SECURITIES HELD TO MATURITY (CONTINUED)

                                                                               DECEMBER 31, 1996
                                                             ------------------------------------------------------
                                                                               GROSS        GROSS
                                                               CARRYING     UNREALIZED   UNREALIZED      MARKET
                                                                 VALUE         GAINS       LOSSES         VALUE
                                                             -------------  -----------  -----------  -------------
Bonds and Certificates:
  U.S. Treasury securities.................................  $   2,999,375   $  --        $  19,075   $   2,980,300
  FHLB bonds...............................................      4,450,000      --           39,700       4,410,300
  FNMA bonds...............................................      4,539,807      15,598       74,405       4,481,000
  FHLMC bonds..............................................      3,246,172      10,353       27,725       3,228,800
  Government money market..................................      1,000,000      --           --           1,000,000
  Municipal bonds..........................................        479,277      26,817          994         505,100
                                                             -------------  -----------  -----------  -------------
                                                                16,714,631      52,768      161,899      16,605,500
                                                             -------------  -----------  -----------  -------------

Restricted Equity Securities:
  Stock in FHLB, at cost...................................        794,300      --           --             794,300
  Stock in Intrieve, Inc., at cost.........................         15,000      --           --              15,000
                                                             -------------  -----------  -----------  -------------
                                                                   809,300      --           --             809,300
                                                             -------------  -----------  -----------  -------------
                                                             $  17,523,931   $  52,768    $ 161,899   $  17,414,800
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------
  Weighted average interest rate...........................           6.36%
                                                             -------------
                                                             -------------

                                                                               DECEMBER 31, 1995
                                                             ------------------------------------------------------
                                                                               GROSS        GROSS
                                                               CARRYING     UNREALIZED   UNREALIZED      MARKET
                                                                 VALUE         GAINS       LOSSES         VALUE
                                                             -------------  -----------  -----------  -------------
Bonds and Certificates:
  U.S. Treasury securities.................................  $   2,998,750   $  --        $   3,950   $   2,994,800
  FHLB bonds...............................................     10,349,417      16,782       18,999      10,347,200
  FNMA bonds...............................................      2,535,769      64,631       --           2,600,400
  FHLMC bonds..............................................      1,250,000       1,200       --           1,251,200
  Government money market..................................      3,000,000      --           --           3,000,000
  Municipal bonds..........................................        553,353      36,747       --             590,100
                                                             -------------  -----------  -----------  -------------
                                                                20,687,289     119,360       22,949      20,783,700
                                                             -------------  -----------  -----------  -------------
Restricted Equity Securities:
  Stock in FHLB, at cost...................................        741,200      --           --             741,200
  Stock in Intrieve, Inc., at cost.........................         15,000      --           --              15,000
                                                             -------------  -----------  -----------  -------------
                                                                   756,200      --           --             756,200
                                                             -------------  -----------  -----------  -------------
                                                             $  21,443,489   $ 119,360    $  22,949   $  21,539,900
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------
  Weighted average interest rate...........................           6.27%
                                                             -------------
                                                             -------------

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

(2) INVESTMENT SECURITIES HELD TO MATURITY (CONTINUED)
    During the six months ended June 30, 1996 (unaudited) and the year ended December 31, 1996, and during the years ended December 31, 1995 and 1994 (unaudited), the Company had investment securities held to maturity called, with amortized costs of $100,000, $1,000,000 and $73,000, respectively, at gains of $2,000, $1,563 and $2,250, respectively. There were no sales or calls of investment securities held to maturity during the six months ended June 30, 1997 (unaudited), the six months ended December 31, 1994 or the year ended June 30, 1994.

    The amortized cost and estimated market value of investment securities held to maturity by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations without call or prepayment penalties.

                                                             JUNE 30, 1997
                                                      ----------------------------
                                                                                         DECEMBER 31, 1996
                                                              (UNAUDITED)           ----------------------------
                                                                       ESTIMATED                     ESTIMATED
                                                        AMORTIZED       MARKET        AMORTIZED       MARKET
                                                          COST           VALUE          COST           VALUE
                                                      -------------  -------------  -------------  -------------
Due in one year or less.............................  $   4,049,730  $   4,031,300  $   3,509,300  $   3,506,200
Due after one year through five years...............      3,048,527      3,026,600      5,995,078      5,961,000
Due after five years through ten years..............      4,579,925      4,504,600      5,129,920      5,075,700
Due after ten years.................................      2,676,983      2,642,600      2,889,633      2,871,900
                                                      -------------  -------------  -------------  -------------
                                                      $  14,355,165  $  14,205,100  $  17,523,931  $  17,414,800
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------

    Investment securities held to maturity with amortized costs of approximately $500,000, $200,000, and $500,000 and estimated market values of approximately $498,100, $198,700, and $499,100 were pledged to secure deposits at June 30, 1997 (unaudited), December 31, 1996 and 1995, respectively.

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

(3) LOANS RECEIVABLE

    Loans receivable are summarized as follows:

                                                                                             DECEMBER 31,
                                                                        JUNE 30,     ----------------------------
                                                                          1997           1996           1995
                                                                      -------------  -------------  -------------
                                                                       (UNAUDITED)
Real estate loans:
  Single family residential.........................................  $  18,523,770  $  16,785,592  $  15,205,716
  Multi-family residential..........................................        888,418        903,493        585,800
  Commercial real estate............................................      1,002,515        790,993        361,678
                                                                      -------------  -------------  -------------
    Total real estate loans.........................................     20,414,703     18,480,078     16,153,194
Other loans:
  Loans on deposit accounts.........................................        602,566        620,672        809,761
                                                                      -------------  -------------  -------------
    Total loans.....................................................     21,017,269     19,100,750     16,962,955
Net deferred cost reserve...........................................         68,680         55,800         38,107
Allowance for loan losses...........................................        (80,758)       (80,758)       (80,758)
                                                                      -------------  -------------  -------------
Loans--net..........................................................  $  21,005,191  $  19,075,792  $  16,920,304
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Weighted average interest rate......................................           7.93%          7.85%          7.80%
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

    Activity in the allowance for loan losses is summarized as follows:

                                           SIX MONTHS ENDED                 YEAR ENDED               SIX MONTHS      YEAR
                                               JUNE 30,                    DECEMBER 31,                ENDED        ENDED
                                       ------------------------  ---------------------------------  DECEMBER 31,   JUNE 30,
                                          1997         1996        1996       1995        1994          1994         1994
                                       -----------  -----------  ---------  ---------  -----------  ------------  ----------
                                       (UNAUDITED)  (UNAUDITED)                        (UNAUDITED)
Balance, beginning of period.........   $  80,758    $  80,758   $  80,758  $  60,758   $  60,758    $   60,758   $  157,098
Provision charged to expense.........      --           --          --         20,000      --            --           --
Loans charged-off....................      --           --          --         --          --            --          (96,340)
                                       -----------  -----------  ---------  ---------  -----------  ------------  ----------
Balance, end of period...............   $  80,758    $  80,758   $  80,758  $  80,758   $  60,758    $   60,758   $   60,758
                                       -----------  -----------  ---------  ---------  -----------  ------------  ----------
                                       -----------  -----------  ---------  ---------  -----------  ------------  ----------

    Nonaccrual loans for which interest had been discontinued or reduced and for which impairment had not been recognized totaled approximately $441,000, $81,500 and $264,800 at June 30, 1997 (unaudited), December 31, 1996 and 1995, respectively. Interest income that would have been recorded under the original terms of the loans totaled $8,841 for the six months ended June 30, 1997 (unaudited), and $1,394 and $3,050 for the years ended December 31, 1996 and 1995, respectively.

    The Bank is not committed to lend additional funds to debtors whose loans are impaired or in nonaccrual status.

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

(4) MORTGAGE-BACKED SECURITIES HELD TO MATURITY

    Mortgage-backed securities held to maturity consist of the following:

                                                                                           DECEMBER 31,
                                                                      JUNE 30,     ----------------------------
                                                                        1997           1996           1995
                                                                    -------------  -------------  -------------
                                                                     (UNAUDITED)
GNMA certificates.................................................  $   1,400,970  $   1,530,864  $   1,963,710
FNMA certificates.................................................      5,298,112      5,661,647      3,750,543
FHLMC certificates................................................     18,625,385     20,623,373     22,067,943
                                                                    -------------  -------------  -------------
                                                                       25,324,467     27,815,884     27,782,196
Unamortized premiums..............................................          1,966          2,880          5,579
Unearned discounts................................................       (123,670)      (155,742)      (169,371)
                                                                    -------------  -------------  -------------
                                                                    $  25,202,763  $  27,663,022  $  27,618,404
                                                                    -------------  -------------  -------------
                                                                    -------------  -------------  -------------
Weighted average interest rate....................................           6.51%          6.52%          6.62%
                                                                    -------------  -------------  -------------
                                                                    -------------  -------------  -------------

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

(4) MORTGAGE-BACKED SECURITIES HELD TO MATURITY (CONTINUED)
    The carrying values and estimated market values of mortgage-backed securities held to maturity consist of the following:

                                                                                 JUNE 30, 1997
                                                             ------------------------------------------------------
                                                                                  (UNAUDITED)

                                                                               GROSS        GROSS
                                                               CARRYING     UNREALIZED   UNREALIZED      MARKET
                                                                 VALUE         GAINS       LOSSES         VALUE
                                                             -------------  -----------  -----------  -------------
GNMA certificates..........................................  $   1,376,976   $ 138,224    $  --       $   1,515,200
FNMA certificates..........................................      5,266,963      38,903      147,266       5,158,600
FHLMC certificates.........................................     18,558,824     426,950       62,674      18,923,100
                                                             -------------  -----------  -----------  -------------
                                                             $  25,202,763   $ 604,077    $ 209,940   $  25,596,900
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------

                                                                               DECEMBER 31, 1996
                                                             ------------------------------------------------------
                                                                               GROSS        GROSS
                                                               CARRYING     UNREALIZED   UNREALIZED      MARKET
                                                                 VALUE         GAINS       LOSSES         VALUE
                                                             -------------  -----------  -----------  -------------
GNMA certificates..........................................  $   1,502,662   $ 122,582    $      44   $   1,625,200
FNMA certificates..........................................      5,626,378      50,648      196,726       5,480,300
FHLMC certificates.........................................     20,533,982     495,302      431,684      20,597,600
                                                             -------------  -----------  -----------  -------------
                                                             $  27,663,022   $ 668,532    $ 628,454   $  27,703,100
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------

                                                                               DECEMBER 31, 1995
                                                             ------------------------------------------------------
                                                                               GROSS        GROSS
                                                               CARRYING     UNREALIZED   UNREALIZED      MARKET
                                                                 VALUE         GAINS       LOSSES         VALUE
                                                             -------------  -----------  -----------  -------------
GNMA certificates..........................................  $   1,936,803   $ 147,797    $  --       $   2,084,600
FNMA certificates..........................................      3,732,375      43,367       92,142       3,683,600
FHLMC certificates.........................................     21,949,226     600,221      189,547      22,359,900
                                                             -------------  -----------  -----------  -------------
                                                             $  27,618,404   $ 791,385    $ 281,689   $  28,128,100
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------

    There were no sales of mortgage-backed securities held to maturity during the six months ended June 30, 1997 and 1996 (unaudited), the years ended December 31, 1996, 1995 and 1994 (unaudited), the six months ended December 31, 1994, or the year ended June 30, 1994.

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994,
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1994
                      AND FOR THE YEAR ENDED JUNE 30, 1994

(5) OFFICE PROPERTIES AND EQUIPMENT

    Office properties and equipment are summarized as follows:

                                                                                                DECEMBER 31,
                                                                               JUNE 30,    ----------------------
                                                                                 1997         1996        1995
                                                                              -----------  ----------  ----------
                                                                              (UNAUDITED)
Land........................................................................   $  90,000   $   90,000  $   90,000
Buildings and improvements..................................................     339,145      339,145     339,145
Furniture, fixtures and equipment...........................................     164,964      164,474     152,164
                                                                              -----------  ----------  ----------
                                                                                 594,109      593,619     581,309
Less--accumulated depreciation..............................................    (245,296)    (235,122)   (214,314)
                                                                              -----------  ----------  ----------
                                                                               $ 348,813   $  358,497  $  366,995
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------

(6) DEPOSITS

    Deposits are summarized as follows:

                                                                                                DECEMBER 31,
                                                                           ------------------------------------------------------
                                                     JUNE 30, 1997                    1996                        1995
                                               --------------------------  --------------------------  --------------------------
                                                  AMOUNT        PERCENT       AMOUNT        PERCENT       AMOUNT        PERCENT
                                               -------------  -----------  -------------  -----------  -------------  -----------

                                                      (UNAUDITED)
Passbook.....................................  $   2,728,236         5.9%  $   2,861,487         5.8%  $   3,486,604         6.5%
                                               -------------       -----   -------------       -----   -------------       -----
Certificates:
  3.0-3.99%..................................      8,777,274        19.0       9,339,968        19.0       8,688,795        16.3
  4.0-4.99%..................................     10,740,729        23.2      12,119,114        24.6       3,077,260         5.8
  5.0-5.99%..................................     23,906,610        51.6      24,672,498        50.2      37,812,482        71.0
  6.0-6.99%..................................          4,500      --               4,500      --              11,522      --
  7.0-7.99%..................................        103,425          .2         102,161          .2         120,079          .2
  8.0-8.99%..................................         57,042          .1          95,018          .2          91,162          .2
                                               -------------       -----   -------------       -----   -------------       -----
                                                  43,589,580        94.1      46,333,259        94.2      49,801,300        93.5
                                               -------------       -----   -------------       -----   -------------       -----
                                               $  46,317,816       100.0%  $  49,194,746       100.0%  $  53,287,904       100.0%
                                               -------------       -----   -------------       -----   -------------       -----
                                               -------------       -----   -------------       -----   -------------       -----
Weighted average rate........................                       4.92%                       4.92%                       5.26%
                                                                   -----                       -----                       -----
                                                                   -----                       -----                       -----

    The aggregate amount of short-term jumbo certificates of deposit with a minimum denomination of $100,000 was approximately $5,823,000, $6,209,000 and $6,948,000 at June 30, 1997 (unaudited), December 31, 1996 and 1995, respectively.

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994,
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1994
                      AND FOR THE YEAR ENDED JUNE 30, 1994

(6) DEPOSITS (CONTINUED)
    The contractual, scheduled maturities of certificates of deposit are as follows:

                                                                             JUNE 30, 1997             DECEMBER 31, 1996
                                                                       --------------------------  --------------------------
                                                                          AMOUNT        PERCENT       AMOUNT        PERCENT
                                                                       -------------  -----------  -------------  -----------

                                                                              (UNAUDITED)
Due within one year..................................................  $  32,200,515        73.9%  $  34,213,149        73.8%
Due after one year but within two years..............................      9,734,253        22.3       8,172,166        17.6
Due after two years but within three years...........................      1,654,812         3.8       2,175,554         4.7
Due after three years but within four years..........................       --            --           1,571,675         3.4
Due thereafter.......................................................       --            --             200,715         0.5
                                                                       -------------       -----   -------------       -----
                                                                       $  43,589,580       100.0%  $  46,333,259       100.0%
                                                                       -------------       -----   -------------       -----
                                                                       -------------       -----   -------------       -----

(7) INCOME TAXES

    The provision for income taxes consists of the following components:

                                        SIX MONTHS ENDED                 YEAR ENDED                SIX MONTHS      YEAR
                                            JUNE 30,                    DECEMBER 31,                 ENDED        ENDED
                                     ----------------------  -----------------------------------  DECEMBER 31,   JUNE 30,
                                        1997        1996        1996        1995        1994          1994         1994
                                     ----------  ----------  ----------  ----------  -----------  ------------  ----------
                                          (UNAUDITED)                                (UNAUDITED)
Federal:
  Current..........................  $  141,462  $  135,545  $  240,357  $  412,592   $ 336,054    $  161,107   $  351,595
  Deferred.........................      53,480      24,873      19,873       6,843       1,241        (5,668)      13,487
State:
  Current..........................      (1,903)     (8,100)    (11,897)     13,800      --            --           --
  Deferred.........................      --          --          (4,937)     (3,183)     --            --           --
                                     ----------  ----------  ----------  ----------  -----------  ------------  ----------
                                     $  193,039  $  152,318  $  243,396  $  430,052   $ 337,295    $  155,439   $  365,082
                                     ----------  ----------  ----------  ----------  -----------  ------------  ----------
                                     ----------  ----------  ----------  ----------  -----------  ------------  ----------

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994,
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1994
                      AND FOR THE YEAR ENDED JUNE 30, 1994

(7) INCOME TAXES (CONTINUED)
    The provision for income taxes differs from the amount computed by applying the Federal income tax rate of 34% and the effective state income tax rate of 5.28% (six months ended June 30, 1997 and 1996, and years ended December 31, 1996 and 1995 only) to income before provision for income taxes as a result of the following:

                                        SIX MONTHS ENDED                 YEAR ENDED                SIX MONTHS      YEAR
                                            JUNE 30,                    DECEMBER 31,                 ENDED        ENDED
                                     ----------------------  -----------------------------------  DECEMBER 31,   JUNE 30,
                                        1997        1996        1996        1995        1994          1994         1994
                                     ----------  ----------  ----------  ----------  -----------  ------------  ----------
                                          (UNAUDITED)                                (UNAUDITED)
Expected provision for income
  taxes............................  $  212,713  $  181,150  $  303,626  $  491,280   $ 350,656       161,373   $  366,187
Income of Bank not subject to state
  income tax.......................     (30,512)    (28,748)    (49,684)    (57,802)     --            --           --
Tax-exempt interest................      (5,453)     (2,550)    (15,293)    (11,816)    (14,983)       (7,535)     (15,086)
Loan loss provision................      --          --          --           6,800      --            --           --
Others--net........................      16,291       2,466       4,747       1,590       1,622         1,601       13,981
                                     ----------  ----------  ----------  ----------  -----------  ------------  ----------
                                     $  193,039  $  152,318  $  243,396  $  430,052   $ 337,295    $  155,439   $  365,082
                                     ----------  ----------  ----------  ----------  -----------  ------------  ----------
                                     ----------  ----------  ----------  ----------  -----------  ------------  ----------

    The net deferred income tax liability consists of income taxes applicable to the following temporary differences between transactions recognized for financial reporting and tax reporting purposes:

                                                                                                DECEMBER 31,
                                                                               JUNE 30,    ----------------------
                                                                                 1997         1996        1995
                                                                              -----------  ----------  ----------
                                                                              (UNAUDITED)
Components of the deferred tax asset:
  Bad debts.................................................................   $  --       $   27,802  $   27,802
  Depreciation..............................................................       4,993        4,993       5,968
  Pension expense...........................................................       5,055        5,055       2,619
  Contingency reserve.......................................................      --           --           4,452
  RRP compensation expense..................................................      --           23,982      18,643
  Other.....................................................................       1,555        1,033         205
                                                                              -----------  ----------  ----------
      Total deferred tax asset..............................................      11,603       62,865      59,689
Valuation allowance--bad debts..............................................      --          (27,802)    (27,802)
                                                                              -----------  ----------  ----------
      Total deferred tax asset, net of valuation allowance..................      11,603       35,063      31,887
Components of the deferred tax liability:
  FHLB stock dividends......................................................     155,826      146,204     128,150
  Accretion.................................................................         667          667         609
  Bad debts.................................................................      20,398       --          --
                                                                              -----------  ----------  ----------
      Total deferred tax liability..........................................     176,891      146,871     128,759
                                                                              -----------  ----------  ----------
      Net deferred tax liability............................................   $ 165,288   $  111,808  $   96,872
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994,
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1994
                      AND FOR THE YEAR ENDED JUNE 30, 1994

(7) INCOME TAXES (CONTINUED)
    Retained earnings at June 30, 1997 (unaudited), December 31, 1996 and 1995 include approximately $2,445,000 for which no deferred federal income tax liability has been recognized. These amounts represent an allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then current corporate income tax rate. The unrecorded deferred income tax liability on the above amount was approximately $831,000 at June 30, 1997 (unaudited), December 31, 1996 and 1995.

(8) PENSION PLAN

    The Bank has a qualified, non-contributory defined benefit pension plan which covers all employees who are at least twenty and one-half years of age and have completed six months of employment. Employees become fully vested after seven years of service. It is the Bank's policy to fund the Plan in the amount which is deductible for Federal income tax purposes, as actuarially determined. Contributions to the Plan for the six months ended June 30, 1997 and 1996 were $15,992 and $11,336, respectively (unaudited), and for the years ended December 31, 1996 and 1995 were $11,336 and $9,039, respectively. There were no contributions made for any other period presented in the accompanying consolidated financial statements.

    The Bank adopted the provisions of FASB Statement of Financial Accounting Standards No. 87, EMPLOYERS' ACCOUNTING FOR PENSIONS, effective January 1, 1995. The effect of adopting Statement No. 87 had no material effect on the 1995 consolidated financial statements.

    The following is a summary of the plan's funded status as of December 31, 1996 (the latest date information is available) and 1995. Management believes Plan conditions did not materially change during the interim period ended June 30, 1997.

                                                                                               1996        1995
                                                                                            ----------  ----------
Plan assets (principally life insurance and annuity contracts), at estimated fair value...  $  151,327  $  123,722
Projected benefit obligation (including vested accumulated benefit obligation of $96,131
  and $82,678, respectively)..............................................................    (181,374)   (171,190)
                                                                                            ----------  ----------
Funded status.............................................................................     (30,047)    (47,468)
Unrecognized net gain from actuarial experience...........................................     (11,887)       (721)
Unamortized transition amount.............................................................      38,726      40,486
                                                                                            ----------  ----------
Net pension liability included in other liabilities.......................................  $   (3,208) $   (7,703)
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation for 1996 and 1995 were 8.0% and 4.5%, respectively.

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994,
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1994
                      AND FOR THE YEAR ENDED JUNE 30, 1994

(8) PENSION PLAN (CONTINUED)
    Net pension cost for the years ended December 31, 1996 and 1995 includes the following components:

                                                                                                1996       1995
                                                                                              ---------  ---------
Service cost................................................................................  $  11,427  $  11,964
Interest cost on projected benefit obligation...............................................     12,808     11,966
Actual return on assets.....................................................................    (13,144)   (14,067)
Amortization and deferral...................................................................      4,789      6,879
                                                                                              ---------  ---------
Net periodic pension cost...................................................................  $  15,880  $  16,742
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    During the six months ended June 30, 1997 (unaudited), and for 1996 and 1995, no distributions were made to participants.

    The amount charged to pension expense during the six months ended June 30, 1997 and 1996 was $6,913 and $8,875, respectively (unaudited).

    There was no amount charged to pension expense during any of the other periods presented in the accompanying consolidated financial statements prior to 1995.

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

(9) PURCHASE OF COMMON STOCK

    The Company purchased 121,216 and 47,600 shares of its outstanding common stock on the open market during 1996 and 1995, respectively. In accordance with the 1988 amendment to the Kentucky Business Corporation Act, the purchase of these shares has been recorded as a purchase of common stock shares, which are authorized but unissued. The shares are available for reissuance.

(10) EMPLOYEE STOCK OWNERSHIP PLAN

    The Company established an ESOP for employees of the Company and the Bank effective upon the Conversion. Full-time employees of the Company and the Bank who have been credited with at least 1,000 hours of service during a twelve month period and who have attained age 21 are eligible to participate in the ESOP. The Company loaned the ESOP $500,000 for the initial purchase of the ESOP shares. The loan is due and payable in forty (40) equal quarterly installments of $12,500 beginning March 31, 1995, plus interest at the rate of 8.75% per annum. The Company and the Bank will make scheduled discretionary cash contributions to the ESOP sufficient to amortize the principal and interest on the loan. The Company accounts for its ESOP in accordance with Statement of Position 93-6, "Employer's Accounting For Employee Stock Ownership Plans." As shares are committed to be released to participants, the Company reports compensation expense equal to the average market price of the shares during the period. To the extent that the fair value of ESOP shares differs from the cost of such shares, this differential will be charged or credited to equity. ESOP compensation expense recorded during the six months ended June 30, 1997 and 1996 was $42,473 and $6,000, respectively (unaudited). For the years ended December 31, 1996 and 1995, ESOP compensation was $14,502 and $62,915, respectively. Such amounts represent the estimated market value of the shares which were released during each respective period, less dividends paid on unallocated shares used for debt service.

    The fair value of the unreleased ESOP shares was approximately $615,000 at June 30, 1997 (unaudited) and $501,000 and $592,000 at December 31, 1996 and 1995, respectively. During the six months ended June 30, 1997 and 1996, the Company used $8,024 and $39,902, respectively, (unaudited), of dividends paid on unallocated ESOP shares to pay debt service on the outstanding loan, and $67,492 and $20,000 for the years ended December 31, 1996 and 1995, respectively.

(11) STOCK-BASED COMPENSATION PLANS

    In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which established financial accounting and reporting standards for stock-based compensation. The new standard defines a fair value method of accounting for an employee stock option or similar equity instrument. This statement gives entities the choice between adopting the fair value method or continuing to use the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25 with footnote disclosures of the pro forma effects if the fair value method had been adopted. The Company has opted for the latter approach. Accordingly, no compensation expense has been recognized for the stock option plan. Had compensation expense for the Company's stock option plan been determined based on the fair value at the grant date for awards during the six months ended June 30, 1997 and 1996, and for the years ended December 31, 1996 and 1995 consistent with the provisions of

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

FASB No. 123, the Company's results of operations would have been reduced to the pro forma amounts indicated below:

                                                                      SIX MONTHS ENDED           YEAR ENDED
                                                                          JUNE 30,              DECEMBER 31,
                                                                   ----------------------  ----------------------
                                                                      1997        1996        1996        1995
                                                                   ----------  ----------  ----------  ----------

                                                                        (UNAUDITED)
Net income-as reported...........................................  $  348,492  $  338,859  $  529,582  $  820,661
Net income-pro forma.............................................     335,823     326,119     503,439     805,515
Net income per share-as reported.................................         .33         .30         .48         .69
Net income per share-pro forma...................................         .32         .29         .46         .68

    The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions:

                                                                         SIX MONTHS ENDED          YEAR ENDED
                                                                             JUNE 30,             DECEMBER 31,
                                                                      ----------------------  --------------------
                                                                         1997        1996       1996       1995
                                                                      ----------  ----------  ---------  ---------

                                                                           (UNAUDITED)
Expected dividend yield.............................................  $      .20  $      .20  $     .40  $     .40
Expected stock price volatility.....................................       6.38%       5.26%      5.26%      5.26%
Risk-free interest rate.............................................       6.31%       6.05%      6.05%      6.42%
Expected life of options............................................   6.5 years   6.5 years    7 years    7 years

    The weighted average fair value of options granted during the six months ended June 30, 1997 and 1996 was $2.55 and $2.09, respectively (unaudited), and for the years ended December 31, 1996 and 1995 was $1.86 and $2.68, respectively.

    The following table summarizes information about fixed stock options outstanding:

                                                                  OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                                                       -----------------------------------------  ------------------------
                                                                       WEIGHTED
                                                                        AVERAGE       WEIGHTED                  WEIGHTED
                                                                       REMAINING       AVERAGE                   AVERAGE
                      RANGE OF                           NUMBER       CONTRACTED      EXERCISE      NUMBER      EXERCISE
                   EXERCISE PRICES                     OUTSTANDING   LIFE (YEARS)       PRICE     EXERCISABLE     PRICE
-----------------------------------------------------  -----------  ---------------  -----------  -----------  -----------
December 31, 1996:
    $13.50...........................................      74,667            6.2      $   13.50       14,685    $   13.50
June 30, 1997 (unaudited):
    $13.50-$14.125...................................      75,911            5.7      $   13.51       33,227    $   13.51

    RECOGNITION AND RETENTION PLAN AND TRUST ("RRP")

    The Company's stockholders approved the RRP in 1995. As of June 30, 1997 (unaudited) and December 31, 1996, 49,782 shares are available for awards to the Company's Board of Directors and the Bank's executive officers and key employees. During 1995, the Company purchased 49,782 shares in the open market to fully fund the RRP at an aggregate cost of $721,839. Awards are subject to five year vesting periods and other provisions as more fully described in the RRP document. The deferred cost of unearned RRP shares totaled $517,679 at June 30, 1997 (unaudited), and $560,389 and $676,367 at December 31,

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

1996 and 1995, respectively, and is recorded as a charge against stockholders' equity. Compensation cost will be recognized ratably over the five year vesting periods only for those shares awarded. Compensation cost charged to expense for the six months ended June 30, 1997 and 1996 was $42,710 and $45,443, respectively (unaudited), and for the years ended December 31, 1996 and 1995 was $115,978 and $45,472, respectively. RRP shares available which have not been awarded totaled 17,430 at June 30, 1997 (unaudited) and December 31, 1996 and 1995. 5,894 and 6,270 shares vested during the six months ended June 30, 1997 and 1996, respectively (unaudited), while 8,186 shares vested during the year ended December 31, 1996. No shares vested during the year ended December 31, 1995.

(12) REGULATORY CAPITAL REQUIREMENTS

    The Bank is subject to various regulatory capital requirements administered by its primary federal regulator, the Office of Thrift Supervision (the "OTS"). Failure to meet minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material affect on the Bank and the consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of: total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), Tier I capital to adjusted total assets (as defined), and tangible capital to adjusted total assets (as defined). Management believes, as of June 30, 1997 (unaudited) and December 31, 1996 and 1995, the Bank meets all capital adequacy requirements to which it is subject.

    As of September 30, 1996, the most recent notification from the OTS, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Bank would have to maintain minimum total risk-based, Tier I risk-based, and

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

Tier I leverage ratios as disclosed in the table below. There are no conditions or events since the most recent notification that management believes have changed the Bank's category.

                                                                                            FOR CAPITAL
                                                                                       ADEQUACY PURPOSES AND
                                                                                         TO BE ADEQUATELY
                                                                                       CAPITALIZED UNDER THE
                                                                                     PROMPT CORRECTIVE ACTION
                                                                    ACTUAL                  PROVISIONS
                                                           ------------------------  -------------------------
                                                              AMOUNT        RATIO        AMOUNT        RATIO
                                                           -------------  ---------  --------------  ---------
As of June 30, 1997 (unaudited):
Total Risk-Based Capital
  (to Risk-Weighted Assets)..............................  $  15,385,470      79.94% >$   1,539,760        8.0%
Tier I Capital
  (to Risk-Weighted Assets)..............................  $  15,305,470      79.53% >$     769,880        4.0%
Tier I Capital
  (to Adjusted Total Assets).............................  $  15,305,470      24.74% >$   1,856,460        3.0%
Tangible Capital
  (to Adjusted Total Assets).............................  $  15,305,470      24.74% >$     928,230        1.5%

As of December 31, 1996:
Total Risk-Based Capital
  (to Risk-Weighted Assets)..............................  $  16,928,064      86.22% >$   1,570,660       >8.0%
Tier I Capital
  (to Risk-Weighted Assets)..............................  $  16,848,064      85.81% >$     785,330       >4.0%
Tier I Capital
  (to Adjusted Total Assets).............................  $  16,848,064      25.39% >$   1,990,774       >3.0%
Tangible Capital
  (to Adjusted Total Assets).............................  $  16,848,064      25.39% >$     995,387       >1.5%

As of December 31, 1995:
Total Risk-Based Capital
  (to Risk-Weighted Assets)..............................  $  16,302,277      80.78% >$   1,614,508       >8.0%
Tier I Capital
  (to Risk-Weighted Assets)..............................  $  16,222,277      80.38% >$     807,254       >4.0%
Tier I Capital
  (to Adjusted Total Assets).............................  $  16,222,277      23.25% >$   2,092,983       >3.0%
Tangible Capital
  (to Adjusted Total Assets).............................  $  16,222,277      23.25% >$   1,046,492       >1.5%

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

(13) OTHER NON-INTEREST INCOME AND EXPENSE

    Other non-interest income and expense amounts are summarized as follows:

                                        SIX MONTHS ENDED                 YEAR ENDED                SIX MONTHS      YEAR
                                            JUNE 30,                    DECEMBER 31,                 ENDED        ENDED
                                     ----------------------  -----------------------------------  DECEMBER 31,   JUNE 30,
                                        1997        1996        1996        1995        1994          1994         1994
                                     ----------  ----------  ----------  ----------  -----------  ------------  ----------
                                          (UNAUDITED)                                (UNAUDITED)
Other non-interest income:
  Rents............................  $      368  $       56  $      676  $      566   $     942    $      663   $    4,763
  Insurance premiums...............         813         977       2,659       3,190       3,185         1,935        3,203
  Other fee income.................       1,797      --           2,706       1,752       9,184         5,988        6,897
  Miscellaneous....................       3,872       3,511       7,111       2,587       3,800         3,467        2,250
                                     ----------  ----------  ----------  ----------  -----------  ------------  ----------
                                     $    6,850  $    4,544  $   13,152  $    8,095   $  17,111    $   12,053   $   17,113
                                     ----------  ----------  ----------  ----------  -----------  ------------  ----------
                                     ----------  ----------  ----------  ----------  -----------  ------------  ----------
Other non-interest expense:
  Data processing..................  $   17,935  $   18,829  $   38,225  $   40,187   $  35,193    $   19,649   $   32,951
  Other insurance..................      11,829      11,399      23,007      22,820      25,434        12,549       30,792
  Building and loan tax............      34,841      31,707      55,447      46,800      47,433        25,800       45,633
  OTS assessment...................       9,837       9,947      18,034      23,033      22,977        11,592       22,395
  Advertising and promotion........       9,357      11,100      18,768      17,713      16,426         8,853       15,869
  Telephone and postage............      10,859      11,375      20,575      18,151      14,125         7,458       14,039
  Professional services............     131,615      93,105     152,421     127,577      20,615        13,676       25,478
  Other............................      54,213      54,568      74,368      63,057      55,808        23,852       64,589
                                     ----------  ----------  ----------  ----------  -----------  ------------  ----------
                                     $  280,486  $  242,030  $  400,845  $  359,338   $ 238,011    $  123,429   $  251,746
                                     ----------  ----------  ----------  ----------  -----------  ------------  ----------
                                     ----------  ----------  ----------  ----------  -----------  ------------  ----------

(14) CONCENTRATION OF CREDIT RISKS, COMMITMENTS AND CONTINGENCIES

    The Bank is principally a local lender and, therefore, has a significant concentration of loans to borrowers who reside in and/or which are collateralized by real estate located in Boyd, Carter and Greenup County, Kentucky. Employment in these areas is highly concentrated in the petroleum and steel industries. Therefore, many debtors' ability to honor their contracts is dependent upon these economic sectors.

    In the ordinary course of business, the Bank has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. The principal commitments are loan commitments which approximated $168,500, $466,600 and $471,125 at June 30, 1997 (unaudited), and December 31, 1996 and 1995, respectively. The Bank uses the same credit policies for making loan commitments as it does for other loans.

    The Bank was not committed to sell or purchase loans or securities at June 30, 1997 (unaudited), and December 31, 1996 or 1995.

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

(15) RELATED PARTY TRANSACTIONS

    Included in loans are loans to directors, officers and their related interests. Management's opinion is that these loans are comparable to other loans made in the ordinary course of business. An analysis of the activity of loans to directors and executive officers is as follows:

                                                  SIX MONTHS ENDED            YEAR ENDED          SIX MONTHS      YEAR
                                                      JUNE 30,               DECEMBER 31,           ENDED        ENDED
                                                ---------------------  ------------------------  DECEMBER 31,   JUNE 30,
                                                   1997       1996        1996         1995          1994         1994
                                                ----------  ---------  -----------  -----------  ------------  ----------
                                                     (UNAUDITED)
Balance, beginning of period..................  $  142,068  $  80,124  $    80,124  $   250,774   $  148,217   $  197,656
New loans advanced............................      82,873     40,934      200,814       59,537      215,757       64,714
Repayments....................................     (20,638)   (32,144)    (138,870)    (230,187)    (113,200)    (114,153)
                                                ----------  ---------  -----------  -----------  ------------  ----------
Balance, end of period........................  $  204,303  $  88,914  $   142,068  $    80,124   $  250,774   $  148,217
                                                ----------  ---------  -----------  -----------  ------------  ----------
                                                ----------  ---------  -----------  -----------  ------------  ----------

(16) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair values of the Company's financial instruments is as follows:

                                                                                     DECEMBER 31,
                                                              ----------------------------------------------------------
                                       JUNE 30, 1997                      1996                          1995
                                ----------------------------  ----------------------------  ----------------------------

                                  CARRYING         FAIR         CARRYING         FAIR         CARRYING         FAIR
                                   AMOUNT          VALUE         AMOUNT          VALUE         AMOUNT          VALUE
                                -------------  -------------  -------------  -------------  -------------  -------------
                                        (UNAUDITED)
Financial assets:
  Cash........................  $   2,361,532  $   2,361,532  $   1,348,415  $   1,348,415  $   6,542,257  $   6,542,257
  Investment securities held
    to maturity...............     14,355,165     14,205,100     17,523,931     17,414,800     21,443,489     21,539,900
  Loans receivable, less
    allowance.................     21,005,191     21,219,000     19,075,792     19,025,849     16,920,304     16,839,964
  Mortgage-backed securities
    held to maturity..........     25,202,763     25,596,900     27,663,022     27,703,100     27,618,404     28,128,100
  Accrued interest
    receivable................        371,848        371,848        430,055        430,055        493,502        493,502
Financial liabilities:
  Deposits....................     46,317,816     46,487,900     49,194,746     49,418,277     53,287,904     53,385,202
  Accrued interest payable....         31,676         31,676         32,864         32,864         35,155         35,155

    The carrying amounts in the preceding tables are included in the consolidated balance sheets under the applicable captions.

    While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that if the Company were to have disposed of such items at June 30, 1997, December 31, 1996 and 1995, the estimated fair values would necessarily have been achieved at those

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

dates, since market values may differ depending on various circumstances. The estimated fair values should not necessarily be considered to apply at subsequent dates.

    In addition, other assets and liabilities of the Company that are not defined as financial instruments are not included in the above disclosures, such as property and equipment. Also, non-financial instruments typically not recognized in the financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the trained work force, customer goodwill, and similar items.

(17) SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

    Selected quarterly financial data is as follows:

                                               1997 QUARTER ENDED                     1996 QUARTER ENDED
                                             ----------------------  ----------------------------------------------------
                                              MARCH 31     JUNE 30    MARCH 31     JUNE 30   SEPTEMBER 30    DECEMBER 31
                                             -----------  ---------  -----------  ---------  -------------  -------------

                                                             (DOLLARS IN THOUSANDS EXCEPT FOR SHARE DATA)
Total interest income......................   $   1,115   $   1,120   $   1,184   $   1,181    $   1,197      $   1,148
Total interest expense.....................         590         580         695         687          649            622
                                             -----------  ---------  -----------  ---------       ------         ------
Net interest income........................         525         540         489         494          548            526
Provision for loan losses..................      --          --          --          --           --             --
                                             -----------  ---------  -----------  ---------       ------         ------
Net interest income after provision for
  loan losses..............................         525         540         489         494          548            526
Non-interest income........................           5           2           6          15            3              5
Non-interest expense.......................         239         291         242         271          549            251
                                             -----------  ---------  -----------  ---------       ------         ------
Income before provision for income taxes...         291         251         253         238            2            280
Provision (credit) for income taxes........          98          96          84          68           (2)            93
                                             -----------  ---------  -----------  ---------       ------         ------
Net income.................................   $     193   $     155   $     169   $     170    $       4      $     187
                                             -----------  ---------  -----------  ---------       ------         ------
                                             -----------  ---------  -----------  ---------       ------         ------
Net income per share.......................   $     .19   $     .14   $     .15   $     .15    $     .00      $     .18
                                             -----------  ---------  -----------  ---------       ------         ------
                                             -----------  ---------  -----------  ---------       ------         ------
Dividends declared per share...............   $     .10   $     .10   $     .10   $     .10    $     .10      $     .10
                                             -----------  ---------  -----------  ---------       ------         ------
                                             -----------  ---------  -----------  ---------       ------         ------

(18) CONDENSED PARENT COMPANY FINANCIAL INFORMATION

    Condensed financial information for the parent company only (Gateway Bancorp, Inc.) is as follows:

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

                                 BALANCE SHEETS

                                                                                                 DECEMBER 31,
                                                                            JUNE 30,     ----------------------------
                                                                              1997           1996           1995
                                                                          -------------  -------------  -------------
                                                                           (UNAUDITED)
ASSETS
Cash and cash equivalents...............................................  $   1,835,313  $      64,500  $   1,608,863
Investment in subsidiary................................................     15,305,470     16,848,064     16,222,277
Investment securities held to maturity..................................       --             --            1,986,394
Accrued interest receivable.............................................       --             --               47,302
Income taxes refundable.................................................        116,394         92,460       --
Other assets............................................................          5,000         23,629       --
                                                                          -------------  -------------  -------------
                                                                          $  17,262,177  $  17,028,653  $  19,864,836
                                                                          -------------  -------------  -------------
                                                                          -------------  -------------  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Income taxes payable....................................................  $    --        $    --        $      19,856
Dividends payable.......................................................       --             --            1,366,717
                                                                          -------------  -------------  -------------
      Total liabilities.................................................       --             --            1,386,573
                                                                          -------------  -------------  -------------

Common stock............................................................         10,758         10,758         11,970
Employee benefit plans..................................................       (846,209)      (918,319)    (1,098,907)
Additional paid-in capital..............................................      7,950,404      7,930,355      9,502,671
Retained earnings.......................................................     10,147,224     10,005,859     10,062,529
                                                                          -------------  -------------  -------------
      Total stockholders' equity........................................     17,262,177     17,028,653     18,478,263
                                                                          -------------  -------------  -------------
                                                                          $  17,262,177  $  17,028,653  $  19,864,836
                                                                          -------------  -------------  -------------
                                                                          -------------  -------------  -------------

                              STATEMENTS OF INCOME

                                                                   SIX MONTHS ENDED             YEAR ENDED
                                                                       JUNE 30,                DECEMBER 31,
                                                                -----------------------  ------------------------
                                                                   1997         1996        1996         1995
                                                                -----------  ----------  -----------  -----------

                                                                      (UNAUDITED)
Interest on investment securities.............................  $   --       $   57,171  $    57,171  $   269,997
Interest on other interest-earning assets.....................       37,576      13,597       29,302       43,585
                                                                -----------  ----------  -----------  -----------
                                                                     37,576      70,768       86,473      313,582
Non-interest income...........................................      --            2,969        2,969        1,563
Compensation and benefits.....................................      (85,183)    (45,443)    (115,978)     (45,472)
Other non-interest expense....................................     (121,584)    (81,596)    (141,472)    (113,704)
                                                                -----------  ----------  -----------  -----------
Income (loss) before income taxes and equity in undistributed
  income of subsidiary........................................     (169,191)    (53,302)    (168,008)     155,969
Provision (credit) for income taxes...........................      (60,277)    (30,068)     (71,803)      65,857
                                                                -----------  ----------  -----------  -----------

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

                                                                   SIX MONTHS ENDED             YEAR ENDED
                                                                       JUNE 30,                DECEMBER 31,
                                                                -----------------------  ------------------------
                                                                   1997         1996        1996         1995
                                                                -----------  ----------  -----------  -----------
                                                                      (UNAUDITED)
Income (loss) before equity in undistributed income of
  subsidiary..................................................     (108,914)    (23,234)     (96,205)      90,112
Equity in undistributed income of subsidiary..................      457,406     362,093      625,787      730,549
                                                                -----------  ----------  -----------  -----------
Net income....................................................  $   348,492  $  338,859  $   529,582  $   820,661
                                                                -----------  ----------  -----------  -----------
                                                                -----------  ----------  -----------  -----------

                            STATEMENTS OF CASH FLOWS

                                                             SIX MONTHS ENDED                 YEAR ENDED
                                                                 JUNE 30,                    DECEMBER 31,
                                                        ---------------------------  ----------------------------
                                                            1997          1996           1996           1995
                                                        ------------  -------------  -------------  -------------

                                                                (UNAUDITED)
Operating activities:
  Net income..........................................  $    348,492  $     338,859  $     529,582  $     820,661
  Adjustments to reconcile net income to net cash
    flows provided by (used for) operating activities
    -
      Equity in undistributed income of subsidiary....      (457,406)      (362,093)      (625,787)      (730,549)
      Accretion.......................................       --             (13,606)       (13,606)        (6,556)
      Interest received on ESOP loan..................        17,473       --               14,502         20,061
      Gain on sale of investment securities...........       --              (2,969)        (2,969)        (1,563)
      RRP compensation................................        42,710         45,443        115,978         45,472
      Changes in -
      Accrued interest receivable.....................       --              47,302         47,302        (47,302)
      Other assets....................................        18,629        (19,635)       (23,629)      --
      Income taxes refundable.........................       (23,934)       (49,211)       (92,460)      --
      Income taxes payable............................       --             (19,856)       (19,856)        19,856
                                                        ------------  -------------  -------------  -------------
        Net cash provided by (used for) operating
          activities..................................       (54,036)       (35,766)       (70,943)       120,080
                                                        ------------  -------------  -------------  -------------
Investing activities:
  Dividends from subsidiary...........................     2,000,000       --             --             --
  Capital contribution to subsidiary..................       --            --             --           (5,905,484)
  Purchases of investment securities held to
    maturity..........................................       --            --             --           (3,073,118)
  Principal payments received on ESOP loan............        25,000       --               50,000         50,000
  Proceeds from maturities and sales of investment
    securities held to maturity.......................       --           2,002,969      2,002,969      1,094,843
                                                        ------------  -------------  -------------  -------------
      Net cash provided by (used for) investing
        activities....................................     2,025,000      2,002,969      2,052,969     (7,833,759)
                                                        ------------  -------------  -------------  -------------

                      GATEWAY BANCORP, INC. AND SUBSIDIARY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996,
 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994, FOR THE SIX MONTHS ENDED
             DECEMBER 31, 1994 AND FOR THE YEAR ENDED JUNE 30, 1994

                                                             SIX MONTHS ENDED                 YEAR ENDED
                                                                 JUNE 30,                    DECEMBER 31,
                                                        ---------------------------  ----------------------------
                                                            1997          1996           1996           1995
                                                        ------------  -------------  -------------  -------------
                                                                (UNAUDITED)
Financing activities:
  Proceeds from sale of stock.........................       --            --             --           11,211,264
  Purchase of RRP stock...............................       --            --             --             (721,839)
  Dividends paid......................................      (200,151)    (1,535,556)    (1,799,494)      (477,618)
  Purchase of common stock............................       --            (937,296)    (1,726,895)      (689,265)
                                                        ------------  -------------  -------------  -------------
      Net cash provided by (used for) financing
        activities....................................      (200,151)    (2,472,852)    (3,526,389)     9,322,542
                                                        ------------  -------------  -------------  -------------
Net increase (decrease) in cash.......................     1,770,813       (505,649)    (1,544,363)     1,608,863
Cash and cash equivalents, beginning of period........        64,500      1,608,863      1,608,863       --
                                                        ------------  -------------  -------------  -------------
Cash and cash equivalents, end of period..............  $  1,835,313  $   1,103,214  $      64,500  $   1,608,863
                                                        ------------  -------------  -------------  -------------
                                                        ------------  -------------  -------------  -------------

(19) PENDING ACQUISITION

    On June 17, 1997, the Company entered into an Agreement and Plan of Merger ("Agreement") with Peoples Bancorp, Inc. ("Peoples"), an Ohio multi-bank holding company headquartered in Marietta, Ohio, whereby Peoples agreed to acquire the Company and the Bank. The Agreement provides for the acquisition of 100% of the Company's outstanding common stock. The purchase consideration consists of $18.75 per share of the Company's common stock, which may be paid in cash, Peoples' common stock or both, at the election of each stockholder, as more fully described in the Agreement. The transaction is subject to the approval of the Company's stockholders and the receipt of all required regulatory approvals, as well as other customary conditions.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of June 17, 1997 ("Agreement"), by and between Peoples Bancorp, Inc. ("Peoples"), an Ohio corporation headquartered in Marietta, Ohio and Gateway Bancorp, Inc. ("Gateway"), a Kentucky corporation headquartered in Catlettsburg, Kentucky.

                                  WITNESSETH:

    WHEREAS, the Boards of Directors of Peoples and Gateway have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein, including the merger of Gateway with and into a to-be-formed subsidiary to be formed under the laws of the State of Ohio by Peoples under the name Peoples Acquisition Corp. ("PAC"), subject to the terms and conditions set forth herein; and

    WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

    WHEREAS, as a condition and inducement to People's willingness to enter into this Agreement, certain stockholders of Gateway are concurrently entering into a Stockholder Agreement with Peoples (the "Stockholder Agreement"), in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, such stockholders agree to vote their shares of Gateway Common Stock (as defined herein) in favor of this Agreement and the transactions contemplated hereby.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.01. FORMATION OF PAC. Prior to the Effective Time (as defined in Section
1.03 hereof), Peoples shall organize PAC and shall cause PAC to fulfill all of the obligations of PAC under this Agreement and the Plan of Merger (as defined in Section 1.02 hereof).

    1.02. THE MERGER. (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.03 hereof), Gateway shall be merged with and into PAC in accordance with the applicable provisions of the Ohio General Corporation Law ("OGCL") (the "Merger") and pursuant to the terms of a Plan of Merger ("Plan of Merger") attached hereto as Exhibit B, which shall be executed by Peoples, PAC and Gateway at or prior to the Closing (as defined in Section 1.03). PAC shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the State of Ohio. The name of the Surviving Corporation shall be "Gateway Bancorp, Inc." and the Surviving Corporation will continue to operate as a wholly owned subsidiary of Peoples. Upon consummation of the Merger, the separate corporate existence of Gateway shall terminate.

    (b) From and after the Effective Time, the Merger shall have the effects set forth in Section 1701.82 of the OGCL.

    (c) The Articles of Incorporation, Code of Regulations and Bylaws of PAC, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation, Code of Regulations and Bylaws of the Surviving Corporation, respectively, except that the name of the Surviving Corporation will be changed to Gateway Bancorp, Inc. in accordance with their terms and applicable law.

    (d) Upon consummation of the Merger, (i) Rebecca R. Jackson and John H. Fugeman (who are presently directors of Gateway; in the event of the death, disability or other inability to serve, Gateway and

Peoples shall mutually agree upon another individual presently or at such time serving as a director of Gateway to replace such person in this capacity) shall be elected to the Board of Directors of PAC, in addition to Robert Evans, Carol Schneeberger and RobRoy Walters, who are officers of Peoples, and (ii) the executive officers of PAC shall consist of Robert Evans, Chairman of the Board, RobRoy Walters, President and Chief Executive Officer, Carol Schneeberger, Secretary and Treasurer. Directors and officers of PAC shall serve for such terms as are specified herein and in the Articles of Incorporation, Code of Regulations and Bylaws of PAC.

    1.03. EFFECTIVE TIME; CLOSING. The Merger shall become effective upon the occurrence of the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Ohio pursuant to the OGCL and Articles of Merger ("Articles of Merger") with the Secretary of State of the Commonwealth of Kentucky pursuant to the Kentucky 1988 Business Corporation Act ("KBCA"), unless a later date and time is specified as the effective time in such Certificate of Merger and Articles of Merger (the "Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, on or before the tenth day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article V of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the principal executive offices of Peoples in Marietta, Ohio, or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to Peoples and Gateway the opinions, certificates and other documents required to be delivered under Article V hereof.

    1.04. EFFECT ON OUTSTANDING SHARES OF GATEWAY COMMON STOCK.

    (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock of Gateway, $.01 par value per share ("Gateway Common Stock"), issued and outstanding at the Effective Time (other than (i) shares the holder of which (the "Dissenting Stockholder") pursuant to any applicable law providing for dissenters' or appraisal rights is entitled to receive payment in accordance with the provisions of any such law, as to which shares such holder shall have only the rights provided in any such law (the "Dissenters' Shares"), (ii) shares held directly or indirectly by Peoples (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted)), and (iii) shares held as treasury stock of Gateway (collectively, the "Excluded Shares") shall become and be converted into, at the election of the holder thereof (subject to the provisions of this Article), the right to receive (i) $18.75 in cash (the "Cash Consideration") or (ii) shares of common stock of Peoples, no par value ("Peoples Common Stock") which is equal to (the "Exchange Ratio") (A) if the Peoples Market Value (as defined below) is equal to or less than $37.66 but equal to or greater than $27.84, the quotient determined by dividing (x) $18.75 by (y) the Peoples Market Value, (B) if the Peoples Market Value is less than $27.84, 0.6736 shares or (C) if the Peoples Market Value is greater than $37.66,
0.4978 shares (the "Stock Consideration"), or (iii) a combination thereof (collectively, the "Merger Consideration").

        (i) If, between the date of this Agreement and the Effective Time, the outstanding shares of Peoples Common Stock shall have been changed into a different number of shares or into a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares (each, a "Stock Adjustment"), the Stock Consideration shall be adjusted correspondingly to the extent appropriate to reflect the Stock Adjustment.

        (ii) As used herein, "Peoples Market Value" shall be the average of the mean between the closing high bid and low asked prices of a share of Peoples Common Stock, as reported on the Nasdaq Stock Market (the "Nasdaq"), for the 20 consecutive trading days ending five days immediately preceding the Closing.

    (b) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

    (c) As of the Effective Time, all shares of Gateway Common Stock other than Excluded Shares shall no longer be outstanding and shall be automatically cancelled and retired and shall cease to exist, and each holder of a certificate formerly representing any such shares of Gateway Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. After the Effective Time, there shall be no transfers on the stock transfer books of Gateway.

    1.05. FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fraction of a whole share of Peoples Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, Peoples shall pay to each holder of Gateway Common Stock who would otherwise be entitled to a fractional share an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the Peoples Market Value.

    1.06. ELECTIONS.

    (a) Subject to the allocation procedures set forth in this Article, each holder of Gateway Common Stock will be entitled, with respect to the Merger Consideration to be received for each share of Gateway Common Stock held by such holder, to (i) elect to receive the Stock Consideration (a "Stock Election") with respect to such holder's Gateway Common Stock ("Stock Election Shares"),
(ii) elect to receive the Cash Consideration (a "Cash Election") with respect to such holder's Gateway Common Stock ("Cash Election Shares"), (iii) make no election (a "No-Election") with respect to such holder's Gateway Common Stock ("No-Election Shares") or (iv) elect to make a Stock Election with respect to some of such holder's shares of Gateway Common Stock and a Cash Election with respect to the remaining shares of Gateway Common Stock held by such holder (a "Split Election"). Any Dissenting Shares shall be deemed to be Cash Election Shares. Notwithstanding the foregoing, in order to make a Stock Election or Split Election, the number of shares of Gateway Common Stock a Company stockholder elects to convert must equal or exceed 100 shares.

    (b) An election form and other appropriate transmittal materials (the "Letter of Transmittal and Election Form") will be mailed within three business days after the Closing to each holder of record of Gateway Common Stock as of the Effective Time permitting such holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to make a (i) Stock Election, (ii) Cash Election, (iii) No-Election or (iv) Split Election. Holders who hold in a variety of capacities may make a separate election in each capacity. Any election shall have been properly made only if a bank or trust company designated by Peoples (the "Exchange Agent") shall have actually received a properly completed Letter of Transmittal and Election Form by the Election Deadline, described below. A Letter of Transmittal and Election Form will be properly completed only if accompanied by certificates representing all shares of Gateway Common Stock covered thereby. Any shares of Gateway Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made such an election by submission to and receipt by the Exchange Agent of an effective, properly completed Letter of Transmittal and Election Form shall be deemed to be No-Election Shares. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

    (c) The Election Deadline shall be 5:00 p.m., Eastern Time, on the 10th business day following but not including the date of mailing of the Letter of Transmittal and Election Form or such other date as Peoples and Gateway shall mutually agree upon.

    1.07. ALLOCATIONS OF MERGER CONSIDERATION.

    (a) As provided below, 68% of the shares of Gateway Common Stock will be converted into the right to receive the Stock Consideration. The Exchange Agent shall effectuate the allocations of the Merger Consideration described below among the holders of Gateway Common Stock within five business days after the Election Deadline.

    (b) If the aggregate number of Cash Election Shares exceeds the number of shares of Gateway Common Stock equal to 32% of the shares of Gateway Common Stock outstanding at the Effective Time (excluding such shares which are to be cancelled and retired in accordance with Section 1.04(b) (the "Cash Election Number"), all Stock Election Shares and all No-Election Shares outstanding at the Effective Time shall be converted into the right to receive the Stock Consideration, and the Cash Election Shares shall be converted into the right to receive the Stock Consideration and the Cash Consideration in the following manner:

       each Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product, rounded to the nearest 1(cent), of (x) the Cash Consideration and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Peoples Common Stock equal to the product, rounded to four decimal places, of (x) the Stock Consideration and (y) a number equal to one minus the Cash Fraction.

    (c) If the aggregate number of Stock Election Shares exceeds the number of shares of Gateway Common Stock equal to 68% of the shares of Gateway Common Stock outstanding at the Effective Time (excluding such shares which are to be cancelled and retired in accordance with Section 1.04(b) (the "Stock Election Number"), all Cash Election Shares and all No-Election Shares shall be converted into the right to receive the Cash Consideration, and all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Cash Consideration in the following manner:

       each Stock Election Share shall be converted into the right to receive (i) a number of shares of Peoples Common Stock equal to the product, rounded to four decimal places, of (x) the Stock Consideration and (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (ii) an amount of cash, without interest, equal to the product, rounded to the nearest 1(cent), of (x) the Cash Consideration and (y) a number equal to one minus the Stock Fraction.

    (d) In the event that the number of Cash Election Shares does not exceed the Cash Election Number and the number of Stock Election Shares does not exceed the Stock Election Number, all Cash Election Shares shall be converted into the right to receive the Cash Consideration and all Stock Election Shares shall be converted into the right to receive the Stock Consideration. The Exchange Agent shall consider the allocation with respect to No-Election Shares only following consideration of those Gateway stockholders who have made Stock Elections, Cash Elections and Split Elections. With respect to Gateway stockholders who have No-Election Shares, the Exchange Agent will attempt to provide for Stock Consideration equal to 68% of the Merger Consideration and Cash Consideration equal to 32% of the Merger Consideration; provided, however, that to the extent that it is not possible to provide for such allocation and still achieve the result provided for in Section 1.07(a), the Exchange Agent will allocate based on random selection so that the result provided in Section 1.07(a) will be attained. The random selection process to be used by the Exchange Agent under these circumstances will consist of drawing by lot or such other process as the Exchange Agent deems equitable and necessary to effect the allocations described in this Section 1.07.

    1.08. EXCHANGE PROCEDURES.

    (a) At and after the Effective Time, each certificate previously representing shares of Gateway Common Stock shall represent only the right to receive the Merger Consideration (the "Gateway Certificates"), except as specifically set forth in Section 1.04.

    (b) Within three business days of the Effective Time, Peoples shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Gateway Common Stock, for exchange in accordance with this
Section 1.08, an estimated amount of cash sufficient to pay the aggregate Cash Consideration to be paid pursuant to Section 1.04 and the aggregate amount of cash paid in lieu of fractional shares to be paid pursuant to Section 1.05, and Peoples shall reserve for issuance with its Transfer Agent and Registrar, the aggregate Stock Consideration to be issued.

    (c) The Letter of Transmittal and Election Form to be mailed within three business days of the Effective Date shall specify that delivery shall be effected, and risk of loss and title to the Gateway Certificates shall pass, only upon delivery of Gateway Certificates to the Exchange Agent, shall be in a form and contain any other provisions as Peoples may reasonably determine and shall include instructions for use in effecting the surrender of the Gateway Certificates in exchange for the Merger Consideration. Upon the proper surrender of a Gateway Certificate or Gateway Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal and Election Form, the holder of such Gateway Certificate or Gateway Certificates shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Peoples Common Stock that such holder has the right to receive pursuant to Article I of this Agreement and (ii) a check in the amount equal to the cash, if any, which such holder has the right to receive pursuant to Article I of this Agreement (including any cash in lieu of any fractional shares of Peoples Common Stock to which such holder is entitled to pursuant to
Section 1.05 and any dividend or other distributions to which such holder of Peoples Common Stock is entitled to pursuant to Section 1.08(d)). The Gateway Certificate or Gateway Certificates so surrendered shall forthwith be cancelled. As soon as practicable after completion of the allocations of the Merger Consideration and in no event later than ten business days after the Election Deadline, the Exchange Agent shall distribute Peoples Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Peoples Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. In the event of a transfer of ownership of any shares of Gateway Common Stock not registered in the transfer records of Gateway, the Cash Consideration shall be paid and the Stock Consideration shall be issued to the transferee if the Gateway Certificate representing such Gateway Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the reasonable judgment of Peoples and the Exchange Agent, (x) to evidence and effect such transfer and (y) to evidence that all applicable stock transfer taxes have been paid.

    (d) No interest will be paid or accrued on the Cash Consideration. No dividend or other distributions declared or made after the Effective Time with respect to Peoples Common Stock shall be remitted to any person entitled to receive shares of Peoples Common Stock until such person surrenders the Gateway Certificate or Gateway Certificates, at which time such dividends shall be remitted to such persons, without interest.

    (e) From and after the Effective Time, there shall be no transfers on the stock transfer records of Gateway of any shares of Gateway Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Gateway Certificates are presented to Peoples, they shall be cancelled and exchanged for the Merger Consideration, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.08.

    (f) Any portion of the aggregate Cash Consideration or the proceeds of any investments thereof that remains unclaimed by the stockholders of Gateway for six (6) months after the Effective Time shall be repaid by the Exchange Agent to Peoples upon the written request of Peoples. After such request is made, any stockholders of Gateway who have not theretofore complied with this Section 1.08 shall look only to Peoples for payment and issuance of their Merger Consideration deliverable in respect of each share of Gateway Common Stock such stockholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of Gateway Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Peoples (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Peoples, the Exchange Agent or any other person shall be liable to any former holder of Gateway Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (g) Peoples and the Exchange Agent shall be entitled to rely upon Gateway's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Gateway Certificate, Peoples and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

    (h) In the event any Gateway Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Gateway Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Gateway Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Gateway Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

    1.09. STOCK OPTIONS. Immediately before the Effective Time, each option with respect to Gateway Common Stock (a "Gateway Stock Option") that has been issued pursuant to Gateway's Stock Option Plan and is outstanding and exercisable at the Effective Time shall be cancelled and converted into the right to receive from Gateway or Peoples, subject to required withholding taxes, if any, (x) cash and Peoples Common Stock in an aggregate amount equal to the difference between the exercise price of such Gateway Stock Option and the Merger Consideration for each share of Gateway Common Stock subject to such Gateway Stock Option (the "Option Payment Amount"), with 32% of such Option Payment Amount to be paid in cash and 68% of such Option Payment Amount to be paid in Peoples Common Stock (with any fractional shares converted to cash in accordance with Section 1.05 hereof), determined as follows: (A) if the Peoples Market Value is equal to or less than $37.66 but equal to or greater than $27.84, the quotient determined by dividing (x) $3.57 by (y) the Peoples Market Value, (B) if the Peoples Market Value is less than $27.84, 0.1282 shares or (C) if the Peoples Market Value is greater than $37.66, 0.0948 shares. The aggregate consideration to be paid to Gateway option holders pursuant to this Section 1.09 shall be based on appreciation of $5.25 per option.

    1.10. DISSENTING SHARES. Each outstanding share of Gateway Common Stock the holder of which has perfected his right to dissent under the KBCA and has not effectively withdrawn or lost such right as of the Effective Time (the "Gateway Dissenting Shares") shall not be converted into or represent a right to receive shares of Peoples Common Stock or cash hereunder, and the holder thereof shall be entitled only to such rights as are granted by the KBCA. Gateway shall give Peoples prompt notice upon receipt by Gateway of any such written demands for payment of the fair value of such shares of Gateway Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the KBCA (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Any payments made in respect of Gateway Dissenting Shares shall be made by the Surviving Corporation. If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of Gateway Common Stock shall be converted into a right to receive cash and/or Peoples Common Stock in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of Gateway Common Stock of such holder shall be converted on a share by share basis into either the right to receive cash or Peoples Common Stock as Peoples shall determine.

    1.11. ADDITIONAL ACTIONS. If at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of Gateway acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Gateway and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Gateway or otherwise to take any and all such action.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF GATEWAY

    References to "Gateway Disclosure Schedules" shall mean all of the disclosure schedules required by this Article II, dated as of the date hereof and referenced to the specific sections and subsections of Article II of this Agreement, which have been delivered by Gateway to Peoples. Gateway hereby represents and warrants to Peoples as follows as of the date hereof:

    2.01. CORPORATE ORGANIZATION.

    (a) Gateway is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. Gateway has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries (as defined below) taken as a whole. Gateway is registered as a thrift holding company under the Home Owners' Loan Act, as amended ("HOLA"). Gateway Disclosure Schedule 2.01(a) sets forth true and complete copies of the Articles of Incorporation or other governing instrument and Bylaws of Gateway and the Gateway Subsidiaries as in effect on the date hereof.

    For purposes of this Agreement, a "Material Adverse Effect" shall mean, with respect to Gateway or Peoples, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of Gateway and the Gateway Subsidiaries (as defined in Section 2.01(b)) taken as a whole, or Peoples and the Peoples Subsidiaries (as defined in Section 3.01(b)) taken as a whole, respectively, or (ii) materially impairs the ability of either Gateway, on the one hand, or Peoples, on the other hand, to consummate the transactions contemplated by this Agreement and the Plan of Merger, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries, (b) changes in generally accepted accounting principles that are generally applicable to the banking or savings industries, (c) expenses incurred in connection with the transactions contemplated hereby or (d) actions or omissions of a party (or any of its subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby.

    (b) The only direct or indirect subsidiaries of Gateway are Catlettsburg Federal Savings Bank ("Catlettsburg Federal") and C&F Services, Inc. (together the "Gateway Subsidiaries"). Each of the Gateway Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (ii) has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole. Gateway and Catlettsburg Federal are in good standing with their appropriate federal thrift regulatory agencies and each has satisfied in all material respects all commitments, financial or otherwise, as may have been agreed upon with such thrift regulatory agencies. Except as set forth in Gateway Disclosure Schedule 2.01(b) and other than the Gateway Subsidiaries, Gateway does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

    2.02. CAPITALIZATION. The authorized capital stock of Gateway consists of 4,000,000 shares of Gateway Common Stock, of which 1,244,570 are issued and outstanding and 168,816 of which are held in treasury as of the date hereof, and 1,000,000 shares of preferred stock, of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of Gateway, and all issued and outstanding shares of capital stock of each of the Gateway Subsidiaries, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of each of the Gateway Subsidiaries are owned by Gateway free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever, and, except for options to purchase 75,911 shares of Gateway Common Stock which have been granted pursuant to Gateway's Stock Option Plan (or will be granted as of June 29, 1997 pursuant to the specific provisions of such Stock Option Plan), and which are outstanding, none of Gateway or either of the Gateway Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Gateway or either of the Gateway Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

    2.03. AUTHORITY; NO VIOLATION.

    (a) Subject to the approval of this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby by the stockholders of Gateway, Gateway has full corporate power and authority to execute and deliver this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Gateway. Except for the approval of Gateway's stockholders of this Agreement and the Plan of Merger, no other corporate proceedings on the part of Gateway are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Gateway and constitutes the valid and binding obligation of Gateway, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

    (b) Neither the execution and delivery of this Agreement or the Plan of Merger, nor the consummation by Gateway of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, or compliance by Gateway with any of the terms or provisions hereof and thereof, will (i) violate any provision of the Articles of Incorporation or other governing instrument or Bylaws of Gateway or any of the Gateway Subsidiaries (including the provisions thereof requiring approval by the Board of Directors), (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Gateway or any of the Gateway Subsidiaries or any of their respective properties or assets, or (iii) except as disclosed in Gateway Disclosure Schedule 2.03(b), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Gateway or either of the Gateway Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Gateway or any of the Gateway Subsidiaries is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except as set forth in Gateway Disclosure Schedule 2.03(b) and for consents and approvals of or filings or registrations with or notices to the Securities and Exchange Commission ("Commission"), the Secretary of State of the State of Kentucky, the Office of Thrift Supervision ("OTS") and the stockholders of Gateway, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency, or non-governmental third party are required on behalf of Gateway in connection with (a) the execution and delivery of this Agreement and the Plan of Merger by Gateway and (b) the consummation by Gateway of the Merger and the other transactions contemplated hereby and thereby.

    2.04. FINANCIAL STATEMENTS.

    (a) Gateway has previously delivered to Peoples copies of the consolidated statements of financial condition of Gateway as of December 31, 1996, 1995 and 1994 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended June 30, 1996, 1995 and 1994 in each case accompanied by the audit reports of Kelley, Galloway & Co., PSC, independent public accountants, as well as the unaudited consolidated statement of financial condition of Gateway as of March 31, 1997 and the related unaudited consolidated statement of income, changes in stockholders' equity and cash flows for the three months ended March 31, 1997 and 1996. The consolidated statements of financial condition of Gateway referred to herein (including the related notes, where applicable), as well as the consolidated financial statements contained in the reports of Gateway to be delivered by Gateway pursuant to
Section 4.04 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Gateway as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated operations, changes in stockholders' equity and cash flows of Gateway for the respective periods or as of the respective dates set forth therein (it being understood that Gateway's interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which are, in the opinion of Gateway, necessary for a fair presentation of such financial statements).

    (b) Each of the financial statements referred to in this Section 2.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of Gateway and the Gateway Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

    (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of Section 2.04(a) or the notes thereto or liabilities incurred since March 31, 1997 in the ordinary course of business and consistent with past practice, none of Gateway or either of the Gateway Subsidiaries has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole.

    2.05. ABSENCE OF CERTAIN CHANGES OR EVENTS.

    (a) There has not been any material adverse effect or change in the business, operations, prospects, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole since March 31, 1997 and to the best knowledge of Gateway, no fact or condition exists which Gateway believes will cause such a material adverse effect or change in the future.

    (b) Neither Gateway nor either of the Gateway Subsidiaries has taken or permitted any of the actions set forth in Section 4.02 hereof between March 31, 1997 and the date hereof.

    2.06. LEGAL PROCEEDINGS. Except as disclosed in Gateway Disclosure Schedule 2.06, none of Gateway or either of the Gateway Subsidiaries is a party to any, and there are no pending or, to the best knowledge of Gateway, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Gateway or either of the Gateway Subsidiaries, except such proceedings, claims, actions or governmental investigations which in the good faith judgment of Gateway will not have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole. None of Gateway or any of the Gateway Subsidiaries is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole.

    2.07. TAXES AND TAX RETURNS.

    (a) Each of Gateway and the Gateway Subsidiaries, or the affiliated, combined or unitary group (within the meaning of applicable federal income tax law) of which any such corporation is or was a member, as the case may be (individually an "Affiliate" and collectively, "Affiliates"), has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes (as hereinafter defined), and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to Peoples) and (ii) have not finally been determined. Gateway and its Affiliates have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed, accrued or applicable. Except as set forth in Gateway Disclosure Schedule 2.07(a), (i) the federal income tax returns of Gateway and its Affiliates have been examined by the Internal Revenue Service ("IRS") (or are closed to examination due to the expiration of the applicable statute of limitations), and
(ii) the Kentucky income tax returns of Gateway and its Affiliates have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon Gateway or any of its Affiliates, nor has Gateway or any of its Affiliates given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

    (b) Except as set forth in Gateway Disclosure Schedule 2.07(b), none of Gateway or any of its Affiliates (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of Taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by Gateway or any Affiliate (nor does Gateway have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

    (c) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon Gateway or any of its Affiliates.

    2.08. EMPLOYEE BENEFIT PLANS.

    (a) Each employee benefit plan or arrangement of Gateway or either of the Gateway Subsidiaries which is an "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is listed in Gateway Disclosure Schedule 2.08(a) ("Gateway Plans"). Gateway has previously furnished to Peoples true and complete copies of each of the Gateway Plans together with (i) the most recent actuarial and financial reports prepared with respect to any qualified Gateway Plans, (ii) the most recent annual reports filed with any government agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified Gateway Plans.

    (b) Each Gateway Plan has been operated in compliance with its terms in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

    (c) Neither Gateway nor any Gateway Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

    (d) The present value of all accrued benefits under each of the Gateway Plans subject to Title IV of ERISA did not, as of the latest valuation date of each such Plan, exceed the then current value of the assets of such plans allocable to such accrued benefits, based upon the actuarial and accounting assumptions currently utilized for such Gateway Plans.

    (e) Neither Gateway nor either of the Gateway Subsidiaries, nor, to the best knowledge of Gateway, any trustee, fiduciary or administrator of an Gateway Plan or any trust created thereunder, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, which could subject Gateway or either of the Gateway Subsidiaries, or, to the best knowledge of Gateway, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.

    (f) No Gateway Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Gateway Plan, as that term is defined in Section 4043(b) of ERISA.

    (g) No Gateway Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA.

    (h) Each of the Gateway Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and Gateway is not aware of any fact or circumstance which would adversely affect the qualified status of any such Plan.

    2.09. SECURITIES DOCUMENTS AND REGULATORY REPORTS.

    (a) Gateway has previously delivered or made available to Peoples a complete copy of each final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the Securities Act of 1933, as amended ("1933 Act"), or the Securities Exchange Act of 1934, as amended ("1934 Act"), or mailed by Gateway to its stockholders as a class since January 1, 1994, and each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

    (b) Gateway and each of the Gateway Subsidiaries has duly filed with the OTS and the Federal Deposit Insurance Corporation ("FDIC") in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Gateway has delivered or made available to Peoples accurate and complete copies of such reports. Gateway Disclosure Schedule 2.09(b) lists all examinations of Gateway or of the Gateway Subsidiaries conducted by the applicable thrift regulatory authorities since January 1, 1992 and the dates of any responses thereto submitted by Gateway. In connection with the most recent examinations of Gateway or the Gateway Subsidiaries by the applicable thrift regulatory authorities, neither Gateway nor any Gateway Subsidiary was required to correct or change any action, procedure or proceeding which Gateway or such Gateway Subsidiary believes has not been now corrected or changed as required.

    2.10. GATEWAY INFORMATION. None of the information relating to Gateway and the Gateway Subsidiaries to be contained in (i) the Registration Statement on Form S-4 to be filed by Peoples in connection with the issuance of shares of Peoples Common Stock pursuant to the Merger, as amended or supplemented (or on any successor or other appropriate form) ("Form S-4"), will, at the time the Form S-4 becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the proxy statement/prospectus contained in the Form S-4, as amended or supplemented, and to be delivered to stockholders of Gateway in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby ("Proxy Statement/Prospectus"), as of the date such Proxy Statement/Prospectus is mailed to stockholders of Gateway and up to and including the date of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

    2.11. COMPLIANCE WITH APPLICABLE LAW.

    (a) Gateway and each of the Gateway Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Gateway and the Gateway Subsidiaries, no suspension or cancellation of any of the same is threatened.

    (b) Neither Gateway nor any of the Gateway Subsidiaries is in violation of its respective Articles of Incorporation or other governing instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole; and neither Gateway nor any Gateway Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that Gateway or any Gateway Subsidiary is in violation of any of the foregoing which could have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole. Neither Gateway nor any Gateway Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations issued by governmental authorities), and none of them has received any written communication requesting that they enter into any of the foregoing.

    2.12. DEPOSIT INSURANCE AND OTHER REGULATORY MATTERS.

    (a) The deposit accounts of Catlettsburg Federal are insured by the Savings Association Insurance Fund administered by the FDIC to the maximum extent permitted by the Federal Deposit Insurance Act, as amended ("FDIA"), and Catlettsburg Federal has paid all premiums and assessments required by the FDIA and the regulations thereunder.

    (b) Catlettsburg Federal is a member in good standing of the Federal Home Loan Bank ("FHLB") of Chicago and owns the requisite amount of stock in the FHLB of Chicago.

    (c) Catlettsburg Federal is a "qualified thrift lender," as such term is defined in the HOLA and the regulations thereunder.

    (d) Catlettsburg Federal has at all times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

    2.13. CERTAIN CONTRACTS.

    (a) Except as disclosed in Gateway Disclosure Schedule 2.13(a), neither Gateway nor any Gateway Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay benefits under, (i) any agreement, arrangement or commitment, including without limitation, any agreement, indenture or other instrument relating to the borrowing of money by Gateway or any Gateway Subsidiary or the guarantee by Gateway or any Gateway Subsidiary of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer of Gateway or any Gateway Subsidiary,
(iii) any contract, agreement or understanding with a labor union, (iv) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Gateway or any of the Gateway Subsidiaries upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events), (v) any agreement, arrangement or understanding to which Gateway or any of the Gateway Subsidiaries is a party or by which any of the same is bound which limits the freedom of Gateway or any of the Gateway Subsidiaries to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC or any other regulatory agency, (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to Gateway's Annual Report on Form 10-KSB under the 1934 Act and which has not been so filed, or (viii) any other agreement, arrangement or understanding to which Gateway or any Gateway Subsidiary is a party and which is material to the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole (excluding loan agreements or agreements relating to deposit accounts), in each of the foregoing cases whether written or oral.

    (b) Neither Gateway nor any Gateway Subsidiary is in default or in non-compliance, which default or non-compliance would have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole or the transactions contemplated hereby, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

    2.14. PROPERTIES AND INSURANCE.

    (a) All real and personal property owned by Gateway or any of the Gateway Subsidiaries or presently used by any of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Gateway and the Gateway Subsidiaries in the ordinary course of business consistent with their past practices. Gateway and the Gateway Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Gateway's consolidated statement of financial condition as of March 31, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since March 31, 1997), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated statement of financial condition or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated statement of financial condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. Gateway and the Gateway Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by Gateway and the Gateway Subsidiaries and the consummation of the transactions contemplated hereby and by the Agreement of Merger will not affect any such right. Gateway Disclosure Schedule 2.14(a) sets forth an accurate listing of each lease pursuant to which Gateway or any of the Gateway Subsidiaries acts as lessor or lessee, including the expiration date and the terms of any renewal options which relate to the same.

    (b) The business operations and all insurable properties and assets of Gateway and the Gateway Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Gateway, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of Gateway adequate for the business engaged in by Gateway and the Gateway Subsidiaries. As of the date hereof, neither Gateway nor either of the Gateway Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

    2.15. ENVIRONMENTAL MATTERS. For purposes of this Agreement, the following terms shall have the indicated meaning:

    "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section9601, ET SEQ; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section6901, ET SEQ; the Clean Air Act, as amended, 42 U.S.C. Section7401, ET SEQ; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section1251, ET SEQ; the Toxic Substances Control Act, as amended, 15 U.S.C. Section9601, ET SEQ; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section11001, ET SEQ; the Safe Drinking Water Act, 42 U.S.C. Section300f, ET SEQ; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

    "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any regulated material containing any such substance as a component. Hazardous Substances include without limitation petroleum (including crude oil or any fraction thereof), asbestos, radioactive material, and polychlorinated biphenyls.

    "Loan Portfolio Properties and Other Properties Owned" means those properties owned, leased or operated presently or within the period of five years preceding the date hereof by Gateway or any of the Gateway Subsidiaries or those properties which serve as collateral for loans owned by Gateway or any of the Gateway Subsidiaries.

    For purposes of this Section 2.15, "knowledge" means the actual knowledge of the current senior executive officers of Gateway and Catlettsburg Federal, without any duty to make inquiry into the books and records of Gateway or Catlettsburg Federal.

    (a) To the best knowledge of Gateway and the Gateway Subsidiaries, neither Gateway nor any of the Gateway Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole.

    (b) To the best knowledge of Gateway and the Gateway Subsidiaries, none of the Loan Portfolio Properties and Other Properties Owned by Gateway or the Gateway Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which singly or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole.

    (c) To the best knowledge of Gateway and the Gateway Subsidiaries, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned by Gateway or the Gateway Subsidiaries under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole.

    2.16. ALLOWANCE FOR LOAN LOSSES AND REAL ESTATE OWNED. The allowance for loan losses reflected on Gateway's consolidated statements of financial condition included in the consolidated financial statements referred to in
Section 2.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, in the opinion of Gateway's management adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated statements of financial condition included in the consolidated financial statements referred to in Section 2.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

    2.17. MINUTE BOOKS. The minute books of Gateway (since its incorporation) and Catlettsburg Federal (since January 1, 1992) contain complete and accurate records of all meetings and other corporate action held or taken by their respective Boards of Directors (including committees of their respective Boards of Directors) and stockholders.

    2.18. AFFILIATE TRANSACTIONS.

    (a) Except as disclosed in Gateway Disclosure Schedule 2.18(a) or in Gateway's proxy statements, and except as specifically contemplated by this Agreement, since January 1, 1993, neither Gateway nor either of the Gateway Subsidiaries has engaged in or agreed to engage in (whether in writing or orally) any transaction with any "affiliated person" or "affiliate" of Catlettsburg Federal, as such terms are defined in 12 C.F.R Section561.5 and 12 C.F.R. Section563.41, respectively.

    (b) Gateway Disclosure Schedule 2.18(b) sets forth the name and number of shares of Gateway Common Stock owned as of the date hereof beneficially or of record by any persons Gateway considers to be affiliates of Gateway ("Gateway Affiliates") as that term is defined for purposes of Rule 145 under the 1933 Act.

    2.19. BROKER FEES. Except as set forth in Gateway Disclosure Schedule 2.19, none of Gateway, either of the Gateway Subsidiaries or any of the respective directors or officers of such companies has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

    2.20. DISCLOSURES. No representation or warranty contained in Article II of this Agreement, and no statement contained in the Gateway Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PEOPLES AND PAC

    References to "Peoples Disclosure Schedules" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered by Peoples to Gateway. Peoples and PAC hereby represent and warrant to Gateway as follows as of the date hereof:

    3.01. CORPORATE ORGANIZATION.

    (a) Peoples is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Peoples has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries (as defined below) taken as a whole. Peoples is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHC Act"). Peoples Disclosure Schedule 3.01(a) sets forth true and complete copies of the Articles of Incorporation or other governing instrument and Bylaws of Peoples and the Peoples Subsidiaries set forth in the first sentence of Section 3.01(b) hereof as in effect on the date hereof.

    (b) The only direct or indirect subsidiaries of Peoples as of the date hereof are The Peoples Banking and Trust Company, The First National Bank of Southeastern Ohio, Russell Federal Savings Bank, Northwest Territory Life Insurance Company, Inc., Northwest Territory Insurance Agencies, Inc., Northwest Territory Life Insurance Agency, Inc. and Northwest Territory Property and Casualty Insurance Agency, Inc. (together, the "Peoples Subsidiaries"). Each of the Peoples Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (ii) has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole. Peoples and the Peoples Subsidiaries are in good standing with their appropriate federal and state regulatory agencies and each has satisfied in all material respects all commitments, financial or otherwise, as may have been agreed upon with such regulatory agencies. Other than the Peoples Subsidiaries or as set forth in Disclosure Schedule 3.01(b), Peoples does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

    3.02. CAPITALIZATION. The authorized capital stock of Peoples consists of 12,000,000 shares of Peoples Common Stock, no par value, of which 3,451,069 (as of June 10, 1997) are issued and outstanding, net of 607 treasury shares, and no shares of preferred stock. All issued and outstanding shares of capital stock of Peoples, and all issued and outstanding shares of capital stock of each of the Peoples Subsidiaries, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth on Peoples Disclosure Schedule 3.02, all of the outstanding shares of capital stock of each of the Peoples Subsidiaries are owned by Peoples free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever, and, except for options to purchase 249,234 (as of June 10, 1997) shares of Peoples Common Stock which have been granted pursuant to Peoples's stock option plans (or options granted by Peoples pursuant thereto after the date hereof), none of Peoples or any of the Peoples Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Peoples or any of the Peoples Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

    3.03. AUTHORITY; NO VIOLATION.

    (a) Peoples has full corporate power and authority to execute and deliver this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by all necessary corporate action on the part of Peoples and no other corporate proceedings on the part of Peoples are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Peoples and constitutes a valid and binding obligations of Peoples, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

    (b) Neither the execution and delivery of this Agreement or the Plan of Merger by Peoples, nor the consummation by Peoples of the transactions contemplated hereby and thereby in accordance with the terms hereof, or compliance by Peoples with any of the terms or provisions hereof and thereof, will (i) violate any provision of the Articles of Incorporation or other governing instrument or Bylaws of Peoples or any of the Peoples Subsidiaries,
(ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Peoples or any of the Peoples Subsidiaries or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Peoples or any of the Peoples

Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Peoples or any of the Peoples Subsidiaries is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Commission, the Secretary of State of Ohio and of Kentucky, the Board of Governors of the Federal Reserve System ("FRB"), and the OTS, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency or non-governmental third party are required on behalf of Peoples in connection with (a) the execution and delivery of this Agreement and the Plan of Merger by Peoples and
(b) the consummation by Peoples of the transactions contemplated hereby and thereby.

    3.04. FINANCIAL STATEMENTS.

    (a) Peoples has previously delivered to Gateway copies of the consolidated statements of financial condition of Peoples as of December 31, 1996, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994, in each case accompanied by the audit reports of Ernst & Young, independent public accountants, as well as the unaudited consolidated statement of financial condition of Peoples as of March 31, 1997 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three months ended March 31, 1997 and 1996. The consolidated statements of financial condition of Peoples referred to herein (including the related notes, where applicable), as well as the consolidated financial statements contained in the reports of Peoples to be delivered by Peoples pursuant to Section 4.04 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Peoples as of the respective dates set forth therein, and the related consolidated statements of operations, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated operations, changes in stockholders' equity and cash flows of Peoples for the respective periods or as of the respective dates set forth therein (it being understood that Peoples's interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which are, in the opinion of Peoples, necessary for a fair presentation of such financial statements).

    (b) Each of the financial statements referred to in this Section 3.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of Peoples and the Peoples Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

    (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of this
Section 3.04 or the notes thereto or liabilities incurred since March 31, 1997 in the ordinary course of business and consistent with past practice, none of Peoples or any of the Peoples Subsidiaries has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole.

    3.05. ABSENCE OF CERTAIN CHANGES OR EVENTS. There has not been any material adverse effect or change in the business, operations, prospects, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole since March 31, 1997 and to the best knowledge of Peoples, no fact or condition exists which Peoples believes will cause such a material adverse effect or change in the future.

    3.06. LEGAL PROCEEDINGS. None of Peoples or any of the Peoples Subsidiaries is a party to any, and there are no pending or, to the best knowledge of Peoples, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Peoples or any of the Peoples Subsidiaries, except such proceedings, claims actions or governmental investigations which in the good faith judgment of Peoples will not have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole. None of Peoples or any of the Peoples Subsidiaries is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole.

    3.07. TAXES AND TAX RETURNS.

    (a) Each of Peoples and the Peoples Subsidiaries, or the affiliated, combined or unitary group (within the meaning of applicable federal income tax law) of which any such corporation is or was a member, as the case may be (individually an "Affiliate" and collectively, "Affiliates"), has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes, and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to Gateway) and (ii) have not finally been determined. Peoples and its Affiliates have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed, accrued or applicable. Except as set forth in Peoples Disclosure Schedule 3.07(a), (i) the federal income tax returns of Peoples and its Affiliates have been examined by the IRS (or are closed to examination due to the expiration of the applicable statute of limitations), and (ii) the applicable State income tax returns of Peoples and its Affiliates have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon Peoples or any of its Affiliates, nor has Peoples or any of its Affiliates given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

    (b) Except as set forth in Peoples Disclosure Schedule 3.07(b), none of Peoples or any of its Affiliates (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of Taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Peoples or any Affiliate (nor does Peoples have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

    3.08. EMPLOYEE BENEFIT PLANS.

    (a) Each employee benefit plan or arrangement of Peoples or either of the Peoples Subsidiaries which is an "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is listed in Peoples Disclosure Schedule 3.08(a) ("Peoples Plans"). Peoples has previously furnished or made available to Gateway true and complete copies of each of the Peoples Plans together with (i) the most recent actuarial and financial reports prepared with respect to any qualified Peoples Plans, (ii) the most recent annual reports filed with any government agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified Peoples Plans.

    (b) Each Peoples Plan has been operated in compliance with its terms in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

    (c) Neither Peoples nor any Peoples Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

    (d) The present value of all accrued benefits under each of the Peoples Plans subject to Title IV of ERISA did not, as of the latest valuation date of each such Plan, exceed the then current value of the assets of such plans allocable to such accrued benefits, based upon the actuarial and accounting assumptions currently utilized for such Peoples Plans.

    (e) Neither Peoples nor any of the Peoples Subsidiaries, nor, to the best knowledge of Peoples, any trustee, fiduciary or administrator of a Peoples Plan or any trust created thereunder, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, which could subject Peoples or any of the Peoples Subsidiaries, or, to the best knowledge of Peoples, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.

    (f) No Peoples Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Peoples Plan, as that term is defined in Section 4043(b) of ERISA.

    (g) No Peoples Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA.

    (h) Each of the Peoples Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and Peoples is not aware of any fact or circumstance which would adversely affect the qualified status of any such Plan.

    3.09. SECURITIES DOCUMENTS AND REGULATORY REPORTS.

    (a) Peoples has previously delivered or made available to Gateway a complete copy of each final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the 1933 Act or the 1934 Act or mailed by Peoples to its stockholders as a class since January 1, 1993, and each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

    (b) Peoples and each of the Peoples Subsidiaries has duly filed with all applicable regulatory authorities in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Peoples has delivered or made available to Gateway accurate and complete copies of such reports. In connection with the most recent examinations of Peoples or the Peoples Subsidiaries by the applicable regulatory authorities, neither Peoples nor any Peoples Subsidiary was required to correct or change any action, procedure or proceeding which Peoples or such Peoples Subsidiary believes has not been now corrected or changed as required.

    3.10. PEOPLES INFORMATION. None of the information relating to Peoples and the Peoples Subsidiaries to be contained in (i) the Form S-4 will, at the time the Form S-4 becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement/ Prospectus, as of the date such Proxy Statement/Prospectus is mailed to stockholders of Gateway and up to and including the date of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

    3.11. COMPLIANCE WITH APPLICABLE LAW.

    (a) Peoples and each of the Peoples Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Peoples and the Peoples Subsidiaries, no suspension or cancellation of any of the same is threatened.

    (b) Neither Peoples nor any of the Peoples Subsidiaries is in violation of its respective Articles of Incorporation or other governing instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole; and neither Peoples nor any Peoples Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that Peoples or any Peoples Subsidiary is in violation of any of the foregoing which could have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole. Neither Peoples nor any Peoples Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations issued by governmental authorities), and none of them has received any written communication requesting that they enter into any of the foregoing.

    3.12. DEPOSIT INSURANCE AND OTHER REGULATORY MATTERS.

    (a) The deposit accounts of each applicable Peoples subsidiary is insured by the Bank Insurance Fund or the Savings Association Insurance Fund, as the case may be, administered by the FDIC to the maximum extent permitted by the FDIA, and each such Peoples subsidiary has paid all premiums and assessments required by the FDIA and the regulations thereunder.

    (b) Russell Federal is a member in good standing of the FHLB of Cincinnati and owns the requisite amount of stock in the FHLB of Cincinnati.

    (c) Russell Federal is a "qualified thrift lender," as such term is defined in the HOLA and the regulations thereunder.

    (d) Russell Federal has at all times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

    3.13. PROPERTIES AND INSURANCE.

    (a) All real and personal property owned by Peoples or any of the Peoples Subsidiaries or presently used by any of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Peoples and the Peoples Subsidiaries in the ordinary course of business consistent with their past practices. Peoples and the Peoples Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Peoples's consolidated statement of financial condition as of March 31, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since March 31, 1997), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated statement of financial condition or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated statement of financial condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. Peoples and the Peoples Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by Peoples and the Peoples Subsidiaries and the consummation of the transactions contemplated hereby and by the Agreement of Merger will not affect any such right.

    (b) The business operations and all insurable properties and assets of Peoples and the Peoples Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Peoples, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of Peoples adequate for the business engaged in by Peoples and the Peoples Subsidiaries. As of the date hereof, neither Peoples nor either of the Peoples Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

    3.14. ENVIRONMENTAL MATTERS.

    (a) To the best knowledge of Peoples and the Peoples Subsidiaries, neither Peoples nor any of the Peoples Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a material adverse effect on the business, operations, assets or financial condition of Peoples and Peoples Subsidiaries taken as a whole.

    (b) To the best knowledge of Peoples and the Peoples Subsidiaries, none of the Loan Portfolio Properties and Other Properties Owned by Peoples or the Peoples Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which singly or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole.

    (c) To the best knowledge of Peoples and the Peoples Subsidiaries, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned by Peoples or the Peoples Subsidiaries under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole.

    3.15. ALLOWANCE FOR LOAN LOSSES AND REAL ESTATE OWNED. The allowance for loan losses reflected on Peoples's consolidated statements of financial condition included in the consolidated financial statements referred to in
Section 3.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, in the opinion of Peoples's management adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated statements of financial condition included in the consolidated financial statements referred to in Section 3.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

    3.16. MINUTE BOOKS. Since January 1, 1992, the minute books of Peoples and the Peoples Subsidiaries contain complete and accurate records of all meetings and other corporate action held or taken by their respective Boards of Directors (including committees of their respective Boards of Directors) and stockholders.

    3.17. BROKER FEES. Except as set forth in Peoples Disclosure Schedule 3.17, neither Peoples nor any of its directors or officers has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

    3.18. FUNDING AND CAPITAL ADEQUACY. At the Effective Time, Peoples will have available to it sufficient funds to pay the Cash Consideration required to be paid to the shareholders and option holders of Gateway under Article I hereof. At the Effective Time, after taking into effect the Merger and the transactions contemplated hereunder, including but not limited to the due assertion and perfection of dissenters rights by stockholders of Gateway under the KBCA, Peoples will have sufficient capital to satisfy all applicable regulatory capital requirements.

    3.19. PEOPLES COMMON STOCK. At the Effective Time, the Peoples Common Stock to be issued pursuant to the terms of Article I hereof will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Peoples, with no personal liability attaching to the ownership thereof. The Peoples Common Stock to be issued pursuant to the terms of Article I hereof will be issued in accordance with applicable state and federal laws, rules and regulations.

    3.20. BENEFICIAL OWNERSHIP OF GATEWAY COMMON STOCK. As of the date hereof, Peoples does not beneficially own any shares of Gateway Common Stock or have any option, warrant or right of any kind to acquire the beneficial ownership of any Gateway Common Stock.

    3.21. DISCLOSURES. No representation or warranty contained in Article III of this Agreement, and no statement contained in the Peoples Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

    4.01. CONDUCT OF THE BUSINESS OF GATEWAY. During the period from the date hereof to the Effective Time, Gateway shall, and shall cause each of the Gateway Subsidiaries to, conduct its businesses and engage in transactions permitted hereunder or only in the ordinary course and consistent with past practice, except with the prior written consent of Peoples, which consent shall not be unreasonably withheld. Gateway shall use its best efforts to (i) preserve its business organization and that of the Gateway Subsidiaries intact, (ii) keep available to itself and Peoples the present services of the employees of Gateway and the Gateway Subsidiaries, and (iii) preserve for itself and Peoples the goodwill of the customers of itself and the Gateway Subsidiaries and others with whom business relationships exist.

    4.02. NEGATIVE COVENANTS.

    (a) Gateway agrees that from the date hereof to the Effective Time, except as otherwise approved by Peoples in writing or as permitted or required by this Agreement, Gateway will not, nor will Gateway permit any of the Gateway Subsidiaries to:

        (i) change any provision of the Articles of Incorporation or other governing instrument or Bylaws of Gateway or either of the Gateway Subsidiaries;

        (ii) except for the issuance of Gateway Common Stock pursuant to the present terms of stock options which are outstanding as of the date hereof (and identified on Gateway Disclosure Schedule 4.02), change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of Gateway or either of the Gateway Subsidiaries, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock; it being understood that Gateway shall cause to be issued to the Gateway Board of Directors the options to purchase Gateway Common Stock pursuant to the terms of the Stock Option Plan and the shares of Gateway Common Stock pursuant to the terms of the Management Recognition and Retention Plan which are scheduled to be awarded on June 29, 1997;

        (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Gateway or either of the Gateway Subsidiaries, except for regular quarterly cash dividends not in excess of $0.10 per share of Gateway Common Stock, which, if declared, shall have payment dates and record dates consistent with past practice;

        (iv) grant any severance or termination pay (other than pursuant to binding contracts of Gateway in effect on the date hereof and disclosed to Peoples on Gateway Disclosure Schedule 2.13(a)), to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers or employees; or award any increase in compensation or benefits to its directors, officers or employees, except, in the case of employees, such as granted each January in the ordinary course of business in an amount and consistent with past practices and policies;

        (v) enter into or modify (except as may be required by applicable law or as required by Section 4.12(e) hereof, with the prior written consent of Peoples, which shall not be unreasonably withheld) any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to Gateway's Employee Stock Ownership Plan or any other defined contribution plan or any defined benefit pension or retirement plan other than in the ordinary course of business consistent with past practice;

        (vi) sell or dispose of any significant assets or incur any significant liabilities, or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

        (vii) make any capital expenditures in excess of $10,000 in the aggregate, other than expenditures necessary to maintain existing assets in good repair and other than as set forth in Gateway Disclosure Schedule 4.02(vii);

        (viii) except as set forth on Gateway Disclosure Schedule 4.02(viii), file any applications or make any contract with respect to branching or site location or relocation;

        (ix) make any material change in its accounting methods or practices, other than changes required by generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations;

        (x) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law;

        (xi) engage in any transaction with an "affiliated person" or "affiliate," in each case as defined in Section 2.18(a) hereof;

        (xii) enter into any futures contract, option or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

        (xiii) take any action that would result in any of its representations and warranties contained in Article II of this Agreement not being true and correct in any material respect at the Effective Time; or

        (xiv) agree to do any of the foregoing.

    4.03. NO SOLICITATION. Neither Gateway nor either of the Gateway Subsidiaries shall, nor shall Gateway or either of the Gateway Subsidiaries authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative of Gateway or either of the Gateway Subsidiaries to, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Peoples) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving Gateway or either of the Gateway Subsidiaries (an "Acquisition Transaction"); provided, however, that Gateway may provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Gateway, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such information should be furnished. Gateway will promptly communicate to Peoples the terms of any proposal which it may receive in respect of any such Acquisition Transaction and shall provide Peoples with copies of (i) any written legal advice provided to the Board of Directors of Gateway, (ii) all such written inquiries or proposals and (iii) an accurate and complete written synopsis of all such oral inquiries or proposals.

    4.04. CURRENT INFORMATION. During the period from the date hereof to the Effective Time, each party will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its business, operations, prospects, assets and financial condition and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter (other than the last quarter of each calendar year) ending after the date of this Agreement, each party will deliver to the other party its quarterly report on Form 10-Q (or Form 10-QSB) under the 1934 Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, each party will deliver to the other party its Annual Report on Form 10-K (or Form 10-KSB). Within 25 days after the end of each month, each party shall provide the other party with a consolidated statement of financial condition and a consolidated statement of operations, without related notes, for such month prepared in accordance with generally accepted accounting principles.

    4.05. ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY.

    (a) Gateway shall permit Peoples and its representatives reasonable access to its properties and those of the Gateway Subsidiaries, and shall disclose and make available to Peoples all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of Gateway and the Gateway Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Peoples may have a reasonable interest. Neither Gateway nor either of the Gateway Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. Gateway will use its best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Gateway and the Gateway Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Peoples and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations. Similar access shall be provided by Peoples to Gateway and its representatives to the extent necessary to enable Gateway to satisfy its due diligence obligations with respect to Peoples.

    (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger and, if such Merger shall not occur, the party receiving the information shall, at the request of the party which furnished such information, either return to the party which furnished such information or destroy all documents or other materials containing, reflecting or referring to such information; shall use its best effort to keep confidential all such information; shall use such information only for the purpose of consummating the transactions contemplated by this Agreement; and shall not directly or indirectly use such information for any competitive or commercial purposes. The obligation to keep such information confidential shall continue for three years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the party furnishing the information; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving the information; or (D) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

    (c) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, Gateway may invite two persons (to be designated by Peoples) to attend all meetings of the Board of Directors of Gateway and the Gateway Subsidiaries.

    4.06. REGULATORY MATTERS.

    (a) The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation (including without limitation the Form S-4 and the Proxy Statement/Prospectus), to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement and the Plan of Merger as soon as practicable. The parties shall each have the right to review and approve in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement and the Plan of Merger.

    (b) Each of the parties will furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of them, or any of their respective subsidiaries to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement and the Plan of Merger.

    (c) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement and the Plan of Merger.

    4.07. APPROVAL OF GATEWAY STOCKHOLDERS. Each party will (a) take all steps (including, without limitation, the preparation of the Form S-4 and Proxy Statement/Prospectus in accordance with all applicable requirements) necessary for Gateway to duly call, give notice of, convene and hold a meeting of the Gateway stockholders as soon as reasonably practicable for the purposes of securing the approval of such stockholders of this Agreement and the Plan of Merger, and (b) cooperate and consult with the other party with respect to the foregoing matters. In addition, Gateway shall, recommend to its stockholders the approval of this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby, and use its best efforts to obtain, as promptly as practicable, such approvals, provided, however, that if the Board of Directors of Gateway shall have reasonably determined in good faith (after consultation with its counsel) that such recommendation is reasonably likely to constitute a breach of its fiduciary duties to the stockholders of Gateway, then the Board of Directors of Gateway shall not be obligated to recommend to its stockholders adoption of this Agreement and the Plan of Merger.

    4.08. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to closing contained herein and to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and the Plan of Merger, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement and the Plan of Merger unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

    4.09. DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, each party will promptly supplement or amend its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known as of the date hereof, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article V or the compliance by Gateway with the covenants set forth in Section 4.01 hereof.

    4.10. PUBLIC ANNOUNCEMENTS. The parties hereto shall approve in advance the substance of and cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement and the Plan of Merger or any of the transactions contemplated hereby and thereby, except as may be otherwise required by law or regulation and as to which the parties releasing such information have used their best efforts to discuss with the other parties in advance.

    4.11. FAILURE TO FULFILL CONDITIONS. In the event that any of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to June 17, 1998 and that it will not waive that condition, it will promptly notify the other party. Peoples and Gateway will promptly inform the other of any facts applicable to them, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

    4.12. CERTAIN POST-MERGER AGREEMENTS.

    The parties hereto agree to the following arrangements following the Effective Time:

    (a) OPERATIONS OF PAC AND CATLETTSBURG FEDERAL. Peoples intends to maintain PAC as a separate holding company subsidiary of Peoples for a period of not less than two years from the Effective Time. In addition, Peoples shall maintain Catlettsburg Federal as a separate subsidiary of Gateway (or a successor or alternative subsidiary of Peoples) for a period of not less than two years from the Effective Time. Following such two-year period, Peoples may, in its sole discretion, determine to merge or consolidate Catlettsburg Federal with other Peoples subsidiaries as it determines to be appropriate.

    (b) BOARD OF DIRECTORS OF PAC AND CATLETTSBURG FEDERAL. In accordance with
Section 1.02(d) hereof, effective as of the Effective Time, Rebecca R. Jackson and John H. Fugeman, who are presently directors of Gateway (in the event of the death, disability or other inability to serve, Gateway and Peoples shall mutually agree upon another individual presently or at such time serving as a director of Gateway to replace such person in this capacity) in addition to Robert Evans, RobRoy Walters and Carol Schneeberger, of Peoples shall be elected to the Board of Directors of PAC and, David B. Baker, Robert E. Evans, Norman R. Menshouse, Carol A. Schneeberger, RobRoy Walters and Joseph H. Wesel of Peoples shall be elected to the Board of Directors of Catlettsburg Federal. The existing directors of Catlettsburg Federal shall have the right to continue to serve as directors of Catlettsburg Federal.

    (c) OFFICERS AND EMPLOYEES OF GATEWAY AND CATLETTSBURG FEDERAL. The current President and Chief Executive Officer of Catlettsburg Federal, Rebecca R. Jackson will continue to be retained by Catlettsburg Federal in accordance with the terms of her employment agreement. It is acknowledged by the parties that Peoples does not intend to have Ms. Jackson serve as Chief Executive Officer of the Surviving Corporation nor does it intend to renew the employment agreement at the annual anniversary date of such agreement, as set forth in Section 2 of such agreement. All employees of Gateway and Catlettsburg Federal immediately prior to the Effective Time shall remain employees of Gateway and Catlettsburg Federal at the Effective Time and, except with respect to Rebecca R. Jackson, shall be employed by Gateway and Catlettsburg Federal as at-will employees at the same salary they are receiving from Gateway or Catlettsburg Federal. Peoples does not intend to impose job eliminations at Gateway or Catlettsburg Federal as a result of the Merger.

    (d) EMPLOYEE BENEFIT PLANS.

    (1) Subject to the provisions of this Section 4.12, all employees of Gateway or the Gateway Subsidiaries immediately prior to the Effective Time who are employed by Peoples, or the Peoples Subsidiaries (the "Employers") immediately following the Effective Time ("Transferred Employees") will be covered by Employers' employee benefit plans on substantially the same basis as any employee of the Employers in a comparable position. Notwithstanding the foregoing, Peoples may determine to continue any of the Gateway benefit plans for Transferred Employees in lieu of offering participation in the Employers' benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of Gateway's benefit plans, or to merge any such benefit plans with the Employers' benefit plans, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits provided to the Employers' employees generally. Except as specifically provided in this Section 4.12 and as otherwise prohibited by law, Transferred Employees' service with Gateway or the Gateway Subsidiaries shall be recognized as service with the Employers for purposes of eligibility to participate and vesting, if applicable (but not for purposes of benefit accrual) under the Employers' benefit plans, subject to applicable break-in-service rules. Peoples agrees that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by Gateway or the Gateway Subsidiaries on the Effective Time and who then change coverage to the Employers' medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll. Notwithstanding anything herein to the contrary, after the Effective Time, (x) any amendment to, or grant of additional benefits under, any Gateway or the Gateway Subsidiaries benefit plan, including stock based plans, which continues to exist subsequent to the Effective Time, shall require the prior consent of the Peoples, and (y) Peoples may cause any of the Gateway or the Gateway Subsidiaries benefit plans which continue to exist, including stock based plans, to be amended in order to provide that employees of Peoples or the Peoples Subsidiary may be participants in such plans.

    (2) Prior to the Effective Time and without any requirement to make application to the Key District Office of the IRS in Cincinnati (the "Key District Office"), Gateway may amend the Gateway's Employee Stock Ownership Plan (the "Gateway ESOP") to provide for: (i) elimination of any requirement for a participant to be employed as of the last day of the year to receive an employer contribution, other annual additions or allocations, (ii) clarification that any unallocated assets remaining after payment of the Gateway ESOP loan will be treated as earnings, and (iii) such other changes as may be necessary under the Tax Reform Act of 1986, as amended.

    (3) From and after the date of this Agreement, Gateway shall make no further contributions to the Gateway ESOP, except in an amount to pay any required installment payment on the Gateway ESOP loan. From and after the date of this Agreement and prior to the Effective Time, Gateway and its representatives, with the full cooperation of Peoples, shall use their best efforts to:

        (i) submit to the Key District Office an Application of Determination upon Termination relating to the Gateway ESOP which discloses the proposed allocation of the cash remaining in the suspense account (after the repayment of the Gateway ESOP loan) without regard to Section 415 of the Code; and

        (ii) maintain the status of the Gateway ESOP as a plan qualified under
    Section 401(a) and 4975 of the Code. At the Effective Time or as soon thereafter as is practicable and permissible under the Code, Gateway and Peoples shall cause the Gateway ESOP loan to be repaid with the Merger Consideration received by the Gateway ESOP with respect to unallocated shares of Gateway Common Stock. If the Key District Office issues a favorable determination letter with respect to termination of the Gateway ESOP and proposed allocation of the remaining suspense account to participants, Peoples and Gateway shall, as soon thereafter as practicable, distribute the Gateway ESOP benefits to the Gateway ESOP participants pursuant to the terms of the Gateway ESOP.

        (iii) If the Key District Office determines that it will not issue a favorable determination letter with respect to the proposed allocation because of the Section 415 limitations, then the maximum allocations of earnings shall be made to a participant on a plan termination basis consistent with the limitations under Section 415 of the Code. Any remaining cash attributable to unallocated shares of Gateway Common Stock shall remain in the suspense account and be allocated to the accounts of such participant without a violation of the limitation in Section 415. Upon the last distribution of the cash or other assets attributable to unallocated shares remaining in the suspense account, the Gateway ESOP will be terminated in accordance with applicable law.

    (4) In the event that, following the Effective Time, the employment of any Gateway ESOP participant who was employed by Gateway is involuntarily terminated without cause by Gateway, such participant (or his or her beneficiary or beneficiaries) shall receive a cash bonus from Gateway as soon as practicable after the date on which the final allocation of earnings from the suspense account is made, equal to the amount such participant would have received if he or she had continued to be a participant in the Gateway ESOP, at his or her then-current annualized compensation as such term is defined in the Gateway ESOP, through the date of the termination of the ESOP Trust; provided, however, that neither Peoples nor Gateway shall be obligated to make any such cash payment under any circumstances in which such payments are not or will not be deductible because of Section 280G of the Code.

    (5) Peoples and the Gateway will adopt such additional amendments to the Gateway ESOP as may be reasonably required by the IRS as a condition to granting such determination letter, provided that such amendments do not substantially change the terms outlined herein or would result in a material adverse change in the business, operations, assets, financial condition or prospects of Peoples or Gateway or result in an additional material liability to Peoples or Gateway.

    (6) To the extent permitted by applicable law, and to the extent requested by participants in the Gateway ESOP, Peoples will permit a Gateway employee's participant accounts in the Gateway ESOP to be rolled over into People's 401(k) plan.

    (f) INDEMNIFICATION; INSURANCE.

    From and after the Effective Time through the fifth anniversary of the Effective Time, Peoples (the "Indemnifying Party") shall indemnify and hold harmless and provide directors and officers liability insurance to each present and former director and officer of Gateway or any Gateway Subsidiary determined as of the Effective Time. From the Effective Time and continuing thereafter, the current officers and directors of Gateway shall be indemnified and provided directors' and officers' liability insurance by Peoples for their acts and omissions arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time exactly as is provided on the date of this Agreement in the Code of Regulations, Article Five, of Peoples and with the existing directors and officers' liability insurance policy as of the date of this Agreement, each of which may be changed, altered, modified or discontinued in good faith and solely if it does not discriminate against directors or officers of Gateway or any Gateway Subsidiary with respect to the insurance and indemnification provided for herein.

                                   ARTICLE V
                              CONDITIONS PRECEDENT

    5.01 CONDITIONS PRECEDENT--PEOPLES, PAC AND GATEWAY. The respective obligations of Peoples, PAC and Gateway to effect the transactions contemplated by this Agreement and the Plan of Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

    (a) All corporate action necessary to authorize the execution and delivery of this Agreement and the Plan of Merger and consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Peoples, PAC and Gateway including approval by the requisite vote of the respective shareholders of PAC and Gateway of this Agreement and the Plan of Merger.

    (b) All approvals and consents for the transactions contemplated by the Amendment and the Plan of Merger from the FRB, the OTS and any other governmental entity, the approval or consent of which is required for the consummation of the Merger, and the other transactions contemplated hereby and thereby shall have been received and all statutory waiting periods in respect thereof shall have expired.

    (c) None of Peoples, Gateway or their respective subsidiaries shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Merger or any of the other transactions contemplated hereby.

    (d) The Form S-4 shall have become effective under the 1933 Act, and Peoples shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the Peoples Common Stock in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

    (e) The shares of Peoples Common Stock to be issued in connection with the Merger shall have been approved for listing on the Nasdaq National Market.

    (f) Peoples shall have received an opinion issued by Vorys, Sater, Seymour and Pease and Gateway shall have received an opinion issued by Elias, Matz, Tiernan & Herrick, L.L.P., each of which opinions shall be reasonably acceptable to the parties and to the effect that, on the basis of facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Code, and that accordingly:

        (i) no gain or loss will be recognized by Peoples, PAC or Gateway as a result of the Merger;

        (ii) no gain or loss will be recognized by the shareholders of Gateway who exchange their Gateway Common Stock solely for Peoples Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Peoples Common Stock);

        (iii) the tax basis of the Peoples Common Stock received by shareholders who exchange all of their Gateway Common Stock solely for Peoples Common Stock in the Merger will be the same as the tax basis of the Gateway Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

        (iv) any shareholders of Gateway who receive cash in exchange for their shares of Gateway Common Stock will recognize gain, if any, equal to the lesser of (i) the excess of the amount of cash plus the fair market value of any Peoples Common Stock received in the Merger over the shareholder's adjusted tax basis in their Gateway Common Stock, or (ii) the amount of cash received.

    In rendering such opinion, each law firm will require and rely upon representations contained in certificates of officers of Peoples, PAC, and Gateway.

    5.02 CONDITIONS PRECEDENT--GATEWAY. The obligations of Gateway to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Gateway pursuant to Section 6.03 hereof.

    (a) The representations and warranties of Peoples as set forth in Article III hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 5.02 shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct would have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or business of Peoples on a consolidated basis or on the ability of Peoples and Gateway, as applicable, to consummate the Merger.

    (b) Peoples and PAC shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by them pursuant to this Agreement and the Plan of Merger on or prior to the Effective Time (including without limitation the covenants set forth in Sections 4.12).

    (c) Each of Peoples and PAC shall have delivered to Gateway a certificate, dated the date of the Closing and signed by its President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 5.02(a) and 5.02(b) have been satisfied.

    (d) Gateway shall have received the written opinion of its special counsel, Elias, Matz, Tiernan & Herrick L.L.P., and Adkins & Adkins Attorneys, P.S.C., its general counsel, or another general corporate law firm licensed to practice in Kentucky, dated the date of the Closing, that collectively address the matters set forth in Exhibit C hereto.

    (e) Gateway shall have received an opinion from Friedman, Billings, Ramsey & Co., Inc. dated as of the date the Proxy Statement/Prospectus is mailed to the Gateway stockholders to the effect that, in its opinion, the consideration to be paid to stockholders of Gateway hereunder is fair to such stockholders.

    (f) Peoples and/or PAC shall have furnished Gateway with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 5.01 and 5.02 as such conditions relate to Peoples or PAC as Gateway may reasonably request.

    5.03 CONDITIONS PRECEDENT--PEOPLES AND PAC. The obligations of Peoples and PAC to effect the transactions contemplated by this Agreement and Plan of Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Peoples or PAC pursuant to Section 6.03 hereof.

    (a) The representations and warranties of Gateway set forth in Article II hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 5.03(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct would have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or business of Gateway on a consolidated basis or on the ability of Peoples, PAC and Gateway, as applicable, to consummate the Merger.

    (b) Gateway shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement and the Plan of Merger on or prior to the Effective Time.

    (c) Gateway shall have delivered to Peoples a certificate, dated the date of the Closing and signed by its Chairman and President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 5.03(a) and 5.03(b) have been satisfied.

    (d) Peoples shall have received the written opinion of Charles Hunsaker, its General Counsel, dated the date of the Closing, that collectively address the matters set forth in Exhibit D hereto.

    (e) The Dissenters' Shares shall constitute not more than 10% of the outstanding shares of Gateway Common Stock immediately prior to the Effective Time.

    (f) Each of the directors of Gateway shall have executed and delivered the Stockholder Agreement, the form of which is set forth as Exhibit A hereto.

    (g) Gateway shall have furnished Peoples with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 5.01 and 5.03 as such conditions relate to Gateway as Peoples may reasonably request.

                                   ARTICLE VI

                    TERMINATION, AMENDMENT AND WAIVER, ETC.

    6.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of Gateway:

    (a) by mutual written consent of the parties hereto;

    (b) by Peoples or Gateway (i) if the Effective Time shall not have occurred on or prior to June 17, 1998 or (ii) if a vote of the stockholders of Gateway is taken and such stockholders fail to approve this Agreement at the meeting of stockholders (or any adjournment thereof) of Gateway contemplated by Section
4.07 hereof; unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

    (c) by Peoples or Gateway upon written notice to the other 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied;

    (d) by Peoples in writing if Gateway has, or by Gateway in writing if Peoples has, breached (i) any covenant or undertaking contained herein, or (ii) any representation or warranty contained herein, which breach would have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries or Peoples and the Peoples Subsidiaries, as applicable, taken as a whole, or upon the consummation of the transactions contemplated hereby, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time; provided that it is understood and agreed that either party may terminate this Agreement on the basis of any such material breach of any representation or warranty contained herein, notwithstanding any qualification therein relating to the knowledge of the other party;

    (e) by Peoples or Gateway in writing, if any of the applications for prior approval referred to in Section 4.06 hereof are denied or are approved contingent upon the satisfaction of any condition or requirement which, in the reasonable opinion of the Board of Directors of Peoples, would materially impair the value of Gateway and the Gateway Subsidiaries to Peoples, and the time period for appeals and requests for reconsideration has run.

    (f) by Gateway or Peoples, by action of a majority of its respective Board of Directors, in the event the Peoples Market Value is less than $27.84.

    (g) by Gateway, without any liability for expenses or damages by or to Peoples whatsoever if Peoples:

        (i) changes any provision of the Articles of Incorporation or other governing instrument or Bylaws of Peoples or PAC in a manner which would adversely affect in any manner the terms of the Peoples Common Stock or the ability of Peoples and PAC to consummate the transactions contemplated hereby;

        (ii) effects any recapitalization, reclassification, stock split or like change in capitalization; or

        (iii) participates in any merger, consolidation or other transaction in which Peoples is not the surviving corporation or sells, transfers or otherwise disposes of all or substantially all of the consolidated assets or deposit liabilities (other than loans and investments in the ordinary course) or the capital stock of The Peoples Banking and Trust Company, The First National Bank of Southeastern Ohio or Russell Federal Savings Bank directly or indirectly held by it.

    6.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Peoples or Gateway as provided above, this Agreement shall forthwith become void (other than Sections 4.05(b), this Section 6.02 and 7.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of the parties or their respective officers or directors, except for the liability of the parties under Sections 4.05(b) and 7.01 hereof and except for liability for any breach of this Agreement.

    6.03. AMENDMENT, EXTENSION AND WAIVER. Subject to applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of Gateway, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the Merger by the stockholders of Gateway, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement which modifies either the amount or the form of the Merger Consideration to be delivered to stockholders of Gateway. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE VII

                                 MISCELLANEOUS

    7.01. EXPENSES, LIABILITIES AND TERMINATION FEES.

    (a) All costs and expenses incurred in connection with this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby (including without limitation legal, accounting, investment banking and printing expenses) shall be borne by the party incurring such costs and expenses, provided that Peoples and Gateway shall share equally in the costs of printing the Form S-4 and Proxy Statement/Prospectus.

    (b) If an Acquisition Transaction shall have occurred, the Gateway Board is excused from recommending approval of the Merger to the Gateway stockholders pursuant to Section 4.07 hereof and the Gateway stockholders do not approve this Agreement and the Plan of Merger, then in consideration of People's costs and expenses in connection with this Agreement and the Plan of Merger and the transactions contemplated hereunder and thereunder, Gateway shall pay Three Hundred Thousand Dollars ($300,000) to Peoples as an agreed-upon termination fee, in immediately available funds, within two business days after the occurrence of the last of such events. If Gateway timely satisfies its obligations pursuant to this Section 7.01(b), it shall have no further liability to Peoples whatsoever under this Agreement.

    In the event that this Agreement is terminated pursuant to Section 6.01 on account of an intentional breach of any of the representations and warranties or of any of the covenants or agreements set forth herein, Gateway shall pay to Peoples, in the case of a breach by Gateway, or Peoples shall pay to Gateway, in the case of a breach by Peoples, in immediately available funds, the sum of Six Hundred Thousand Dollars ($600,000) as agreed-upon liquidated damages, within two (2) business days after receipt of a demand therefor from the party entitled to such damages. For purposes of this Section 7.01(b), in no event shall a breach of a representation and warranty be deemed "intentional" if no member of the board of directors and no senior officer of Gateway, or Peoples, as the case may be, knew or should have known (based solely on the existence of clear and uncontroverted documentation) that such representation and warranty was not true and correct. Nothing herein shall limit the right of the non-breaching party to seek and receive all relief and damages to which it may be entitled, at law or in equity, on account of a non-intentional breach, including, without limitation, legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

    7.02. SURVIVAL. The respective representations, warranties and covenants of the parties to this Agreement shall not survive the Effective Time but shall terminate as of the Effective Time, other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 4.12 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Peoples or Gateway (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Peoples or Gateway.

    7.03. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight express or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram or telex addressed as follows:

    (a) If to Peoples, to:
      Peoples Bancorp, Inc.
      138 Putnam Street
      Marietta, Ohio 45750
      Attn: Charles Hunsaker

     Copy to:

    (b) If to Gateway, to:
Gateway Bancorp, Inc.
      2717 Louisa Street
      Catlettsburg, Kentucky 41129
      Attn: Rebecca R. Jackson

       Copy to:

       Elias, Matz, Tiernan and Herrick L.L.P.
      734 15th Street, N.W.
      Washington, D.C. 20005
      Attn: Norman B. Antin, Esq.

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

    7.04. PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party and, except as otherwise expressly provided herein, that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

    7.05. COMPLETE AGREEMENT. This Agreement, including the documents and other writings referred to herein delivered pursuant hereto, contain the entire agreement and understanding of the parties with respect to their subject matter and shall supersede all prior agreements and understandings between the parties, both written and oral, with respect to such subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein.

    7.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

    7.07. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

    7.08. HEADINGS. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    IN WITNESS WHEREOF, Peoples and Gateway have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                PEOPLES BANCORP, INC.

Attest:

/s/ Ruth I. Otto                      By:  /s/ Robert E. Evans
Ruth I. Otto                               Robert E. Evans
Secretary                                  President and Chief
                                           Executive Officer

                                GATEWAY BANCORP, INC.

Attest:

/s/ Hunter E. Clark                   By:  /s/ Rebecca R. Jackson
Hunter E. Clark                            Rebecca R. Jackson
Secretary                                  President and Chief
                                           Executive Officer

                               AMENDMENT NO. 1 TO

                          AGREEMENT AND PLAN OF MERGER

    AMENDMENT, dated as of September 2, 1997, to the Agreement and Plan of Merger (the "Agreement"), dated as of June 17, 1997, by and between Peoples Bancorp, Inc. ("Peoples"), an Ohio corporation headquartered in Marietta, Ohio and Gateway Bancorp, Inc. ("Gateway"), a Kentucky corporation headquartered in Catlettsburg, Kentucky. Capitalized terms which are not otherwise defined herein shall have the meaning set forth in the Agreement.

    WHEREAS, the parties desire to make certain revisions to the Agreement as more fully set forth herein.

    NOW, THEREFORE, BE IT RESOLVED, in consideration of the foregoing, and intending to be legally bound hereby, the parties hereto agree as follows:

    1. Section 1.07 is hereby amended in its entirety to read as follows:

"1.07. ALLOCATIONS OF MERGER CONSIDERATION.

    (a) As provided below, 68% of the shares of Gateway Common Stock will be converted into the right to receive the Stock Consideration; provided however, that to the extent the Peoples Market Value exceeds $37.66 (as set forth in Section 1.04), the ratio of the aggregate dollar amount of Stock Consideration to the aggregate dollar amount of Merger Consideration may exceed 68%. The Exchange Agent shall effectuate the allocations of the Merger Consideration described below among the holders of Gateway Common Stock within five business days after the Election Deadline.

    (b) If the aggregate number of Cash Election Shares exceeds the number of shares of Gateway Common Stock equal to 32% of the shares of Gateway Common Stock outstanding at the Effective Time (excluding such shares which are to be cancelled and retired in accordance with Section 1.04(b) (the "Cash Election Number"), all Stock Election Shares and all No-Election Shares outstanding at the Effective Time shall be converted into the right to receive the Stock Consideration, and the Cash Election Shares shall be converted into the right to receive the Stock Consideration and the Cash Consideration in the following manner:

       each Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product, rounded to the nearest 1(cent), of (x) the Cash Consideration and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Peoples Common Stock equal to the product, rounded to four decimal places, of (x) the Stock Consideration and (y) a number equal to one minus the Cash Fraction.

    (c) If the aggregate number of Stock Election Shares exceeds the number of shares of Gateway Common Stock equal to 68% of the shares of Gateway Common Stock outstanding at the Effective Time (excluding such shares which are to be cancelled and retired in accordance with Section 1.04(b) (the "Stock Election Number"), all Cash Election Shares and all No-Election Shares shall be converted into the right to receive the Cash Consideration, and all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Cash Consideration in the following manner:

       each Stock Election Share shall be converted into the right to receive (i) a number of shares of Peoples Common Stock equal to the product, rounded to four decimal places, of (x) the Stock Consideration and (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (ii) an amount of cash, without interest, equal to the product, rounded to the nearest 1(cent), of (x) the Cash Consideration and (y) a number equal to one minus the Stock Fraction.

    (d) In the event that the number of Cash Election Shares does not exceed the Cash Election Number and the number of Stock Election Shares does not exceed the Stock Election Number, all Cash Election Shares shall be converted into the right to receive the Cash Consideration and all Stock Election Shares shall be converted into the right to receive the Stock Consideration. The Exchange Agent shall consider the allocation with respect to No-Election Shares only following consideration of those Gateway stockholders who have made Stock Elections, Cash Elections and Split Elections. With respect to Gateway stockholders who have No-Election Shares, the Exchange Agent will attempt to provide for Stock Consideration equal to 68% of the Merger Consideration and Cash Consideration equal to 32% of the Merger Consideration; provided, however, that to the extent that it is not possible to provide for such allocation and still achieve the result provided for in Section 1.07(a), the Exchange Agent will allocate based on random selection so that the result provided in Section 1.07(a) will be attained. The random selection process to be used by the Exchange Agent under these circumstances will consist of drawing by lot or such other process as the Exchange Agent deems equitable and necessary to effect the allocations described in this Section 1.07."

    2. Section 1.09 is hereby amended in its entirety to read as follows:

    "1.09. STOCK OPTIONS. Immediately before the Effective Time, each option with respect to Gateway Common Stock (a "Gateway Stock Option") that was issued pursuant to Gateway's Stock Option Plan on June 29, 1995 and is outstanding and exercisable at the Effective Time shall be cancelled and converted into the right to receive from Gateway or Peoples, subject to required withholding taxes, if any, (x) cash and Peoples Common Stock in an aggregate amount equal to the difference between the exercise price of such Gateway Stock Option and the Merger Consideration for each share of Gateway Common Stock subject to such Gateway Stock Option (the "Option Payment Amount"), with 32% of such Option Payment Amount to be paid in cash and 68% of such Option Payment Amount to be paid in Peoples Common Stock (with any fractional shares converted to cash in accordance with Section 1.05 hereof), determined as follows: (A) if the Peoples Market Value is equal to or less than $37.66 but equal to or greater than $27.84, the quotient determined by dividing (x) $3.57 by (y) the Peoples Market Value, (B) if the Peoples Market Value is less than $27.84, 0.1282 shares or (C) if the Peoples Market Value is greater than $37.66, 0.0948 shares. The aggregate consideration to be paid to Gateway option holders pursuant to this formula shall be based on appreciation of $5.25 per option.

    For those options granted on June 29, 1996, the aforementioned formula shall apply except that the aggregate consideration to be paid to Gateway option holders shall be based on appreciation of $4.625 and determined as follows: (A) if the Peoples Market Value is equal to or less than $37.66 but equal to or greater than $27.84, the quotient determined by dividing (x) $3.145 by (y) the Peoples Market Value, (B) if the Peoples Market Value is less than $27.84,
0.1130 shares or (C) if the Peoples Market Value is greater than $37.66, 0.0835 shares.

    For those options granted on June 29, 1997, the formula in the first paragraph shall apply except that the aggregate consideration to be paid to Gateway option holders shall be based on appreciation of $1.1875 and determined as follows: (A) if the Peoples Market Value is equal to or less than $37.66 but equal to or greater than $27.84, the quotient determined by dividing (x) 0.8075 by (y) the Peoples Market Value, (B) if the Peoples Market Value is less than $27.84, 0.0290 shares or (C) if the Peoples Market Value is greater than $37.66,
0.0214 shares."

    3. Section 5.01(f) is hereby amended in its entirety to read as follows:

    "(f) Peoples and Gateway shall have received an opinion issued by Elias, Matz, Tiernan & Herrick, L.L.P., which opinion shall be reasonably acceptable to the parties and to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Code, and that accordingly:

        (i) no gain or loss will be recognized by Peoples, PAC or Gateway as a result of the Merger;

        (ii) no gain or loss will be recognized by the shareholders of Gateway who exchange their Gateway Common Stock solely for Peoples Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Peoples Common Stock);

        (iii) the tax basis of the Peoples Common Stock received by shareholders who exchange all of their Gateway Common Stock solely for Peoples Common Stock in the Merger will be the same as the tax basis of the Gateway Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

        (iv) any shareholders of Gateway who receive cash in exchange for their shares of Gateway Common Stock will recognize gain, if any, equal to the lesser of (i) the excess of the amount of cash plus the fair market value of any Peoples Common Stock received in the Merger over the shareholder's adjusted tax basis in their Gateway Common Stock, or (ii) the amount of cash received.

    In rendering such opinion, each law firm will require and rely upon representations contained in certificates of officers of Peoples, PAC, and Gateway."

    4. Section 5.02(d) is hereby amended in its entirety to read as follows:

    "(d) Gateway shall have received the written opinion of Charles Hunsaker, General Counsel to Peoples, or another general corporate law firm licensed to practice in Ohio, dated the date of the Closing, that collectively address the matters set forth in Exhibit C hereto."

    5. Section 5.03(d) is hereby amended in its entirety to read as follows:

    "(d) Peoples shall have received the written opinion of Elias, Matz, Tiernan & Herrick L.L.P., special counsel to Gateway, and Adkins & Adkins Attorneys, P.S.C., general counsel to Gateway, or another general corporate law firm licensed to practice in Kentucky, dated the date of the Closing, that collectively address the matters set forth in Exhibit D hereto."

    6. Exhibits C-1 and C-2 are hereby amended by deleting the captions "EXHIBIT C-1" and "EXHIBIT C-2" and replacing such captions with "EXHIBIT D-1" and "EXHIBIT D-2", respectively.

    7. Exhibit D is hereby amended by deleting the caption "EXHIBIT D" and replacing such caption with "EXHIBIT C."

    8. All references to "this Agreement" in the Agreement shall mean the Agreement as amended hereby.

    9. Each of the parties hereto represents to the other that (i) it has full corporate power and authority to execute and deliver this Amendment and, subject to the receipt of all federal regulatory approvals, to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Amendment by such party have been duly and validly approved by the Board of Directors of such party and, except for the approval of this Amendment by the Gateway stockholders, no other corporate proceedings on the part of such party are necessary in connection with such Amendment and (iii) this Amendment has been duly and validly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

    10. Except as expressly amended by this Amendment, the Agreement is hereby ratified and confirmed in all respects.

    11. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

    12. This Amendment shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

    IN WITNESS WHEREOF, Peoples and Gateway have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

                                PEOPLES BANCORP, INC.

Attest:

/s/ RUTH I. OTTO                By:             /s/ ROBERT E. EVANS
------------------------------        ---------------------------------------
Ruth I. Otto                                      Robert E. Evans
SECRETARY                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                GATEWAY BANCORP, INC.

Attest:

/s/ HUNTER E. CLARK             By:            /s/ REBECCA R. JACKSON
------------------------------        ---------------------------------------
Hunter E. Clark                                  Rebecca R. Jackson
SECRETARY                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                 PLAN OF MERGER

    THIS PLAN OF MERGER (the "Plan"), dated this     day of            , 1997,
is by and among Peoples Bancorp, Inc., an Ohio corporation ("Peoples"), Peoples Acquisition Corp., an Ohio corporation and wholly-owned subsidiary of Peoples ("PAC") and Gateway Bancorp, Inc., a Kentucky corporation ("Gateway").

                              W I T N E S S E T H:

    WHEREAS, Peoples and Gateway have entered into an Agreement and Plan of Merger (the "Agreement") dated June 17, 1997, pursuant to which Gateway will merge with and into PAC (the "Merger"); and

    WHEREAS, Gateway and PAC desire to merge on the terms and conditions herein provided;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. THE MERGER

    Subject to the terms and conditions of the Plan, at the Effective Time (as defined in Section 2 below), Gateway shall merge with and into PAC in accordance with the applicable provisions of the Ohio General Corporation Law ("OGCL") and the Kentucky Business Corportion Act (the "KBCA"). PAC shall be the surviving corporation (the "Surviving Corporation") and shall operate under the name "Gateway Bancorp, Inc." Upon consummation of the Merger, the separate corporate existence of Gateway shall cease.

SECTION 2. EFFECTIVE TIME

    The Merger shall become effective upon the occurrence of the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Ohio pursuant to the OGCL and Articles of Merger ("Articles of Merger") with the Secretary of State of the Commonwealth of Kentucky pursuant to the KBCA, unless a later date and time is specified as the effective time in such Certificate of Merger and Articles of Merger (the "Effective Time").

SECTION 3. ARTICLES OF INCORPORATION, CODE OF REGULATIONS AND BYLAWS

    The Articles of Incorporation, Code of Regulations and Bylaws of PAC in effect immediately prior to the Effective Time shall be the Articles of Incorporation, Code of Regulations and Bylaws of the Surviving Corporation, except that effective as of the Effective Time, the name of the Surviving Corporation shall be "Gateway Bancorp, Inc."

SECTION 4. EFFECTS OF THE MERGER

    From and after the Effective Time, the Merger shall have the effects set forth in Section 1701.82 of the OGCL and Section 271 B.11-060 of the KCBA.

SECTION 5. DIRECTORS AND EXECUTIVE OFFICERS

    Upon consummation of the Merger:

    (i) The directors of the Surviving Corporation shall consist of five (5) persons, the names of which are set forth as Appendix A to this Plan and incorporated by reference herein;

    (ii) The executive officers of the Surviving Corporation shall be as set forth in Appendix B to this Plan and incorporated herein by reference.

SECTION 6. EFFECT ON SHARES OF GATEWAY COMMON STOCK

    At the Effective Time:

    (i) Each share of common stock of Gateway, par value, $0.01 per share, issued and outstanding will be converted to a right to receive the Merger Consideration as defined and pursuant to the terms and conditions set forth in Section 1.04 of the Agreement; and

    (ii) Each share of PAC capital stock issued and outstanding shall remain issued and outstanding.

SECTION 7. ADDITIONAL ACTIONS

    If at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to:

    (i) Vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of Gateway acquired, or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or

    (ii) otherwise carry out the purposes of the Agreement and the Plan of Merger,

    Gateway and its proper director and officers shall be deemed to have granted to Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of the Agreement and the Plan of Merger; and the proper directors and officers of the Surviving Corporation are fully authorized in the name of Gateway or otherwise to take any and all such action.

SECTION 8. COUNTERPART

    This Plan may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute an agreement.

SECTION 9. GOVERNING LAW

    (i) This Plan shall be governed in all respects, including but not limited to, validity, interpretation, effect and performance, by the laws of the State of Ohio.

    (ii) Section headings are not to be considered part of this Plan, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Plan or any of its provisions.

SECTION 10. AMENDMENT

    Subject to applicable law and Section 6.03 of the Agreement, this Plan may be amended, modified or supplemented only by written agreement of Peoples, PAC and Gateway at any time prior to the Effective Time.

SECTION 11. WAIVER

    Subject to Section 6.03 of the Agreement, any of the terms of conditions of this Plan may be waived at any time by whichever of the parties hereto is entitled to the benefit thereof by action taken by the Board of Directors of such waiving party.

SECTION 12. ASSIGNMENT; TERMINATION

    This Plan may not be assigned by any party hereto without the prior written consent of the other party. This Plan shall terminate upon the termination of the Agreement in accordance with its terms.

SECTION 13. ACKNOWLEDGMENT

    Each party to this Plan acknowledges and affirms that its Board of Directors has:

    (i) Approved the Agreement, this Plan and the Merger; and

    (ii) Authorized the execution of the Agreement and the Plan; and

    (iii) Empowered its signatories to execute the Agreement and this Plan.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Plan as of the day and year first above written:

                                PEOPLES ACQUISITION CORP.

Attest:

/s/ RUTH I. OTTO                By:             /s/ ROBERT E. EVANS
------------------------------        ---------------------------------------
Ruth I. Otto                                      Robert E. Evans
SECRETARY                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                PEOPLE BANCORP, INC.

/s/ RUTH I. OTTO                By:             /s/ ROBERT E. EVANS
------------------------------        ---------------------------------------
Ruth I. Otto                                      Robert E. Evans
SECRETARY                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                GATEWAY BANCORP, INC.

/s/ HUNTER E. CLARK             By:            /s/ REBECCA R. JACKSON
------------------------------        ---------------------------------------
Hunter E. Clark                                  Rebecca R. Jackson
SECRETARY                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                                      APPENDIX B

                                  [LETTERHEAD]

                                                                   June 16, 1997

Board of Directors
Gateway Bancorp, Inc.
2717 Louisa Street
Catlettsburg, KY 41129

Board of Directors:

    You have requested that Friedman, Billings, Ramsey & Co., Inc. ("FBR"), provide you with its opinion as to the fairness, from a financial point of view, to holders of common stock ("Stockholders") of Gateway Bancorp, Inc. ("GATEWAY" or the "Company") of the Consideration (as hereinafter defined) to be received by them pursuant to the Agreement and Plan of Merger between Peoples Bancorp, Inc. ("Peoples") and GATEWAY (the "Merger Agreement"), pursuant to which GATEWAY will be merged with and into Peoples Acquisition Corp., a to-be-formed subsidiary of Peoples (the "Merger"). The Merger Agreement provides, among other things, that each issued and outstanding share of common stock of GATEWAY (other than those shares subject to dissenters' rights), par value $0.01 per share, shall be converted into the right to receive from Peoples $18.75 per share in cash and/or Peoples common stock (the "Consideration"), subject to certain terms and conditions including 68% of the aggregate Consideration being paid in Peoples common stock and 32% of the aggregate Consideration being paid in cash. The Merger Agreement will be considered at a special meeting of the Stockholders of GATEWAY. The terms of the Merger are more fully set forth in the Merger Agreement.

    In delivering this opinion, FBR has completed the following tasks:

    1. reviewed Peoples Annual Reports to Stockholders for the fiscal years ended December 31, 1995 and 1996 and Peoples Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for the fiscal years ended December 31, 1994 through 1996;

    2. reviewed GATEWAY's Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 1996;

    3. reviewed Peoples Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1996 and March 31, 1997 filed with the SEC;

    4. reviewed GATEWAY's Quarterly Reports on Form 10-QSB for the fiscal quarters ended June 30, 1996, September 30, 1996 and March 31, 1997 filed with the SEC;

    5. reviewed GATEWAY's unaudited financial statements for the five months ended May 31, 1997;

    6. reviewed the reported market prices and trading activity for Peoples common stock for the period January 1994 through June 12, 1997;

    7. discussed the financial condition, results of operations, business and prospects of GATEWAY and Peoples with the managements of GATEWAY and Peoples;

    8. compared the results of operations and financial condition of GATEWAY and Peoples with those of certain publicly-traded financial institutions (or their holding companies) that FBR deemed to be reasonably comparable to GATEWAY or Peoples, as the case may be;

    9. participated in discussions and negotiations among representatives of GATEWAY and representatives of Peoples;

    10. reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that FBR deemed to be reasonably comparable;

    11. reviewed the financial terms, to the extent publicly available, of certain acquisition transactions entered into by Peoples;

    12. reviewed a copy of the Merger Agreement; and

    13. performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate.

    In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning GATEWAY and Peoples furnished to it by GATEWAY or Peoples, or the publicly-available financial and other information regarding GATEWAY, Peoples and other financial institutions (or their holding companies). FBR has assumed that all such information is accurate and complete. FBR has further relied on the assurances of management of GATEWAY and Peoples that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. With respect to financial forecasts for GATEWAY provided to FBR by its management, FBR has assumed, for the purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of its management at the time of preparation as to the future financial performance of GATEWAY. FBR has assumed that there has been no material change in GATEWAY's assets, financial condition, result of operations, business or prospects since December 31, 1996. FBR did not undertake an independent appraisal of the assets or liabilities of GATEWAY nor was FBR furnished with any such appraisals. FBR is not an expert in the evaluation of allowances for loan losses, was not requested to and did not review such allowances, and was not requested to and did not review any individual credit files of GATEWAY. FBR's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger.

    FBR, as part of its institutional brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions of commercial banks, savings institutions and financial institution holding companies, initial and secondary offerings, mutual-to-stock conversions of savings institutions, as well as business valuations for other corporate purposes for financial institutions and real estate related companies. FBR has experience in, and knowledge of, the valuation of bank and thrift securities in Kentucky, Ohio and the rest of the United States.

    FBR has acted as a financial advisor to GATEWAY in connection with the Merger and will receive a fee for services rendered which is contingent upon the consummation of the Merger. In the ordinary course of FBR's business, it may effect transactions in the securities of GATEWAY or Peoples for its own account and/or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities. From time to time, principals and/or employees of FBR may also have positions in the securities.

    Based upon and subject to the foregoing, as well as any such other matters as we consider relevant, it is FBR's opinion, as of the date hereof, that the Consideration is fair, from a financial point of view, to the Stockholders of GATEWAY.

    This letter is solely for the information of the Board of Directors of GATEWAY and may not be relied upon by any other person or used for any other purpose, reproduced, disseminated, quoted from or referred to without FBR's prior written consent.

                                      Very truly yours,

                                      FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                      By: /s/ Eugene S.
                                      Weil_____________________
                                         Eugene S. Weil
                                         Senior Vice President

                                                                      APPENDIX C

                      KENTUCKY REVISED STATUTES ANNOTATED

               TITLE XXIII. PRIVATE CORPORATIONS AND ASSOCIATIONS

                      CHAPTER 271B. BUSINESS CORPORATIONS

                        SUBTITLE 13. DISSENTERS' RIGHTS

                 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

Section 271B.13-010 Definitions.

    As used in this subtitle:

    (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

    (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under KRS 271B.13-020 and who exercises that right when and in the manner required by KRS 271B.13-200 to 271B.13-280.

    (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. In any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2), "fair value" shall be at least an amount required to be paid under KRS 271B.12-220(2) in order to be exempt from the requirements of KRS 271B.12-210.

    (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

    (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

    (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

    (7) "Shareholder" means the record shareholder or the beneficial shareholder.

Section 271B.13-020 Right to dissent.

    (1) A shareholder shall be entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

        (a) Consummation of a plan of merger to which the corporation is a party:

           1. If shareholder approval is required for the merger by KRS 271B.11-030 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

           2. If the corporation is a subsidiary that is merged with its parent under KRS 271B.11-040;

        (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

        (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

        (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

           1. Alters or abolishes a preferential right of the shares to a distribution or in dissolution;

           2. Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

           3. Excludes or limits the right of the shares to vote on any matter other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

           4. Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under KRS 271B.6-040;

        (e) Any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2); or

        (f) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

    (2) A shareholder entitled to dissent and obtain payment for his shares under this chapter shall not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 271B.13-030 Dissent by nominees and beneficial owners.

    (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he shall dissent with respect to all shares beneficially owned by any one (1) person and notify the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection shall be determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

    (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

        (a) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

        (b) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

Section 271B.13-200 Notice of dissenters' rights.

    (1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert DISSENTERS' RIGHTS under this subtitle and the corporation shall undertake to provide a copy of this subtitle to any shareholder entitled to vote at the shareholders' meeting upon request of that shareholder.

    (2) If corporate action creating dissenters' rights under KRS 271B.13-020 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in KRS 271B.13-220.

Section 271B.13-210 Notice of intent to demand payment.

    (1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

        (a) Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

        (b) Shall not vote his shares in favor of the proposed action.

    (2) A shareholder who does not satisfy the requirements of subsection (1) of this section shall not be entitled to payment for his shares under this chapter.

Section 271B.13-220 Dissenters' notice.

    (1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of KRS 271B.13-210.

    (2) The dissenters' notice shall be sent no later than ten (10) days after the date the proposed corporate action was authorized by the shareholders, or, if no shareholder authorization was obtained, by the board of directors, and shall:

        (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

        (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

        (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30), nor more than sixty (60) days after the date the notice provided in subsection (1) of this section is delivered; and

        (e) Be accompanied by a copy of this subtitle.

Section 271B.13-230 Duty to demand payment.

    (1) A shareholder who is sent a dissenters' notice described in KRS 271B.13-220 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subsection (2)(c) of KRS 271B.13-220, and deposit his certificates in accordance with the terms of the notice.

    (2) The shareholder who demands payment and deposits his share certificates under subsection (1) of this section shall retain all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

    (3) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, shall not be entitled to payment for his shares under this subtitle.

Section 271B.13-240 Share restrictions.

    (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under KRS 271B.13-260.

    (2) The person for whom dissenters' rights are asserted as to uncertificated shares shall retain all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

Section 271B.13-250 Payment.

    (1) Except as provided in KRS 271B.13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with KRS 271B.13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

    (2) The payment shall be accompanied by:

        (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

        (b) A statement of the corporation's estimate of the fair value of the shares;

        (c) An explanation of how the interest was calculated; and

        (d) A statement of the dissenter's right to demand payment under KRS 271B.13-280.

Section 271B.13-260 Failure to take action.

    (1) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under KRS 271B.13-220 and repeat the payment demand procedure.

Section 271B.13-270 After-acquired shares.

    (1) A corporation may elect to withhold payment required by KRS 271B.13-250 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under KRS 271B.13-280.

Section 271B.13-280 Procedure if shareholder dissatisfied with payment or offer.

    (1) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under KRS 271B.13-250), or reject the corporation's offer under KRS 271B.13-270 and demand payment of the fair value of his shares and interest due, if:

        (a) The dissenter believes that the amount paid under KRS 271B.13-250 or offered under KRS 271B.13-270 is less than the fair value of his shares or that the interest due is incorrectly calculated;

        (b) The corporation fails to make payment under KRS 271B.13-250 within sixty (60) days after the date set for demanding payment; or

        (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

    (2) A dissenter waives his right to demand payment under this section unless he shall notify the corporation of his demand in writing under subsection (1) of this section within thirty (30) days after the corporation made or offered payment for his shares.

Section 271B.13-300 Court action.

    (1) If a demand for payment under KRS 271B.13-280 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (2) The corporation shall commence the proceeding in the circuit court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    (3) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

    (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section shall be plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters shall be entitled to the same discovery rights as parties in other civil proceedings.

    (5) Each dissenter made a party to the proceeding shall be entitled to judgment:

        (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

        (b) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under KRS 271B.13-270.

Section 271B.13-310 Court costs and counsel fees.

    (1) The court in an appraisal proceeding commenced under KRS 271B.13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under KRS 271B.13-280.

    (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

        (a) Against the corporation and in favor of any or all dissenters, if the court finds the corporation did not substantially comply with the requirements of KRS 271B.13-200 to 271B.13-280; or

        (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subtitle.

    (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    ARTICLE FIVE of the Regulations of the Registrant governs the indemnification of officers and directors of the Registrant. ARTICLE FIVE provides:

    SECTION 5.01. MANDATORY INDEMNIFICATION. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

    SECTION 5.02. COURT-APPROVED INDEMNIFICATION. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

    (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another cooperation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

    (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

    SECTION 5.03. INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

    SECTION 5.04. DETERMINATION REQUIRED. Any indemnification required under
Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or
(C) by the shareholders, or (D) by the Court of Common Pleas of Washington County, Ohio or (if the corporation is a party thereto) the court in where such an action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division
(C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this
Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

    SECTION 5.05. ADVANCES FOR EXPENSES. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in
Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

    (A) if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

    (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

    SECTION 5.06. ARTICLE FIVE NOT EXCLUSIVE. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

    SECTION 5.07. INSURANCE. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to, trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

    SECTION 5.08. CERTAIN DEFINITIONS. For purposes of this Article Five, and as examples and not by way of limitation:

    (A) A person claiming indemnification under this Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

    (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent, with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" within the meaning of that term as used in this Article Five.

    SECTION 5.09. VENUE. Any action, suit or proceeding to determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Washington County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Washington County, Ohio in any such action, suit or proceeding.

    Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by an Ohio corporation and provides as follows:

    (E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding , if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

    (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

        (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

        (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

    (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in division (E) (1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

    (4) Any indemnification under division (E) (1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E) (1) or (2) of this section. Such determination shall be made as follows:

        (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E) (1) or (2) of this section;

        (b) If the quorum described in division (E) (4) (a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

        (c) By the shareholders;

        (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E) (1) or (2) of this section was brought.

    Any determination made by the disinterested directors under division (E) (4)
(a) or by independent legal counsel under division (E) (4) (b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E) (2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

    (5) (a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding to in division (E) (1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E) (1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

        (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

        (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

    (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E) (1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

    (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

    (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

    (8) The authority of a corporation to indemnify persons pursuant to division
(E) (1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E) (5), (6), and (7) of this section. Divisions
(E) (1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to divisions (E) (5), (6) or (7).

    (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

    The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

    (a) List of Exhibits:

EXHIBIT NO.                                            EXHIBIT                                             LOCATION
------------  -----------------------------------------------------------------------------------------  -------------
   2(a)       Agreement and Plan of Merger, dated as of June 17, 1997, as amended as of September 2,              (1)
              1997, between Peoples and Gateway, including a related Plan of Merger, attached as
              Exhibit B thereto
   2(b)       Stockholders Agreement, dated as of June 17, 1997, between Peoples and certain stockholders of Gateway
   3(a)(i)    Amended Articles of Incorporation of Peoples as filed with the Ohio Secretary of State on           (2)
              May 3, 1993
   3(a)(ii)   Certificate of Amendment to Amended Articles of Incorporation of Peoples as filed with              (3)
              the Ohio Secretary of State on April 9, 1996
   3(a)(iii)  Amended Articles of Incorporation of Peoples (reflecting amendments through April 9,                (3)
              1996) [for purposes of Commission reporting compliance only; not filed with the Ohio
              Secretary of State]
   3(b)       Regulations of Peoples                                                                              (2)
   4          Pledge Agreement dated March 18, 1997, between Peoples and Fountain Square Commercial
              Funding Corp.
   5          Opinion of Charles R. Hunsaker regarding legality of securities being registered                     *
   8          Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding certain federal income tax                *
              consequences
   10(a)      Deferred Compensation Agreement dated November 16, 1976 between Robert E. Evans and The             (4)
              Peoples Banking and Trust Company, as amended March 13, 1979
   10(b)      Peoples Bancorp Inc. Retirement Savings Plan (Amended and Restated Effective January 1,             (5)
              1996)
   10(c)      Peoples Bancorp Inc. Retirement Plan and Trust (Amended and Restated Effective January 1,           (5)
              1989)
   10(d)      Summary of the Incentive Bonus Plan of Peoples Bancorp Inc. effective for calendar year             (7)
              ended December 31, 1996
   10(e)      Summary of the Performance Compensation Plan of Peoples Bancorp Inc. effective for                  (6)
              calendar year beginning January 1, 1997
   10(f)      Peoples Bancorp. Inc. Amended and Restated 1993 Stock Option Plan                                   (8)
   10(g)      Form of Stock Option Agreement used in connection with grant of non-qualified stock                 (5)
              options under Peoples Bancorp Inc. Amended and Restated 1993 Stock Option Plan
   10(h)      Form of Stock Option Agreement dated May 20, 1993, used in connection with grant of                 (5)
              incentive stock options under Peoples Bancorp Inc. Amended and Restated 1993 Stock Option
              Plan

EXHIBIT NO.                                            EXHIBIT                                             LOCATION
------------  -----------------------------------------------------------------------------------------  -------------
   10(i)      Form of Stock Option Agreement dated November 10, 1994, used in connection with grant of            (5)
              incentive stock options under Peoples Bancorp Inc. Amended and Restated 1993 Stock Option
              Plan
   10(j)      Peoples Bancorp Inc. 1995 Stock Option Plan                                                         (9)
   10(k)      Form of Stock Option Agreement used in connection with grant of non-qualified stock                 (5)
              options to non-employee directors of Peoples under Peoples Bancorp Inc. 1995 Stock Option
              Plan
   10(l)      Form of Stock Option Agreement used in connection with grant of non-qualified stock                 (5)
              options to non-employee directors of Peoples' subsidiaries under Peoples Bancorp Inc.
              1995 Stock Option Plan
   10(m)      Deferred Compensation Plan for Directors of Peoples Bancorp, Inc. and Subsidiaries
   13         Peoples Bancorp, Inc. Annual Report to Shareholders for the fiscal year ended December              (6)
              31, 1996 [not deemed filed except for portions thereof which are specifically incorporated into this Registration Statement on Form S-4]
   21         Subsidiaries of Peoples                                                                             (6)
   23(a)      Consent of Charles R. Hunsaker (contained in the opinion included as Exhibit 5)                 --
   23(b)      Consent of Elias, Matz, Tiernan & Herrick L.L.P. (contained in the opinion included as          --
              Exhibit 8)
   23(c)      Consent of Ernst & Young LLP
   23(d)      Consent of Coopers & Lybrand L.L.P.
   23(e)      Consent of Kelley, Galloway & Company P.C.
   23(f)      Consent of Friedman, Billings, Ramsey & Co., Inc.
   24         Powers of Attorney (included in the signature page to the initial filing of this                --
              Registration Statement)
   99(a)      Form of proxy for the Gateway special meeting

------------------------

*   To be filed by amendment.

(1) Exhibit is attached as Appendix A to the Proxy Statement/Prospectus included herein.

(2) Incorporated herein by reference to Peoples' Registration Statement on Form 8-B filed July 20, 1993 (File No. 0-16772).

(3) Incorporated herein by reference to Peoples' Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 0-16772).

(4) Incorporated herein by reference to the Registration Statement on Form S-14 (Registration No. 2-68524) of Peoples Delaware, Peoples' predecessor.

(5) Incorporated herein by reference to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-16772).

(6) Incorporated herein by reference to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-16772).

(7) Incorporated herein by reference to Peoples Delaware's Annual Report on Form 10-K for fiscal year ended December 31, 1992 (File No. 0-16772).

(8) Incorporated herein by reference to Peoples' Registration Statement on Form S-8 filed August 25, 1993 (Registration No. 33-67878).

(9) Incorporated herein by reference to Peoples' Registration Statement on Form S-8 filed May 24, 1995 (Registration No. 33-59569).

    Peoples' management contracts or compensatory plans or arrangements consist of Exhibit Nos.
10(a)-(m) listed above.

    (b) Financial Statement Schedules.

    No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

ITEM 22. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes as follows:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b) 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Ohio, on the 25th day of September 1997.

                                PEOPLES BANCORP INC.

                                BY:             /S/ ROBERT E. EVANS
                                     -----------------------------------------
                                                  Robert E. Evans
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of Peoples Bancorp Inc. whose signature appears below hereby appoints Robert E. Evans, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-4, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Peoples Bancorp Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

  /s/ ROBERT E. EVANS
    ------------------------
    Robert E. Evans
    PRESIDENT, CHIEF          Date: September 25,
    EXECUTIVE OFFICER                1997
    AND DIRECTOR (PRINCIPAL
    EXECUTIVE OFFICER)

  /s/ GEORGE W. BROUGHTON
    ------------------------  Date: September 25,
    George W. Broughton              1997
    DIRECTOR

  /s/ WILFORD D. DIMIT
    ------------------------  Date: September 25,
    Wilford D. Dimit                 1997
    DIRECTOR

  /s/ BARTON S. HOLL
    ------------------------  Date: September 24,
    Barton S. Holl                   1997
    DIRECTOR

  /s/ REX E. MAIDEN
    ------------------------  Date: September 25,
    Rex E. Maiden                    1997
    DIRECTOR

  /s/ NORMAN J. MURRAY
    ------------------------  Date: September 25,
    Norman J. Murray                 1997
    DIRECTOR

  /s/ PAUL T. THEISEN
    ------------------------  Date: September 25,
    Paul T. Theisen                  1997
    DIRECTOR

  /s/ THOMAS C. VADAKIN
    ------------------------  Date: September 25,
    Thomas C. Vadakin                1997
    DIRECTOR

  /s/ JOSEPH H. WESEL
    ------------------------
    Joseph H. Wesel           Date: September 25,
    CHAIRMAN OF THE BOARD            1997
    AND DIRECTOR

  /s/ JEFFREY D. WELCH
    ------------------------
    Jeffrey D. Welch          Date: September 25,
    TREASURER (PRINCIPAL             1997
    ACCOUNTING OFFICER)

  /s/ JOHN W. CONLON
    ------------------------
    John W. Conlon            Date: September 25,
    CHIEF FINANCIAL OFFICER          1997
    (PRINCIPAL
    FINANCIAL OFFICER)

                                 EXHIBIT INDEX

EXHIBIT NO.                                           EXHIBIT                                             LOCATION
-----------  -----------------------------------------------------------------------------------------  -------------
      2(a)   Agreement and Plan of Merger, dated as of June 17, 1997, as amended as of September 2,
             1997 between Peoples and Gateway, including a related Plan of Merger, attached as Exhibit
             B thereto                                                                                       (1)
      2(b)   Stockholders Agreement, dated as of June 17, 1997, between Peoples and certain stockholders of Gateway
   3(a)(i)   Amended Articles to Incorporation of Peoples as filed with the Ohio Secretary of State on
             May 3, 1993                                                                                     (2)
  3(a)(ii)   Certificate of Amendment to Amended Articles of Incorporation of Peoples as filed with
             the Ohio Secretary of State on April 9, 1996                                                    (3)
  3(a)(iii)  Amended Articles of Incorporation of Peoples (reflecting amendments through April 9,
             1996) [for purposes of Commission reporting compliance only; not filed with the Ohio
             Secretary of State]                                                                             (3)
      3(b)   Regulations of Peoples                                                                          (2)
         4   Pledge Agreement dated March 18, 1997, between Peoples and Fountain Square Commercial
             Funding Corp.
         5   Opinion of Charles R. Hunsaker regarding legality of securities being registered                 *
         8   Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding certain federal income tax
             consequences                                                                                     *
     10(a)   Deferred Compensation Agreement dated November 16, 1976 between Robert E. Evans and The
             Peoples Banking and Trust Company, as amended March 13, 1979                                    (4)
     10(b)   Peoples Bancorp Inc. Retirement Savings Plan (Amended and Restated Effective January 1,
             1996)                                                                                           (5)
     10(c)   Peoples Bancorp Inc. Retirement Plan and Trust (Amended and Restated Effective January 1,
             1989)                                                                                           (5)
     10(d)   Summary of the Incentive Bonus Plan of Peoples Bancorp Inc. effective for calendar year
             ended December 31, 1996                                                                         (7)
     10(e)   Summary of the Performance Compensation Plan of Peoples Bancorp Inc. effective for
             calendar year beginning January 1, 1997                                                         (6)
     10(f)   Peoples Bancorp. Inc. Amended and Restated 1993 Stock Option Plan                               (8)
     10(g)   Form of Stock Option Agreement used in connection with grant of non-qualified stock
             options under Peoples Bancorp Inc. Amended and Restated 1993 Stock Option Plan                  (5)
     10(h)   Form of Stock Option Agreement dated May 20, 1993, used in connection with grant of incentive stock options under Peoples Bancorp Inc. Amended and Restated 1993 Stock Option
             Plan                                                                                            (5)
     10(i)   Form of Stock Option Agreement dated November 10, 1994, used in connection with grant of incentive stock options under Peoples Bancorp Inc. Amended and Restated 1993 Stock Option
             Plan                                                                                            (5)
     10(j)   Peoples Bancorp Inc. 1995 Stock Option Plan                                                     (9)
     10(k)   Form of Stock Option Agreement used in connection with grant of non-qualified stock options to non-employee directors of Peoples under Peoples Bancorp Inc. 1995 Stock Option
             Plan                                                                                            (5)
     10(l)   Form of Stock Option Agreement used in connection with grant of non-qualified stock options to non-employee directors of Peoples' subsidiaries under Peoples Bancorp Inc.
             1995 Stock Option Plan                                                                          (5)
     10(m)   Deferred Compensation Plan for Directors of Peoples Bancorp, Inc. and Subsidiaries
        13   Peoples Bancorp, Inc. Annual Report to Shareholders for the fiscal year ended December
             31, 1996 [not deemed filed except for portions thereof which are specifically
             incorporated into this Registration Statement on Form S-4]                                      (6)

EXHIBIT NO.                                           EXHIBIT                                             LOCATION
-----------  -----------------------------------------------------------------------------------------  -------------
        21   Subsidiaries of Peoples                                                                         (6)
     23(a)   Consent of Charles R. Hunsaker (contained in the opinion included as Exhibit 5)                 --
     23(b)   Consent of Elias, Matz, Tiernan & Herrick L.L.P. (contained in the opinion included as
             Exhibit 8)                                                                                      --
     23(c)   Consent of Ernst & Young LLP
     23(d)   Consent of Coopers & Lybrand L.L.P.
     23(e)   Consent of Kelley, Galloway & Company P.C.
     23(f)   Consent of Friedman, Billings, Ramsey & Co., Inc.
        24   Powers of Attorney (included in the signature page to the initial filing of this
             Registration Statement)                                                                         --
     99(a)   Form of proxy for the Gateway special meeting

------------------------

*   To be filed by amendment.

(1) Exhibit is attached as Appendix A to the Proxy Statement/Prospectus included herein.

(2) Incorporated herein by reference to Peoples' Registration Statement on Form 8-B filed July 20, 1993 (File No. 0-16772).

(3) Incorporated herein by reference to Peoples' Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 0-16772).

(4) Incorporated herein by reference to the Registration Statement on Form S-14 (Registration No. 2-68524) of Peoples Delaware, Peoples' predecessor.

(5) Incorporated herein by reference to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-16772).

(6) Incorporated herein by reference to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-16772).

(7) Incorporated herein by reference to Peoples Delaware's Annual Report on Form 10-K for fiscal year ended December 31, 1992 (File No. 0-16772).

(8) Incorporated herein by reference to Peoples' Registration Statement on Form S-8 filed August 25, 1993 (Registration No. 33-67878).

(9) Incorporated herein by reference to Peoples' Registration Statement on Form S-8 filed May 24, 1995 (Registration No. 33-59569).